                                                      Filed under Rule 424(b)(3)
                                       Registration Statement File No. 333-83604

                             Tejas Bancshares, Inc.

Dear Tejas shareholder:

   On December 13, 2001, we entered         If the merger is completed, Tejas
into an agreement with Wells Fargo &     shareholders will own less than 0.1%
Company for the merger of Tejas          of the outstanding common stock of
Bancshares, Inc. with a Wells Fargo      Wells Fargo.
subsidiary. If the merger is
completed, Wells Fargo will exchange        Tejas shareholders will vote on
shares of its common stock for all       the merger at a special meeting of
of the outstanding shares of Tejas       shareholders to be held on April 18,
common stock.                            2002. The holders of at least two-
                                         thirds of the outstanding shares of
   To determine the exchange ratio,      Tejas common stock must approve the
or the fraction of a share of Wells      merger. No vote of Wells Fargo
Fargo common stock you will receive      stockholders is required to approve
for each Tejas share you own, we         the merger.
will first calculate a per share
value for Tejas common stock                At the meeting, Tejas shareholders
immediately before merger. We will       will also vote on proposals to approve
then divide that per share value by      payments to two officers of Tejas
the 20-trading day average closing       and/or its subsidiary bank, The First
price of Wells Fargo common stock as     National Bank of Amarillo, to the
measured immediately before the          extent the payments could constitute
special meeting of Tejas                 "excess parachute payments" under
shareholders.                            Section 280G of the Internal Revenue
                                         Code. These payments are separate and
   The per share value of Tejas          will not affect what you will receive
common stock will be between $6.05       in the merger.
and $6.22. The exact share value
will depend on the extent to which          This document provides more
options to buy Tejas common stock        information about the proposed merger
are exercised before the merger is       and the 280G payments. Please read it
completed. The per share value will      carefully and completely.
decrease with each option exercised
before the merger. For example, if          Whether or not you plan to attend
no options are exercised, the per        the meeting, please complete and mail
share value will be $6.22. If all        the enclosed proxy. If you sign, date
options are exercised, the per share     and mail your proxy without indicating
value will be $6.05. We do not           how you want to vote, your proxy will
expect a significant number of           be voted for approval of the merger
options to be exercised before the       and the 280G payments. If you fail to
merger; however, we cannot guarantee     return your proxy, the effect will be
this.                                    the same as a vote against approval of
                                         the merger and the 280G payments. You
   Wells Fargo common stock trades       can still vote in person at the
on the New York and Chicago Stock        meeting even if you have previously
Exchanges under the symbol "WFC." On     returned your proxy.
March 12, 2002, Wells Fargo common
stock closed at $49.30 a share. The
price of Wells Fargo common stock           John F. Stradley
fluctuates, and we cannot predict
the price at which the stock will           /s/ John F. Stradley
trade in the future.
                                            President and Chief Executive
   We expect the exchange of Wells          Officer
Fargo shares for Tejas shares to be
generally tax free to Tejas
shareholders for U.S. federal income
tax purposes except for cash
received instead of fractional Wells
Fargo shares.


                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or determined if this proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            This proxy statement-prospectus is dated March 13, 2002, and was first mailed to Tejas shareholders on or about March 13, 2002.

                             ADDITIONAL INFORMATION

   This document incorporates important business and financial information about Wells Fargo and Tejas that is not included in or delivered with this document. See "Where You Can Find More Information" on page 69 of this document for a list of the documents that are incorporated into this document. The documents are available to you without charge upon written or oral request made as follows:

       Wells Fargo Documents:                       Tejas Documents:
         Corporate Secretary                       Corporate Secretary
        Wells Fargo & Company                    Tejas Bancshares, Inc.
            MAC N9305-173                     905 South Fillmore, Suite 701
         Sixth and Marquette                      Amarillo, Texas 79101
    Minneapolis, Minnesota 55479                     (806) 373-7900
           (612) 667-8655

   To obtain documents in time for the special meeting, your request should be received by April 10, 2002.

   Tejas' definitive Proxy Statement for its 2001 Annual Meeting of Shareholders, its Annual Report on Form 10-K for the year ended December 31, 2000, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, are included in this proxy statement-prospectus as Appendices D, E and F, respectively. Tejas' definitive Proxy Statement is incorporated by reference into Part III of Tejas' Annual Report on Form 10-K.

                             TEJAS BANCSHARES, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be held on April 18, 2002

To the Shareholders of Tejas Bancshares, Inc.:

   A special meeting of shareholders of Tejas Bancshares, Inc. will be held on Thursday, April 18, 2002 at 4:00 p.m., local time, at the Amarillo Little Theatre, 2019 Civic Circle, Amarillo, Texas.

   The purposes of the meeting are to:

  1. Vote on a proposal to approve the agreement and plan of reorganization, dated as of December 13, 2001, between Tejas Bancshares, Inc. and Wells Fargo & Company and the form of the related agreement and plan of merger to be entered into between Tejas and a wholly owned subsidiary of Wells Fargo, pursuant to which the Wells Fargo subsidiary will merge with Tejas on the terms and conditions set forth in those agreements.

  2. Vote on two separate proposals to approve payments to two officers of Tejas and/or The First National Bank of Amarillo, an indirect wholly owned subsidiary of Tejas, to the extent the payments could constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

  3. Act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

   Only Tejas shareholders of record on March 12, 2002 may vote at the special meeting or any adjournment or postponement of the meeting.

   As described on page 25 of this document under the caption "The Merger-- Dissenters' Appraisal Rights," under Texas law, Tejas shareholders may assert dissenters' appraisal rights in connection with the merger and receive in cash the fair value of their shares of Tejas common stock. A copy of the Texas dissenters' appraisal rights statute is included in this document as Appendix C.

                                          By Order of the Board of Directors

                                          /s/ John F. Stradley


                                          John F. Stradley
                                          President, Chief Executive Officer
                                           and Corporate Secretary

March 13, 2002

                             QUESTIONS AND ANSWERS

1. What do I need to do now?

  First, carefully read this document, including the appendices. This document describes the proposed merger and what you will receive if the merger is completed. For more information about the purpose of this document and how it's organized, refer to questions 7 through 11 below.

  Next, sign the enclosed proxy and return it in the enclosed envelope so that your shares are represented at the special meeting. You can change your vote by delivering, before the special meeting, a signed notice of revocation or a subsequently dated, signed proxy to Tejas' corporate secretary, or by attending the special meeting and voting in person. Tejas' board of directors recommends that you vote for the merger and the 280G payments.

2. What if I don't vote?

  . If you fail to return a signed proxy and don't vote in person at the meeting, the effect will be the same as a vote against approval of the merger and the 280G payments.

  . If you return a signed proxy and don't indicate how you want to vote, your proxy will be voted for approval of the merger and the 280G payments.

  . If you return a signed proxy and abstain from voting on the merger, the effect will be the same as a vote against approval of the merger and the 280G payments.

3. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

  No. For shares held in street name, you must provide your broker with voting instructions for each matter. If you don't, your broker will not be able to vote those shares as to that matter.

4. When do you expect the merger to occur?

  We cannot complete the merger until we receive all required shareholder and regulatory approvals. We expect to complete the merger shortly after we receive the last required approval.

5. Should I send in my stock certificates now?

  No. After we complete the merger, Wells Fargo will send instructions to you explaining how to exchange your Tejas shares for Wells Fargo shares.

6. Whom can I call with questions?

   If you have questions about the merger, please call John F. Stradley, President of Tejas, at (806) 371-3770.

7. What is the purpose of this document?

  This document is both a proxy statement of Tejas and a prospectus of Wells Fargo. As a proxy statement, Tejas is providing it to you because Tejas' board of directors is soliciting your proxy for use at the special meeting of shareholders called to vote on the proposed merger and 280G payments. As a prospectus, Wells Fargo is providing it to you because Wells Fargo is offering shares of its common stock for your shares of Tejas common stock if the merger is completed.

8.  Do I need to read the entire document?

  Absolutely. Parts of this document summarize information that is presented in greater detail elsewhere in this document or in the appendices to this document. Each summary discussion is qualified by reference to the full text. For example, the summary of the terms of the merger agreement is qualified by the actual terms of the merger agreement, a copy of which is included as Appendix A.

9. Is there other information I should consider?

  Yes. Much of the business and financial information about Tejas and Wells Fargo that might be important to you is not physically included in this document. Instead, the information is incorporated into this document by reference to documents filed with the Securities and Exchange Commission
  (SEC). This means that Tejas and Wells Fargo may satisfy some of their disclosure obligations to you by referring you to documents filed by them with the SEC. See "Where You Can Find More Information" on page 69 for a list of documents that Tejas and Wells Fargo have incorporated by reference into this document and for instructions on how to obtain copies of these documents. The documents are available to you without charge.

10.  What if there is a conflict between documents?

  You should rely on the most recently filed document. Information in this document might update information contained in the Tejas or Wells Fargo documents incorporated by reference. Similarly, information in documents that Tejas and Wells Fargo might file after the date of this document could update information contained in this document or information contained in previously filed documents.

11.  What if I choose not to read the incorporated documents?

  Information contained in a document that is incorporated by reference is part of this document, unless it is superseded by information contained directly in this document or in documents filed with the SEC after the date of this document. As a result, information that is incorporated from another document is considered to have been disclosed to you whether or not you choose to read the document.

                               TABLE OF CONTENTS

SUMMARY.....................................................................   1
  The Merger................................................................   1
  The Companies.............................................................   1
  What You Will Receive in the Merger.......................................   1
  What Tejas Option Holders Will Receive in the Merger......................   2
  Recent Wells Fargo Cash Dividends.........................................   4
  Market Price of Wells Fargo Stock Will Fluctuate..........................   4
  Merger Generally Tax Free to Tejas Shareholders...........................   4
  Tejas' Financial Advisor Believes the Merger is Fair......................   4
  280G Payments.............................................................   5
  Tejas' Board Recommends Approval of the Merger and 280G Payments..........   5
  Additional Merger Benefits to Tejas' Management...........................   5
  Dissenters' Appraisal Rights Available....................................   5
  Surrender of Tejas Shares.................................................   5
  Restrictions on the Ability to Sell Wells Fargo Shares....................   6
  Tejas Special Meeting.....................................................   6
  Vote Required to Approve Merger...........................................   6
  Vote Required to Approve 280G Payments....................................   6
  Conditions to Completing the Merger.......................................   7
  Termination of the Merger Agreement.......................................   7
  Your Rights Will Differ as a Wells Fargo Stockholder......................   8
  Wells Fargo Will Control Tejas After the Merger...........................   8
  Wells Fargo to Use Purchase Accounting....................................   8
  Selected Financial Data...................................................   9
  Comparative Per Common Share Data.........................................  11
FORWARD-LOOKING STATEMENTS..................................................  12
TEJAS SPECIAL MEETING.......................................................  13
  Time and Place of the Special Meeting.....................................  13
  Matters to be Considered at the Special Meeting...........................  13
  Record Date; Outstanding Shares...........................................  13
  Quorum Requirement........................................................  13
  Vote Required to Approve Merger Agreement.................................  13
  Vote Required to Approve 280G Payments....................................  14
  Voting and Revocation of Proxies..........................................  14
  Solicitation of Proxies...................................................  15
  Postponement or Adjournment of the Meeting................................  15
  Other Matters Considered at the Meeting...................................  15
THE MERGER..................................................................  16
  Effect of the Merger......................................................  16
  Background of and Reasons for the Merger..................................  16
  Opinion of Tejas' Financial Advisor.......................................  20
  Additional Interests of Tejas Management..................................  23
  Accelerated Vesting of Stock Options......................................  25
  Employee Benefit Plans....................................................  25
  Dissenters' Appraisal Rights..............................................  25
  Exchange of Certificates..................................................  28
  Regulatory Approvals......................................................  29
  U.S. Federal Income Tax Consequences of the Merger........................  30
  Sale of Wells Fargo Common Stock Issued in the Merger.....................  31

  Stock Exchange Listing...................................................  31
  Accounting Treatment.....................................................  31
THE MERGER AGREEMENT.......................................................  32
  Basic Plan of Reorganization.............................................  32
  Representations and Warranties...........................................  33
  Certain Covenants........................................................  34
  Conditions to the Merger.................................................  37
  Termination of the Merger Agreement......................................  38
  Effect of Termination....................................................  38
  Waiver and Amendment.....................................................  38
  Expenses.................................................................  38
280G PAYMENTS..............................................................  39
  General..................................................................  39
  Summary of Payments......................................................  39
  Approval of 280G Payments................................................  40
INFORMATION ABOUT WELLS FARGO..............................................  42
  General..................................................................  42
  Management and Additional Information....................................  42
  Information on Wells Fargo's Web Site....................................  42
REGULATION AND SUPERVISION OF WELLS FARGO..................................  43
  Introduction.............................................................  43
  Regulatory Agencies......................................................  43
  Bank Holding Company Activities..........................................  43
  Dividend Restrictions....................................................  44
  Holding Company Structure................................................  45
  Capital Requirements.....................................................  45
  Deposit Insurance Assessments............................................  47
  Fiscal and Monetary Policies.............................................  48
  Privacy Provisions of Gramm-Leach-Bliley Act.............................  48
  Future Legislation.......................................................  48
INFORMATION ABOUT TEJAS....................................................  49
  General..................................................................  49
  Holders of Tejas Common Stock............................................  49
  Ownership of Tejas Common Stock by Management............................  49
  Certain Additional Information Incorporated by Reference and Delivered
   Herewith................................................................  50
WELLS FARGO CAPITAL STOCK..................................................  51
  Wells Fargo Common Stock.................................................  51
  Wells Fargo Preferred Stock..............................................  52
  Wells Fargo Rights Plan..................................................  53
COMPARISON OF STOCKHOLDER RIGHTS...........................................  56
  Authorized Capital Stock.................................................  56
  Size of Board of Directors...............................................  56
  Cumulative Voting........................................................  56
  Classes of Directors.....................................................  57
  Qualifications of Directors..............................................  57
  Filling Vacancies on the Board...........................................  57
  Removal of Directors.....................................................  57
  Nomination of Directors for Election.....................................  57
  Anti-Takeover Provisions.................................................  58

  Stockholder Rights Plan...................................................  59
  Stockholder Action Without a Meeting......................................  59
  Calling Special Meetings of Stockholders..................................  60
  Submission of Stockholder Proposals.......................................  60
  Notice of Stockholder Meetings............................................  60
  Stockholder Vote Required for Mergers.....................................  61
  Dividends.................................................................  61
  Dissenters' Appraisal Rights..............................................  62
  Stockholder Preemptive Rights.............................................  63
  Stockholder Class Voting Rights...........................................  63
  Indemnification...........................................................  63
  Limitations on Directors' Liability.......................................  65
  Amendment of Certificate of Incorporation.................................  65
  Amendment of Bylaws.......................................................  66
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................................  67
  Wells Fargo Share Prices and Dividends....................................  67
  Tejas Share Prices and Dividends..........................................  67
EXPERTS.....................................................................  68
  Tejas' Independent Accountants............................................  68
  Wells Fargo's Independent Accountants.....................................  68
OPINIONS....................................................................  68
  Legality of Wells Fargo Shares............................................  68
  Tax Matters...............................................................  68
WHERE YOU CAN FIND MORE INFORMATION.........................................  69
  Registration Statement....................................................  69
  Tejas and Wells Fargo SEC Filings.........................................  69
  Documents Incorporated by Reference.......................................  69
  Documents Available Without Charge........................................  70

APPENDIX A  Agreement and Plan of Reorganization (including as Exhibit A the form of related Agreement and Plan of Merger)
APPENDIX B  Opinion of SAMCO Capital Markets
APPENDIX C  Texas Dissenters' Appraisal Rights Statute
APPENDIX D Tejas' Proxy Statement for 2001 Annual Meeting of Shareholders APPENDIX E Tejas' 2000 Annual Report on Form 10-K
APPENDIX F  Tejas' September 30, 2001 Quarterly Report on Form 10-Q

                                    SUMMARY

   This summary highlights selected information from this document and might not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this document and the documents to which this document refers you. See "Where You Can Find More Information" on page 69. Each item in this summary includes a page reference to a more complete description of that item.

The Merger (page 16)

   In the proposed transaction, Tejas will merge with a subsidiary of Wells Fargo. Tejas will survive the merger as a subsidiary of Wells Fargo, and Tejas shareholders will become stockholders of Wells Fargo unless they exercise their dissenters' appraisal rights.

   The agreement and plan of reorganization, or simply the "merger agreement," and the form of the related agreement and plan of merger are included in this document as Appendix A. Please read the merger agreement as it is the document that governs the merger.

The Companies (pages 42 and 49)

  Wells Fargo & Company.....    Wells Fargo & Company is a diversified
  420 Montgomery Street         financial services company whose
  San Francisco,                subsidiaries and affiliates provide
  California 94163              banking, insurance, investments, and
  (800) 411-4932                mortgage and consumer finance through
                                stores located across North America. At
                                September 30, 2001, Wells Fargo had assets of $298 billion, fifth largest among U.S.
                                bank holding companies.

  Tejas Bancshares, Inc.....    Tejas Bancshares, Inc. is a bank holding
  905 South Fillmore,           company whose only active subsidiary and
  Suite 701                     principal asset is The First National Bank
  Amarillo, Texas 79101         of Amarillo, a full service commercial bank
  (806) 373-7900                with six locations in the Texas Panhandle.
                                At September 30, 2001, Tejas had
                                consolidated assets of $363 million.

What You Will Receive in the Merger (page 32)

   Shares of Wells Fargo Common Stock. If the merger is completed, Wells Fargo will exchange shares of its common stock for your shares of Tejas common stock. A formula specified in the merger agreement will determine the number of Wells Fargo shares you will receive in the merger. This formula requires a number of calculations. Following is a general description of how the formula works. Refer to page 1 of the merger agreement in Appendix A for the actual formula.

  . Step 1: Calculate the Tejas per share value. To calculate the per share value of Tejas common stock, we will:

    (a) add $82,501,292 plus the total exercise price of options to buy Tejas common stock outstanding and unexercised at the time of the merger, then

    (b) add the number of Tejas shares outstanding at the time of the merger plus the total number of Tejas shares subject to options outstanding and unexercised at the time of the merger, and finally

    (c) divide the first sum (a) by the second sum (b).

    The per share value of Tejas common stock will be between $6.05 and $6.22. The per share value will decrease if and to the extent options to buy Tejas common stock are exercised before the merger. Although Tejas' management does not expect a significant number of options to buy Tejas common stock to be exercised before the merger, management cannot guarantee this because the option holders decide if and when to exercise their options.

  . Step 2: Calculate the exchange ratio. The exchange ratio is the fraction of a share of Wells Fargo common stock to be exchanged in the merger for each share of Tejas common stock. To calculate the exchange ratio, we will divide the value of the per share value of Tejas common stock calculated in Step 1 above by the average closing price of Wells Fargo common stock over a 20-trading day period immediately before the special meeting.

   The actual exchange ratio will not be known until the time of the merger, because it depends on the extent to which options to buy Tejas common stock are exercised before the merger and the average closing price of Wells Fargo common stock.


                                    Example

    The following example shows how the formula would work assuming that there are 13,038,437 shares of Tejas common stock outstanding at the time of the merger, there are 587,100 shares of Tejas common stock subject to options outstanding at the time of the merger with a weighted average exercise price of $3.98, and the 20-trading day average closing price of Wells Fargo common stock immediately before the special meeting is $45.

    Step 1: Tejas per share value:

     (a) $82,501,292 + ($3.98 x 587,100) = $84,837,950.

     (b) 13,038,437 + 587,100 = 13,625,537.

     (c)  $84,837,950 / 13,625,537 = $6.2264

    Step 2: Exchange ratio: $6.2264 / $45.00 = 0.138364.


   Cash Instead of Fractional Shares. Wells Fargo will not issue fractional shares in the merger. If the total number of shares of Wells Fargo common stock you are to receive in the merger does not equal a whole number, you will receive cash instead of the fractional share. The amount of cash will equal the factional share multiplied by the average closing price of Wells Fargo common stock for the 20-trading day period immediately before the special meeting.

What Tejas Option Holders Will Receive in the Merger (page 33)

   At the time of the merger, each option granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan that is then outstanding and unexercised will be converted automatically into an option to buy Wells Fargo shares in accordance with the requirements of Section 424 of the Internal Revenue Code. We expect to use the following formula to calculate the number of Wells Fargo shares that will be subject to each Wells Fargo option and the exercise price per share of each Wells Fargo option:

  . the number of Wells Fargo shares subject to the Wells Fargo option will equal the number of Tejas shares subject to the Tejas option multiplied by the exchange ratio, rounded down to the nearest share; and

  . the per share exercise price of the Wells Fargo option will equal the per share exercise price of the Tejas option divided by the exchange ratio, rounded down to the nearest cent.

   Other than the number of shares subject to the option and the exercise price of the option, which will be determined under the formula described above, the options to buy Wells Fargo common stock will be exercisable on the same terms that applied to the options to buy Tejas common stock, including the expiration dates.


                                    Example

    The following example shows how an option to buy 1,000 shares of Tejas common stock at a price of $3.00 a share would be converted into an option to buy shares of Wells Fargo common stock, assuming each Tejas share is exchanged for 0.138364 of a Wells Fargo share. Refer to "What You Will Receive in the Merger--Shares of Wells Fargo Common Stock" above for a description of the how this exchange ratio was calculated and the assumptions underlying the calculation. The actual exchange ratio will not be known until the time of the merger.

    Number of shares subject to the Wells Fargo option:

     = number of Tejas shares subject to the Tejas option multiplied by the exchange ratio, rounded down to the nearest whole share.

     =  1,000 x 0.138364, rounded down to the nearest whole share.

     =  138 shares.

    Per Share Exercise price of the Wells Fargo option:

     = exercise price per share of Tejas option divided by the exchange ratio, rounded down to the nearest cent.

     =  $3.00 / 0.138364, rounded down to the nearest cent.

     =  $21.68.

Recent Wells Fargo Cash Dividends (page 67)

   The following table shows the cash dividends paid per share of Wells Fargo common stock for the periods shown. The table also shows the value of that dividend on a pro forma equivalent basis assuming each Tejas share is exchanged for 0.138364 of a Wells Fargo share. Refer to "What You Will Receive in the Merger--Shares of Wells Fargo Common Stock" above for a description of how this exchange ratio was calculated and the assumptions underlying the calculation. The actual exchange ratio will not be known until the time of the merger.


   Quarter Ended                   Wells Fargo Common Stock Pro Forma Equivalent
   -------------                   ------------------------ --------------------
   March 31, 2001.................          $0.24                  $0.03
   June 30, 2001..................           0.24                   0.03
   September 30, 2001.............           0.26                   0.04
   December 31, 2001..............           0.26                   0.04


   The amount and timing of future dividends, if any, on Wells Fargo common stock will depend on the earnings, cash requirements and financial condition of Wells Fargo and its subsidiaries, government regulations and other factors deemed relevant by Wells Fargo's board of directors.

Market Price of Wells Fargo Stock Will Fluctuate (page 67)

   Wells Fargo common stock is listed on the New York and Chicago Stock Exchanges under the symbol "WFC." There is no established public market for shares of Tejas common stock. On December 12, 2001, the day before Wells Fargo and Tejas signed the merger agreement, the closing price of Wells Fargo common stock was $43.40. On March 12, 2002, the closing price was $49.30. The exchange ratio will be based on the average closing price of a share of Wells Fargo common stock for the 20 consecutive trading days ending on the day immediately before the special meeting. No adjustment will be made to the exchange ratio to reflect changes in the price of Wells Fargo common stock after the end of this period.

Merger Generally Tax Free to Tejas Shareholders (page 30)

   If, as anticipated based on an opinion of Tejas' counsel, the merger qualifies as a "reorganization" for federal income tax purposes, Tejas shareholders generally will not recognize gain or loss for U.S. federal income tax purposes from the exchange of their shares of Tejas common stock for shares of Wells Fargo common stock. Tejas shareholders will be taxed on the cash they receive instead of fractional shares and on cash they receive if they perfect their dissenters' appraisal rights. For a detailed discussion of the federal income tax consequences of the merger and the opinion of Tejas' counsel and the qualifications of the opinion, see "The Merger--U.S. Federal Income Tax Consequences of the Merger."

   The tax treatment described above might not apply to every Tejas shareholder. Determining the tax consequences of the merger to you may be complicated. You should consult your own advisor for a full understanding of the tax consequences of the merger.

   If you are a Tejas option holder, you should consult your own advisor for the tax consequences of exercising your options before the merger or allowing your options to convert into options to acquire shares of Wells Fargo common stock, as this document does not address the tax consequences of either of these events.

Tejas' Financial Advisor Believes the Merger is Fair (page 20)

   Tejas' financial advisor for the merger, SAMCO Capital Markets, a division of Service Asset Management Company, has provided an opinion to the board of directors of Tejas that the consideration to be received in the merger by the shareholders of Tejas is fair to Tejas shareholders from a financial point of view. A copy of the fairness opinion is attached to this proxy statement-prospectus as Appendix B. Please read the opinion in its entirety to understand the assumptions made, matters considered and the limitations of the review undertaken by SAMCO in providing the opinion.

280G Payments

   At the special meeting, shareholders of Tejas will also be asked to vote on separate proposals to approve certain proposed payments to two officers of Tejas and/or its subsidiary bank, The First National Bank of Amarillo, to the extent that the payments could constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code. If approved, separate payments would be made to Jack W. Hall, the Chief Financial Officer of Tejas and The First National Bank, and to Walter Thomas Price, IV, Senior Vice President of The First National Bank.

Tejas' Board Recommends Approval of the Merger and 280G Payments (pages 16 and
39)

   Tejas' board of directors believes that the merger is in the best interests of Tejas shareholders and recommends that Tejas shareholders approve the merger.

   The board also believes that the 280G payments to Messrs. Hall and Price are in the best interest of Tejas and its shareholders and recommends that Tejas shareholders approve these payments.

Additional Merger Benefits to Tejas' Management (page 23)

   Some of the directors and executive officers of Tejas and/or The First National Bank of Amarillo have interests in the merger that are different from yours. These interest include the following:

  . accelerated vesting of outstanding stock options and conversion of unexercised stock options into options to acquire shares of Wells Fargo common stock;

  . special one-time cash payments and/or benefits to certain officers as a result of the merger;

  . continuation of indemnification and insurance benefits for directors and officers;

  .  consulting agreement following the merger; and

  . retention agreements that provide for payments upon completion of specified periods of employment following the merger.

   The Tejas board of directors was aware of these additional interests when it approved the merger agreement.

Dissenters' Appraisal Rights Available (page 25)

   Tejas shareholders who dissent from the merger have the right to receive the fair value of their shares of Tejas common stock. To exercise this right, you must follow the procedures established by Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. These procedures are included in this proxy statement-prospectus as Appendix C.

Surrender of Tejas Shares (page 28)

   To receive certificates for your shares of Wells Fargo common stock, you will need to surrender your Tejas share certificates. If the merger is completed, Wells Fargo's stock transfer agent will send you written instructions for exchanging your stock certificates. Please do not send in your certificates until you receive these instructions.

Restrictions on the Ability to Sell Wells Fargo Shares (page 31)

   Unless you are considered to be an affiliate of Tejas under federal securities laws, the Wells Fargo shares you receive in the merger will be freely transferable. If you are considered to be an affiliate, you can sell the Wells Fargo shares you receive in the merger only pursuant to a registration statement or an exemption from registration under the Securities Act or as permitted under the rules of the Securities Act. Generally, you are considered an affiliate if you are an officer, director or 10% shareholder of Tejas. As a practical matter, the rules of the Securities Act will permit an affiliate to sell the Wells Fargo shares received in the merger if the shares are sold through a broker or dealer.

Tejas Special Meeting (page 13)

   Tejas will hold the special meeting of shareholders at 4:00 p.m., local time, on Thursday, April 18, 2002, at the Amarillo Little Theatre, 2019 Civic Circle, Amarillo, Texas 79109. You can vote at the special meeting if you owned Tejas common stock at the close of business on March 12, 2002, the record date for the meeting.

Vote Required to Approve Merger (page 13)

   Approval of the merger requires the affirmative vote of at least two-thirds of the outstanding shares of Tejas common stock. Not voting will have the same effect as voting against the merger.

   At the record date:

  . There were 13,038,437 shares of Tejas common stock issued and outstanding and entitled to vote at the special meeting.

  . Tejas' directors and officers beneficially owned a total of 567,177 outstanding shares of Tejas common stock, representing approximately 4.35% of the outstanding shares of Tejas common stock entitled to vote at the special meeting. The directors, advisory directors and executive officers of The First National Bank of Amarillo beneficially owned an additional 1,378,745 shares of Tejas common stock, representing approximately 10.57% of the outstanding shares of Tejas common stock entitled to vote at the special meeting. The directors, advisory directors and executive officers of Tejas and The First National Bank have indicated that they intend to vote their shares in favor of the merger.

  . Wells Fargo and its subsidiaries did not beneficially own any shares of Tejas common stock.

Vote Required to Approve 280G Payments (page 14)

   Approval of the 280G payments to Jack W. Hall and Walter Thomas Price, IV requires the affirmative vote of more than 75% of the outstanding shares of Tejas common stock held by disinterested shareholders.

   At the record date:

  . There were 13,038,437 shares of Tejas common stock issued and outstanding and entitled to vote at the special meeting.

  . Mr. Hall did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment to Mr. Hall will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

  . Mr. Price did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment to Mr. Price will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

Conditions to Completing the Merger (page 37)

   There are a number of conditions that must be met before the merger can be completed. These conditions include:

  .  approval of the merger agreement by Tejas shareholders;

  . receipt by Tejas of an opinion of counsel concerning the tax consequences of the merger;

  . authorization for listing on the New York and Chicago Stock Exchanges of the shares of Wells Fargo common stock to be issued in the merger to Tejas shareholders;

  . accuracy of each party's representations and warranties under the merger agreement;

  . receipt by Wells Fargo of all regulatory approvals required to complete the merger;

  . absence of any court or governmental authority order prohibiting the merger;

  . material compliance by each party with the terms and provisions of the merger agreement;

  . absence since September 30, 2001 of any change or circumstance that has had or might reasonably be expected to have a material adverse effect on Tejas and Tejas' subsidiaries taken as a whole, other than those changes excluded by the merger agreement;

  . distribution of Tejas common stock awarded under The First National Bank of Amarillo Directors Stock Compensation Plan and earned prior to the merger, and termination of the plan and all awards under the plan for Tejas common stock that are unearned at the time of the merger;

  . any action required for options granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Option Plan to be converted at the time of the merger into options to buy Wells Fargo common stock;

  .  resignations of each member of the Tejas board of directors;

  .  a consulting and non-competition agreement between Wells Fargo and John
     F. Stradley; and

  . receipt by Wells Fargo of an opinion of counsel that the non-compete agreement among Donald E. Powell, Tejas and The First National Bank of Amarillo does not violate any federal laws, regulations or policies.

   Wells Fargo or Tejas may waive a condition it is entitled to assert so long as the law does not require the condition to be met.

Termination of the Merger Agreement (page 38)

   Wells Fargo and Tejas can agree to terminate the merger agreement at any time without completing the merger. Also, either company can terminate the merger agreement without the consent of the other under the following circumstances:

  .  a court or other governmental authority prohibits the merger; or

  . the merger is not completed by April 30, 2002, unless the failure to complete the merger on or before that date is due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements to be performed or observed by the party.

Your Rights Will Differ as a Wells Fargo Stockholder (page 56)

   Your rights as a Tejas shareholder are currently governed by Texas law and Tejas' restated articles of incorporation and amended and restated bylaws. Upon completion of the merger, you will become a Wells Fargo stockholder, and your rights will be governed by Delaware law and Wells Fargo's restated certificate of incorporation and bylaws.

Wells Fargo Will Control Tejas After the Merger (page 16)

   After the merger, Tejas will be a wholly owned subsidiary of Wells Fargo. For that reason, Wells Fargo will be able to elect or appoint all of the directors of Tejas. Wells Fargo expects that, after the merger, The First National Bank of Amarillo will merge into Wells Fargo Bank Texas, National Association.

Wells Fargo to Use Purchase Accounting (page 31)

   Wells Fargo will account for the merger under the purchase method of accounting. Wells Fargo will record, at fair value, the acquired assets and assumed liabilities of Tejas. Wells Fargo will record goodwill to the extent the total purchase price exceeds the fair value of the assets acquired and liabilities assumed.

Selected Financial Data

   Wells Fargo. The following financial information is to aid you in your analysis of the financial aspects of the merger. The Wells Fargo balance sheet data are derived from Wells Fargo's audited consolidated balance sheets as of December 31, 2000 and 1999 and its unaudited financial information for the other dates shown including September 30, 2001 and 2000. The Wells Fargo income statement data are derived from Wells Fargo's audited consolidated statement of income for each of the years in the three-year period ended December 31, 2000 and its unaudited financial information for the other periods shown including the nine months ended September 30, 2001 and 2000.

   The information in the table is only a summary and should be read with the full financial statements and related notes of Wells Fargo, incorporated by reference into this document. See "Where You Can Find More Information" on page
69. You should not rely on the information for the nine months ended September 30, 2001 as indicating the results expected for the entire year. Amounts are in U.S. dollars.

                     Wells Fargo & Company and Subsidiaries
                (dollars in millions, except per share amounts)

                             Nine Months
                                Ended
                            September 30,             Years Ended December 31,
                          ----------------- --------------------------------------------
                            2001     2000     2000     1999     1998     1997     1996
                          -------- -------- -------- -------- -------- -------- --------
For the Period:
Net interest income.....  $  9,028 $  8,071 $ 10,865 $ 10,116 $  9,673 $  9,258 $  8,776
Provision for loan
 losses.................     1,243      976    1,329    1,104    1,617    1,203      541
Noninterest income......     5,243    6,232    8,843    7,975    6,920    6,046    5,075
Noninterest expense.....     9,438    8,613   11,830   10,637   11,311    9,580    9,256
Net income..............     2,242    2,898    4,026    4,012    2,191    2,712    2,411
Basic earnings per
 common share...........      1.30     1.70     2.36     2.32     1.28     1.57     1.44
Diluted earnings per
 common share...........      1.29     1.68     2.33     2.29     1.26     1.55     1.42
Cash dividends per
 share..................      .740     .660     .900     .785     .700     .615     .525
At Period End:
Securities available for
 sale...................  $ 40,749 $ 37,307 $ 38,655 $ 43,911 $ 36,660 $ 32,151 $ 33,077
Loans...................   168,866  154,305  161,124  133,004  119,662  116,435  115,119
Allowance for loan
 losses.................     3,761    3,665    3,719    3,344    3,307    3,220    3,202
Goodwill................     9,604    9,221    9,303    8,046    7,889    8,237    8,307
Assets..................   289,100  261,322  272,426  241,053  224,135  203,819  204,075
Core deposits...........   171,303  150,077  156,710  138,247  144,179  133,051  137,409
Long-term debt..........    34,131   31,470   32,046   26,866   22,662   18,820   18,936
Common stockholders'
 equity.................    27,060   26,549   26,221   23,600   21,869   20,700   20,466
Stockholders' equity....    27,322   26,814   26,488   23,871   22,332   21,164   21,256
Book value per share....     15.86    15.53    15.29    13.91    12.79    12.28    11.92
Common Stock Price:
High....................  $  54.81 $  47.75 $  56.38 $  49.94 $  43.88 $  39.50 $  23.44
Low.....................     40.50    31.00    31.00    32.13    27.50    21.38    15.25
Period End..............     44.45    45.94    55.69    40.44    39.94    38.75    21.75

   Tejas. The following financial information is to aid you in your analysis of the financial aspects of the merger. The Tejas data are derived from Tejas' audited consolidated financial statements for 1996 through 2000 and its unaudited financial information for the nine months ended September 30, 2001 and 2000.

   The information in the table is only a summary and should be read with the full financial statements and related notes of Tejas, incorporated by reference into this document. See "Where You Can Find More Information" on page 69. You should not rely on the information for the nine months ended September 30, 2001 as indicating the results expected for the entire year. Amounts are in U.S. dollars.

   There is no established public market for Tejas common stock.

                    Tejas Bancshares, Inc. and Subsidiaries
                (dollars in thousands, except per share amounts)

                             Nine Months
                                Ended
                            September 30,             Years Ended December 31,
                          ------------------ --------------------------------------------
                            2001      2000     2000     1999     1998     1997     1996
                          --------  -------- -------- -------- -------- --------  -------
For the Period:
Net interest income.....  $ 13,180  $ 12,560 $ 17,159 $ 13,355 $ 10,216 $  2,759  $   630
Provision for loan
 losses.................      (850)    1,500    3,150    1,320      975    2,700       97
Noninterest income......     2,500     1,917    2,658    1,846    1,149      162      118
Noninterest expense.....     8,053     7,004    9,385    7,681    6,344    2,242      606
Net income..............     5,591     3,931    4,776    4,093    3,304   (1,981)      39
Basic earnings per
 common share...........      0.42      0.29     0.36     0.31     0.25    (0.41)    0.05
Diluted earnings per
 common share...........      0.41      0.29     0.35     0.30     0.24    (0.41)    0.05
Cash dividends per
 share..................       --        --       --       --       --       --       --
At Period End:
Securities available for
 sale...................  $  7,195  $  7,250 $  5,071 $  6,723 $  7,303 $  5,085  $ 1,957
Loans...................   331,514   312,677  329,795  262,247  187,176  119,851    1,464
Allowance for loan
 losses.................     6,187     6,017    4,990    4,525    3,625    2,748       45
Goodwill................       --        --       --       --       --       --       --
Assets..................   362,599   351,768  369,334  299,041  247,288  144,740   18,212
Core deposits...........   205,232   215,071  222,488  199,821  163,084   80,551   15,122
Long-term debt..........       --        --       --       --       --       --       --
Common stockholders'
 equity.................    53,762    49,379   50,259   45,361   41,164   37,853    2,068
Stockholders' equity....    53,762    49,379   50,259   45,361   41,164   37,853    2,068
Book value per share....      4.12      3.68     3.75     3.38     3.07     2.84   224.87

Comparative Per Common Share Data

   The following table shows comparative per share data for Wells Fargo common stock on a historical and pro forma combined basis and for Tejas common stock on a historical and pro forma equivalent basis. The information in the table assumes that Wells Fargo will exchange 0.138364 of a share of its common stock for each share of Tejas common stock. Refer to "What You Will Receive in the Merger--Shares of Wells Fargo common stock" above for a description of how this exchange ratio was calculated and the assumptions underlying the calculation. The actual exchange ratio will not be known until the time of the merger. The pro forma equivalent information for Tejas is calculated by multiplying the data in the pro forma combined column by the assumed exchange ratio of 0.138364.

   You should read the data with the historical financial statements and related notes of Wells Fargo and Tejas. Wells Fargo's and Tejas' historical financial statements are incorporated into this proxy statement-prospectus from documents filed with the SEC. See "Where You Can Find More Information" on page
69. Amounts are in U.S. dollars.

                                         Wells Fargo              Tejas
                                     -------------------- ---------------------
                                                Pro Forma            Pro Forma
                                     Historical Combined  Historical Equivalent
                                     ---------- --------- ---------- ----------
Earnings Per Share
 Basic
  Nine Months Ended September 30,
   2001.............................   $ 1.30    $ 1.30     $0.42      $0.18
  Year Ended December 31, 2000......     2.36      2.36      0.36       0.33
 Diluted
  Nine Months Ended September 30,
   2001.............................   $ 1.29    $ 1.29     $0.41      $0.18
  Year Ended December 31, 2000......     2.33      2.33      0.35       0.32
Cash Dividends Declared Per Share
  Nine Months Ended September 30,
   2001.............................   $ 0.74    $ 0.74       --       $0.10
  Year Ended December 31, 2000......     0.90      0.90       --        0.12
Book Value Per Share
  September 30, 2001................   $15.86    $15.88     $4.12      $2.20
  December 31, 2000.................    15.29     15.31      3.75       2.12

                           FORWARD-LOOKING STATEMENTS

   This document, including information incorporated by reference into this document, might contain forward-looking statements about Tejas and Wells Fargo, including one or more of the following:

  . projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items;

  . descriptions of plans or objectives of management for future operations, products or services;

  .  forecasts of future economic performance;

  . descriptions of assumptions underlying or relating to any of the foregoing.

   Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will" or similar expressions.

   You should not unduly rely on forward-looking statements. They are expectations about the future and are not guarantees. Forward-looking statements speak only as of the date of this proxy statement-prospectus in the case of forward-looking statements contained in this document or the date of the document incorporated by reference into this proxy statement-prospectus in the case of forward-looking statements made in an incorporated document. Neither Tejas nor Wells Fargo undertakes any obligation to update forward-looking statements to reflect changes that occur after the date the forward-looking statements are made.

   There are several factors--many of which are beyond the control of Tejas and Wells Fargo--that could cause results to differ from expectations. Some of these factors are described in Tejas' and Wells Fargo's reports filed with the SEC, including their respective Annual Reports on Form 10-K for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2001, as amended on Form 10-Q/A in the case of Wells Fargo. See "Where You Can Find More Information" on page 69 for instructions on how to obtain copies of these documents.

                             TEJAS SPECIAL MEETING

   The board of directors of Tejas is soliciting proxies from its shareholders for use at a special meeting of Tejas shareholders and at any adjournments of the meeting. This document, together with the form of proxy, is expected to be mailed to Tejas shareholders on or about March 13, 2002.

Time and Place of the Special Meeting

   The date, time and place of the special meeting of Tejas shareholders are:

       Thursday, April 18, 2002
       4:00 p.m., local time
       The Amarillo Little Theatre
       2019 Civic Circle
       Amarillo, Texas 79109

Matters to be Considered at the Special Meeting

   The special meeting of Tejas shareholders will be held to:

  1. Vote on a proposal to approve the agreement and plan of reorganization, dated as of December 13, 2001, between Tejas Bancshares, Inc. and Wells Fargo & Company and the form of the related agreement and plan of merger to be entered into between Tejas and a wholly owned subsidiary of Wells Fargo, pursuant to which the Wells Fargo subsidiary will merge with Tejas on the terms and conditions set forth in those agreements.

  2. Vote on two separate proposals to approve payments to two officers of Tejas and/or The First National Bank of Amarillo, an indirect wholly owned subsidiary of Tejas, to the extent the payments could constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

  3. Act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Outstanding Shares

   Tejas's board of directors has established March 12, 2002 as the record date for the meeting. Only shareholders of record on that date are entitled to attend and vote at the meeting or at any adjournment of the meeting. On March 12, 2002, there were 13,038,437 shares of Tejas common stock outstanding and entitled to vote at the meeting. Each outstanding share is entitled to one vote on each matter considered at the meeting.

Quorum Requirement

   A quorum consisting of the holders of a majority of the shares of Tejas common stock outstanding at the record date must be present in person or represented by proxy for the transaction of business at the special meeting. Shares of Tejas common stock present in person at the meeting that are not voted, and shares of Tejas common stock for which proxies have been received but that abstain from voting, are counted in determining whether a quorum is present.

Vote Required to Approve Merger Agreement

   Approval of the merger requires the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Tejas common stock outstanding on the record date.

   At the record date for the special meeting, Tejas' directors and officers beneficially owned a total of 567,177 outstanding shares of Tejas common stock, representing approximately 4.35% of the outstanding shares of Tejas common stock entitled to vote at the special meeting. See "Information About Tejas--

Ownership of Tejas Common Stock by Management" for more information about share ownership by the officers and directors of Tejas. At the record date, the directors, advisory directors and executive officers of The First National Bank of Amarillo beneficially owned an additional 1,378,745 shares of Tejas common stock, representing approximately 10.57% of the shares of Tejas common stock entitled to vote at the special meeting. The directors, advisory directors and executive officers of Tejas and The First National Bank have indicated that they intend to vote in favor of the merger.

   At the record date, Wells Fargo and its subsidiaries beneficially owned no shares of Tejas common stock.

Vote Required to Approve 280G Payments

   Approval of each 280G payment requires the affirmative vote, in person or by proxy, of the holders of more than 75% of the outstanding shares of Tejas common stock held by disinterested shareholders.

   Payment to Jack W. Hall. At the record date for the special meeting, Mr. Hall did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment for Mr. Hall will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

   Payment to Walter Thomas Price, IV. At the record date for the special meeting, Mr. Price did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment for Mr. Price will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

Voting and Revocation of Proxies

   All shares of Tejas common stock represented at the special meeting by a properly executed proxy will be voted in accordance with the instructions indicated on the proxy, unless the proxy is revoked before a vote is taken. If you sign and return a proxy without voting instructions, and do not revoke the proxy, the proxy will be voted FOR the merger and FOR the proposals to approve the 280G payments to each of Messrs. Hall and Price.

   You may revoke your proxy at any time before it is voted by (a) filing either an instrument revoking the proxy or a duly executed proxy, in either case bearing a later date, with the corporate secretary of Tejas before or at the special meeting, or (b) voting the shares subject to the proxy in person at the special meeting. Attendance at the special meeting will not by itself result in your proxy being revoked.

   A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in the name of a nominee on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for that proposal, even though the shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but will not be counted as voting in favor of the proposal.

   The proposal to approve the merger must be approved by the holders of at least two-thirds of the shares of Tejas common stock outstanding at the record date. Because approval of the merger requires the affirmative vote of a specified percentage of outstanding shares, not voting on the proposal, or failing to instruct your broker how to vote shares held by you by the broker, will have the same effect as voting against the proposal.

   Approval of each 280G payment requires the affirmative vote, in person or by proxy, of the holders of more than 75% of the outstanding shares of Tejas common stock held by disinterested shareholders. Because approval of each 280G payment requires the affirmative vote of a specified percentage of outstanding shares, not voting on the proposal, or failing to instruct your broker how to vote shares held by you by the broker, will have the same effect as voting against the proposal.

Solicitation of Proxies

   In addition to solicitation by mail, directors, officers and employees of Tejas and its subsidiary bank, The First National Bank of Amarillo, may solicit proxies from Tejas shareholders, either personally or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Tejas does not anticipate that anyone will be specifically engaged to solicit proxies or that special compensation will be paid for that purpose, but Tejas reserves the right to do so should it conclude that such efforts are necessary or advisable.

   Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Tejas will bear its own expenses in connection with any solicitation of proxies for the special meeting.

Postponement or Adjournment of the Meeting

   If an insufficient number of votes for the merger is received before the scheduled meeting date, Wells Fargo and Tejas may decide to postpone or adjourn the special meeting. If this happens, proxies that have been received that either have been voted for the merger or contain no instructions will be voted for adjournment.

Other Matters Considered at the Meeting

   Tejas' board of directors is not aware of any business to be brought before the special meeting other than the proposal to approve the merger, including the matters described under that proposal and the proposals to approve the 280G payments to Messrs. Hall and Price. If other matters are properly brought before the special meeting or any adjournments or postponements of the meeting, the persons appointed as proxies will have authority to vote the shares represented by properly executed proxies in accordance with their discretion and judgment as to the best interests of Tejas.

                                   THE MERGER

Effect of the Merger

   In the merger, a wholly owned subsidiary of Wells Fargo will merge with Tejas. Tejas will survive the merger as a wholly owned subsidiary of Wells Fargo. The articles of incorporation of Tejas will continue as the articles of incorporation of Tejas following the merger, except that, as a result of the merger, the articles of incorporation will be amended to change Tejas' registered agent and the address of its registered office. The directors and officers of the Wells Fargo merger subsidiary at the time of the merger, or such other persons as Wells Fargo may designate in the agreement and plan of merger, will become the directors and officers of Tejas upon completion of the merger. Wells Fargo will exchange shares of its common stock for shares of Tejas common stock. Tejas shareholders who do not perfect their dissenters' appraisal rights will become Wells Fargo stockholders, with their rights governed by Delaware law and Wells Fargo's restated certificate of incorporation and bylaws. See "Comparison of Stockholder Rights" on page 56.

Background of and Reasons for the Merger

   Background of the Merger. Since completing its community offering of common stock at the end of 1997, Tejas has grown from $19.3 million in assets to approximately $362.6 million at September 30, 2001, and The First National Bank of Amarillo has expanded from two locations in two communities to six full-service locations in three communities. The growth of Tejas and The First National Bank during this time period was entirely internal and, until the early part of 2001, was largely attributable to the efforts of Donald E. Powell, the former chairman of the board, president and chief executive officer of Tejas and The First National Bank, and the staff of officers and employees assembled by Mr. Powell. Although Tejas maintained an interest in supplementing the internal growth of its franchise through possible acquisitions of other financial institutions, such opportunities did not materialize. Management, instead, focused its attention on continued internal growth within its primary banking markets.

   Following the election of President Bush in 2000, speculation began to build in early 2001 that the Bush Administration was interested in nominating Mr. Powell to serve as Chairman of the Federal Deposit Insurance Corporation
(FDIC). Recognizing that Mr. Powell, Tejas' chairman, president and chief executive officer, might be asked by the Bush Administration to consider this appointment, the board of directors of Tejas began to evaluate various strategic options for the company and the bank, including the possibility of remaining independent and attempting to find a new chief executive officer or finding a merger partner to engage in a business combination transaction.

   At a meeting of the board of directors of Tejas held in February 2001, representatives of Wells Fargo were invited to meet with senior management of Tejas and the board of directors. During this meeting, the parties discussed a possible business combination, including some preliminary discussion regarding a range of potential consideration to be paid. These preliminary discussions concluded without any resolution on the part of either party regarding its respective interest or level of commitment in pursuing a transaction. At the same board meeting, after the representatives of Wells Fargo had been excused, representatives of SAMCO Capital Markets, a division of Service Asset Management Company, met with and made a presentation to the board of directors and senior management of Tejas regarding various strategic alternatives for the company. SAMCO also presented a preliminary valuation analysis of Tejas to the Tejas board of directors. As a result of this meeting with representatives of SAMCO, the board of directors of Tejas concluded that locating a suitable business combination partner was in the best interest of Tejas and its shareholders.

   On April 5, 2001, representatives of SAMCO again met with the board of directors and management of Tejas to discuss the possibility of locating a suitable business combination partner. The board of directors authorized management to retain the services of SAMCO, and, on April 6, 2001, Tejas formally engaged SAMCO to serve as the exclusive financial advisor to Tejas and to explore various strategic alternatives for the company, including a possible sale or merger of Tejas. Under the terms of its engagement with Tejas, SAMCO agreed to contact and screen potential business combination partners, prepare marketing materials and to provide negotiation assistance. In consideration for its services to Tejas, Tejas agreed to pay SAMCO, upon the successful completion of a business combination transaction, $600,000 plus 5% of the value of the merger consideration exceeding $80 million. In the event an agreement was not reached or a transaction was not completed, Tejas agreed to pay SAMCO $50,000 plus its actual expenses not to exceed $25,000. During the remainder of April 2001, and with the assistance of management of Tejas, SAMCO prepared an information package regarding Tejas for distribution to potential business combination partners. The purpose of the information package was to gauge the recipients' level of interest regarding a merger with, or acquisition of, Tejas.

   On April 18, 2001, the board of directors of each of Tejas and The First National Bank appointed John F. Stradley to serve as president and chief executive officer of both organizations. Mr. Powell, who formerly held those positions, continued to serve as chairman of the board. The board of directors took this action upon learning that Mr. Powell received initial indication from the Bush Administration that President Bush intended to nominate Mr. Powell to serve as Chairman of the FDIC.

   From April 23, 2001 through the end of the second quarter of 2001, SAMCO distributed the information package regarding Tejas to approximately ten financial institutions, including Wells Fargo.

   On May 24, 2001, the board of directors of Tejas met with representatives of SAMCO to discuss the status of any responses to the Tejas information previously distributed to the potential business combination partners. Indications of interest were received from two financial institutions, including a non-binding offer from Wells Fargo. On May 31, 2001, the board of directors of Tejas again met with representatives of SAMCO to review the preliminary proposals received. SAMCO discussed and presented the merits of each proposal to the board of directors. Based on this analysis of the responses received, the board of directors instructed SAMCO to contact each of the two financial institutions that had expressed interest in Tejas to see if either would enhance its initial indication of interest. SAMCO then contacted these two financial institutions about their level of interest in a transaction and presented its findings to senior management of Tejas. On June 4, 2001, the board of directors of Tejas met with the company's legal counsel to discuss various legal matters associated with a business combination transaction.

   The board of directors of Tejas then met on June 8, 2001 with representatives of SAMCO to discuss the results of SAMCO's continued discussions with Wells Fargo and the other financial institution that had initially expressed interest in Tejas. Based on SAMCO's presentation at this meeting, the board of directors instructed SAMCO to contact a third financial institution that had not initially returned an indication of interest. The board made a preliminary determination that, in the event the third financial institution was not interested, the Wells Fargo proposal to acquire Tejas in exchange for Wells Fargo common stock was the most attractive offer received and should be pursued. Upon inquiry by SAMCO, the third financial institution indicated that it was not interested in pursuing a business combination with Tejas. Wells Fargo was then invited to conduct on-site due diligence of Tejas and The First National Bank.

   On July 19, 2001, Tejas and Wells Fargo entered into a confidentiality agreement regarding information to be shared during the due diligence period. Beginning July 30, 2001, Wells Fargo conducted necessary on-site due diligence of Tejas and The First National Bank. In connection with its due diligence investigation, and in recognition of Mr. Powell's banking experience and history with Tejas and The First National Bank, Wells Fargo expressed its desire to Tejas management for Mr. Powell to enter into a non-competition and non-solicitation agreement with Tejas and the bank prior to Wells Fargo signing a definitive agreement. Upon completion of its due diligence review, Wells Fargo confirmed with management of Tejas its interest in pursing a business combination transaction.

   Mr. Powell resigned from his position as chairman of the board of Tejas and The First National Bank following his confirmation by the Senate, and initiated steps to divest his stock ownership interest in Tejas, as required under applicable federal rules of ethics, to a purchaser of his choosing. Tejas then offered to purchase all of Mr. Powell's shares. Shortly thereafter, Mr. Powell sold 373,997 shares of Tejas common stock, representing 100% of his equity interest in Tejas, back to Tejas at a price of $6.00 per share. See "Price Range of Common Stock and Dividends--Tejas Share Prices and Dividends." The board of directors of Tejas approved the price after receiving a fairness opinion from SAMCO. In connection with the sale of his stock to Tejas, and without any additional cash consideration, Mr. Powell entered into a five-year non-competition and non-solicitation agreement with Tejas and The First National Bank. Under the agreement, Mr. Powell has agreed not to engage, directly or indirectly, in certain activities within the areas of Texas, New Mexico and Oklahoma where Tejas and The First National Bank service customers.

   Management and the board of directors of Tejas compared Wells Fargo's proposal with the earlier indication of interest received from the other financial institution and, at a board meeting held on August 13, 2001, concluded that the Wells Fargo offer was the most attractive offer received. In evaluating whether to affiliate with Wells Fargo, Tejas' board of directors, in consultation with Tejas' management and financial advisor, considered the following:

  . alternatives for improving performance and maximizing shareholder value without entering into a business combination;

  .  the value of Wells Fargo common stock;

  . the appreciation in the price of Wells Fargo common stock in recent years and Wells Fargo's dividend history;

  . the fact that Wells Fargo stock is widely traded, thereby representing a substantially more liquid investment than Tejas common stock;

  .  Wells Fargo's financial condition; and

  . the business strategies of Tejas and Wells Fargo, and Wells Fargo's prospects for success in the communities served by Tejas.

   An initial draft of a definitive merger agreement was presented to Tejas by Wells Fargo in late September 2001 and their respective legal advisors began negotiating the terms and conditions of the merger agreement. Wells Fargo conducted additional due diligence review of Tejas and The First National Bank in late October 2001. During the remainder of October and most of November 2001, representatives of Tejas and Wells Fargo continued to develop and negotiate the terms of a definitive merger agreement.

   On November 29, 2001, the Tejas board of directors met to review the status of negotiations between representatives of each of Wells Fargo and Tejas and to review a fairness opinion received from SAMCO Capital Markets. The board of directors then reviewed a current draft of the merger agreement. After discussion of the Wells Fargo offer and following consideration of the terms and conditions of the draft merger agreement, the Tejas board of directors unanimously voted in favor of the proposed business combination with Wells Fargo. Accordingly, resolutions approving the proposal and authorizing the appropriate officers of Tejas to conclude negotiations with representatives of Wells Fargo and to enter into a business combination transaction on substantially the terms and conditions discussed at the meeting were adopted by the board of directors on November 29, 2001.

   Following conclusion of negotiations between representatives of Tejas and Wells Fargo, the merger agreement was signed on December 13, 2001, and a press release announcing the terms of the merger was issued jointly by Wells Fargo and Tejas on that date.

   Tejas' Board of Directors' Reasons for the Merger. The board of directors of Tejas believes that the merger is advisable and in the best interests of Tejas and its shareholders. In reaching this determination, the board consulted with Tejas' management, legal counsel and financial advisor. The board also considered a number of factors (to which relative weights were not assigned) including, in addition to those mentioned above, the following:

  . The transaction would give Tejas' shareholders greater liquidity, as there is currently no established public trading market for shares of Tejas common stock, while Wells Fargo common stock is listed and traded on the New York and Chicago Stock Exchanges.

  . The transaction is contemplated to be tax-free to the shareholders of Tejas, and the merger agreement provides that it is a condition to Tejas' obligation to complete the merger that it shall have received the opinion of its legal counsel that no gain or loss will be recognized by Tejas shareholders to the extent they receive Wells Fargo common stock in the merger. See "The Merger--U.S. Federal Income Tax Consequences of the Merger."

  . The consideration to be received by Tejas shareholders in the merger, which Tejas' board of directors believed to represent an attractive premium and to be fair to the Tejas shareholders from a financial point of view. The board of directors' determination was based on, among other things, a comparison of the terms of the proposed transaction with other recent bank mergers and acquisitions, the evaluation of publicly available information regarding Wells Fargo, the review and evaluation of other information concerning the valuation of banks and analyses of recent bank acquisitions, and the review and evaluation of financial information and analyses regarding Wells Fargo and Tejas. Tejas' board of directors determined that the premium to be received by the shareholders of Tejas pursuant to the merger agreement is within the range of premiums in recent comparable bank transactions in the State of Texas.

  . The opinion of SAMCO Capital Markets, its financial advisor, that the consideration to be received by the Tejas shareholders in the merger is fair to the Tejas shareholders from a financial point of view.

  . The departure of Donald E. Powell, the former chairman, president and chief executive officer of Tejas and its subsidiary bank, The First National Bank of Amarillo, to become Chairman of the FDIC.

  . Tejas' business, results of operations, financial condition and future prospects.

  . The growth prospects of The First National Bank and the fact that the present size and market position of The First National Bank make acquisitions of other banking institutions in its market difficult.

  . Wells Fargo's successful expansion record, allowing Tejas shareholders who retain Wells Fargo common stock the opportunity to own stock in an institution that has demonstrated meaningful and consistent growth in recent years.

  . Wells Fargo's business, results of operations, financial condition and overall prospects, which the board believes would complement and greatly enhance and strengthen the Tejas franchise and ensure its long-term growth and success.

  .  Wells Fargo's record in enhancing shareholder value.

  . The state of the banking industry generally and the increased competition brought about by consolidation, deregulation and other factors, as well as the financial size and resources necessary to compete in this environment.

  . The impact of the merger on Tejas' customers, shareholders and employees, and on the communities served by Tejas.

   After giving careful consideration to these factors, the board of directors of Tejas unanimously concluded that the merger would be in the best interests of Tejas' shareholders, customers and employees. Accordingly, for the reasons described above, Tejas' board of directors unanimously recommends that Tejas shareholders approve the merger agreement and the merger at the special meeting.

Opinion of Tejas' Financial Advisor

   Pursuant to an engagement letter dated April 6, 2001, Tejas engaged SAMCO Capital Markets, a Division of Service Asset Management Company, as its independent financial advisor in connection with Tejas' consideration of a possible business combination with a third party. Specifically, based on SAMCO's reputation and qualifications in evaluating financial institutions, Tejas' board of directors requested that SAMCO render advice and analysis in connection with a possible sale transaction, and to provide an opinion with regard to the fairness--from the perspective of the shareholders of Tejas common stock--of the financial terms of any transaction. SAMCO specializes in rendering a range of investment banking services to financial institutions and regularly engages in the valuation of financial institutions and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Prior to this specific engagement, SAMCO had not rendered any professional advisory services to, or received any fee income from, Tejas.

   In connection with providing an opinion of the financial fairness of the consideration to be received by the shareholders of Tejas common stock in the merger, the board of directors of Tejas specifically instructed SAMCO to determine the fair value of the Tejas common stock. The board of directors, together with input from counsel and from SAMCO, determined that fair value of the Tejas common stock for purposes of the merger would be based on the value of a pro rata share of Tejas as a going concern. The fair value does not include any consideration of the impact of the merger on the value of Tejas. In addition, SAMCO was instructed, in determining the fair value, to consider all usual and customary approaches to value, including net asset value, market value and investment value.

   In making the final determination of fair value, the board of directors further instructed SAMCO that fair value is not intended to be derived from a pro forma sale of Tejas, but rather assumes that the shareholders are willing to maintain their investment in Tejas as though the merger had not occurred. Accordingly, the final determination of value should neither assume a sale of 100% of the common stock of Tejas nor include a control premium.

   As is mentioned above, in addition to determining fair value, Tejas retained SAMCO to render its fairness opinion. On November 29, 2001, SAMCO delivered its opinion to the board of directors of Tejas that, as of that date, the exchange ratio, as determined under the merger agreement, was fair, from a financial point of view, to all holders of Tejas common stock. A copy of the fairness opinion of SAMCO, which sets forth certain assumptions made, matters considered and limits on the review undertaken by SAMCO, is attached as Appendix B to this proxy statement-prospectus. The shareholders of Tejas are urged to read the fairness opinion in its entirety. The following summary of the procedures and analysis performed, and assumptions used by SAMCO is qualified in its entirety by reference to the text of the fairness opinion.

   In arriving at its fairness opinion, SAMCO reviewed and analyzed among other things, the following:

  .  the merger agreement;

  . the financial statements of Tejas and The First National Bank of Amarillo;

  . certain other publicly available financial and other information concerning Tejas and The First National Bank;

  . publicly available information concerning other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other transactions relevant to SAMCO's inquiry;

  . the competitive and economic outlook for The First National Bank's trade area;

  .  the book value and financial condition of Tejas and The First National
     Bank;

  . the future earnings and dividend paying capacity of Tejas and The First National Bank;

  .  previous sales of Tejas common stock; and

  . the prevailing market prices for selected publicly traded banking organizations in Texas.

   SAMCO held discussions with senior management of Tejas concerning its past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

   In conducting its review and arriving at its fairness opinion, SAMCO relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify such information. SAMCO did not make or obtain any evaluations or appraisals of the properties of Tejas, nor did it examine any individual loan credit files. For purposes of its fairness opinion, SAMCO assumed that the merger will have the tax, accounting and legal effects described in this proxy statement-prospectus and relied, as to legal matters relating to the merger, exclusively on counsel to Tejas. SAMCO's fairness opinion is limited to the fairness, from a financial point of view, to the shareholders of Tejas who will receive shares of Wells Fargo common stock pursuant to the terms of the merger agreement.

   As more fully discussed below, SAMCO considered such financial and other factors as it deemed appropriate under the circumstances, including among others the following:

  . the historical and current financial position and results of operations of Tejas and The First National Bank, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Tejas and The First National Bank;

  . the assets and liabilities of Tejas and The First National Bank, including the loan investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and

  . the nature and terms of certain other merger transactions involving banks and bank holding companies.

   SAMCO also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. SAMCO's fairness opinion is necessarily based upon conditions as they existed on the date of its fairness opinion and the information made available to it through that date.

   In connection with rendering its fairness opinion to the Tejas board of directors, SAMCO performed certain financial analyses, which are summarized below. SAMCO believes that its analysis must be considered as a whole, and that selecting portions of its analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the fairness opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, SAMCO made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Tejas and The First National Bank. Any estimates contained in SAMCO's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals of such companies or necessarily reflect the prices at which such companies or their securities may actually be sold.

   In order to determine the fairness of the consideration to be received by Tejas shareholders pursuant to the merger agreement, SAMCO utilized net asset value, market value and investment value approaches, as explained below.

   Net Asset Value. Net asset value is the value of the net equity of a company, including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little or no weight is given to the net asset value method of valuation in the context of a merger transaction.

   Market Value. Market value is defined as the price at which property would change hands between a willing seller and a willing buyer when both parties have the same information and neither party is acting under compulsion. This definition of value produces a result that could be achieved if the property were to be sold in an arm's-length transaction. The market value method is frequently used to determine the price of a smaller block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the Tejas common stock being appraised may result in the need to review alternative markets for comparative pricing purposes. The "hypothetical" fair value for the shares of a small bank holding company with a thin market for its stock is normally determined by creating a universe of regional or state publicly traded bank stock values and related financial traits within an appropriate geography, then developing pricing statistics for the appraised bank from the pricing characteristics of the regional or state publicly traded banking organizations. These pricing characteristics form the statistical basis for developing indications of value based on applying the statistics derived from the sample universe to the relevant financial values of the subject company being valued. The statistical values used in this valuation study were: (i) price to book value; (ii) price to earnings; and (iii) price to assets.

   SAMCO's market value analysis, however, reflects the fact that (i) the stocks of publicly traded banking organizations in Texas are far more liquid than the Tejas common stock, (ii) certain non-financial characteristics for the publicly traded Texas banking organizations vary substantially from Tejas; and
(iii) the average financial performance of publicly traded Texas banking organizations vary, sometimes significantly from those of Tejas. Therefore, SAMCO chose to compare Tejas to banks and bank holding companies with total assets between $100 million and $500 million acquired in merger and acquisition transactions in non-metropolitan areas of Texas between January 1999 and December 2001. This comparison yielded pricing multiples that were then applied to Tejas, resulting in a range of values between $3.00 and $11.00 per share.

   Investment Value. Investment value is sometimes referred to as the income value or the earnings value. The investment value is frequently defined as an estimate of the present value of future benefits. Another popular investment value method is to determine the level of the current annual benefits and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. SAMCO used Tejas' historical earnings over the past five years to arrive at a normalized earnings figure. The weighted average of historical economic earnings is most appropriately used for calculating future earnings when there appears to be a general pattern that may be extrapolated into the future, giving the highest weighting to the most recent year, and the lowest rating to the most distant year. Using a net present value discount rate of between 12% and 14%, and assuming a growth rate of 5%, SAMCO calculated a range of value between $2.00 and $5.00 per share.

   Additionally, SAMCO developed earnings projections for Tejas for the years 2001 through 2005. The financial forecasts and projections of Tejas prepared by SAMCO were based on discussions with senior management of Tejas, projections provided by Tejas, and SAMCO's own assessment of general economic, market and financial conditions. All such information was reviewed with management of Tejas. The forecasts and projections prepared by SAMCO were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

   Capitalization of Dividends. Another method of valuing a block of stock is the capitalization of dividends approach. Because thinly traded banking organizations, such as Tejas, typically pay no dividends or lower dividends per dollar of earnings capacities than do publicly traded banking organizations, SAMCO determined that such an analysis was of limited usefulness.

   While considering each approach discussed above to value Tejas, SAMCO gave greater consideration to the market value method. SAMCO believes that the range of per share values calculated using the market value method supported the financial fairness of the merger as of November 29, 2001, the date of is opinion to the board of directors of Tejas.

   The full text of the fairness opinion, which sets forth a description of the matters considered and limits on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement-prospectus and is incorporated herein by reference. Each Tejas shareholder is encouraged to read the fairness opinion in its entirety. The fairness opinion is directed to the board of directors only and is directed only to the fairness of the consideration provided for in the merger agreement from a financial point of view and does not address any other aspect of the proposed merger or any related transaction. It does not constitute a recommendation to any shareholder of Tejas as to how you should vote at the special meeting.

Additional Interests of Tejas Management

   Members of management of Tejas and/or The First National Bank of Amarillo have interests in the merger that are in addition to their interests as shareholders of Tejas generally. These additional interests are described below. Tejas' board of directors was aware of these interests and considered them when it approved the merger.

   Conversion of Unexercised Stock Options. Under the terms of the merger agreement, at the effective time of the merger, all options granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan which are then outstanding and unexercised will be converted automatically into options to purchase shares of Wells Fargo common stock. Other than the number of shares subject to each Wells Fargo option and the exercise price of each Wells Fargo option, both of which will be calculated under a formula in the merger agreement based on the exchange ratio, the Wells Fargo options will be exercisable on the same terms and conditions that applied to the Tejas options, including the expiration dates. See "The Merger Agreement--Basic Plan of Reorganization" for a description of the formula that will be used to convert the Tejas options into Wells Fargo options.

   Consulting and Non-Competition Agreement. John F. Stradley, President and Chief Executive Officer of Tejas and The First National Bank of Amarillo, has entered into a consulting and non-competition agreement with Wells Fargo to begin on the day after completion of the merger. Mr. Stradley has agreed to provide certain consulting services to Wells Fargo for a period of nine months following the closing date of the merger. In connection with his consulting services under this agreement, Mr. Stradley will receive a total of $50,000, payable in two equal installments on the four-month anniversary of the merger closing date and on the nine-month anniversary of the merger closing date. Mr. Stradley will also be reimbursed for reasonable business expenses associated with his consulting activities under the agreement. The agreement also provides that, for a period of two years following the end of the nine-month consulting period, Mr. Stradley will not directly or indirectly engage in certain competitive behavior within the geographic area in which Tejas and The First National Bank service customers. In consideration for this non-competition agreement, Mr. Stradley will receive a total of $100,000, payable in four equal installments of $25,000 on the 6th, 12th, 18th, and 24th month following the merger closing date.

   Special Bonuses. John F. Stradley, President and Chief Executive Officer of Tejas and The First National Bank of Amarillo, received a special bonus of $100,000 from The First National Bank in December 2001 pursuant to a resolution adopted by the board of directors of The First National Bank at a meeting held on July 26, 2001. Mr. Stradley voluntarily elected to defer receipt of his special bonus until the merger agreement was signed. Mr. Stradley received his bonus on December 13, 2001.

   Walter Thomas Price, IV, Senior Vice President of The First National Bank, received a bonus of $285,000 from The First National Bank in December 2001 pursuant to the terms of a special bonus agreement. The terms of the special bonus agreement were approved by the board of directors of The First National Bank at a meeting held on December 12, 2001. Mr. Price received his bonus on December 13, 2001.

   Various employees of Tejas and/or The First National Bank will also receive, prior to completion of the merger, special bonuses having an aggregate value of approximately $1 million. The identity of the recipients of these special bonuses has not yet been decided and will be determined by management of Tejas and/or The First National Bank prior to completion of the merger.

   Change in Control Payments. Pursuant to the terms of a change in control agreement, Jack W. Hall, Chief Financial Officer of Tejas and The First National Bank of Amarillo, will receive, upon completion of the merger, a change in control payment in cash equal to 2.99 times his average annual compensation less the value attributable to the acceleration of his stock options. Based on Mr. Hall's average annual compensation and the $13,182 value attributable to the acceleration of his stock options, his change in control payment will be approximately $221,225 payable by The First National Bank within five business days following the effective date of the merger. Payment of this amount is contingent upon completion of the merger, but is not contingent on the continued employment or termination of Mr. Hall subsequent to the merger. In addition to this payment, Mr. Hall and The First National Bank have entered into a supplemental change in control agreement, as amended, providing for the cash payment to Mr. Hall, only if approved by the shareholders of Tejas, equal to the difference between three times his compensation (including any bonus) in 2001 and the amount of cash received by Mr. Hall pursuant to the terms of the change in control agreement. The cash payment subject to the supplemental change in control agreement is estimated to be approximately $38,275. No payment under the supplemental change in control agreement will be made to Mr. Hall unless approved by the shareholders of Tejas. See "280G Payments--Jack W. Hall."

   Pursuant to an employment agreement, dated March 15, 1999, as amended, Walter Thomas Price, IV, Senior Vice President of The First National Bank, will receive, upon completion of the merger, a change in control payment equal to
2.99 times his average annual compensation less the value attributable to the acceleration of his outstanding stock options and the value of his severance payment. Based on Mr. Price's average annual compensation, the $4,526 value attributable to the acceleration of his stock options and the value of his severance, his change in control payment will be approximately $265,778 payable by The First National Bank within five business days following the effective date of the merger. Payment of this amount is contingent upon completion of the merger, but is not contingent on the continued employment or termination of Mr. Price subsequent to the merger. In the event that Mr. Price's employment is terminated following the merger, he would be entitled to receive a separate severance payment of $2,500. In addition to his change in control payment pursuant to his employment agreement, Mr. Price and The First National Bank have entered into a supplemental change in control agreement, as amended, providing for a cash payment to Mr. Price, only if approved by the shareholders of Tejas, equal to the difference between $285,000 (three times his compensation of $95,000 in 2001) and the change in control payment he will receive under his amended employment agreement. The cash payment subject to the supplemental change in control agreement is estimated to be approximately $16,722. No payment under the supplemental change in control agreement will be made to Mr. Price unless approved by the shareholders of Tejas. See "280G Payments--Walter Thomas Price, IV."

   Retention and Incentive Payments. It is expected that certain employees of Tejas and/or The First National Bank of Amarillo will enter into business completion payment agreements with Wells Fargo that will provide for cash payments within 30 days after the successful completion of the conversion of The First National Bank's systems to Wells Fargo's systems. Total gross retention payments are expected to be approximately $286,000.

   It is expected that other cash payments will be made to certain employees of Tejas and/or The First National Bank as an incentive for these employees to continue their employment with the bank. Total gross incentive payments are expected to be approximately $642,000.

   Indemnification and Insurance. Wells Fargo has agreed to ensure that all rights to indemnification and all limitations of liability existing in Tejas' restated articles of incorporation or amended and restated bylaws in favor of the present and former directors and officers of Tejas with respect to claims arising from (a) acts or events that occurred before the effective time of the merger or (b) the merger agreement or any of the transactions contemplated thereby will survive the merger and continue in full force and effect.

   Subject to certain exceptions and limitations, Wells Fargo has agreed to use its best efforts to cause to be maintained for a period of six years following the merger the current policies of directors' and officers' liability insurance maintained by Tejas with respect to claims or events that occur before the merger becomes effective.

Accelerated Vesting of Stock Options

   As a result of the merger, currently outstanding and non-vested options to acquire 386,050 shares of Tejas common stock granted under Tejas' stock option plan will vest and will become exercisable upon approval of the merger by the shareholders of Tejas and prior to the effective date of the merger. The options have exercise prices ranging from $3.00 to $6.00 depending on the date they were granted and would have otherwise vested periodically until February 18, 2006 with respect to options granted at $3.00 per share, and May 10, 2007 with respect to options granted at $6.00 per share.

   The merger agreement provides that all options that are in effect but unexercised immediately prior to the merger will be converted automatically into options to acquire shares of Wells Fargo common stock. See "The Merger Agreement--Basic Plan of Reorganization."

Employee Benefit Plans

   Each person who, as of the effective date of the merger, is an employee of Tejas or a Tejas subsidiary (each, an "eligible employee") will be eligible to participate in the employee welfare plans of Wells Fargo specified in the merger agreement, subject to any eligibility requirements applicable to such plans. Eligible employees will enter each of such plans no later than the first day of the calendar quarter which begins at least 32 days after completion of the merger.

   Eligible employees will be eligible to participate in the Wells Fargo 401(k) plan, subject to any eligibility requirements applicable to the plan. Eligible employees will receive full credit for years of past service to Tejas or the Tejas subsidiary (or their predecessors in interest), to the extent that such service is currently given credit under Tejas's existing 401(k) plan, for the purpose of satisfying any eligibility and vesting periods applicable to the Wells Fargo 401(k) plan.

   Eligible employees will be eligible to participate in the Wells Fargo cash balance plan, subject to any eligibility requirements applicable to the plan. Wells Fargo will not recognize past service with Tejas or any of its subsidiaries for any purpose under the cash balance plan. As a result, eligible employees will begin participation in the cash balance plan as new employees.

   Eligible employees will be eligible for access to Wells Fargo's retiree medical benefit, subject to any eligibility requirements applicable to such benefit. Wells Fargo will recognize years of past service with Tejas or a Tejas subsidiary for the purpose of eligibility to access Wells Fargo's retiree medical benefit.

Dissenters' Appraisal Rights

   The following is a summary of the appraisal rights of dissenting shareholders under Texas law. Shareholders of Tejas as of the record date may exercise dissenters' rights in connection with the merger by complying with the provisions of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act (TBCA), copies of which are included in this proxy statement-prospectus as Appendix C. The following summary of dissenters' rights is not a complete discussion of Articles 5.11, 5.12 and 5.13 of the TBCA and is qualified in its entirety by reference to Appendix C. If you wish to exercise dissenters' rights or wish to preserve the right to do so, you should carefully read Appendix C. You must follow exactly the required procedures set forth in the TBCA or your dissenters' rights may be lost.

   Meaning of Dissenters' Rights. Dissenters' rights of appraisal (or simply "rights of appraisal") refer to the right of shareholders who disagree with a particular corporate action to receive the cash value of their shares in lieu of whatever payment is called for by that corporate action. Under the TBCA, you have this right in connection with the merger. If the merger is completed, and you elect to exercise your dissenters' appraisal rights and you comply with the procedures set forth in the TBCA, then, instead of receiving shares of Wells Fargo common stock, you will be entitled to receive an amount equal to the "fair value" of the shares of Tejas common stock that you owned as of the day immediately before the date of the special meeting, excluding any increase or decrease in value in anticipation of the merger. This value may differ from the value of the consideration that you would otherwise receive in the merger. Completion of the merger is not conditioned on any maximum threshold number of shareholders of Tejas electing to exercise dissenters' rights.

   How to Exercise and Perfect Your Right to Dissent. You must take a number of specific steps to exercise your appraisal rights. Failure to take these steps strictly in the manner required will result in you losing your appraisal rights. If you lose your appraisal rights, you will be bound by the merger and will receive shares of Wells Fargo common stock in exchange for your shares of Tejas common stock.

   In order to be eligible to exercise your right to dissent from the merger and to receive, upon compliance with the statutory requirements summarized below, the fair value of your shares of Tejas common stock as of the day immediately preceding the special meeting:

  . you must, prior to the special meeting, provide Tejas with a written objection to the merger stating that you intend to exercise your right to dissent if the merger is completed and providing an address to which a notice about the outcome of the vote on the merger may be sent; and

  . you must not vote any of your shares of Tejas common stock in favor of the merger.

   Any written objection with notice of intent to exercise the right of dissent should be addressed as follows:

      Tejas Bancshares, Inc.
      905 South Fillmore, Suite 701
      Amarillo, Texas 79101
      Attention: Corporate Secretary

   You should sign every communication.

   In order to exercise properly dissenters' rights, you must refrain from voting by proxy or in person in favor of the merger. If you return a proxy without voting instructions or with instructions to vote FOR the proposal to approve the merger, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights. Simply voting against the merger is not sufficient to exercise you appraisal rights. You must also notify Tejas as mentioned above and take the other steps described below.

   Your Demand for Payment. If Tejas' shareholders approve the merger and you have taken the required steps described above before the meeting, Tejas will deliver or mail written notice to you of completion of the merger within 10 days after the effective time of the merger. You will have 10 days after delivery or mailing of this notice to you to make a written demand on Tejas, as the surviving company in the merger, for payment of the fair value of your Tejas shares. You must state in your demand the number of shares of Tejas common stock you own and your estimate of the fair value of your shares. The fair value of your shares of Tejas common stock will be the value of the shares on the day immediately preceding the special meeting, excluding any appreciation or depreciation in anticipation of the merger. Within 20 days after demanding payment for your shares, you must submit all of your share certificates to Tejas so that Tejas can note your demand on the share certificates.

   You will lose your appraisal rights and will be bound by the terms of the merger agreement if you fail to demand payment for your shares within the required 10-day period. Also, if you fail to submit your share certificates within the required 20-day period, Tejas has the option to terminate your appraisal rights, unless a court of competent jurisdiction for good and sufficient cause otherwise directs.

   Determining the Fair Value of Your Tejas Shares. Within 20 days after Tejas receives your written demand for payment and estimate of the fair value of your shares of Tejas common stock, it must mail or deliver to you a written notice that either:

  . accepts your estimate of the fair value of your shares and agrees to pay that amount within 90 days after the effective date of the merger and upon surrender of your certificate representing your shares of Tejas common stock; or

  . rejects your estimate of the fair value of your shares and states its estimate of the fair value of the shares. You will have 60 days after completion of the merger to accept Tejas' estimated value. If you do, Tejas will pay this amount to you within 90 days after completion of the merger and upon surrender of your duly endorsed share certificate.

   Payment of the Agreed Fair Value of Your Shares of Tejas Common Stock. If you and Tejas agree upon the fair value of your shares of Tejas common stock within 60 days after completion of the merger, Tejas shall pay the amount of the agreed value to you upon receipt of your duly endorsed share certificates within 90 days following completion of the merger. Upon payment to you of the agreed value, whether based on your estimate or Tejas' estimate, you will cease to have any interest in your shares of Tejas common stock.

   Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled. If you do not agree with Tejas' estimate of the fair value of your shares, then either you or Tejas may file a petition in any court of competent jurisdiction in Texas, asking the court to determine the fair value of your shares. The petition must be filed within 120 days after completion of the merger. The court will notify by registered mail all shareholders who have demanded payment for their shares, and who have been unable to reach an agreement with Tejas as to the fair value of their shares. The court's notice will state the time and place of the hearing at which the court will consider the petition.

   The court will appoint one or more appraisers to determine the value of the Tejas common stock. The appraisers may examine the books and records of Tejas and conduct such other investigation as they deem proper. The appraisers must afford a reasonable opportunity to the interested parties to submit pertinent evidence as to the value of the shares. The appraisers will then determine the fair value of the shares and report this value to the office of the clerk of the court. The clerk of the court will notify all parties of this value. After hearing any legal or factual exceptions to the report, the court will then determine the fair value of the shares and direct Tejas to pay that value, together with interest for the period beginning 91 days after the effective time of the merger and ending on the date of the court's judgment, to the shareholders entitled to payment, upon surrender of their duly endorsed share certificates. The court's determination of the value of the Tejas common stock will be binding on Tejas and all shareholders who have been so notified. Upon payment of this amount, dissenting shareholders will cease to have any interest in their shares or in Tejas. The court allows the appraisers a reasonable fee as court costs, and all court costs are allotted between the parties in a manner that the court determines is fair and equitable.

   Withdrawing Your Demand For Payment. You may withdraw your demand for payment at any time before payment for your shares and before any petition is filed seeking a determination of the fair value of the shares. With Tejas' consent, you may withdraw your demand after the petition is filed.

   When You Will be Presumed to Have Approved the Merger. You will be presumed to have approved the merger if (a) you withdraw your demand for payment within the time allowed, (b) Tejas has terminated your appraisal rights because you did not, within the time allowed, submit your share certificates to Tejas for notation of your demand for payment, (c) no petition for a court hearing was filed within the time allowed or (d) a petition is filed but the court determines that you are not entitled to exercise dissenters' appraisal rights. If you are presumed to have approved the merger, you will be bound by the merger and will cease to have any rights in the shares or in Tejas. Upon surrender of your duly endorsed certificates for your shares of Tejas common stock, you will receive shares of Wells Fargo common stock and will be entitled to receive any dividends and other distributions made to stockholders of Wells Fargo since completion of the merger.

   Dissenters' Rights are Your Only Remedy if you Object to the Merger. In the absence of fraud, the remedy provided by Article 5.12 of the TBCA is the exclusive remedy for the recovery of the value of your shares if you object to the merger. If Tejas complies with the requirements of Article 5.12 but you do not, you will not be entitled to bring suit for the recovery of the value of your shares or money damages with respect to the merger.

   Federal Income Tax Consequences. See "U.S. Federal Income Tax Consequences of the Merger" for a discussion of the federal income tax consequences to shareholders who elect to dissent from the merger.

Exchange of Certificates

   After completion of the merger, Wells Fargo Bank Minnesota, National Association, acting as exchange agent for Wells Fargo, will mail to each holder of record of shares of Tejas common stock a form of letter of transmittal, together with instructions for the exchange of the holder's Tejas stock certificates for a certificate representing shares of Wells Fargo common stock.

   Tejas shareholders should not send in their certificates until they receive the letter of transmittal form and instructions.

   No dividend or other distribution declared on Wells Fargo common stock after completion of the merger will be paid to the holder of any certificates for shares of Tejas common stock until after the certificates have been surrendered for exchange.

   When the exchange agent receives a surrendered certificate or certificates from a shareholder, together with a properly completed letter of transmittal, it will issue and mail to the shareholder a certificate representing the number of whole shares of Wells Fargo common stock to which the shareholder is entitled, plus cash for the amount of any remaining fractional share and any cash dividends that are payable with respect to the shares of Wells Fargo common stock so issued. No interest will be paid on the fractional share amount or amounts payable as dividends or other distributions.

   A certificate for Wells Fargo common stock may be issued in a name other than the name in which the surrendered certificate is registered if (a) the certificate surrendered is properly endorsed and accompanied by all documents required to transfer the shares to the new holder and (b) the person requesting the issuance of the Wells Fargo common stock certificate either pays to the exchange agent in advance any transfer and other taxes due or establishes to the satisfaction of the exchange agent that such taxes have been paid or are not due.

   The exchange agent will issue stock certificates for Wells Fargo common stock in exchange for lost, stolen or destroyed certificates for Tejas common stock upon receipt of a lost certificate affidavit and a bond indemnifying Wells Fargo for any claim that may be made against Wells Fargo as a result of the lost, stolen or destroyed certificates.

   After completion of the merger, no transfers will be permitted on the books of Tejas. If, after completion of the merger, certificates for Tejas common stock are presented for transfer to the exchange agent, they will be canceled and exchanged for certificates representing Wells Fargo common stock.

   None of Wells Fargo, Tejas, the exchange agent or any other person will be liable to any former holder of Tejas common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

Regulatory Approvals

   Federal Reserve Board Approval. The Board of Governors of the Federal Reserve System must approve the merger. The Federal Reserve Board is required to approve the merger because Wells Fargo is a bank holding company registered under the Bank Holding Company Act that is proposing to acquire another bank holding company, Tejas. Wells Fargo has filed an application with the Federal Reserve Board requesting approval of the merger. Copies of the application have been or will be provided to the U.S. Department of Justice and other governmental agencies. The application describes the terms of the merger, the parties involved, the activities to be conducted by Wells Fargo as a result of the merger, the source of funds for the merger and provides other financial and managerial information.

   In evaluating the application, the Federal Reserve Board will consider the financial and managerial resources and prospects of the existing and combined institutions and the benefits that may be expected from the merger. Among other things, the Federal Reserve Board will evaluate the capital adequacy of Wells Fargo before and after completion of the merger and Tejas' and Wells Fargo's record of addressing the credit needs of the communities they serve, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of its subsidiary banks, under the Community Reinvestment Act of 1977.

   The Federal Reserve Board can deny the application if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize a given business activity in any part of the United States. The Federal Reserve Board can also deny an application if it determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public. The Federal Reserve Board could also require that, as a condition to its approval of the merger, Tejas and Wells Fargo agree to divest one or more branches of The First National Bank of Amarillo. As of the date of this proxy statement-prospectus, the Federal Reserve Board had not determined whether any divestitures will be required.

   Applicable federal law provides for the publication of notice and public comment on the application filed by Wells Fargo with the Federal Reserve Board. Under current law, the merger cannot be completed until the Federal Reserve Board has approved it.

   Texas Department of Banking. The merger is also subject to certain filing and other requirements of the Texas Department of Banking. Wells Fargo has filed the required notice of merger with the Texas Department of Banking.

   The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Tejas shareholders is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

   Wells Fargo and Tejas are not aware of any governmental approvals or compliance with banking laws and regulations that are required for the merger to become effective other than those described above. Wells Fargo and Tejas intend to seek any other approval and to take any other action that may be required to complete the merger. There can be no assurance that any required approval or action can be obtained or taken prior to the special meeting.

   The merger cannot be completed unless all necessary regulatory approvals are granted. In addition, Wells Fargo may elect not to complete the merger if any condition under which any regulatory approval is granted is unreasonably burdensome to Wells Fargo. See "The Merger Agreement--Conditions to the Merger" and "--Termination of the Merger Agreement."

U.S. Federal Income Tax Consequences of the Merger

   The following is a discussion of the anticipated material U.S. federal income tax consequences of the merger to the Tejas shareholders who are citizens or residents of the United States and who, on the date of exchange of shares of Tejas common stock for Wells Fargo common stock in the merger, hold such shares as capital assets. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal circumstances, or to certain types of investors, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, subchpater "S" corporations, limited liability corporations, foreign shareholders and entities and taxpayers subject to alternative minimum tax. This discussion also does not address the tax consequences to holders of Tejas options or Tejas shareholders who received their stock in compensatory transactions.

   The following discussion is based on the U.S. federal income tax laws and regulations as currently in effect and as currently interpreted in administrative rulings and court decisions. It does not cover issues of state, local or foreign taxation. Future legislation, regulations, administrative rulings and court decisions may alter the tax consequences summarized below.

   Jenkens & Gilchrist, a Professional Corporation, counsel to Tejas, has rendered an opinion to Tejas that the merger will qualify as a "reorganization" for federal income tax purposes and that, subject to the limitations and qualification referred to herein, the anticipated U.S. federal income tax consequences of the merger to Tejas shareholders will generally be as described below:

  . A shareholder who receives shares of Wells Fargo common stock in exchange for shares of Tejas common stock in the merger will not recognize any gain or loss on the receipt of the shares of Wells Fargo common stock, except for cash received in lieu of a fractional share. The shareholder's gain or loss on the receipt of cash in lieu of a fractional share will equal the difference between the cash received and the tax basis of the fractional share exchanged.

  . A shareholder's aggregate tax basis in the shares of Wells Fargo common stock received will be the same as the shareholder's aggregate tax basis in the shares of Tejas common stock exchanged in the merger (less any tax basis attributable to fractional shares for which cash is received).

  . The holding period of the shares of Wells Fargo common stock received by a shareholder in the merger will include the holding period of the shareholder's shares of Tejas common stock exchanged for such Wells Fargo shares in the merger, but only if the shares of Tejas common stock were held as a capital asset at the time the merger is completed.

  . A dissenting shareholder who perfects his or her dissenters' appraisal rights and who receives solely cash in exchange for all of his or her shares of Tejas common stock will recognize gain or loss in an amount equal to the difference between the cash received and his or her tax basis in the shares of Tejas common stock exchanged. The gain or loss will be a capital gain or loss if the shareholder held the shares of Tejas common stock as a capital asset as of the effective date of the merger, and may qualify as long-term capital gain or loss if the shareholder held the shares of Tejas common stock for a period greater than one year as of the effective date of the merger.

   The opinion of Jenkens & Gilchrist has been filed as an exhibit to the registration statement of which this proxy statement-prospectus is a part. This opinion of counsel is based upon certain assumptions and representations of Wells Fargo and Tejas as to factual matters. Counsel's opinion may not be relied upon if any of these representations or assumptions is not accurate in all material respects. Counsel's opinion is also subject to certain qualifications stated therein. Counsel's opinion reflects only its judgement as to the U.S. federal income tax consequences of the merger under the Internal Revenue Code and is not binding only the Internal Revenue
Service.

   No ruling will be obtained from the IRS and there is no assurance that the IRS will not take a contrary position regarding the tax consequences of the merger, nor is there any assurance that the IRS would not prevail in the event the tax consequences of the merger were litigated. If the merger were determined not to qualify as a "reorganization" for federal income tax purposes, a Tejas shareholder would recognize taxable gain or loss upon the merger based on the difference between the fair market value of the Wells Fargo common stock received and the tax basis of the shareholder's shares of Tejas common stock exchanged in the merger.

   The U.S. federal income tax discussion set forth above is included for general information only and may or may not be applicable depending upon a shareholder's particular situation. Shareholders should consult their tax advisors with respect to the tax consequences to them of the merger, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax law.

Sale of Wells Fargo Common Stock Issued in the Merger

   The Wells Fargo common stock issued in the merger will be freely transferable under the Securities Act of 1933, except for shares issued to Tejas shareholders who are considered to be "affiliates" of Tejas or Wells Fargo under Rule 145 under the Securities Act or of Wells Fargo under Rule 144 under the Securities Act. The definition of "affiliate" is complex and depends on the specific facts, but generally includes directors, executive officers, 10% shareholders and other persons with the power to direct the management and policies of the company in question.

   Affiliates of Tejas may not sell the shares of Wells Fargo common stock received in the merger except (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with an exemption from the registration requirements of the Securities Act or (c) in compliance with Rule 144 and Rule 145 under the Securities Act. Generally, those rules permit resales of stock received by affiliates so long as Wells Fargo has complied with certain reporting requirements and the selling shareholder complies with certain volume and manner of sale restrictions. As a practical matter, the rules of the Securities Act will permit an affiliate to sell the Wells Fargo shares received in the merger if the shares are sold through a broker or dealer.

   Tejas has agreed to use its best efforts to deliver to Wells Fargo signed representations by each person who may be deemed to be an affiliate of Tejas that the person will not sell, transfer or otherwise dispose of the shares of Wells Fargo common stock to be received by the person in the merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

   This document does not cover any resales of Wells Fargo common stock received by affiliates of Tejas.

Stock Exchange Listing

   The shares of Wells Fargo common stock to be issued in the merger will be listed on the New York Stock and Chicago Stock Exchanges. The listing of the Wells Fargo common stock to be issued in the merger is a condition to Tejas's obligation to complete the merger. See "The Merger Agreement--Conditions to the Merger."

Accounting Treatment

   Wells Fargo will account for the merger under the purchase method of accounting. Wells Fargo will record, at fair value, the acquired assets and assumed liabilities of Tejas. To the extent the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Wells Fargo will record goodwill. Wells Fargo will include in its results of operations the results of Tejas's operations after the merger.

                              THE MERGER AGREEMENT

   The following is a summary of certain provisions of the merger agreement. When we use the term merger agreement in this document, we are referring to the agreement and plan of reorganization, a copy of which is included in this document as Appendix A. The merger agreement is incorporated by reference into this document. This summary is qualified in its entirety by reference to the full text of the merger agreement. Tejas shareholders are encouraged to read the merger agreement carefully and in its entirety. Parenthetical references are to the relevant paragraph or paragraphs of the merger agreement.

Basic Plan of Reorganization

   The merger agreement provides that Tejas will merge with and into a wholly owned subsidiary of Wells Fargo, with Tejas surviving the merger as a wholly owned subsidiary of Wells Fargo. (paragraph 1(a))

   Exchange of Wells Fargo Shares for Tejas Shares. Under the merger agreement, each share of Tejas common stock outstanding immediately before the merger, other than shares as to which statutory dissenters' appraisal rights have been exercised, will be converted into the right to receive a fraction of a share of Wells Fargo common stock. Following is a description of the formula that we will use to determine that fraction of a share, also known as the exchange ratio. Because the formula is complicated and relies on a number of defined terms, we have also provided an example of how the formula works. Keep in mind that the actual formula, which is set forth in the merger agreement in Appendix A to this document, will control if there are any differences between the actual formula and how we describe it below. (paragraph 1(a))

     The Variables. The formula is based on the following variables:

      (a) the total exercise price of all options to buy Tejas common stock that are unexercised and outstanding at the time of the merger;

      (b) the total number of shares of Tejas common stock outstanding at the time of the merger;

      (c) the total number of shares of Tejas common stock subject to options that are unexercised and outstanding at the time of the merger; and

      (d) the average closing price of a share of Wells Fargo common stock on the New York Stock Exchange only for each of the 20 consecutive trading days ending on the day immediately preceding the special meeting of shareholders.

     The Formula. The formula calculates the exchange ratio by:

      (1) adding $82,501,292 plus the total exercise price of all options to buy Tejas common stock that are unexercised and outstanding at the time of the merger; then

      (2) adding the total number of shares of Tejas common stock outstanding plus the total number of shares of Tejas common stock subject to options that are unexercised and outstanding at the time of the merger; then

      (3) dividing the sum calculated in (1) above by the sum calculated in (2) above; and finally

      (4) dividing the quotient calculated in (3) above by the average closing price of a share of Wells Fargo common stock on the New York Stock Exchange only for the period of the 20 consecutive trading days ending on the day immediately preceding the special meeting of shareholders.

     The exchange ratio will not be known until the time of the merger. Once the exchange ratio is determined, no adjustment will be made to the number of shares of Wells Fargo common stock you will receive for your shares of Tejas common stock to reflect changes in the price of Wells Fargo common stock.

   Adjustments for Changes in Capitalization. If before the merger is completed the outstanding shares of Wells Fargo are increased or decreased in number or changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, reclassification, recapitalization, stock dividend, stock split or other similar change in capitalization, then an appropriate and proportionate adjustment will be made to the exchange ratio. (paragraph 1(b))

   Cash Instead of Fractional Shares. If the aggregate number of shares of Wells Fargo common stock you will receive in the merger does not equal a whole number, you will receive cash instead of the fractional share. The cash payment will be equal to the product of the fractional part of the share of Wells Fargo common stock multiplied by the average closing price of a share of Wells Fargo common stock on the New York Stock Exchange only for the period of 20 consecutive trading days ending on the day immediately preceding the special meeting of Tejas shareholders at which the shareholders will vote on the merger agreement. (paragraph 1(c))

   Conversion of Tejas Stock Options to Wells Fargo Stock Options. At the time of the merger, each option granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan that is then outstanding and unexercised will be converted automatically into an option to buy Wells Fargo common stock in accordance with
Section 424 of the Internal Revenue Code. (paragraph 1(f)) The following formula is expected to be used to calculate the number of Wells Fargo shares that will be subject to each Wells Fargo option and the exercise price per share of each Wells Fargo option:

  . the number of Wells Fargo shares subject to the Wells Fargo option will equal the number of Tejas shares subject to the Tejas option multiplied by the exchange ratio, rounded down to the nearest share; and

  . the exercise price per share of the Wells Fargo option will equal the exercise price per share of the Tejas option divided by the exchange ratio, rounded down to the nearest cent.

   Effective Date and Time of the Merger. The effective date of the merger will be the day on which articles of merger are filed with and accepted by the Texas Secretary of State. The merger agreement provides that articles of merger will be filed within 10 business days after the satisfaction or waiver of all conditions to the merger or on such other date as Wells Fargo and Tejas may agree except that in no event may the effective date of the merger be the last business day of the calendar month. See "Conditions to the Merger" on page 37. (paragraph 1(d))

Representations and Warranties

   The merger agreement contains various representations and warranties by Wells Fargo and/or Tejas concerning, among other things (paragraphs 2 and 3):

  .  corporate organization,              .  financial statements and
     standing and authority;                 filings with the SEC and
                                             other governmental agencies;


  .  subsidiaries;
                                          .  filing of tax returns,
                                             payment of taxes and absence
                                             of certain tax proceedings;

  .  capitalization;


  .  corporate authority and
     action;                              .  absence of material changes
                                             in business since September
                                             30, 2001 for Tejas and
                                             December 31, 2000 for Wells
                                             Fargo;

  .  compliance of the merger
     agreement with, and the need
     for consent or approval
     under, applicable law and
     contracts and organizational
     documents;

                                          .  contracts and commitments;

                                          .  absence of pending or
                                             threatened litigation other
                                             than litigation disclosed
                                             under the merger agreement;

  .  governmental and third party
     consents and approvals;

  .  insurance;                           .  absence of brokerage or
                                             finder's fees except as
                                             disclosed under the merger
                                             agreement;

  .  compliance with laws;


  .  labor matters;

                                          .  proper administration of
  .  employee benefit plans;                 fiduciary accounts;


  .  information provided for             .  absence of default on
     inclusion in this document;             material agreements; and


  .  absence of any obligation to         .  absence of certain
     register securities;                    environmental liabilities;

Certain Covenants

   The merger agreement has a number of covenants and agreements that govern the actions of Tejas and Wells Fargo pending completion of the merger. Some of the covenants and agreements are summarized below.

 Conduct of Business

  Tejas

     Except as otherwise permitted or required by the merger agreement, or as otherwise agreed to in writing by Wells Fargo, Tejas and each Tejas subsidiary will:

    .  maintain its corporate existence in good standing;

    .  maintain the general character of its business;

    .  conduct its business in the ordinary and usual manner;

    . extend credit in accordance with existing lending policies, with certain exceptions subject to the prior written consent of Wells Fargo, which consent will be deemed waived under certain specified circumstances;

    . maintain proper business and accounting records in accordance with generally accepted principles;

    . maintain its properties in good repair and condition, with the exception of ordinary wear and tear;

    . maintain in all material respects presently existing insurance coverage;

    . use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it;

    . use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the merger;

    . comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Tejas and each Tejas subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Tejas and its subsidiaries taken as a whole; and

    . permit Wells Fargo and its representatives (including KPMG LLP) to examine its and its subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business (paragraph 4(a))

     Except as otherwise permitted or required by the merger agreement, or as otherwise agreed to in writing by Wells Fargo, until the effective date of the merger, Tejas and each Tejas subsidiary will not:

    . amend or otherwise change its articles of incorporation or association or bylaws;

    . issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share equivalents, or any other of its securities, except that Tejas may issue shares of Tejas common stock upon exercise of stock options granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan or The First National Bank of Amarillo Directors Stock Compensation Plan;

    . authorize or incur any long-term debt (other than deposit liabilities);

    . mortgage, pledge or subject to a lien or other encumbrance any of its properties, except in the ordinary course of business;

    . enter into any material agreement, contract or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect as of the date of the merger agreement;

    . make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less;

    . amend or terminate any specified employee benefit plan except as required by law or the terms of the merger agreement;

    . make any contributions to any specified employee benefit plan except as required by the terms of the plan in effect as of the date of the merger agreement;

    . declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a Tejas subsidiary's board of directors in accordance with applicable law and regulation;

    . redeem, purchase or otherwise acquire any capital stock of Tejas except resulting from the forfeiture of shares of Tejas common stock under The First National Bank of Amarillo Directors Stock
       Compensation Plan;

    . increase the compensation of any officers, directors or executive employees, except for periodic increases in the ordinary course of business consistent with past practice and except with respect to the bonus payments in the amounts and payable as set forth in the merger agreement;

    . sell or otherwise dispose of any shares of capital stock of any Tejas subsidiary; or

    . sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business. (paragraph 4(b))

  Wells Fargo

     Wells Fargo has agreed to maintain its corporate existence in good standing and conduct its business and to cause its significant subsidiaries to conduct their respective businesses in compliance with all material obligations and duties imposed by laws, regulations, rules and ordinances or by judicial orders, judgments and decrees applicable to them or to their businesses or properties. Wells Fargo has also agreed to maintain all books and records, including all financial statements, in accordance with generally accepted accounting principles and practices consistent with those used for its financial statements. (paragraph 5(a))

   Competing Transactions. Neither Tejas nor any Tejas subsidiary nor any director, officer, representative or agent of Tejas or any Tejas subsidiary will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any entity or group (other than Wells Fargo) concerning any offer or possible offer to:

  . purchase any shares of its common stock, any option or warrant to purchase any shares of its common stock, any security convertible into its common stock, or any other equity security of Tejas or any of its subsidiaries;

  . make a tender or exchange offer for any shares of its common stock or other equity security of Tejas or any of its subsidiaries;

  . purchase, lease or otherwise acquire the assets of Tejas or any of its subsidiaries except in the ordinary course of business; or

  . merge, consolidate or otherwise combine with Tejas or any of its subsidiaries.

   Tejas and each of its subsidiaries, as applicable, has also agreed to promptly inform Wells Fargo if any such entity or group makes an offer or inquiry concerning any of the foregoing. (paragraph 4(h))

   Conversion of Stock Options. Tejas will take whatever actions are necessary to provide for the conversion of options granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan to options to buy Wells Fargo common stock as specified under the merger agreement. (paragraph 4(p))

   Directors Stock Plan. Tejas will take whatever action is necessary to:

  . cause any awards under The First National Bank of Amarillo Directors Stock Compensation Plan for any period beginning on or after January 1, 2002 to be in the form of cash only;

  . terminate the plan and issue all shares of Tejas common stock awarded and earned under the plan effective prior to the merger; and

  . cause all unearned awards of Tejas common stock to terminate prior to the merger. (paragraph 4(q))

   280G Shareholder Approval. Tejas will obtain the approval of the holders of at least 75% of the issued and outstanding Tejas common stock in accordance with rules relating to shareholder approval for purposes of Section 280G of the Internal Revenue Code prior to any payment, grant of any right or provision of any benefit to an employee of Tejas as a result of or in connection with the completion of the merger and related transactions that would cause the limitations of Section 280G with respect to tax deductibility to be exceeded. Tejas will use its best efforts to amend any relevant agreement to make such payment, grant or provision subject to and contingent on such shareholder approval. (paragraph 4(o))

   Divestiture Cooperation. Prior to the merger, Tejas will enter into and cause its subsidiaries to enter into agreements for the divestiture of such branch or branches as the Board of Governors of the Federal Reserve System or the United States Department of Justice may require as a condition to Federal Reserve Board approval of the merger.

   Other Covenants. The merger agreement contains various other covenants, including covenants relating to the preparation and distribution of this document, access to information, and the listing on the New York and Chicago Stock Exchanges of the shares of Wells Fargo common stock to be issued in the merger. In addition, Tejas has agreed to

  . subject to specified conditions, establish such additional accruals and reserves as are necessary to conform its accounting and loss reserve practices and methods to those of Wells Fargo, consistent with Wells Fargo's plans with respect to the conduct of Tejas's business after the merger, and to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the merger (paragraph 4(l)); and

  . use its best efforts to deliver to Wells Fargo prior to completion of the merger signed representations substantially in the form attached as Exhibit B to the merger agreement from each executive officer, director or shareholder of Tejas who may reasonably be deemed an "affiliate" of Tejas within the meaning of such term as used in Rule 145 of the Securities Act. (paragraph 4(k) and Exhibit B) See "The Merger--Sale of Wells Fargo Common Stock Issued in the Merger" on page 31.

   Wells Fargo will ensure that all rights to indemnification and all limitations of liability in favor of any person who is now, or has been at any time prior the date of the merger agreement, or who becomes prior to the merger, a director or officer of Tejas or any Tejas subsidiary, in the articles of incorporate or bylaws of Tejas or the Tejas subsidiary, as applicable in the particular case and as in effect as of the date of the merger agreement, with survive the merger and continue in full force and effect with respect to claims arising from (a) facts or events that occurred before the merger, or (b) the merger agreement, the agreement and plan of merger or any of the transactions contemplated by either agreement. In the event of a liquidation or sale of substantially all assets of Tejas, Wells Fargo will guarantee the indemnification obligations of Tejas and its subsidiaries to the extent of the net asset value of Tejas or any of its subsidiaries at the time of the merger. Under no circumstances is Wells Fargo required to indemnify any person who was a director or officer of Tejas or any Tejas subsidiary to a greater extent than Tejas or the Tejas subsidiary was, as of the date of the merger agreement, required to indemnify that person. Wells Fargo has the right to assume the defense of any claim made against a present or former director or officer of Tejas or any of its subsidiaries if such claim could trigger its indemnification obligations.

   Wells Fargo has also agreed to use its best efforts to maintain the current directors' and officers' liability insurance maintained by Tejas (or to substitute policies with substantially equivalent coverage and terms) for a period of six years after the merger, but is not obligated to pay more than 125% of the current annual premiums paid for such insurance.

Conditions to the Merger

   Under the merger agreement, various conditions are required to be met before Wells Fargo or Tejas is obligated to complete the merger. These conditions are customary and include such items as:

  . the continued accuracy of the other party's representations and warranties;

  . the performance by the other party of its obligations under the merger agreement;

  . the receipt of shareholder and regulatory approval, and expiration of all applicable waiting and appeal periods;

  .  the absence of any order restraining or enjoining the merger; and

  . subject to certain exceptions, the absence since September 30, 2001 of any changes that have had or might be reasonably expected to have a material adverse effect on the other party.

   Various additional conditions must be met before Tejas is obligated to complete the merger, including:

  . the listing on the New York and Chicago Stock Exchanges of the Wells Fargo common stock to be delivered to Tejas shareholders;

  . the receipt by Wells Fargo of all securities law or blue sky authorizations necessary to complete the merger; and

  .  the receipt by Tejas of a favorable tax opinion.

   Also, various additional conditions must be met before Wells Fargo is obligated to complete the merger, including:

  . the receipt by Tejas and each Tejas subsidiary of all material consents or waivers from third parties to loan agreements, leases or other contracts required to complete the merger;

  . the total number of shares of Tejas common stock outstanding and subject to issuance upon exercise, assuming for this purpose that phantom shares and other share-equivalents constitute Tejas common stock, of all warrants, options, conversion rights, phantom shares or other share-equivalents shall not exceed 13,634,737;

  .  the resignation of each member of Tejas's board of directors;

  . the compliance by Tejas with its covenants relating to the Tejas Bancshares, Inc. 1998 Incentive Stock Plan, The First National Bank of Amarillo Directors Stock Compensation Plan, and shareholder approval under Section 280G of the Internal Revenue Code;

  . the effectiveness of the consulting and non-competition agreement between Wells Fargo and John F. Stradley; and

  . the receipt by Wells Fargo of an opinion of counsel that the entering into, and the performance of any obligation under, the non-compete agreement among Tejas, The First National Bank and Donald E. Powell dated August 28, 2001 do not violate any federal laws, regulations or policies.

   Some of the conditions to the merger are subject to exceptions and/or a "materiality" standard. Certain conditions to the merger may be waived by the party seeking to assert the condition. (paragraphs 6 and 7)

Termination of the Merger Agreement

   Wells Fargo and Tejas can mutually agree to terminate the merger agreement at any time before completion of the merger. (paragraph 9(a)(i)) Also, either Wells Fargo or Tejas can terminate the merger agreement without the consent of the other if any of the following occurs:

  . The merger has not been completed by April 30, 2002, unless the failure to complete the merger is due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements to be observed or performed by the party (paragraph 9(a)(ii)); or

  . A court or governmental authority of competent jurisdiction has issued a final order restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement. (paragraph 9(a)(iii))

Effect of Termination

   Generally, if either party terminates the merger agreement, it becomes void without any liability to either party other than for willful and material breaches of representations or warranties, or willful and material failure in performance of covenants, agreements, duties or obligations arising under the merger agreement. The provisions of the merger agreement governing confidential information and expenses incurred in connection with the merger continue in effect after termination of the merger agreement. (paragraph 9(b))

Waiver and Amendment

   Either Wells Fargo or Tejas may waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the merger agreement. (paragraph 16)

   Wells Fargo and Tejas can amend the merger agreement at any time before the merger is completed; however, the merger agreement prohibits them from amending the merger agreement after Tejas shareholders approve the merger if the amendment would change in a manner adverse to Tejas shareholders the consideration to be received by Tejas shareholders in the merger. (paragraph
17)

Expenses

   Wells Fargo and Tejas will each pay their own expenses in connection with the merger, including fees and expenses of their respective independent auditors and counsel. (paragraph 10)

                                 280G PAYMENTS

General

   In addition to voting on the proposal to approve the merger, Tejas shareholders will consider and vote on separate proposals to approve payments to two officers of Tejas and/or The First National Bank of Amarillo. Tejas has agreed not to make any payments to any person that would fail to be deductible for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code. Section 280G provides that payments to officers, employees or holders of more than one percent of the outstanding shares, which would otherwise be deductible expenses of an employer for federal income tax purposes, will not be deductible to the extent such payment may be characterized as "excess parachute payments."

   Generally, a "parachute payment" occurs when there is a change in control of an employer and, as a result, certain employees receive payments in the nature of compensation which are deemed contingent on the change in control and are equal to or greater than three times their average annual compensation for the five years preceding the taxable year in which the change in control occurs. The amount of the parachute that equals or exceeds three times the employee's average annual compensation is referred to as a "280G payment." If a 280G payment is made, all compensation payments resulting from the merger that exceed the employee's average annual compensation, or the "excess parachute payment," will not be deductible by Tejas and will be subject to a 20% excise tax payable by the employee.

   In connection with the merger, it is possible that the following would constitute 280G payments:

  1. the rights of the officers to the automatic accelerated vesting of stock options under the existing stock option plan and their individual stock option grant agreements, and

  2. the payments made to certain officers under certain existing change in control or employment agreements.

   The Internal Revenue Code contains an exemption for 280G payments by a corporation whose stock is not publicly traded on an established securities market if disinterested shareholders owning more than 75% of the voting power of such corporation's stock approve the payment. Shares of Tejas common stock are not considered publicly traded on an established securities market for this purpose. Accordingly, to the extent the shareholder approval requirements of
Section 280G are satisfied with respect to particular payments, such payments will not be considered to be parachute payments and therefore would not give rise to an excess parachute payment subject to loss of deductibility and the 20% excise tax.

Summary of Payments

   The following paragraphs describe (i) the proposed payments comprised of cash to certain officers of Tejas and/or The First National Bank, (ii) the proposed payment comprised of the acceleration of the currently unvested stock options that will accelerate as to vesting in connection with the merger, and
(iii) certain other payments officers may receive as a result of the merger. For a discussion of the terms of the stock option plan and cash bonus payments, see "The Merger--Additional Interests of Tejas Management."

   Jack W. Hall, Chief Financial Officer of Tejas and The First National Bank of Amarillo. Pursuant to the terms of a change in control agreement, Jack W. Hall, Chief Financial Officer of Tejas and The First National Bank of Amarillo, will receive, upon completion of the merger, a change in control payment in cash equal to 2.99 times his average annual compensation, less the value attributable to the acceleration of his stock options. Based on Mr. Hall's average annual compensation and the $13,182 value attributable to the acceleration of his stock options, his change in control payment under this agreement will be approximately $221,225 payable by The First National Bank within five business days following the effective date of the merger. Payment of this amount pursuant to Mr. Hall's change in control agreement is contingent upon completion of the merger, but is not contingent on receipt of separate shareholder approval as described below or the continued employment or termination of Mr. Hall subsequent to completion of the merger.

   In addition to his change in control agreement, Mr. Hall and The First National Bank have entered into a supplemental change in control agreement, as amended, providing for the cash payment to Mr. Hall, only if approved by the shareholders of Tejas, equal to the difference between three times his compensation (including any bonus) in 2001 and the amount of cash received by Mr. Hall pursuant to the terms of the change in control agreement. The cash payment subject to the supplemental change in control agreement is estimated to be approximately $38,275. No payment under the supplemental change in control agreement will be made to Mr. Hall unless approved by the shareholders of Tejas.

   Walter Thomas Price, IV, Senior Vice President of The First National Bank of Amarillo. In December 2001, The First National Bank of Amarillo entered into an agreement to pay Walter Thomas Price, IV, Senior Vice President of The First National Bank, a bonus of $285,000 pursuant to the terms of a special bonus agreement. The terms of the special bonus agreement were approved by the board of directors of The First National Bank at a meeting held on December 12, 2001. Mr. Price received his special bonus on December 13, 2001. Pursuant to an employment agreement, dated March 15, 1999, as amended, Mr. Price will receive, upon completion of the merger, a change in control payment equal to 2.99 times his average annual compensation (computed without taking into account his special bonus) less the $4,526 value attributable to the acceleration of his outstanding stock options and the value of his severance payment (which is $2,500). Based on Mr. Price's average annual compensation, the value attributable to the acceleration of his stock options and the value of his severance, his change in control payment will be approximately $265,778 payable by The First National Bank within five business days following the effective date of the merger. Payment of this amount is contingent upon completion of the merger, but is not contingent on receipt of separate shareholder approval as described below or the continued employment or termination of Mr. Price subsequent to completion of the merger. In the event that Mr. Price's employment is terminated for any reason following the merger, he would be entitled, under the terms of his amended employment agreement, to receive a separate severance payment of $2,500.

   In addition to his change in control payment pursuant to his amended employment agreement, Mr. Price and The First National Bank have entered into a supplemental change in control agreement, as amended, providing for the cash payment to Mr. Price, only if approved by the shareholders of Tejas, equal to the difference between $285,000 (three times his annual compensation in 2001) and the change in control payment he will receive under his amended employment agreement (as discussed above). Therefore, the cash payment subject to the supplemental change in control agreement is estimated to be approximately $16,722. No payment under the supplemental change in control agreement will be made to Mr. Price unless approved by the shareholders of Tejas.

Approval of 280G Payments

   In order to avoid the loss of deductibility to Tejas and the 20% excise tax to the individuals, and to ensure that Tejas will not breach the merger agreement, Tejas shareholders are being asked to approve the 280G payments to each of Messrs. Hall and Price pursuant to the terms of their respective supplemental change in control agreements. As described above, Section 280G provides that if the disinterested shareholders holding more than 75% of the voting power of Tejas immediately preceding the effective time of the merger approve the supplemental change in control agreements, payments under such agreements will not be considered parachute payments and, therefore, will not cause a loss of deductibility or a 20% excise tax.

   Each of the above-named individuals and their respective spouses, parents, children and grandchildren are disqualified from voting on the proposal to approve their respective 280G payment pursuant to the supplemental change in control agreement, and shares of Tejas common stock beneficially owned by such persons will not be treated as outstanding for purposes of computing the necessary vote to approve their payment. Accordingly, the number of shares of Tejas common stock that will represent 75% for each individual may vary.

   At the record date for the special meeting, Mr. Hall did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment for Mr. Hall will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

   At the record date for the special meeting, Mr. Price did not beneficially own any outstanding shares of Tejas common stock. Accordingly, approval of the 280G payment for Mr. Price will require the affirmative vote of more than 75% of all outstanding shares, or at least 9,778,828 shares of Tejas common stock.

   Shareholder approval of the 280G payments is not a condition precedent to consummation of the merger. If the Tejas shareholders do not approve either or both of the payments, the individual whose payment is not so approved will not receive any payment under the supplemental change in control agreement and thus will not receive any payment that would violate Section 280G of the Internal Revenue Code. Approval by the shareholders of Tejas of the 280G payments will not affect the overall consideration to be received by Tejas shareholders if the merger is approved.

   The board of directors of Tejas believes that the 280G payments to each of Messrs. Hall and Price are in the best interest of Tejas and its shareholders and recommends that the shareholders of Tejas approve these payments pursuant to the supplemental change in control agreements.

                         INFORMATION ABOUT WELLS FARGO

General

   Wells Fargo is a diversified financial services company. Through its subsidiaries and affiliates, Wells Fargo provides retail, commercial, real estate and mortgage banking, asset management and consumer finance, as well as a variety of other financial services, including equipment leasing, agricultural finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing, and venture capital investment.

   At September 30, 2001, Wells Fargo had consolidated total assets of $298.1 billion, consolidated total deposits of $176.8 billion and stockholders' equity of $27.3 billion. Based on assets at September 30, 2001, Wells Fargo was the fifth largest commercial banking organization in the United States.

   Wells Fargo expands its business in part by acquiring banking institutions and other companies engaged in activities closely related to banking. Wells Fargo continues to explore opportunities to acquire banking institutions and other companies permitted by the Bank Holding Company Act of 1956. Discussions are continually being carried on related to such acquisitions. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. It is the policy of Wells Fargo not to comment on such discussions or possible acquisitions until a definitive agreement with respect thereto has been signed.

   Wells Fargo is a legal entity separate and distinct from its banking and nonbanking subsidiaries. As a result, the right of Wells Fargo--and thus the right of Wells Fargo's creditors--to participate in any distribution of assets or earnings of any subsidiary, other than in its capacity as a creditor of such subsidiary, is subject to the prior payment of claims of creditors of such subsidiary. The principal sources of Wells Fargo's revenues are dividends and fees from its subsidiaries. See "Regulation and Supervision of Wells Fargo-- Dividend Restrictions" on page 44 for a discussion of the restrictions on the subsidiary banks' ability to pay dividends to Wells Fargo.

   Wells Fargo's executive offices are located at 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (800) 411-4932.

Management and Additional Information

   Information concerning executive compensation, the principal holders of voting securities, certain relationships and related transactions, and other related matters concerning Wells Fargo is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000. Wells Fargo's Annual Report on Form 10-K is incorporated by reference into this document. Tejas shareholders who want a copy of this annual report or any document incorporated by reference into the report may contact Wells Fargo at the address or phone number indicated below under "Where You Can Find More Information" on page 69.

Information on Wells Fargo's Web Site

   Information on the Internet web site of Wells Fargo or any subsidiary of Wells Fargo is not part of this document, and you should not rely on that information in deciding whether to approve the merger unless that information is also in this document or in a document that is incorporated by reference into this document.

                   REGULATION AND SUPERVISION OF WELLS FARGO

   To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the full text of those provisions. Also, such statutes, regulations and policies are continually under review by Congress and state legislatures and federal and state regulatory agencies. A change in statutes, regulations or regulatory policies applicable to Wells Fargo could have a material effect on the business of Wells Fargo.

Introduction

   Wells Fargo, its banking subsidiaries and many of its nonbanking subsidiaries are subject to extensive regulation by federal and state agencies. The regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of security holders.

   As discussed in more detail below, this regulatory environment, among other things, may restrict Wells Fargo's ability to diversify into certain areas of financial services, acquire depository institutions in certain states and pay dividends on its capital stock. It may also require Wells Fargo to provide financial support to one or more of its banking subsidiaries, maintain capital balances in excess of those desired by management and pay higher deposit insurance premiums as a result of the deterioration in the financial condition of depository institutions in general.

   Additional information about the regulation and supervision of Wells Fargo is contained in Wells Fargo's annual and quarterly reports filed with the SEC. See "Where You Can Find More Information" on page 69.

Regulatory Agencies

   Bank Holding Company. Wells Fargo & Company, as a bank holding company, is subject to regulation under the Bank Holding Company Act of 1956 (the Bank Holding Company Act) and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the Bank Holding Company Act. As of March 13, 2000, Wells Fargo became a financial holding company under the Bank Holding Company Act.

   Subsidiary Banks. Wells Fargo's national banking subsidiaries are subject to regulation and examination primarily by the Office of the Comptroller of the Currency (OCC) and secondarily by the Federal Reserve Board and the Federal Deposit Insurance Corporation (FDIC). Wells Fargo's state-chartered banking subsidiaries are subject to primary federal regulation and examination by the FDIC or the Federal Reserve Board and, in addition, are regulated and examined by banking departments of the states where they are chartered.

   Nonbank Subsidiaries. Many of Wells Fargo's nonbank subsidiaries also are subject to regulation by the Federal Reserve Board and other applicable federal and state agencies. Wells Fargo's brokerage subsidiaries are regulated by the SEC, the National Association of Securities Dealers, Inc. and state securities regulators. Wells Fargo's insurance subsidiaries are subject to regulation by applicable state insurance regulatory agencies. Other nonbank subsidiaries of Wells Fargo are subject to the laws and regulations of both the federal government and the various states in which they conduct business.

Bank Holding Company Activities

   "Financial in Nature" Requirement. As a bank holding company that has elected also to become a financial holding company pursuant to the Bank Holding Company Act, Wells Fargo may affiliate with securities firms and insurance companies and engage in other activities that are financial in nature or are incidental or complementary to activities that are financial in nature. "Financial in nature" activities include securities underwriting, dealing and market making, sponsoring mutual funds and investment companies, insurance underwriting and agency, merchant banking, and activities that the Federal Reserve Board determines from time to time to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. A bank holding company that is not also a financial holding company is limited to engaging in banking and such other activities as determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

   No Federal Reserve Board approval is required for Wells Fargo to acquire a company (other than a bank holding company, bank or savings association) engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. Prior Federal Reserve Board approval is required before Wells Fargo may acquire the beneficial ownership or control of more than 5% of the voting shares or substantially all of the assets of a bank holding company, bank or savings association.

   If any subsidiary bank of Wells Fargo ceases to be "well capitalized" or "well managed" under applicable regulatory standards, the Federal Reserve Board may, among other actions, order Wells Fargo to divest the subsidiary bank. Alternatively, Wells Fargo may elect to conform its activities to those permissible for a bank holding company that is not also a financial holding company. If any subsidiary bank of Wells Fargo receives a rating under the Community Reinvestment Act of 1977 of less than satisfactory, Wells Fargo will be prohibited from engaging in new activities or acquiring companies other than bank holding companies, banks or savings associations.

   Interstate Banking. Under the Riegle-Neal Interstate Banking and Branching Act (Riegle-Neal Act), a bank holding company may acquire banks in states other than its home state, subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company not control, prior to or following the proposed acquisition, more than 10% of the total amount of deposits of insured depository institutions nationwide or, unless the acquisition is the bank holding company's initial entry into the state, more than 30% of such deposits in the state, or such lesser or greater amount set by the state.

   The Riegle-Neal Act also authorizes banks to merge across state lines, thereby creating interstate branches. Banks are also permitted to acquire and to establish de novo branches in other states where authorized under the laws of those states.

   Regulatory Approval. In determining whether to approve a proposed bank acquisition, federal banking regulators will consider, among other factors, the effect of the acquisition on competition, the public benefits expected to be received from the acquisition, the projected capital ratios and levels on a post-acquisition basis, and the acquiring institution's record of addressing the credit needs of the communities it serves, including the needs of low and moderate income neighborhoods, consistent with the safe and sound operation of the bank, under the Community Reinvestment Act of 1977.

Dividend Restrictions

   Wells Fargo & Company is a legal entity separate and distinct from its subsidiary banks and other subsidiaries. Its principal source of funds to pay dividends on its common and preferred stock and debt service on its debt is dividends from its subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that Wells Fargo's bank subsidiaries may pay without regulatory approval. Dividends payable by a national bank are limited to the lesser of the bank's undivided profits and the bank's retained net income for the current year plus its retained net income for the preceding two years (less any required transfers to capital surplus) up to the date of any dividend declaration in the current calendar year. Wells Fargo's state-chartered subsidiary banks also are subject to state regulations that limit dividends.

   Federal bank regulatory agencies have the authority to prohibit Wells Fargo's subsidiary banks from engaging in unsafe or unsound practices in conducting their businesses. The payment of dividends, depending on the financial condition of the bank in question, could be deemed an unsafe or unsound practice. The ability of Wells Fargo's subsidiary banks to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines.

Holding Company Structure

   Transfer of Funds from Banking Subsidiaries. Wells Fargo's banking subsidiaries are subject to restrictions under federal law that limit the transfer of funds or other items of value from these subsidiaries to Wells Fargo and its nonbanking subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value from a subsidiary to an affiliate or for the benefit of an affiliate. Unless an exemption applies, these transactions by a banking subsidiary with a single affiliate are limited to 10% of the subsidiary bank's capital and surplus and, with respect to all covered transactions with affiliates in the aggregate, to 20% of the subsidiary bank's capital and surplus. Moreover, loans and extensions of credit to affiliates generally are required to be secured in specified amounts. A bank's transactions with its nonbank affiliates are also generally required to be on arm's-length terms.

   Source of Strength Doctrine. Under current Federal Reserve Board policy, Wells Fargo is expected to act as a source of financial and managerial strength to each of its subsidiary banks and, under appropriate circumstances, to commit resources to support each such subsidiary bank. This support could be required at times when Wells Fargo might not have the resources to provide it. In addition, the OCC may order the pro rata assessment of Wells Fargo if the capital of one of its national bank subsidiaries were to become impaired. If Wells Fargo failed to pay the assessment within three months, the OCC could order the sale of its stock in the national bank subsidiary to cover the deficiency.

   Capital loans from Wells Fargo to any of its subsidiary banks are subordinate in right of payment to deposits and certain other indebtedness of the subsidiary bank. In the event of Wells Fargo's bankruptcy, any commitment by Wells Fargo to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

   Depositor Preference. The Federal Deposit Insurance Act (FDI Act) provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of the institution, including the claims of the FDIC as subrogee of insured depositors, and certain claims for administrative expenses of the FDIC as a receiver will have priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will have priority in payment ahead of unsecured, nondeposit creditors, including Wells Fargo, with respect to any extensions of credit they have made to such insured depository institution.

   Liability of Commonly Controlled Institutions. All of Wells Fargo's banks are insured by the FDIC. FDIC-insured depository institutions can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC due to the default of an FDIC-insured depository institution controlled by the same bank holding company, or for any assistance provided by the FDIC to an FDIC-insured depository institution controlled by the same bank holding company that is in danger of default. "Default" means generally the appointment of a conservator or receiver. "In danger of default" means generally the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

Capital Requirements

   General. Wells Fargo is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board. These are substantially similar to the capital requirements and guidelines imposed by the OCC and the FDIC on the depository institutions under their jurisdictions. For this purpose, a depository institution's or holding company's assets, and some of its specified off-balance sheet commitments and obligations, are assigned to various risk categories. A depository institution's or holding company's capital, in turn, is classified in one of three tiers, depending on type:

  Core ("Tier 1")        Supplementary ("Tier 2")        Market Risk ("Tier 3")
      Capital                     Capital                        Capital
  ---------------        ------------------------        ----------------------
.. Common equity       among other items:              .  qualifying unsecured
.. Retained earnings   . perpetual preferred stock not    subordinated debt
.. Qualifying           meeting the Tier 1 definition
noncumulative         . qualifying mandatory
 perpetual preferred  convertible  securities
stock                 . qualifying subordinated debt
.. a limited amount    . allowances for loan ands
of  qualifying        lease  losses, subject to
cumulative            limitations
 perpetual stock at
the  holding company
level
.. minority interests
in  equity accounts
of  consolidated
subsidiaries
.. less goodwill,
most  intangible
assets and  certain
other assets

   Wells Fargo, like other bank holding companies, currently is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8%, respectively, of its total risk-weighted assets (including various off-balance-sheet items, such as standby letters of credit). For a holding company to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. At September 30, 2001, Wells Fargo met both requirements to be considered "well capitalized," with Tier 1 and total capital equal to 7.4% and 11.0% of its respective total risk-weighted assets.

   Federal Reserve Board, FDIC and OCC rules require Wells Fargo to incorporate market and interest rate risk components into its risk-based capital standards. Under these market risk requirements, capital is allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points (one to two percentage points) if the holding company does not meet these requirements. Wells Fargo's leverage ratio at September 30, 2001 was 6.4%.

   The Federal Reserve Board may set capital requirements higher than the minimums described above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board has also indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indications of capital strength in evaluating proposals for expansion or new activities.

   Wells Fargo's banking subsidiaries are subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Wells Fargo's management believes that each of Wells Fargo's subsidiary banks meet all capital requirements to which they are subject.

   Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to restrictions on its business, which are described below under " -- Federal Deposit Insurance Corporation Improvement Act of 1991."

   Federal Deposit Insurance Corporation Improvement Act of 1991. The Federal Deposit Insurance Corporation Improvement Act of 1991 (the FDICIA), among other things, identifies five capital categories for insured depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. It requires U.S. federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements based on these categories. The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank or thrift is well capitalized, it is subject to restrictions on its ability to offer brokered deposits and on other aspects of its operations. The FDICIA generally prohibits a bank from paying any dividend or making any capital distribution or paying any management fee to its holding company if the bank would thereafter be undercapitalized. An undercapitalized bank or thrift must develop a capital restoration plan, and its parent holding company must guarantee the bank's or thrift's compliance with the plan up to the lesser of 5% of the bank's or thrift's assets at the time it became undercapitalized and the amount needed to comply with the plan.

   As of September 30, 2001, Wells Fargo believes that each of its significant bank subsidiaries was well capitalized, based on the prompt corrective action ratios and guidelines described above. A bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) prompt corrective action regulations, and the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects for other purposes.

Deposit Insurance Assessments

   Through the Bank Insurance Fund (BIF), the FDIC insures the deposits of Wells Fargo's depository institution subsidiaries up to prescribed limits for each depositor. The amount of FDIC assessments paid by each BIF member institution is based on its relative risk of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution's capitalization risk category and supervisory subgroup category. An institution's capitalization risk category is based on the FDIC's determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. An institution's supervisory subgroup category is based on the FDIC's assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required.

   The BIF assessment rate currently ranges from zero to 27 cents per $100 of domestic deposits. The FDIC may increase or decrease the assessment rate schedule on a semi-annual basis. An increase in the BIF assessment rate could have a material adverse effect on Wells Fargo's earnings, depending on the amount of the increase. The FDIC is authorized to terminate a depository institution's deposit insurance upon a finding by the FDIC that the institution's financial condition is unsafe or unsound or that the institution has engaged in unsafe or unsound practices or has violated any applicable rule, regulation, order or condition enacted or imposed by the institution's regulatory agency. The termination of deposit insurance for one or more of Wells Fargo's subsidiary depository institutions could have a material adverse effect on Wells Fargo's earnings, depending on the collective size of the particular institutions involved.

   All FDIC-insured depository institutions must pay an annual assessment to provide funds for the payment of interest on bonds issued by the Financing Corporation, a federal corporation chartered under the authority of the Federal Housing Finance Board. The bonds, commonly referred to as FICO bonds, were issued to capitalize the Federal Savings and Loan Insurance Corporation, the operations of which were subsequently assumed by the FDIC. The FDIC established the FICO assessment rates effective for the first quarter of 2001 at approximately $.0196 per $100 annually for BIF-assessable deposits. The FICO assessments are adjusted quarterly to reflect changes in the assessment bases of the FDIC's insurance funds and do not vary depending on a depository institution's capitalization or supervisory evaluations.

   FDIC-insured depository institutions pay an assessment rate equal to the rate assessed on deposits insured by the Savings Association Insurance Fund.

Fiscal and Monetary Policies

   Wells Fargo's business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. Wells Fargo is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve are (a) conducting open market operations in United States government securities, (b) changing the discount rates of borrowings of depository institutions, (c) imposing or changing reserve requirements against depository institutions' deposits, and (d) imposing or changing reserve requirements against certain borrowing by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. For that reason alone, the policies of the Federal Reserve Board have a material effect on the earnings of Wells Fargo.

Privacy Provisions of Gramm-Leach-Bliley Act

   Federal banking regulators, as required under the Gramm-Leach-Bliley Act ("GLB Act"), have adopted rules that limit the ability of banks and other financial institutions to disclose non-public information about consumers to nonaffiliated third parties. The rules require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to nonaffiliated third parties. The privacy provisions of the GLB Act affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors. It is not possible at this time to assess the impact of the privacy provisions on our financial condition or results of operations.

Future Legislation

   Various legislation, including proposals to substantially change the financial institution regulatory system and to expand or contract the powers of banking institutions and bank holding companies, is from time to time introduced in Congress. Legislation of this type may change banking statutes and the operating environment of Wells Fargo and its subsidiaries in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. Wells Fargo cannot predict whether any of this potential legislation will be enacted, and if enacted, the effect that it, or any implementing regulations, would have on the financial condition or results of operations of Wells Fargo or any of its subsidiaries.

                            INFORMATION ABOUT TEJAS

General

   Tejas Bancshares, Inc. was incorporated in 1983 in the State of Texas and is headquartered in Amarillo, Texas. Tejas is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. Its sole activity is the ownership and operation of The First National Bank of Amarillo, a national banking association headquartered in Amarillo, Texas. Tejas owns all of the issued and outstanding stock of Tejas Force, Inc., a Texas corporation and registered bank holding company, which, in turn, owns all of the issued and outstanding capital stock of The First National Bank.

   At September 30, 2001, Tejas had consolidated assets of $362.6 million and shareholders' equity of $53.8 million.

   The First National Bank of Amarillo was originally founded in 1965 as Fritch State Bank, a Texas banking association. In 1997, Fritch State Bank relocated its main office from Fritch, Texas to Amarillo, Texas, and converted its charter from a Texas banking association to a national banking association under the name "The First National Bank of Amarillo." The First National Bank operates from its main office in Amarillo and from five branches in the Texas Panhandle--three located in Amarillo, one located in Dalhart, Texas and one located in Fritch, Texas.

   The First National Bank is a full service commercial bank that provides a wide range of commercial and consumer banking services to individuals, professionals and small- and medium-sized businesses in the Texas Panhandle. The services provided include those typically offered by commercial banks, such as: checking, interest checking, savings and time deposit accounts, agricultural, commercial, construction, personal, home improvement, mortgage, automobile and other installment and term loans, trust services, night depository facilities, wire transfers, merchant card services, courier service and automated teller machines.

   Tejas's executive offices are located at 905 South Fillmore, Suite 701, Amarillo, Texas 79101, and its main telephone number is (806) 373-7900.

Holders of Tejas Common Stock

   At December 31, 2001, there were 13,037,787 shares of Tejas common stock outstanding, owned of record by 1,201 shareholders, and options to acquire a total of 587,750 shares were held by 42 employees. As of the record date, there were 13,038,437 shares of Tejas common stock outstanding, and options to acquire a total of 587,100 shares. There is no established public market for Tejas common stock. The trust department of The First National Bank of Amarillo, Tejas' subsidiary bank, serves as the transfer agent and registrar with respect to the Tejas common stock.

Ownership of Tejas Common Stock by Management

   The following table sets forth, as of December 31, 2001, (a) the names of each director and executive officer of Tejas, and the number of shares of Tejas common stock beneficially owned by each director and executive officer and (b) the number of shares of Tejas common stock owned beneficially by all directors and executive officers of Tejas as a group. No person is known by management of Tejas to beneficially own 5% or more of the outstanding shares of Tejas common stock. None of the shareholders listed herein would own, on a pro forma basis after giving effect to the merger, more than 1% of the issued and outstanding shares of Wells Fargo common stock.

                                                                   Percent of
                                                       Shares        Common
                                                    Beneficially      Stock
   Name                                               Owned(1)    Outstanding(2)
   ----                                             ------------  -------------
   William H. Attebury.............................   306,615(3)      2.35%
   Wales H. Madden.................................    72,551(4)         *
   Jay O'Brien.....................................   155,210(5)      1.19%
   John F. Stradley................................    32,801            *
   Jack W. Hall....................................    22,500(6)         *
   Directors and Executive Officers
    As a Group (five persons)......................   589,677(6)      4.52%

--------
(1) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.
(2) Shares issuable to an individual or group under stock options exercisable within 60 days of the record date are considered outstanding for the purpose of calculating the percentage of total shares of common stock owned by such individual or group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding shares of common stock owned by any other individual or group.
(3) Includes (a) 151,508 shares held in the Attebury Family Limited Partnership of which Mr. Attebury serves as managing partner, and (b) 46,056 shares held by Mr. Attebury as custodian for the benefit of eight grandchildren.
(4) Includes (a) 65,883 shares in the name of Gore Creek Capital, Ltd. of which Mr. Madden serves as managing partner, and (b) 6,668 shares held in two separate trusts for which Mr. Madden serves as co-trustee.
(5) Includes 7,267 shares held in Mr. O'Brien's self-directed Individual Retirement Account.
(6) Includes 22,500 shares issuable upon the exercise of outstanding options, which options are (a) currently exercisable for 5,850 shares, (b) will be exercisable for 1,350 shares within 60 days of the record date, and (c) will be exercisable for the remaining 15,300 shares if the merger is approved by Tejas shareholders.
*  Owns less than 1 percent.

   During the third quarter ended September 30, 2001, Tejas acquired 373,997 shares of its common stock from Donald E. Powell, the former chairman, president and chief executive officer of Tejas, at a price of $6.00 per share. The acquired shares, which represented Mr. Powell's entire equity interest in Tejas, were then retired. The per share price was established by the board of directors after consideration of a fairness opinion received from SAMCO Capital Markets, the company's independent financial advisor.

Certain Additional Information Incorporated by Reference and Delivered Herewith

   Additional information concerning Tejas, including information related to its business, properties, financial condition, results of operations and market for common equity is included in its annual report on Form 10-K for the year ended December 31, 2000, which is included in this proxy statement-prospectus as Appendix E. Additional information concerning the principal holders of voting securities and related shareholder matters of Tejas is included in Tejas' definitive Proxy Statement for its 2001 annual meeting of shareholders, which is included in this proxy statement-prospectus as Appendix D. See "Where You Can Find More Information" on page 69.

                           WELLS FARGO CAPITAL STOCK

   As a result of the merger, you will become a Wells Fargo stockholder. Your rights as a Wells Fargo stockholder will be governed by Delaware law, Wells Fargo's restated certificate of incorporation and Wells Fargo's bylaws. This description of Wells Fargo's capital stock, including the Wells Fargo common stock to be issued in the merger, reflects the anticipated state of affairs at the effective time of the merger.

   The following summarizes the material terms of Wells Fargo's capital stock but does not purport to be complete, and is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Delaware law and Wells Fargo's restated certificate of incorporation and bylaws and the rights agreement, dated as of October 21, 1998, between Wells Fargo and ChaseMellon Shareholder Services, L.L.C., as rights agent, relating to rights to purchase shares of Wells Fargo Series C Junior Participating Preferred Stock.

   Wells Fargo's restated certificate of incorporation and bylaws are included as exhibits to the registration statement of which this proxy statement-prospectus is a part. The rights agreement is included as an exhibit to Wells Fargo's registration statement on Form 8-A dated as of October 21, 1998, which is also included as an exhibit to the registration statement of which this proxy statement-prospectus is a part. See "Where You Can Find More Information" on page 69. Wells Fargo's restated certificate of incorporation and bylaws and the rights agreement are incorporated by reference into this document.

Wells Fargo Common Stock

   Wells Fargo is authorized to issue 6,000,000,000 shares of common stock, par value $1-2/3 per share. At September 30, 2001, there were 1,705,882,925 shares of Wells Fargo common stock outstanding. All of the issued and outstanding shares of Wells Fargo common stock are, and upon the issuance of Wells Fargo common stock in connection with the merger will be, validly issued, fully paid and nonassessable. Holders of Wells Fargo common stock are not entitled to any preemptive rights.

   Voting and Other Rights. The holders of Wells Fargo common stock are entitled to one vote per share, and, in general, a plurality of votes cast with respect to a matter will be sufficient to authorize action upon routine matters. However:

  . Wells Fargo's restated certificate of incorporation may be amended only if the proposed amendment is approved by Wells Fargo's board of directors and thereafter approved by a majority of the outstanding stock entitled to vote on the amendment and by a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

  . Wells Fargo's stockholders may amend its bylaws by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

  . With some exceptions, under Delaware law the affirmative vote of a majority of the outstanding shares of Wells Fargo common stock entitled to vote is required to approve a merger or consolidation involving Wells Fargo or the sale, lease or exchange of all or substantially all of Wells Fargo's corporate assets. See "Comparison of Stockholder Rights-- Stockholder Vote Required for Mergers" on page 56 for a description of the exceptions to this rule.

   Directors are to be elected by a plurality of the votes cast, and Wells Fargo stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of Wells Fargo common stock entitled to vote in any election of directors of Wells Fargo may elect all of the directors standing for election. The Wells Fargo board is not classified.

   Assets Upon Dissolution. In the event of liquidation, holders of Wells Fargo common stock would be entitled to receive proportionately any assets legally available for distribution to stockholders of Wells Fargo with respect to shares held by them, subject to any prior rights of any Wells Fargo preferred stock then outstanding.

   Distributions. As a Delaware corporation, Wells Fargo may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the Delaware General Corporation Law (DGCL) also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

   As a bank holding company, the ability of Wells Fargo to pay distributions will be affected by the ability of its banking subsidiaries to pay dividends. The ability of these banking subsidiaries, as well as of Wells Fargo, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "Regulation and Supervision of Wells Fargo--Dividend Restrictions" on page 44 for a more detailed description.

   Restrictions on Ownership. The Bank Holding Company Act requires any "bank holding company" (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to acquiring 5% or more of Wells Fargo's outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of Wells Fargo's outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of Wells Fargo's outstanding common stock (or a holder of 5% or more if that holder otherwise exercises a "controlling influence" over Wells Fargo), other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act.

   Preferred Share Purchase Rights. Each issued share of Wells Fargo common stock (including each share to be issued in the merger) includes a Series C Junior Participating Preferred Stock purchase right. See "--Wells Fargo Rights Plan" below.

Wells Fargo Preferred Stock

   Wells Fargo's restated certificate of incorporation currently authorizes the issuance of 20,000,000 shares of preferred stock without par value and 4,000,000 shares of preference stock without par value. At September 30, 2001, there were 5,641,979 shares of Wells Fargo preferred stock outstanding and no shares of Wells Fargo preference stock outstanding.

   The Wells Fargo board is authorized to issue preferred stock and preference stock in one or more series, to fix the number of shares in each such series, and to determine the designations and voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. The preferred stock and preference stock may be issued at any time in any amount, provided that not more than 20,000,000 shares of preferred stock and 4,000,000 shares of preference stock are outstanding at any one time.

   The Wells Fargo board may determine the designation and number of shares constituting a series, dividend rates, whether the series is redeemable and the terms of redemption, liquidation preferences, sinking fund requirements, conversion privileges, voting rights, as well as other preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of these special rights, all without any vote or other action on the part of stockholders.

   The Wells Fargo board has designated 4,000,000 shares of Wells Fargo preferred stock for issuance as Series C Junior Participating Preferred Stock under the rights agreement. No shares of Wells Fargo Series C Junior Participating Preferred Stock are outstanding as of the date of this document. See "--Wells Fargo Rights Plan" below.

Wells Fargo Rights Plan

   On October 21, 1998, Wells Fargo's board of directors declared a dividend of one Series C Junior Participating Preferred Stock purchase right for each outstanding share of Wells Fargo common stock. The dividend was paid on November 23, 1998 to Wells Fargo stockholders of record on that date. Each right entitles the registered holder to purchase from Wells Fargo one one-thousandth of a share of Wells Fargo Series C Junior Participating Preferred Stock, subject to adjustment, at a price of $160 per one one-thousandth of a share of Wells Fargo Series C Junior Participating Preferred Stock. The description and terms of the rights are set forth in the rights agreement.

   Until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") have acquired beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock or (2) ten business days (or a later date as may be determined by action of Wells Fargo's board of directors prior to the time that any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Wells Fargo common stock (the earlier of these dates being called the "rights distribution date"), the rights will be evidenced, with respect to any of the Wells Fargo common stock certificates outstanding as of November 23, 1998, by a Wells Fargo common stock certificate with a copy of the summary of rights, attached to the rights agreement as Exhibit C, attached to the certificate.

   The rights agreement provides that, until the distribution date, the rights can only be transferred with the shares of Wells Fargo common stock to which they are attached. Until the distribution date (or earlier redemption or expiration of the rights), new Wells Fargo common stock certificates issued after November 23, 1998, upon transfer or new issuance of Wells Fargo common stock, will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for shares of Wells Fargo common stock, outstanding as of November 23, 1998, even without this notation or a copy of the summary of rights being attached to the certificates, will also constitute the transfer of the rights associated with the shares of Wells Fargo common stock represented by the certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the shares of Wells Fargo common stock as of the close of business on the distribution date and these separate rights certificates alone will evidence the rights.

   The rights are not exercisable until the distribution date. The rights will expire on November 23, 2008, unless that date is extended or unless the rights are earlier redeemed by Wells Fargo, in each case, as described below.

   The purchase price payable, and the number of shares of Wells Fargo Series C Junior Participating Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Wells Fargo Series C Junior Participating Preferred Stock;

  . upon the grant to holders of the Wells Fargo Series C Junior Participating Preferred Stock of certain rights or warrants to subscribe for or purchase Wells Fargo Series C Junior Participating Preferred Stock at a price, or securities convertible into Wells Fargo Series C Junior Participating Preferred Stock with a conversion price, less than the then-current market price of the Wells Fargo Series C Junior Participating Preferred Stock; or

  . upon the distribution to holders of the Wells Fargo Series C Junior Participating Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Wells Fargo Series C Junior Participating Preferred Stock) or of subscription rights or warrants (other than those referred to above).

   The number of outstanding rights and the number of one one-thousandths of a share of Wells Fargo Series C Junior Participating Preferred Stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the shares of Wells Fargo common stock or a stock dividend on the shares of Wells Fargo common stock payable in shares of Wells Fargo common stock or subdivisions, consolidations or combinations of the shares of Wells Fargo common stock occurring, in any such case, prior to the distribution date.

   Wells Fargo Series C Junior Participating Preferred Stock purchasable upon exercise of the rights will not be redeemable. Each share of Wells Fargo Series C Junior Participating Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per share of Wells Fargo common stock. In the event of liquidation, the holders of the Wells Fargo Series C Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $1000 per share but will be entitled to an aggregate payment of 1000 times the payment made per share of Wells Fargo common stock. Each share of Wells Fargo Series C Junior Participating Preferred Stock will have 1000 votes, voting together with the shares of Wells Fargo common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Wells Fargo common stock are exchanged, each share of Wells Fargo Series C Junior Participating Preferred Stock will be entitled to receive 1000 times the amount received per share of Wells Fargo common stock. These rights are protected by customary antidilution provisions.

   Because of the nature of the Wells Fargo Series C Junior Participating Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Wells Fargo Series C Junior Participating Preferred Stock purchasable upon exercise of each right should approximate the value of one share of Wells Fargo common stock.

   In the event that Wells Fargo is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a right will then have the right to receive, upon the exercise of the right at its then-current exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the right. In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding shares of Wells Fargo common stock, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will be void after that time), will then have the right to receive upon exercise that number of shares of Wells Fargo common stock having a market value of two times the exercise price of the right.

   At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock, and prior to their acquisition of 50% or more of the outstanding shares of Wells Fargo common stock, the Wells Fargo board may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Wells Fargo common stock, or one one-thousandth of a share of Wells Fargo Series C Junior Participating Preferred Stock (or of a share of a class or series of Wells Fargo preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

   With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Wells Fargo Series C Junior Participating Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Wells Fargo Series C Junior Participating Preferred Stock, which may, at the election of Wells Fargo, be evidenced by scrip or depositary receipts), and, in lieu of fractional shares, an adjustment in cash will be made based on the market price of the Wells Fargo Series C Junior Participating Preferred Stock on the last trading day prior to the date of exercise.

   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock, the Wells Fargo board may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at the time, on the basis, and with the conditions that the Wells Fargo board, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of the rights will be to receive the redemption price.

   The terms of the rights may be amended by the Wells Fargo board without the consent of the holders, including an amendment to lower the 15% triggering thresholds described above to not less than the greater of:

  . 0.001% greater than the largest percentage of the outstanding shares of Wells Fargo common stock then known to Wells Fargo to be beneficially owned by any person or group of affiliated or associated persons, and

  .  10%.

   However, from and after the time that any person becomes an Acquiring Person, no amendment may adversely affect the interests of the holders of the rights. Until a right is exercised, the holder, as such, will have no rights as a stockholder of Wells Fargo, including, without limitation, the right to vote or to receive dividends.

   The Rights Have Anti-Takeover Effects. The stockholder rights will cause substantial dilution to a person or group that attempts to acquire Wells Fargo on terms not approved by the Wells Fargo board, except by means of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the Wells Fargo board, as the rights may be redeemed by Wells Fargo at the required redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the shares of Wells Fargo common stock.

   The rights agreement, specifying the terms of the rights and including, as an exhibit, the form of the certificate of designation setting forth the terms of the Wells Fargo Series C Junior Participating Preferred Stock, is attached as an exhibit to Wells Fargo's registration statement on Form 8-A, dated October 21, 1998, and is incorporated in this document by reference. The foregoing description of the Wells Fargo Series C Junior Participating Preferred Stock purchase rights is qualified in its entirety by reference to this exhibit. See "Where You Can Find More Information" on page 69 for information on how to obtain this document.

                        COMPARISON OF STOCKHOLDER RIGHTS

   The rights of Tejas shareholders are currently governed by the Texas Business Corporation Act (TBCA), Tejas' restated articles of incorporation and Tejas' amended and restated bylaws. At the time of the merger, Tejas shareholders will become Wells Fargo stockholders and their rights will be determined by the Delaware General Corporation Law (DGCL), Wells Fargo's restated certificate of incorporation and Wells Fargo's bylaws. The following is a summary of material differences between the rights of Tejas shareholders and the rights of Wells Fargo stockholders. It is not a complete statement of the provisions affecting, and the differences between, the rights of Tejas shareholders and those of Wells Fargo stockholders. The summary is qualified in its entirety by reference to the TBCA, the DGCL, Tejas' restated articles of incorporation and amended and restated bylaws, and Wells Fargo's restated certificate of incorporation and bylaws.

                            Authorized Capital Stock

                Tejas                                  Wells Fargo


Authorized:                               Authorized:
..  20,000,000 shares of common            .  6,000,000,000 shares of common
   stock.                                    stock.

                                          .  20,000,000 shares of preferred
Outstanding as of September 30,              stock.
2001:                                     .  4,000,000 shares of preference
..  13,047,637 shares of common               stock.
   stock.

                                          Outstanding as of September 30,
                                          2001:
                                          .  1,705,882,925 shares of common
                                             stock.
                                          .  5,641,979 shares of preferred
                                             stock.
                                          .  No shares of preference stock.

                           Size of Board of Directors

                Tejas                                  Wells Fargo


Tejas' amended and restated bylaws        Under Wells Fargo's restated
provide for a board of directors          certificate of incorporation, the
consisting of not less than one nor       number of directors is as specified
more than 25 directors. Tejas'            in the bylaws but in no event less
amended and restated bylaws further       than 3. Wells Fargo's bylaws provide
provide that the exact number of          for a board of directors consisting
directors will be fixed from time to      of not less than 10 nor more than 28
time, within the foregoing range, by      persons, each serving a term of one
resolution duly adopted by the board      year or until his or her earlier
of directors. Currently, the number       death, resignation or removal. Wells
of directors is fixed at three.           Fargo currently has 18 directors.

                               Cumulative Voting

   Cumulative voting entitles each stockholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each stockholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

                Tejas                                  Wells Fargo


Under the TBCA, shareholders do not          Under the DGCL, stockholders do
have the right to cumulative voting       not have the right to cumulate their
unless specifically granted in the        votes in the election of directors
articles of incorporation. Tejas'         unless such right is granted in the
restated articles of incorporation        certificate of incorporation. Wells
expressly deny cumulative voting          Fargo's restated certificate of
rights.                                   incorporation does not provide for
                                          cumulative voting.

                              Classes of Directors

                Tejas                                  Wells Fargo


Under the TBCA, a corporation may,        The DGCL permits classification of a
in its bylaws, provide for the            Delaware corporation's board of
classification of directors. Tejas'       directors, and for staggered terms.
amended and restated bylaws do not        Wells Fargo's board is not
provide for the classification of         classified.
directors. Each director is elected
annually to a term of one year at
the annual meeting of Tejas
shareholders.

                          Qualifications of Directors

                Tejas                                  Wells Fargo


The TBCA does not require any             Wells Fargo's restated certificate
specific qualifications to be a           of incorporation requires directors
director of a Texas corporation, but      to be stockholders.
permits a corporation's articles of
incorporation or bylaws to do so.
Neither Tejas' restated articles of
incorporation nor its amended and
restated bylaws require any specific
qualifications to serve as a
director of Tejas.

                         Filling Vacancies on the Board

                Tejas                                  Wells Fargo


Vacancies on Tejas' board of              Under Wells Fargo's restated
directors may be filled by a              certificate of incorporation and
majority vote of the remaining            bylaws, vacancies on Wells Fargo's
directors for the unexpired term of       board of directors may be filled by
the director's predecessor in             majority vote of the remaining
office, except in the event of a          directors or, in the event a vacancy
removal of a director, such vacancy       is not so filled or if no director
may only be filled at a meeting of        remains, by the stockholders.
the shareholders duly called for
that purpose.

                              Removal of Directors

                Tejas                                  Wells Fargo


At a meeting of the shareholders          Any director or the entire board of
called expressly for that purpose,        directors may be removed, with or
any director of Tejas may be              without cause, by the holders of a
removed, with or without cause, by a      majority of the shares then entitled
vote of the holders of a majority of      to vote at an election of directors.
the shares then entitled to vote for
the election of such director.

                      Nomination of Directors for Election

                Tejas                                  Wells Fargo


Tejas' amended and restated bylaws        Under Wells Fargo's bylaws,
contain detailed advance notice and       nominations for Wells Fargo's board
informational procedures that must        may be made by the board or by any
be complied with in order for a           stockholder who complies with the
shareholder to nominate a person to       notice procedures described in Wells
serve as a director. Tejas' amended       Fargo's bylaws. These procedures
and restated bylaws generally             require the notice to be received by
require a shareholder to give notice      Wells Fargo not less than 30 nor
of a proposed nominee in advance of       more than 60 days prior to the
the shareholders meeting at which         meeting. However, if less than 40
directors will be elected.                days' prior public disclosure of the
                                          date of the meeting is
                                          given to stockholders, then the
                                          notice must be received no later
                                          than 10 days after the first public
                                          announcement of the meeting date.

                            Anti-Takeover Provisions

                Tejas                                  Wells Fargo

Pursuant to the TBCA's Business           Section 203 of the DGCL prohibits
Combination Law, an "affiliated           "business combinations," including
shareholder" of its affiliates or         mergers, sales and leases of assets,
associates are generally prevented        issuances of securities and similar
from entering into or engaging in a       transactions by a corporation or a
"business combination" with the           subsidiary with an "interested
corporation during the three-year         stockholder" who beneficially owns
period immediately following the          15 percent or more of a
affiliated shareholder's acquisition      corporation's voting stock, within
of shares unless specific conditions      three years after the person or
are satisfied. The three-year             entity becomes an interested
restriction does not apply if             stockholder, unless:
either:
                                             .  the transaction that will
  .  before the date a person                   cause the person to become an
     became an affiliated                       interested stockholder is
     shareholder, the board of                  approved by the board of
     directors of the corporation               directors of the target prior
     approved the business                      to the transaction,
     combination or acquisition of
     shares made by the affiliated           .  after the completion of the
     shareholder on that date; or               transaction in which the
                                                person becomes an interested
  .  not less than six months                   stockholder, the interested
     after the date a person                    stockholder holds at least
     became an affiliated                       85% of the voting stock of
     shareholder, the business                  the corporation not including
     combination is approved by                 (a) shares held by officers
     the affirmative vote of at                 and directors of interested
     least two-thirds of the                    stockholders and (b) shares
     corporations's outstanding                 held by specified employee
     voting shares not                          benefit plans, or
     beneficially owned by the
     affiliated shareholder or its           .  after the person becomes an
     affiliates or associates.                  interested stockholder, the
                                                business combination is
An affiliated shareholder is defined            approved by the board of
generally as a person that is, or               directors and holders of at
was within the preceding three-year             least 66-2/3% of the
period, the beneficial owner of 20%             outstanding voting stock,
of more of a corporation's                      excluding shares held by the
outstanding voting shares.                      interested stockholder.

The "business combinations" subject       A Delaware corporation may elect not
to the restrictions generally             to be governed by Section 203. Wells
include:                                  Fargo has not made such an election.

  .  merger or share exchanges,

  .  dispositions of assets having
     an aggregate value equal to
     10% or more of the market
     value of the assets or of the
     outstanding common shares or
     representing 10% or more of
     the earning power or net
     income of the corporation,

  .  specified stock issuances or
     transactions by the
     corporation that would
     increase the affiliated
     shareholder's proportionate
     interest in the corporation,

  .  specified liquidations or
     dissolutions, and

  .  the receipt of tax,
     guarantee, loan or other
     financial benefits by an
     affiliated shareholder other
     than proportionately as a
     shareholder of the
     corporation. Texas law does
     not apply to a business
     combination with an
     affiliated shareholder that
     was the beneficial owner of
     20% or more of the
     outstanding voting shares of
     the corporation on December
     31, 1996, and has continued
     to own those voting shares
     until the announcement date
     of the business combination.

A Texas corporation may in its
articles of incorporation or bylaws
elect not to be governed by the
TBCA's Business Combination Law.
Tejas has not made such an election.

In discharging the duties of a
director under Texas law, a director
may, in considering the best
interests of Tejas, consider the
long-term as well as the short-term
interests of Tejas and Tejas'
shareholders, including the
possibility that those interests may
be best served by the continued
independence of Tejas.

                            Stockholder Rights Plan

                Tejas                                  Wells Fargo


Tejas has no share purchase rights        Wells Fargo has implemented a
plan.                                     stockholder rights plan, under which
                                          a group of persons becomes an
                                          acquiring person upon a public
                                          announcement that they have acquired
                                          or intend to acquire 15%
                                          of Wells Fargo's voting stock. This
                                          threshold can be reduced by
                                          amendment. Each share of Wells Fargo
                                          common stock issued in the merger
                                          will be issued with an attached
                                          right. See "Wells Fargo Capital
                                          Stock--Wells Fargo Rights Plan."

                      Stockholder Action Without a Meeting

                Tejas                                  Wells Fargo


Under the TBCA, shareholders may act      Wells Fargo's bylaws provide that
without a meeting if a consent in         any action required or permitted to
writing setting forth the action          be taken at a stockholders' meeting
taken is signed by all of the             may be taken without a meeting
shareholders entitled to vote with        pursuant to the written consent of
respect to the subject matter of the      the holders of the number of shares
consent. Such a consent has the same      that would have been required to
effect as a unanimous vote of the         effect the action at an actual
shareholders. The TBCA also allows        meeting of the stockholders, and
the articles of incorporation to          provide certain procedures to be
provide that any action required or       followed in such cases.
permitted to be taken at a meeting
of the shareholders may be taken
without a meeting pursuant to the
written consent of the
holders of not less than the number
of shares that would have been
required to effect the action at an
annual meeting of the shareholders.
Tejas' restated articles of
incorporation contain provisions
permitting actions to be taken by
shareholders by a written consent.

                    Calling Special Meetings of Stockholders

                Tejas                                  Wells Fargo


Under the TBCA, special meetings of       Wells Fargo's bylaws provide that a
the shareholders may be called by         special meeting of stockholders may
the president, the board of               be called only by the chairman of
directors or such other person or         the board, a vice chairman, the
persons authorized by the articles        president or a majority of Wells
of incorporation or bylaws or the         Fargo's board of directors. Holders
holders of not less than 10% of all       of Wells Fargo common stock do not
the shares entitled to vote at the        have the ability to call a special
special meeting, unless a different       meeting of stockholders.
percentage, not to exceed 50%, is
provided for in the articles of
incorporation. Neither Tejas'
restated articles of incorporation
nor its amended and restated bylaws
alter the manner in which a special
meeting may be called under the
TBCA.

                      Submission of Stockholder Proposals

                Tejas                                  Wells Fargo


Tejas' amended and restated bylaws        The Wells Fargo bylaws provide that
contain detailed advance notice and       in order for a stockholder to bring
informational procedures that must        business before the annual meeting,
be followed in order for a Tejas          the stockholder must give timely
shareholder to propose an item of         notice of the proposal to Wells
business for consideration at a           Fargo. To be timely, the notice must
meeting of Tejas shareholders.            be received not later than the 90th
Generally, notice of any proposal         day nor earlier than the 120th day
must be received at least 90 days         prior to the first anniversary of
prior to the date of the next annual      the preceding year's annual meeting.
meeting.                                  However, if the annual meeting is
                                          more than 30 days before or more
                                          than 60 days after the anniversary
                                          of the prior year's annual meeting,
                                          to be timely the notice must be
                                          delivered no earlier than 120 days
                                          prior to the annual meeting and no
                                          later than the later of 90 days
                                          prior to the annual meeting or 10
                                          days after the first public
                                          announcement of the meeting date.

                         Notice of Stockholder Meetings

                Tejas                                  Wells Fargo


Under the TBCA, a corporation must        The DGCL requires notice of
send notice of a shareholders'            stockholders' meetings to be sent to
meeting at least 10 and not more          all stockholders of record entitled
than 60 days before the date of the       to vote thereon not less than 10 nor
meeting to each shareholder entitled      more than 60 days prior to the date
to vote at the meeting. However,          of the meeting.

a corporation must give notice at
least 20 days prior to a meeting at
which one of the purposes is to
consider a plan of merger to each
shareholder, irrespective of the
shareholder's right to vote at the
meeting.

                     Stockholder Vote Required for Mergers

                Tejas                                  Wells Fargo

The TBCA requires certain mergers to      Under the DGCL, a merger,
be approved by holders of at least        consolidation or sale of all or
two-thirds of the outstanding shares      substantially all of a corporation's
entitled to vote thereon and, if          assets must be approved by the board
there is a class of stock that is         of directors and by a majority of
entitled to vote as a class, then         the outstanding stock of the
the merger must be approved by the        corporation entitled to vote
holders of two-thirds of the              thereon. However, under DGCL 251(f),
outstanding shares of each class of       no vote of stockholders of a
stock entitled to vote thereon. The       constituent corporation surviving a
TBCA similarly requires that a sale       merger is required, unless the
of all or substantially all of the        corporation provides otherwise in
assets of a corporation not made in       its certificate of incorporation, if
the ordinary course of business be
approved by the affirmative vote of          .  the merger agreement does not
the holders of at least two-thirds              amend the certificate of
of the outstanding shares entitled              incorporation of the
to vote thereon. With respect to the            surviving corporation,
approval of a merger or asset sale,
however, the articles of                     .  each share of stock of the
incorporation may require a vote of             surviving corporation
a different number, but not less                outstanding before the merger
than a majority, of the shares                  is an identical outstanding
outstanding. Tejas' restated                    or treasury share after the
articles of incorporation do not                merger, and
provide for a different number of
shares for approval of a merger or           .  either no shares of common
an asset sale.                                  stock of the surviving
                                                corporation are to be issued
                                                or delivered pursuant to the
                                                merger or, if such common
                                                stock will be issued or
                                                delivered, it will not
                                                increase the number of shares
                                                of common stock outstanding
                                                immediately prior to the
                                                merger by more than 20%.

                                   Dividends

                Tejas                                  Wells Fargo

Under the TBCA, a Texas corporation       Delaware corporations may pay
may make a distribution to its            dividends out of surplus or, if
shareholders if, the distribution         there is no surplus, out of net
does not exceed the corporation's         profits for the fiscal year in which
surplus and the corporation would         declared and for the preceding
not become insolvent after giving         fiscal year. Section 170 of the DGCL
effect to the distribution. Tejas is      also provides that dividends may not
also subject to Federal Reserve           be paid out of net profits if, after
Board policies regarding payment of       the payment of the dividend, capital
dividends, which generally limit          is less than the capital represented
dividends to operating expenses.          by the outstanding stock of all
                                          classes having a preference upon the
                                          distribution of assets. Wells Fargo
                                          is also subject to Federal Reserve
                                          Board policies regarding payment of
                                          dividends, which generally limit
                                          dividends to operating earnings. See
                                          "Regulation and Supervision of Wells
                                          Fargo."

                                          Wells Fargo's bylaws provide that
                                          the stockholders have the right to
                                          receive dividends if and when
                                          declared by Wells Fargo's board.
                                          Dividends may be paid in cash,
                                          property or shares of capital stock.

                          Dissenters' Appraisal Rights

                Tejas                                  Wells Fargo

Holders of Tejas common stock have        The DGCL provides stockholders of a
dissenters' and appraisal rights          corporation involved in a merger the
under Articles 5.11, 5.12 and 5.13        right to demand and receive payment
of the TBCA. Under these provisions,      of the fair value of their stock in
Tejas shareholders may dissent from       certain mergers. However, appraisal
certain corporate actions proposed        rights are not available to holders
by Tejas' management and receive the      of shares:
fair value of their shares of Tejas
common stock as of or immediately            .  listed on a national
prior to the effective time of the              securities exchange,
proposed merger. A summary of
Articles 5.11, 5.12 and 5.13 is set          .  designated as a national
forth under the caption "The                    market system security on an
Merger--Dissenters' Appraisal                   interdealer quotation system
Rights," and such provisions are                operated by the National
included as Appendix C to this proxy            Association of Securities
statement-prospectus.                           Dealers, Inc., or

                                             .  held of record by more than
                                                2,000 stockholders

                                          unless holders of stock are required
                                          to accept in the merger anything
                                          other than any combination of:

                                             .  shares of stock or depository
                                                receipts of the surviving
                                                corporation in the merger

                                             .  shares of stock or depository
                                                receipts of another
                                                corporation that, at the
                                                effective date of the merger,
                                                will be

                                                 .  listed on a national
                                                    securities exchange,

                                                 .  designated as a national
                                                    market system security on
                                                    an interdealer quotation
                                                    system operated by the
                                                    National Association of
                                                    Securities Dealers, Inc.,
                                                    or

                                                 .  held of record by more
                                                    than 2,000 holders

                                             .  cash instead of fractional
                                                shares of the stock or
                                                depository receipts received.

                                          Dissenters' rights are not available
                                          to the Wells Fargo stockholders with
                                          respect to the merger because the
                                          DGCL does not require that Wells
                                          Fargo stockholders vote to approve
                                          the merger agreement. Moreover,
                                          Wells Fargo common stock is listed
                                          on the New York and Chicago Stock
                                          Exchanges and currently held by more
                                          than 2,000 stockholders. As
                                          a result, assuming that the other
                                          conditions described above are
                                          satisfied, holders of Wells Fargo
                                          common stock will not have appraisal
                                          rights in connection with
                                          consolidations and mergers involving
                                          Wells Fargo.

                         Stockholder Preemptive Rights

                Tejas                                  Wells Fargo

Neither Tejas' restated articles of       Wells Fargo's restated certificate
incorporation nor its amended and         of incorporation does not provide
restated bylaws grant preemptive          for preemptive rights to purchase
rights to its shareholders.               additional Wells Fargo securities.

                        Stockholder Class Voting Rights

                Tejas                                  Wells Fargo

The TBCA requires class voting only       The DGCL requires voting by separate
to the extent provided by the             classes of shares only with respect
articles of incorporation. Tejas          to amendments to a corporation's
does not have separate classes of         certificate of incorporation that
securities or class voting.               adversely affect the holders of
                                          those classes or that increase or
                                          decrease the aggregate number of
                                          authorized shares or the par value
                                          of the shares of any of those
                                          classes.

                                Indemnification

                Tejas                                  Wells Fargo

Tejas' restated articles of               The DGCL provides that, subject to
incorporation provide that Tejas          certain limitations in the case of
will indemnify and, under certain         "derivative" suits brought by a
circumstances, advance expenses to        corporation's stockholders in its
any person named or threatened to be      name, a corporation may indemnify
named as a defendant or respondent        any person who is made a party to
in a proceeding because that person       any third-party suit or proceeding
served or serves as a director or         on account of being a director,
officer of Tejas or because that          officer, employee or agent of the
person served at the request of           corporation against expenses,
Tejas as a director, officer,             including attorney's fees,
employee, agent or similar                judgments, fines and amounts paid in
functionary of another corporation,       settlement reasonably incurred by
partnership, joint venture or other       him or her in connection with the
enterprise in connection with the         action, through, among other things,
defense of any civil, criminal or         a majority vote of a quorum
administrative proceeding or              consisting of directors who were not
investigation against judgments,          parties to the suit or proceeding,
penalties and reasonable expenses,        if the person:
including attorneys' fees, actually
incurred by such person. Tejas will          .  acted in good faith and in a
only indemnify a person that:                   manner he or she reasonably
                                                believed to be in or not
  .  acted in good faith,                       opposed to the best interests
                                                of the corporation or, in
  .  reasonably believed that any               some circumstances, at least
     actions taken in an official               not opposed to its best
     capacity were in Tejas' best               interests; and
     interests and that any
     actions taken outside an                .  in a criminal proceeding, had
     official capacity were not                 no reasonable cause to
     opposed to Tejas' best                     believe his or her conduct
     interests, and                             was unlawful.

  .  in the case of any criminal          To the extent a director, officer,
     proceeding, had no reasonable        employee or agent is successful in
     cause to believe his conduct         the defense of such an action, suit
     was unlawful.                        or proceeding, the corporation is
                                          required by the DGCL to indemnify
A person found liable to Tejas or         such person for reasonable expenses
found liable on the basis that the        incurred thereby.
person improperly received a
personal benefit may only be              Wells Fargo's restated certificate
indemnified for reasonable expenses       of incorporation provides that Wells
actually incurred by the person in        Fargo must indemnify, to the fullest
connection with the proceeding;           extent authorized by the DGCL, each
however, if the person is found           person who was or is made a party
liable for willful or intentional         to, is threatened to be made a party
misconduct in the performance of his      to or is involved in any action,
duty to Tejas, Tejas will not             suit or proceeding because he or she
indemnify him in any respect. Tejas       is or was a director or officer of
is required to indemnify an officer,      Wells Fargo (or was serving at the
director or past director against         request of Wells Fargo as a
reasonable expenses he or she incurs      director, trustee, officer,
in connection with a proceeding in        employee, or agent of another
which he or she is a party because        entity) while serving in such
he or she is a director or officer        capacity against all expenses,
of Tejas, or, while a director, has       liabilities, or loss incurred by
served as a director, officer or          such person in connection therewith,
other functionary of another entity,      provided that indemnifaction in
if he or she has been wholly              connection with a proceeding brought
successful in the defense of the          by such person will be permitted
proceeding. Tejas may purchase and        only if the proceeding was
maintain insurance on behalf of any       authorized by Wells Fargo's board of
person who is or was a director or        directors.
officer of Tejas against any
liability asserted against that           Wells Fargo's restated certificate
person and incurred by that person        of incorporation also provides that
in such a capacity, whether or not        Wells Fargo must pay expenses
Tejas would have the power to             incurred in defending the
indemnify that person against that        proceedings specified above in
liability under the TBCA. Tejas           advance of their final disposition,
maintains an officers' and                provided that, if so required by the
directors' insurance policy pursuant      DGCL, such advance payments for
to which officers and directors of        expenses incurred by a director or
Tejas would be entitled to                officer may be made only if he or
indemnification that may be beyond        she undertakes to repay all amounts
that permitted by the restated            so advanced if it is ultimately
articles of incorporation.                determined that the person receiving
                                          such payments is not entitled to be
                                          indemnified. Wells Fargo's restated
                                          certificate of incorporation
                                          authorizes Wells Fargo to provide
                                          similar indemnification to employees
                                          or agents of Wells Fargo.

                                          Pursuant to Wells Fargo's restated
                                          certificate of incorporation, Wells
                                          Fargo may maintain insurance, at its
                                          expense, to protect itself and any
                                          directors, officers, employees or
                                          agents of Wells Fargo or another
                                          entity against any expense,
                                          liability or loss, regardless of
                                          whether Wells Fargo has the power or
                                          obligation to indemnify that person
                                          against such expense, liability or
                                          loss under the DGCL.

                                          The right to indemnification is not
                                          exclusive of any other right which
                                          any person may have or acquire under
                                          any statute, provision of Wells
                                          Fargo's restated certificate of
                                          incorporation or bylaws, agreement,
                                          vote of stockholders or
                                          disinterested directors or
                                          otherwise.

                      Limitations on Directors' Liability

                Tejas                                  Wells Fargo

The Texas Miscellaneous Corporations      Wells Fargo's restated certificate
Law (TMCLA) permits a corporation's       of incorporation provides that a
articles of incorporation to set          director (including an officer who
limits on the extent of a director's      is also a director) of Wells Fargo
liability to the corporation or its       shall not be liable personally to
shareholders, except liability for        Wells Fargo or its stockholders for
monetary damages cannot be                monetary damages for breach of
eliminated for:                           fiduciary duty as a director, except
                                          for liability arising out of:
  .  a breach of duty of loyalty
     to the corporation or its               .  any breach of the director's
     shareholders,                              duty of loyalty to Wells
                                                Fargo or its stockholders,
  .  an act or omission not in
     good faith that constitutes a           .  acts or omissions not in good
     breach of duty to the                      faith or which involve
     corporation or an act or                   intentional misconduct or a
     omission that involves                     knowing violation of law,
     intentional misconduct or a
     knowing violation of law,               .  payment of a dividend or
                                                approval of a stock
  .  a transaction from which the               repurchase in violation of
     director receives an improper              Section 174 of the DGCL, or
     benefit, whether or not the
     benefit resulted from an                .  any transaction from which
     action taken within the scope              the director derived an
     of the director's office, and              improper personal benefit.

  .  an act or omission for which         This provision protects Wells
     liability is expressly               Fargo's directors against personal
     provided for by statute.             liability for monetary damages from
                                          breaches of their duty of care. It
Tejas' restated articles of               does not eliminate the director's
incorporation contain provisions          duty of care and has no effect on
limiting a director's liability           the availability of equitable
consistent with the TMCLA and             remedies, such as an injunction or
contain a provision that if the           reTejasssion, based upon a
TMCLA or TCBA is amended to               director's breach of his or her duty
authorize further limitation of the       of care.
liability of directors, the
liability such person shall be
limited to the fullest extent
permitted by the TBCA and TMCLA,
each as amended.

                   Amendment of Certificate of Incorporation

                Tejas                                  Wells Fargo

Under the TBCA, a Texas                   Wells Fargo's restated certificate
corporation's articles of                 of incorporation may be amended only
incorporation may be amended only if      if the proposed amendment is
the proposed amendment is approved        approved by Wells Fargo's board of
first by the corporation's board of       directors and thereafter approved by
directors and, thereafter, approved       a majority of the outstanding stock
by at least two-thirds of the             entitled to vote thereon and by a
outstanding shares entitled to vote       majority of the outstanding stock of
on a proposal to approve the              each class entitled to vote thereon
amendment. Tejas' restated articles       as a class. Shares of Wells Fargo
of incorporation do not provide for       preferred stock and Wells Fargo
a different number of shares to           preference stock currently
authorize an amendment to its             authorized in Wells Fargo's restated
restated articles.                        certificate of incorporation may be
                                          issued by Wells Fargo's board of
                                          directors without amending Wells
                                          Fargo's restated certificate of
                                          incorporation or otherwise obtaining
                                          the approval of Wells Fargo's
                                          stockholders.

                              Amendment of Bylaws

                Tejas                                  Wells Fargo


Tejas' amended and restated bylaws        Wells Fargo's bylaws generally
may be amended at any meeting of the      provide for amendment by a majority
board of directors at which a quorum      of Wells Fargo's board of directors
is present by the affirmative vote        or by a majority of the outstanding
of a majority of the directors.           stock entitled to vote thereon.
                                          However, Wells Fargo's bylaws
                                          require the affirmative vote or
                                          consent of 80% of the common stock
                                          outstanding to amend a bylaw
                                          provision related to maintaining
                                          local directorships at subsidiaries
                                          with which Wells Fargo has an
                                          agreement to so maintain local
                                          directorships.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Wells Fargo Share Prices and Dividends

   Wells Fargo common stock is listed on the New York Stock Exchange (NYSE) and the Chicago Stock Exchange under the symbol "WFC." The following table shows, for the periods indicated, the NYSE-only high and low sales prices of Wells Fargo common stock and the cash dividends paid per share. Amounts are in U.S. dollars.


                                                           Price Range
                                                           ----------- Dividends
                                                           High   Low    Paid
                                                           ----- ----- ---------
   2000
     First Quarter........................................ 43.75 31.00   0.220
     Second Quarter....................................... 47.75 37.31   0.220
     Third Quarter........................................ 47.13 38.73   0.220
     Fourth Quarter....................................... 56.38 39.63   0.240
   2001
     First Quarter........................................ 54.81 42.55   0.240
     Second Quarter....................................... 50.16 42.65   0.240
     Third Quarter........................................ 48.30 40.50   0.260
     Fourth Quarter....................................... 45.14 38.25   0.260
   2002
     First Quarter (through March 12)..................... 49.70 42.90   0.260

   The timing and amount of future dividends will depend on earnings, cash requirements, the financial condition of Wells Fargo and its subsidiaries, applicable government regulations and other factors deemed relevant by Wells Fargo's board of directors in its discretion. As described in "Regulation and Supervision of Wells Fargo--Dividend Restrictions" on page 44, various federal and state laws limit the ability of affiliate banks to pay dividends to Wells Fargo.

Tejas Share Prices and Dividends

   Tejas common stock does not trade on any exchange or on Nasdaq. Although there has been limited trading in Tejas common stock from time to time, there is no established public trading market. To the knowledge of Tejas, no broker-dealer handles transactions involving Tejas common stock. No dividends have been declared or paid on Tejas common stock during 2000 or 2001 or for 2002 through the date of this proxy statement-prospectus.

   During the third quarter ended September 30, 2001, Tejas acquired 373,997 shares of its common stock from Donald E. Powell, the former chairman, president and chief executive officer of Tejas, at a price of $6.00 per share. The acquired shares, which represented Mr. Powell's entire equity interest in Tejas, were then retired. The per share price was established by the board of directors after consideration of a fairness opinion received from SAMCO Capital Markets, the company's independent financial advisor.

                                    EXPERTS

Tejas' Independent Accountants

   The consolidated financial statements of Tejas Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 appearing in its Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Clifton Gunderson LLP, independent auditors, as set forth in their report included therein and herein. Such consolidated financial statements are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Wells Fargo's Independent Accountants

   The consolidated financial statements of Wells Fargo & Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    OPINIONS

Legality of Wells Fargo Shares

   Stanley S. Stroup, Executive Vice President and General Counsel of Wells Fargo, has rendered a legal opinion that the shares of Wells Fargo common stock offered hereby, when issued in accordance with the merger agreement, will be validly issued, fully paid and nonassessable. Mr. Stroup beneficially owns shares of Wells Fargo common stock and options to purchase additional shares of Wells Fargo common stock. As of the date of this document, the total number of shares Mr. Stroup owns or has the right to acquire upon exercise of his options is less than 0.1% of the outstanding shares of Wells Fargo common stock.

Tax Matters

   Jenkens & Gilchrist, a Professional Corporation, has given an opinion regarding the material U.S. federal income tax consequences of the merger. See "The Merger--U.S. Federal Income Tax Consequences of the Merger."

                      WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

   Wells Fargo has filed a registration statement on Form S-4 to register with the SEC the Wells Fargo common stock to be issued to Tejas shareholders in the merger. This document is part of that registration statement. The registration statement, including the exhibits to the registration statement, contains additional relevant information about Wells Fargo and Wells Fargo common stock. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement including exhibits.

Tejas and Wells Fargo SEC Filings

   Tejas and Wells Fargo file annual, quarterly and special reports, proxy statements and other information with the SEC. Tejas' and Wells Fargo's SEC filings are available to the public on the SEC's website at http://www.sec.gov. You can also read and copy reports, statements or other information filed by Tejas and Wells Fargo with the SEC at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

Documents Incorporated by Reference

   The SEC allows Tejas and Wells Fargo to "incorporate by reference" into this proxy statement- prospectus information they file with the SEC, which means that Tejas and Wells Fargo can disclose important information to you by referring you to those documents. Information incorporated by reference is an important part of this prospectus, and information subsequently filed by Tejas and Wells Fargo with the SEC automatically updates this information as well as the information included in this prospectus. If there are any differences between information in this prospectus and information in a document that is incorporated by reference, rely on the information in the later filed document.

   Tejas Documents. This proxy statement-prospectus incorporates by reference the Tejas documents set forth below. All of the documents were filed with the SEC under File No. 000-24023.

  . Annual Report on Form 10-K for the year ended December 31, 2000, including information specifically incorporated by reference into the Form 10-K from Tejas' definitive Notice and Proxy Statement for its 2001 Annual Meeting of Stockholders;

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

  .  Current Reports on Form 8-K filed April 19, 2001 and December 17, 2001.

   All documents filed by Tejas with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement-prospectus and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold are incorporated by reference into this proxy statement-prospectus and are part of this proxy statement-prospectus from the date of filing.

   Wells Fargo Documents. This prospectus incorporates by reference the Wells Fargo documents (or portions thereof) set forth below. All of the documents were filed with the SEC under File No. 001-02979. Documents filed before November 3, 1998 were filed under the name Norwest Corporation.

  . Annual Report on Form 10-K for the year ended December 31, 2000, including information specifically incorporated by reference into the Form 10-K from Wells Fargo's 2000 Annual Report to Stockholders and its definitive Notice and Proxy Statement for its 2001 Annual Meeting of Stockholders;

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and Form 10-Q/A filed November 14, 2001, amending the Form 10-Q for the quarter ended September 30, 2001;

  . Current Reports on Form 8-K filed January 16, 2001, April 17, 2001, June 7, 2001, July 17, 2001, August 30, 2001, October 16, 2001, and January
     15, 2002;

  . The description of Wells Fargo's common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description; and

  . The description of Wells Fargo's preferred stock purchase rights contained in the Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description.

   All documents filed by Wells Fargo with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold are incorporated by reference into this prospectus and are part of this prospectus from the date of filing.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Documents Available Without Charge

   Wells Fargo and Tejas will provide, without charge, copies of any report incorporated by reference into this document, excluding exhibits other than those that are specifically incorporated by reference in this document. You may obtain a copy of any document incorporated by reference by writing or calling Wells Fargo or Tejas as follows:

       Wells Fargo Documents:                       Tejas Documents:
         Corporate Secretary                       Corporate Secretary
        Wells Fargo & Company                    Tejas Bancshares, Inc.
            MAC N9305-173                     905 South Fillmore, Suite 701
         Sixth and Marquette                      Amarillo, Texas 79101
        Minneapolis, MN 55479                        (806) 373-7900
           (612) 667-8655

   To ensure delivery of the copies in time for the special meeting, your request should be received by April 10, 2002.

   In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this document. Neither Wells Fargo nor Tejas has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated March 13, 2002. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of Wells Fargo common stock will create any implication to the contrary.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                  (including as Exhibit A the form of related
                         Agreement and Plan of Merger)

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION

   AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 13th day of December, 2001, by and between TEJAS BANCSHARES, INC. ("Company"), a Texas corporation, and WELLS FARGO & COMPANY ("Wells Fargo"), a Delaware corporation.

   WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Wells Fargo will merge with and into Company (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion of the shares of Common Stock of Company of the par value of $1.00 per share ("Company Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into the right to receive shares of voting Common Stock of Wells Fargo of the par value of $1 2/3 per share ("Wells Fargo Common Stock").

   NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

   1. Basic Plan of Reorganization

   (a) Merger. Subject to the terms and conditions contained herein, a wholly-owned subsidiary of Wells Fargo (the "Merger Co.") will be merged by statutory merger with and into Company pursuant to the Merger Agreement, with Company as the surviving corporation, in which merger each share of Company Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined in paragraph 1(d) below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive, and exchanged for the number of shares of Wells Fargo Common Stock determined by dividing (a) the quotient of (i) $82,501,292 plus the aggregate exercise price of all Company Options outstanding immediately prior to the Effective Time divided by (ii) the aggregate number of shares of Company Common Stock and Company Options outstanding immediately prior to the Effective Time by (b) the Wells Fargo Measurement Price ("Exchange Ratio"). "Company Options" shall have the meaning given in paragraph 1(f) hereof. The "Wells Fargo Measurement Price" is defined as the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only for each of the twenty (20) consecutive trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

   (b) Wells Fargo Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger as defined below, shares of Wells Fargo Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Wells Fargo Common Stock issuable pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Wells Fargo Common Stock issuable in the Merger will equal the number of shares of Wells Fargo Common Stock which holders of shares of Company Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

   (c) Fractional Shares. No fractional shares of Wells Fargo Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only for each of the twenty (20) consecutive trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

   (d) Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger shall be filed with the Secretary of State of the State of Texas within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"), provided that the Closing Date shall not occur on the last business day of a calendar month. Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing." The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger." The "Effective Time of the Merger" shall be 12:01 a.m., Austin, Texas time, on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Company pursuant to the Merger Agreement.

   The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Wells Fargo, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota or at such other place as the parties may mutually agree.

   (e) Reservation of Right to Revise Structure. At Wells Fargo's election, the Merger may alternatively be structured so that (1) Company is merged with and into any other direct or indirect wholly-owned subsidiary of Wells Fargo, (2) any direct or indirect wholly-owned subsidiary of Wells Fargo is merged with and into Company, or (3) Company is merged with and into Wells Fargo; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to Company's shareholders in the Merger or under such alternative structure (the "Merger Consideration"), (B) adversely affect the tax treatment of Company's shareholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinion referred to in Paragraph 6(h), or (C) materially impede or delay consummation of the Merger. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

   (f) Options. At the Effective Time, all options ("Company Options") granted under the Tejas Bancshares, Inc. 1998 Incentive Stock Plan ("Company Option Plan") which are then outstanding and unexercised shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into options to purchase shares of Wells Fargo Common Stock on the same terms and conditions under the applicable Company Stock Plan and the stock option agreement by which such Company Stock Option is evidenced. From and after the Effective Time:

     (i) the number of shares of Wells Fargo Common Stock purchasable upon exercise of such Company Stock Option shall equal the product (rounded down to the nearest share) of (A) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time, and (B) the Exchange Ratio, and

     (ii) the per share exercise price under each such Company Stock Option shall be equal to the result (rounded down to the nearest cent) of dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio.

Notwithstanding the foregoing, each Company Stock option that is intended to be an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be adjusted in accordance with the requirements of Section 424 of the Code.

   2. Representations and Warranties of Company. Company represents and warrants to Wells Fargo as follows:

   (a) Organization and Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Company and the Company Subsidiaries (as defined in paragraph 2(b)) taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Company is registered as a bank holding company and a financial holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Company has furnished Wells Fargo true and correct copies of its articles of incorporation and by-laws, as amended.

   (b) Company's Subsidiaries.

     (i) Schedule 2(b)(i) sets forth a complete and correct list of all of Company's Subsidiaries as of the date hereof (individually a "Company Subsidiary" and collectively, the "Company Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on
  Schedule 2(b)(i), are owned directly or indirectly by Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call, or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant, or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C.
  (S) 55 (1982) and the Texas Business Corporation Act, all of such shares so owned by Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance, or agreement with respect thereto. Each Company Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b)(i), Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (ii) Schedule 2(b)(ii) sets forth a true and complete list of all companies or other entities, the equity securities of which or substantially all of the assets of which have been acquired by Company or a Company Subsidiary (or any Company or Company Subsidiary predecessor) since December 31, 1997, or for which Company or any Company Subsidiary is a successor in interest by merger, consolidation, or reorganization, or the outstanding stock of which is currently owned by Company or any Company Subsidiary, setting forth the date of closing, contingent payments, earn-outs, and obligations to issue shares of Company or Company Subsidiary capital stock.

     (iii) Schedule 2(b)(iii) sets forth the following information concerning the Company and each of its Subsidiaries:

       (A) Legal name, physical street address, city, county, state (country), zip code;

       (B) Formation date;

       (C) Primary regulator that supervises each functionally regulated entity;

       (D) Except with respect to the Company, legal name of direct equity holder and physical location (city/state/country);

       (E) Except as with respect to the Company, percent of equity held;
    and

       (F) Except as with respect to the Company, a brief description of the activity by such entity.

   (c) Company Capitalization. The authorized capital stock of Company consists of 20,000,000 shares of common stock, $1.00 par value, of which, as of the close of business on June 30, 2001, 13,410,134 shares were outstanding and no shares were held in the treasury. The maximum number of shares of Company Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto, were exercised is 13,634,737. All of the outstanding shares of capital stock of Company have been duly and validly authorized and issued and are fully paid and nonassessable (except for shares issuable under the Directors Plan (as defined in paragraph 4(b) as described on Schedule 2(c)). Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, plans, preemptive rights or other rights obligating Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Company or any Company Subsidiary. Except as set forth in Schedule 2(c), since June 30, 2001, no shares of Company capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Company or any Company Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Company.

   (d) Authorization. Company has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Company as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Company enforceable against Company in accordance with their respective terms.

   Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Company of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or any Company Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or by which it may be bound, or to which Company or any Company Subsidiary or any of the properties or assets of Company or any Company Subsidiary may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the best knowledge of Company, violate any judgment, ruling, order, writ, injunction or decree applicable to Company or any Company Subsidiary or any of their respective properties or assets.

   Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger under Texas law and filings required to be made under ERISA (as defined in paragraph 2(p)), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by this Agreement and the Merger Agreement.

   (e) Company Financial Statements. Except as set forth in Schedule 2(e), the consolidated balance sheets of Company and Company's Subsidiaries as of December 31, 2000 and 1999 and related consolidated statements of income, shareholders' equity and cash flows for the three (3) years ended December 31, 2000, together with the notes thereto, certified by Clifton Gunderson, LLP and included in Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Company 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Company and Company's Subsidiaries as of June 30, 2001 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the six (6) months then ended included in Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 as filed with the SEC (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Company and Company's Subsidiaries at the dates and the consolidated results of operations and cash flows of Company and Company's Subsidiaries for the periods stated therein.

   (f) Reports. Since December 31, 1997, Company and each Company Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements,
(ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports." Except as set forth on Schedule 2(f), as of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Company Reports have been made available to Wells Fargo by Company.

   (g) Properties and Leases. Except as may be reflected in the Company Financial Statements and except for any lien for current taxes not yet delinquent, Company and each Company Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Company's consolidated balance sheet as of June 30, 2001 included in Company's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Company or any Company Subsidiary pursuant to which Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Company's and each Company Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

   (h) Taxes. Each of Company and the Company Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid when due all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Company and the Company Subsidiaries for the fiscal year ended December 31, 1997, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Company nor any Company Subsidiary is a party to any pending action or proceeding, nor, to the Company's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Company or any Company Subsidiary which has not been settled, resolved and fully satisfied. Each of Company and the Company Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of June 30, 2001, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Company and the Company Subsidiaries with respect to all periods through the date thereof.

   (i) Absence of Certain Changes. Since September 30, 2001 there has been no change in the business, financial condition or results of operations of Company or any Company Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole other than changes affecting financial institutions generally.

   (j) Commitments and Contracts. Except as set forth on Schedule 2(j), neither Company nor any Company Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

     (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by Company or such Company Subsidiary);

     (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

     (iii) any labor contract or agreement with any labor union;

     (iv) any contract containing covenants that limit the ability of Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

     (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

     (vi) any real property lease and any other lease with annual rental payments aggregating $10,000 or more; or

     (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party; or

     (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

   (k) Litigation and Other Proceedings. Company has furnished Wells Fargo copies of (i) all attorney responses to the request of the independent auditors for Company with respect to loss contingencies as of December 31, 2000 in connection with the Company Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against Company or any Company Subsidiary since said date. There is no pending or, to the best knowledge of Company, threatened, claim, action, suit, investigation or proceeding, against Company or any Company Subsidiary, nor is Company or any Company Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole.

   (l) Insurance. Company and each Company Subsidiary are presently insured, and during each of the past five (5) calendar years (or during such lesser period of time as Company has owned such Company Subsidiary) have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

   (m) Compliance with Laws. Company and each Company Subsidiary have all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Company or such Company Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Company and each Company Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Company nor any Company Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on
Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Company or any Company Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Company and the Company Subsidiaries taken as a whole.

   (n) Labor. No work stoppage involving Company or any Company Subsidiary is pending or, to the best knowledge of Company, threatened. Neither Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that could materially and adversely affect the business of Company or such Company Subsidiary. Employees of Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

   (o) Material Interests of Certain Persons. Except as set forth on Schedule 2(o), to the best knowledge of Company, no officer or director of Company or any Company Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiary.

   Schedule 2(o) sets forth a correct and complete list of any loan from Company or any Company Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Company's or such Company Subsidiary's Board of Directors.

   (p) Company Benefit Plans.

     (i) Schedule 2(p)(i) sets forth each employee benefit plan with respect to which Company or any Company Subsidiary contributes, sponsors or otherwise has any obligation (the "Plans"). For purposes of this Section 2(p) and Schedule 2(p)(i), "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "Plan" or "Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, and all other benefit arrangements including, without limitation, any plan, program, agreement, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, severance or termination of employment benefits, life, health, death, disability or accidental benefits.

     (ii) Except as disclosed on Schedule 2(p)(ii), no Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

     (iii) Except as disclosed on Schedule 2(p)(iii), no Plan promises or provides health or life benefits to retirees or former employees except as required by federal continuation of coverage laws or similar state laws.

     (iv) Except as disclosed on Schedule 2(p)(iv), (a) each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law including, if applicable, ERISA and the Code; (b) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each Plan have been timely made; (c) all disclosures and notices required by law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made; (d) there are no actions, suits or claims pending, other than routine uncontested claims for benefits with respect to each Plan; and (e) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Plan (including all amendments) is tax qualified under Section 401(a) of the Code and Company knows of no reason that any such Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Plan trust is not exempt from taxation under Section 501(a) of the Code.

     (v) Except as disclosed on Schedule 2(p)(v), (a) all contributions, premium payments and other payments required to be made in connection with the Plans as of the date of this Agreement have been made; (b) a proper accrual has been made on the books of Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (c) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Sections 162, 404, 419, 419A of the Code or otherwise); and (d) with respect to each Plan that is subject to Section 301 of ERISA or Section 412 of the Code, Company is not liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code and the projected benefit obligations determined as of the date of this Agreement do not exceed the assets of the Plan.

     (vi) Except as disclosed in Schedule 2(p)(vi) and to best knowledge of Company, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or
  Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title 1 of ERISA which could subject such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to a tax penalty or prohibited transactions imposed by
  Section 4975 of the Code or would result in material liability to Company and the Company Subsidiaries as a whole.

     (vii) No Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

     (viii) Except as disclosed in Schedule 2(p)(viii), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (a) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Company under any Plan or otherwise, (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (ix) Except as disclosed in Schedule 2(p)(ix), Company has not made any payments or transfers of property, is not obligated to make any payments or transfers of property, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments or transfers of property that will not be deductible under section 280G of the Code.
  Schedule 2(p)(ix) sets forth all payments (including compensation, stock awards, bonuses, or other similar payments) or other obligations to former officers or directors for which the Company is liable and which have not been made as of the date hereof ("Past Service Payments").

   (q) Proxy Statement, Etc. None of the information regarding Company and the Company Subsidiaries supplied or to be supplied by Company for inclusion in (i) a Registration Statement on Form S-4 and the prospectus included therein to be filed with the SEC by Wells Fargo for the purpose of registering the shares of Wells Fargo Common Stock to be exchanged for shares of Company Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement included in the Registration Statement to be mailed to Company's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Company and the Company Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

   (r) Registration Obligations. Except as set forth on Schedule 2(r), neither Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

   (s) Brokers and Finders. Except for SAMCO, neither Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Company or any Company Subsidiary, in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

   (t) Fiduciary Activities. Company and each Company Subsidiary has properly administered in all respects material and which could reasonably be expected to be material, to the financial condition of Company and the Company Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Company, any Company Subsidiary, nor any director, officer or employee of Company or any Company Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to, or could reasonably be expected to be material to, the financial condition of Company and the Company Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

   (u) No Defaults. Neither Company nor any Company Subsidiary is in default, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Company and the Company Subsidiaries, taken as a whole. To the best of Company's knowledge, all parties with whom Company or any Company Subsidiary has material leases, agreements or contracts or who owe to Company or any Company Subsidiary material obligations other than those arising in the ordinary course of the banking business of the Company Subsidiaries are in compliance therewith in all material respects.

   (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Company's knowledge, threatened against Company or any Company Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Company and Company's Subsidiaries taken as a whole; to the best of Company's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the best of Company's knowledge neither Company nor any Company Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Company has provided Wells Fargo with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

   3. Representations and Warranties of Wells Fargo. Wells Fargo represents and warrants to Company as follows:

   (a) Organization and Authority. Wells Fargo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Wells Fargo and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Wells Fargo is registered as a bank holding company and a financial holding company with the Federal Reserve Board under the BHC Act.

   (b) Wells Fargo Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 2000, of Wells Fargo's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC), but excluding Norwest Venture Partners VI, LP (individually a "Wells Fargo Subsidiary" and collectively the "Wells Fargo Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Wells Fargo. No equity security of any Wells Fargo Subsidiary is or may be required to be issued to any person or entity other than Wells Fargo by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Wells Fargo Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55
(1982), all of such shares so owned by Wells Fargo are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Wells Fargo Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

   (c) Wells Fargo Capitalization. As of June 30, 2001, the authorized capital stock of Wells Fargo consists of (i) 20,000,000 shares of Preferred Stock, without par value, of which as of the close of business on June 30, 2001, 2,620 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 8,190 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 10,041 shares of 1996 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 9,362 shares of 1997 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 7,471 shares of 1998 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 17,832 shares of 1999 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 44,163 shares of 2000 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 112,031 shares of 2001 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value; 1,468,400 shares of Adjustable-Rate Cumulative Preferred Stock, Series B, at $50 stated value; and 4,000,000 shares of

6.59% Adjustable Rate Noncumulative Preferred Stock, Series H, at $50 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on June 30, 2001, no shares were outstanding; and (iii) 6,000,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on June 30, 2001, 1,736,381,025 shares were outstanding and 22,993,569 shares were held in the treasury. All of the outstanding shares of capital stock of Wells Fargo have been duly and validly authorized and issued and are fully paid and nonassessable.

   (d) Authorization. Wells Fargo has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Wells Fargo and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Wells Fargo. No approval or consent by the stockholders of Wells Fargo is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Wells Fargo as may be required by statute or regulation, this Agreement is a valid and binding obligation of Wells Fargo enforceable against Wells Fargo in accordance with its terms.

   Neither the execution, delivery and performance by Wells Fargo of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Wells Fargo with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary under any of the terms, conditions or provisions of, (x) its certificate of incorporation or by-laws or
(y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wells Fargo or any Wells Fargo Subsidiary is a party or by which it may be bound, or to which Wells Fargo or any Wells Fargo Subsidiary or any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the best knowledge of Wells Fargo, violate any judgment, ruling, order, writ, injunction or decree applicable to Wells Fargo or any Wells Fargo Subsidiary or any of their respective properties or assets.

   Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Merger under Texas law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Wells Fargo of the transactions contemplated by this Agreement and the Merger Agreement.

   (e) Wells Fargo Financial Statements. The supplemental consolidated balance sheets of Wells Fargo and Wells Fargo's subsidiaries as of December 31, 2000 and 1999 and related supplemental consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the three (3) years ended December 31, 2000, together with the notes thereto, audited by KPMG LLP and included in Wells Fargo's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Wells Fargo 10-K") as filed with the SEC, and the unaudited consolidated balance sheet of Wells Fargo as of June 30, 2001 and the related unaudited consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the six (6) months then ended included in Wells Fargo's Quarter Report on Form 10-Q for the fiscal quarter ended June 30, 2001 as filed with the SEC (collectively, the "Wells Fargo Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Wells Fargo and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Wells Fargo and its subsidiaries for the periods stated therein.

   (f) Reports. Since December 31, 1995, Wells Fargo and each Wells Fargo Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements,
(ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Wells Fargo Reports." As of their respective dates, the Wells Fargo Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (g) Properties and Leases. Except as may be reflected in the Wells Fargo Financial Statements and except for any lien for current taxes not yet delinquent, Wells Fargo and each Wells Fargo Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Wells Fargo's consolidated balance sheet as of June 30, 2001 included in Wells Fargo's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property that has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Wells Fargo or any Wells Fargo Subsidiary pursuant to which Wells Fargo or such Wells Fargo Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Wells Fargo or such Wells Fargo Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Wells Fargo's and each Wells Fargo Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

   (h) Taxes. Each of Wells Fargo and the Wells Fargo Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Wells Fargo and the Wells Fargo Subsidiaries for the fiscal year ended December 31, 1982, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Wells Fargo nor any Wells Fargo Subsidiary is a party to any pending action or proceeding, nor to Wells Fargo's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies that could reasonably be expected to have any material adverse effect on Wells Fargo and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Wells Fargo or any Wells Fargo Subsidiary that has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Wells Fargo and the Wells Fargo Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

   (i) Absence of Certain Changes. Since December 31, 2000, there has been no change in the business, financial condition or results of operations of Wells Fargo or any Wells Fargo Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

   (j) Commitments and Contracts. Except as set forth on Schedule 3(j), as of December 31, 2000 neither Wells Fargo nor any Wells Fargo Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

     (i) any labor contract or agreement with any labor union;

     (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Wells Fargo or any Wells Fargo Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Wells Fargo or any Wells Fargo Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

     (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

   (k) Litigation and Other Proceedings. There is no pending or, to the best knowledge of Wells Fargo, threatened, claim, action, suit, investigation or proceeding, against Wells Fargo or any Wells Fargo Subsidiary nor is Wells Fargo or any Wells Fargo Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

   (l) Insurance. Wells Fargo and each Wells Fargo Subsidiary is presently insured or self insured, and during each of the past five (5) calendar years (or during such lesser period of time as Wells Fargo has owned such Wells Fargo Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

   (m) Compliance with Laws. Wells Fargo and each Wells Fargo Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Wells Fargo or such Wells Fargo Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Wells Fargo, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Wells Fargo and each Wells Fargo Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Wells Fargo or any Wells Fargo Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Wells Fargo and its subsidiaries taken as a whole.

   (n) Labor. No work stoppage involving Wells Fargo or any Wells Fargo Subsidiary is pending or, to the best knowledge of Wells Fargo, threatened. Neither Wells Fargo nor any Wells Fargo Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that could materially and adversely affect the business of Wells Fargo or such Wells Fargo Subsidiary. Employees of Wells Fargo and the Wells Fargo Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

   (o) Wells Fargo Benefit Plans.

     (i) For purposes of this Section 3(o), the term "Wells Fargo Plan" or "Wells Fargo Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, to which Wells Fargo contributes, sponsors, or otherwise has any obligations.

     (ii) No Wells Fargo Plan is a "multiemployer plan" within the meaning of
  Section 3(37) of ERISA.

     (iii) Each Wells Fargo Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, including, if applicable, ERISA and the Code.

     (iv) Each Wells Fargo Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Wells Fargo Plan (including all amendments) is tax qualified under Section 401(a) of the Code and Wells Fargo knows of no reason that any such Wells Fargo Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Wells Fargo Plan trust is not exempt from taxation under
  Section 501(a) of the Code.

     (v) All contributions, premium payments, and other payments required to be made in connection with the Wells Fargo Plans as of the date of this Agreement have been made.

     (vi) With respect to each Wells Fargo Plan that is subject to Section 301 of ERISA or Section 412 of the Code, neither Wells Fargo nor any Wells Fargo Subsidiary is liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code.

     (vii) The present value of all benefits vested and all benefits accrued under each Wells Fargo Plan that is subject to Title IV of ERISA does not, in each case, exceed the value of the assets of the Wells Fargo Plans allocable to such vested or accrued benefits as of the end of the most recent Plan Year.

   (p) Registration Statement, etc. None of the information regarding Wells Fargo and its subsidiaries supplied or to be supplied by Wells Fargo for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Wells Fargo and the Wells Fargo Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

   (q) Brokers and Finders. Neither Wells Fargo nor any Wells Fargo Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Wells Fargo or any Wells Fargo Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

   (r) No Defaults. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole. To the best of Wells Fargo's knowledge, all parties with whom Wells Fargo or any Wells Fargo Subsidiary has material leases, agreements or contracts or who owe to Wells Fargo or any Wells Fargo Subsidiary material obligations, other than those arising in the ordinary course of the banking business of the Wells Fargo Subsidiaries are in compliance therewith in all material respects.

   (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Wells Fargo or any Wells Fargo Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Wells Fargo's knowledge, threatened against Wells Fargo or any Wells Fargo Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole; to the best of Wells Fargo's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the best of Wells Fargo's knowledge, neither Wells Fargo nor any Wells Fargo Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

   (t) Merger Co. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business. As of the Closing Date, the execution, delivery and performance by Merger Co. of the Merger Agreement will have been duly authorized by Merger Co.'s Board of Directors and shareholders, and the Merger Agreement will be a valid and binding obligation of Merger Co., enforceable against Merger Co. in accordance with its terms.

   4. Covenants of Company. Company covenants and agrees with Wells Fargo as follows:

   (a) Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company, and each Company Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Wells Fargo (which consent requirement shall be deemed to be waived as to any loan approval request to which Wells Fargo has made no response by the end of the second (2nd) complete business day following the receipt of the request by a Wells Fargo representative designated in writing), make any new loan to any borrower in excess of $250,000, or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $500,000; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Company and each Company Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Company and the Company Subsidiaries taken as a whole; and permit Wells Fargo and its representatives (including KPMG LLP) upon prior notice to Company to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business, provided that such examination is conducted in a manner designed to be the least disruptive to Company's operations. No such examination by Wells Fargo or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Company herein expressed.

   (b) Negative Covenants. Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company and each Company Subsidiary will not (without the prior written consent of Wells Fargo): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities, except that Company may issue shares of Company Common Stock (i) upon the exercise of Company Options granted under the Company Option Plan, and (ii) under "The First National Bank of Amarillo Directors Stock Compensation Plan" ("Directors Plan") in accordance with the terms of such plans; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $25,000, except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one (1) year and in amounts of $100,000 or less; amend or terminate any Plan except as required by law or by paragraph 4(j) hereof or except as otherwise required by this Agreement; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a Company Subsidiary's Board of Directors in accordance with applicable law and regulation; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Company, except resulting from the forfeiture of shares of Company Common Stock pursuant to the Directors Plan; increase the compensation of any officers, directors or executive employees, except for periodic increases in the ordinary course of business consistent with past practice and except with respect to the bonus payments in the amounts and payable as set forth on Schedule 4(b); sell or otherwise dispose of any shares of the capital stock of any Company Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

   (c) Shareholder Meeting. The Board of Directors of Company will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Company will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Texas Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

   (d) Information Furnished by Company. Company will furnish or cause to be furnished to Wells Fargo all the information concerning Company and the Company Subsidiaries required for inclusion in the Registration Statement, or any statement or application made by Wells Fargo to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Clifton Gunderson, LLP to use such opinion in such Registration Statement.

   (e) Approvals. Company will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Company to carry out the transactions contemplated by this Agreement and will cooperate with Wells Fargo to obtain all such approvals and consents required of Wells Fargo.

   (f) Delivery of Closing Documents. Company will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

   (g) Confidential Information. Company will hold in confidence all documents and information concerning Wells Fargo and its subsidiaries furnished to Company and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Company's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Wells Fargo (except to the extent that such information was previously known to Company, in the public domain, or later acquired by Company from other sources not known to Company to be subject to a confidentiality obligation to Wells Fargo) and, upon request, all such documents and any copies thereof and all documents prepared by Company that include such confidential information shall be destroyed, excluding documents such as minutes of meetings and regulatory filings that Company is required to retain.

   (h) Competing Transactions. Neither Company, nor any Company Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Wells Fargo) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Company or any Company Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Company or any Company Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Company or any Company Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Company or any Company Subsidiary concerning any of the foregoing, Company or such Company Subsidiary will promptly disclose such offer or inquiry to Wells Fargo.

   (i) Public Disclosure. Company shall consult with Wells Fargo as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

   (j) Benefit Plans. Company and each Company Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Wells Fargo, all qualified retirement and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger to, among other matters, facilitate the merger of such plans with Wells Fargo plans without gaps in coverage for participants in the plans, and (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans that is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

   (k) Affiliate Letters. Company shall use its best efforts to obtain and deliver prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Wells Fargo by each executive officer, director or shareholder of Company who may reasonably be deemed an "affiliate" of Company within the meaning of such term as used in Rule 145 under the Securities Act.

   (l) Accruals and Reserves. Company shall establish such additional accruals and reserves as may be necessary (i) to conform Company's accounting and credit loss reserve practices and methods to those of Wells Fargo, consistent with Wells Fargo's plans with respect to the conduct of Company's business following the Merger and (ii) to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by Company of the Merger and the other transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to record any such accounting adjustments pursuant to this paragraph 4(l) unless and until Wells Fargo has certified to the Company that the conditions to its obligation to consummate the Merger will be satisfied or waived on or before the Effective Time and in no event be effective prior to the date prior to the Effective Date. The Company's representations, warranties, and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4(l).

   (m) Environmental Assessments. Company shall obtain, from firms reasonably acceptable to Wells Fargo, at Company's sole expense (unless otherwise agreed to by Company and Wells Fargo), Phase I environmental assessments for each owned bank facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Wells Fargo no later than four (4) weeks and written reports shall be delivered to Wells Fargo no later than eight (8) weeks from the date of this Agreement. Company shall obtain, at its sole expense (unless otherwise agreed to by Company and Wells Fargo), Phase II environmental assessments for properties identified by Wells Fargo on the basis of the results of such Phase I environmental assessments. Company shall obtain a survey and assessment of all potential asbestos containing material in owned or leased real properties (other than OREO property) and a written report of the results shall be delivered to Wells Fargo within four (4) weeks of execution of this Agreement.

   (n) Title Commitments and Boundary Surveys. Company shall obtain, at its sole expense (unless otherwise agreed to by Company and Wells Fargo), commitments for title insurance and boundary surveys from firms reasonably acceptable to Wells Fargo for each owned bank facility which shall be delivered to Wells Fargo no later than four (4) weeks from the date of this Agreement.

   (o) 280G Shareholder Approval. Company shall obtain the approval of shareholders holding at least 75% of the issued and outstanding shares of Company Common Stock in accordance with rules relating to shareholder approval for purposes of Section 280G of the Code prior to any payment, grant of any right or provision of any benefit to an employee of Company as a result of or in connection with the consummation of the transactions contemplated hereby which would cause the limitations of Section 280G of the Code with respect to tax deductibility to be exceeded ("Excess 280G Agreements"). Company shall use its best efforts to amend any Excess 280G Agreements to make any payment thereunder subject to and contingent upon such shareholder approval.

   (p) Company Stock Options. Company shall take all actions necessary to provide for the conversion of Company Options into options to acquire Wells Fargo Common Stock as contemplated by paragraph 1(f).

   (q) Directors Plan. Company shall take all action necessary to (i) cause any awards under the Directors Plan for any period beginning January 1, 2002 to be in the form of cash only (ii) to terminate the Directors Plan and to issue and distribute all shares of Company Common Stock awarded and earned under the Directors Plan effective prior to the Effective Date and (iii) to cause all unearned awards of Company Common Stock under the Directors Plan to terminate prior to the Effective Date.

   (r) Divestiture Cooperation. In anticipation of conditions reasonably expected to be imposed by the Federal Reserve Board and the Antitrust Division of the Department of Justice ("DOJ") in approving the Merger ("Board Approval"), Company agrees to enter into and agrees to cause its Subsidiaries to enter into such agreements prior to Closing for such divestitures of such branch or branches of such Subsidiaries (each, a "Branch") as the Federal Reserve Board and DOJ may require and to take such other actions prior to the Closing as may be necessary (or may reasonably be expected to be necessary) to be taken in connection therewith and in order to satisfy any requirements related thereto to be imposed by the Federal Reserve Board and DOJ as a condition to the Board Approval. Company shall use, and shall cause its Subsidiaries to use their respective commercially reasonable best efforts to cooperate with Wells Fargo in identifying prospective bidders for the Branches, allowing prospective bidders to conduct due diligence on the Branches, and in negotiating the terms of the Divestitures; provided that neither Company nor its Subsidiaries shall enter into definitive agreements for the Divestitures without the prior consent of Wells Fargo, which consent shall not be unreasonably withheld; provided further that the consummation of the Divestitures contemplated by this Paragraph 2(r) will be subject to and contingent upon Closing of the Merger and will not occur prior to the Effective Time of the Merger; provided further that the actions taken to implement the Divestitures shall not impair or unduly burden or be deemed to impair or unduly burden the operations of business of Company and the Company Subsidiaries. Nothing contained in this Paragraph 4(r) shall diminish the agreements, covenants, and obligations of the parties otherwise set forth in Articles 4 and 5 of the Agreement."

   5. Covenants of Wells Fargo. Wells Fargo covenants and agrees with Company as follows:

   (a) Affirmative Covenants. From the date hereof until the Effective Time of the Merger, Wells Fargo will maintain its corporate existence in good standing; conduct, and cause the Wells Fargo Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Wells Fargo or the Wells Fargo Subsidiaries, their businesses or their properties; maintain all books and records of it and the Wells Fargo Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Wells Fargo Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

   (b) Information Provided by Wells Fargo. Wells Fargo will furnish to Company all the information concerning Wells Fargo required for inclusion in a proxy statement or statements to be sent to the shareholders of Company, or in any statement or application made by Company to any governmental body in connection with the transactions contemplated by this Agreement.

   (c) Registration Statement. As promptly as practicable after the execution of this Agreement, Wells Fargo will file with the SEC the Registration Statement and any other applicable documents, relating to the shares of Wells Fargo Common Stock to be delivered to the shareholders of Company pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company shareholders, at the time of the Company shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Wells Fargo (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Company or any Company Subsidiary for use in the Registration Statement or the Prospectus.

   (d) Stock Exchange Listings. Wells Fargo will file all documents required to be filed to list the Wells Fargo Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings on or before the Effective Time of the Merger.

   (e) Wells Fargo Shares. The shares of Wells Fargo Common Stock to be issued by Wells Fargo to the shareholders of Company pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Wells Fargo Common Stock to be delivered to the shareholders of Company pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Wells Fargo.

   (f) Blue Sky Approvals. Wells Fargo will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals on or before the Effective Time of the Merger.

   (g) Approvals. Wells Fargo will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Company to obtain all such approvals and consents required by Company.

   (h) Confidential Information. Wells Fargo will hold in confidence all documents and information concerning Company and Company's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Company (except to the extent that such information was previously known to Wells Fargo, in the public domain, or later acquired by Wells Fargo from other sources not known to Wells Fargo to be subject to a confidentiality obligation to Company) and, upon request, all such documents and any copies thereof and all documents prepared by Wells Fargo that include such confidential information shall be destroyed, excluding documents such as minutes of meetings and regulatory filings that Wells Fargo is required to retain.

   (i) Merger Filings. Wells Fargo will file any documents or agreements required to be filed in connection with the Merger under the Texas Business Corporation Act.

   (j) Delivery of Closing Documents. Wells Fargo will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

   (k) Public Disclosure. Wells Fargo shall consult with Company as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

   (l) Notice of Regulatory Approvals. Wells Fargo shall furnish Company with copies of the non-confidential portions of the applications referred to in paragraph 7(l) hereof and shall promptly give Company notice of receipt of the regulatory approvals referred to in paragraph 7(e).

   (m) Indemnification of Directors and Officers. With respect to the indemnification of directors and officers, Wells Fargo agrees as follows:

     (i) Wells Fargo shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, a director or officer of Company or any Company Subsidiary, (an "Indemnified Party" and, collectively, the "Indemnified Parties") in Company's Articles of Incorporation or By-laws or similar governing documents of any Company Subsidiary, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from (A) facts or events that occurred before the Effective Time of the Merger, or (B) this Agreement and the Merger Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time of the Merger, survive the Merger and shall continue in full force and effect. Nothing contained in this paragraph 5(m)(i) shall be deemed to preclude the liquidation, consolidation or merger of Company or any Company Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of Company, Wells Fargo shall guarantee, to the extent of the greater of the net asset value of Company as of the Effective Date of the Merger or as of the date of such liquidation or sale, the indemnification obligations of Company or any Company Subsidiary to the extent of indemnification obligations of Company and the Company Subsidiaries described above. Each Indemnified Party shall have the right to assert claims for indemnification directly against Wells Fargo without first having to assert such claim against Company or any Company Subsidiary. Notwithstanding anything to the contrary contained in this paragraph 5(m)(i), nothing contained herein shall require Wells Fargo to indemnify any person who was a director or officer of Company or any Company Subsidiary to a greater extent than Company or any Company Subsidiary is, as of the date of this Agreement, required to indemnify any such person;

     (ii) any Indemnified Party wishing to claim indemnification under paragraph 5(m)(i), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Wells Fargo thereof, but the failure to so notify shall not relieve Wells Fargo of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time of the Merger), (A) Wells Fargo shall have the right to assume the defense thereof and Wells Fargo shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Wells Fargo elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Wells Fargo and the Indemnified Party, the

  Indemnified Party may retain counsel satisfactory to them, and Wells Fargo shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Wells Fargo shall be obligated pursuant to this subparagraph
  (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (B) such Indemnified Party shall cooperate in the defense of any such matter;

     (iii) for a period of six (6) years from the Effective Time, Wells Fargo shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any Company Subsidiary with respect to claims against such directors and officers arising from facts or events that occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided however, that in no event shall Wells Fargo be required to expend more than 125% of the current amount expended by the Company (such limit on the premiums required to be expended by Wells Fargo, the "Insurance Amount") to maintain or procure such director's and officer's insurance coverage for a comparable six-year period; provided further, that if Wells Fargo is unable to maintain or obtain the insurance called for by this Section 5(m)(iii), Wells Fargo shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount;

     (iv) if Wells Fargo or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Wells Fargo shall assume the obligations set forth in this paragraph 5(m); and

     (v) the provisions of this paragraph 5(m) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   6. Conditions Precedent to Obligation of Company. The obligation of Company to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be (to the extent not otherwise required by law) waived in writing by Company:

   (a) Representations and Warranties. Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Wells Fargo and its subsidiaries taken as a whole as if made at the Time of Filing.

   (b) Performance of Wells Fargo Obligations. Wells Fargo shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

   (c) Wells Fargo Compliance Certificate. Company shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Wells Fargo, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

   (d) Shareholder Approvals. This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company required for approval of a plan of merger in accordance with the provisions of Company's Articles of Incorporation and the Texas Business Corporation Act.

   (e) Governmental Approvals. Wells Fargo shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

   (f) No Restraining Order, Etc. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

   (g) Shares Authorized for Listing. The shares of Wells Fargo Common Stock to be delivered to the stockholders of Company pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

   (h) Tax Opinion. Company shall have received an opinion, dated the Closing Date, of counsel to Company, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of Company Common Stock upon receipt of Wells Fargo Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Wells Fargo Common Stock received by the shareholders of Company will be the same as the basis of Company Common Stock exchanged therefor; and (iv) the holding period of the shares of Wells Fargo Common Stock received by the shareholders of Company will include the holding period of the Company Common Stock, provided such shares of Company Common Stock were held as a capital asset as of the Effective Time of the Merger.

   (i) Registration Statement Effective; No Stop Order, Etc.; Blue Sky Authorizations Received. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Wells Fargo shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

   (j) No Material Adverse Change. Since September 30, 2001, no change shall have occurred and no circumstance shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Wells Fargo and its Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally, or changes in the general level of interest rates).

   7. Conditions Precedent to Obligation of Wells Fargo. The obligation of Wells Fargo to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Wells Fargo:

   (a) Representations and Warranties. Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Company and the Company Subsidiaries taken as a whole as if made at the Time of Filing.

   (b) Performance of Company Obligations. Company shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

   (c) Shareholder Approvals. This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company required for approval of a plan of merger in accordance with the provisions of Company's Articles of Incorporation and the Texas Business Corporation Act.

   (d) Company's Compliance Certificate. Wells Fargo shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Company, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

   (e) Governmental Approvals. Wells Fargo shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Company or any Company Subsidiary that, in the good faith judgment of Wells Fargo, is unreasonably burdensome to Wells Fargo.

   (f) Consents, Authorizations, Etc. Obtained. Company and each Company Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Company's or such Company Subsidiary's business required for the consummation of the Merger, and Company and each Company Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

   (g) No Restraining Order, etc. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

   (h) Number of Outstanding Shares. At any time since the date hereof the total number of shares of Company Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, shall not have exceeded 13,634,737.

   (i) Registration Statement Effective; No Stop Order, etc.; Blue Sky Authorizations Received. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Wells Fargo shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

   (j) No Casualty Losses, Etc. Company and the Company Subsidiaries considered as a whole shall not have sustained since June 30, 2001 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

   (k) No Environmental Liability. There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Company or any Company Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, which has had or could reasonably be expected to have a material adverse effect upon Company and its subsidiaries taken as a whole.

   (l) No Material Adverse Change. Since September 30, 2001, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Company and the Company Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally, or changes in the general level of interest rates). No action taken by Company solely in order to comply with the requirements of paragraph 4(l) shall be deemed to have a material adverse effect for purposes of this paragraph 7(l).

   (m) Resignations. Company shall have delivered the resignations of each member of its Board of Directors as of the Effective Time, and such resignations shall not have been withdrawn.

   (n) Company Option Plan. The Company shall have complied with the provisions of paragraph 4(p) hereof.

   (o) Section 280G. The Company shall have complied with the provision of paragraph 4(o) hereof.

   (p) Directors Plan. The Company shall have taken the actions required by paragraph 4(q).

   (r) Opinion Regarding Non-Compete; No Payments. Company shall have provided to Wells Fargo an opinion (upon which Wells Fargo may rely) in form and substance reasonably satisfactory to Wells Fargo to the effect that the entering into of that certain Non-Compete Agreement between Company, Bank, and Don E. Powell dated August 28, 2001 and the performance of any obligation of any party thereunder do not violate any federal laws, regulations, or policies. Except as set forth on Schedule 2(p)(ix), the Company shall not be liable for any Past Service Payments.

   (s) Non-Compete. The Consulting and Non-Competition Agreement described on
Schedule 7(s) shall be in full force and effect.

   8. Employee Benefit Plans. Each person who is an employee of Company or any Company Subsidiary as of the Effective Date of the Merger ("Company Employees") shall be eligible for participation in the employee welfare and retirement plans of Wells Fargo, as in effect from time to time, as follows:

   (a) Employee Welfare Benefit Plans. Each Company Employee shall be eligible for participation in the employee welfare benefit plans of Wells Fargo listed below subject to any eligibility requirements applicable to such plans (and not subject to pre-existing condition exclusions, except with respect to the Wells Fargo Long Term Care Plan and Wells Fargo Long Term Disability Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least thirty-two (32) days after the Effective Date of the Merger (the "Benefits Conversion Date"):

     Medical Plan
     Dental Plan
     Vision Plan
     Short Term Disability Plan
     Long Term Disability Plan
     Long Term Care Plan
     Flexible Benefits Plan
     Basic Group Life Insurance Plan
     Group Universal Life Insurance Plan
     Dependent Group Life Insurance Plan
     Business Travel Accident Insurance Plan
     Accidental Death and Dismemberment Plan
     Salary Continuation Pay Plan
     Paid Time Off Program

It is intended that the transition from Company's Plans to the Wells Fargo Plans will be facilitated without gaps in coverage to the participants and without duplication of costs to Wells Fargo. Company Employees shall receive credit for years of service to Company, the Company Subsidiaries and any predecessors of Company or the Company Subsidiaries (to the extent credited under the vacation and short-term disability programs of Company) for the purpose of determining benefits under the Wells Fargo Paid Time Off Program. For purposes of the Salary Continuation Pay Plan and Short Term Disability Plan, we will recognize the most recent hire date with Company, which cannot precede January 1, 1997 ("Wells Fargo Corporate Hire Date"). Company Employees shall be eligible for participation in the Wells Fargo Salary Continuation Pay Plan subject to any eligibility requirements applicable to such plans immediately following the Effective Time of the Merger; provided, however, that no Company Employee who is a participant in any Company severance or salary continuation plan that would provide such Company Employee with benefits after the Effective Time of the Merger or who has an employment agreement with Company or any Company Subsidiary at the Effective Time of the Merger shall be eligible to participate in the Wells Fargo Salary Continuation Pay Plan.

   (b) Employee Retirement Benefit Plans. Each Company Employee shall be eligible to participate in the Wells Fargo 401(k) Plan (the "401(k) Plan"), subject to any eligibility requirements applicable to the 401(k) Plan (with full credit for years of past service to Company and the Company Subsidiaries, or to any predecessor-in-interest of Company or the Company Subsidiaries to the extent such service is currently given credit under the existing Company 401(k)
plan) for the purpose of satisfying any eligibility and vesting periods applicable to the 401(k) Plan, and shall enter the 401(k) Plan no later than the Benefits Conversion Date.

   Each Company Employee shall be eligible to participate in the Wells Fargo Cash Balance Plan (the "Cash Balance Plan") subject to any eligibility requirements applicable to the Cash Balance Plan. Wells Fargo shall not recognize a Company Employee's past service with Company or any Company Subsidiary for any purpose under the Cash Balance Plan. Therefore, each Company Employee shall be eligible for participation, as a new employee, in the Cash Balance Plan pursuant to the terms thereof.

   Each Company Employee shall be eligible for access to Wells Fargo's retiree medical benefit, subject to any eligibility requirements applicable to such benefit. Wells Fargo shall recognize years of past service with Company and the Company Subsidiaries for the purpose of eligibility to access Wells Fargo's retiree medical benefit.

   9. Termination of Agreement.

   (a) This Agreement may be terminated at any time prior to the Time of
Filing:

     (i) by mutual written consent of the parties hereto;

     (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by April 30, 2002 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

     (iii) by Company or Wells Fargo upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

   (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h), and 10 shall survive such termination.

   10. Expenses. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Company and Company Subsidiaries shall be borne by Company, and all such expenses incurred by Wells Fargo shall be borne by Wells Fargo.

   11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

   12. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

   13. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be (i) delivered in person, or (ii) shall be mailed by first class registered or certified mail, postage prepaid, or (iii) shall be sent by facsimile, or (iv) shall be sent by reputable overnight courier service addressed as follows:

     If to Wells Fargo:

       Wells Fargo & Company
       Wells Fargo Center
       MAC N9305-173
       Sixth and Marquette
       Minneapolis, Minnesota 55479
       Attention: Corporate Secretary

     If to Company:

       Tejas Bancshares, Inc.
       905 South Fillmore
       Suite 701
       Amarillo, Texas 79101
       Attention: John Stradley

     With a copy to:

       Jenkens & Gilchrist
       1445 Ross Avenue
       Suite 3200
       Dallas, Texas 75202-2799
       Attention: Charles E. Greef, Esq.

or to such other address with respect to a party as such party shall notify the other in writing as above provided. Notice shall be effective upon receipt.

   14. Complete Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

   15. Captions. The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of this Agreement or the Exhibits or Schedules.

   16. Waiver and Other Action. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

   17. Amendment. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Company shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

   18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof.

   19. Non-Survival of Representations and Warranties. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or, except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

   20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

   21. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           [The rest of this page has intentionally been left blank.]

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          WELLS FARGO & COMPANY

                                          By         /s/ John E. Ganoe
                                             ----------------------------------

                                             Its Executive Vice President
                                                -------------------------------

                                          TEJAS BANCSHARES, INC.

                                          By       /s/ John F. Stradley
                                             ----------------------------------

                                             Its         President
                                                -------------------------------

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER
                                    between
                            Tejas BANCSHARES, INC.,
                              a Texas corporation
                          (the surviving corporation)
                                      and
                          WELLS FARGO TJBI MERGER CO.,
                              a Texas corporation
                            (the merged corporation)

   This Agreement and Plan of Merger dated as of               , 2002, between
Tejas BANCSHARES, INC. ("Tejas"), a Texas corporation (hereinafter sometimes called "Tejas" and sometimes called the "surviving corporation"), and WELLS FARGO TJBI MERGER CO., a Texas corporation ("Wells Fargo TJBI Merger Co.") (said corporations being hereinafter sometimes referred to as the "constituent corporations").

   WHEREAS, Wells Fargo TJBI Merger Co., a wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Texas on February 8, 2002, and said corporation is now a corporation subject to and governed by the provisions of the Texas Business Corporation Act. Wells Fargo TJBI Merger Co. has authorized capital stock of 10,000 shares of common stock, $1.00 par value per share ("Wells Fargo TJBI Merger Co. Common
Stock"). As of              , 2002, there were 10,000 shares of Wells Fargo
TJBI Merger Co. Common Stock outstanding and no shares were held in the treasury; and

   WHEREAS, Tejas was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Texas on June 22, 1983, and said corporation is now a corporation subject to and governed by the provisions of the Texas Business Corporation Act, with authorized capital stock consisting of 20,000,000 shares of common stock, $1.00 par value per share ("Tejas Common
Stock"), of which as of                , 2002,                shares of Tejas
Common Stock and          shares of Tejas Common Stock were held in the
treasury; and

   WHEREAS, Wells Fargo and Tejas are parties to an Agreement and Plan of Reorganization dated as of December 13, 2001 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

   WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporation and for the best interests of the respective shareholders of said corporations that said corporations merge and that Wells Fargo TJBI Merger Co. be merged with and into Tejas, with Tejas continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Texas Business Corporation Act, which statute permits such merger;

   NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Wells Fargo TJBI Merger Co. and Tejas, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Wells Fargo TJBI Merger Co. shall be merged with and into Tejas pursuant to the laws of the State of Texas, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Wells Fargo TJBI Merger Co. with and into Tejas, the mode of carrying said merger into effect, the manner and basis of exchanging the shares of Tejas Common Stock for shares of common stock, par value $1 2/3 per share, of Wells Fargo ("Wells

Fargo Common Stock"), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger, Wells Fargo TJBI Merger Co. shall be merged with and into Tejas, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Wells Fargo TJBI Merger Co. shall cease and the name of the surviving corporation shall remain "Tejas Bancshares, Inc."

     SECOND: The Articles of Incorporation of Tejas at the time of merger shall be the Articles of Incorporation of the surviving corporation until amended according to law, except that Article IX of the Articles of Incorporation of Tejas is amended in its entirety as follows:

       "The address of its Registered Office is 800 Brazos, Austin, TX 78701, and its Registered Agent is Corporation Service Company, d/b/a CSC-Lawyers Incorporating Service Company."

     THIRD: The Bylaws of Tejas at the time of merger shall be and remain the Bylaws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said Bylaws.

     FOURTH: At the time of merger, the following-named persons shall become the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:

                   [Wells Fargo to supply prior to closing.]

     FIFTH: At the time of merger, the following named persons shall become the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify:

                   [Wells Fargo to supply prior to closing.]

     SIXTH: The manner and basis of converting the shares of Tejas Common Stock shall be as follows:

       1. Subject to the terms and conditions contained herein, Wells Fargo TJBI Merger Co. will be merged by statutory merger with and into Tejas, with Tejas as the Surviving Corporation, in which merger each share of Tejas Common Stock outstanding immediately prior to the effective time of the merger (other than shares as to which statutory dissenters' rights have been exercised) will be converted into the right to receive the number of shares of Wells Fargo Common Stock determined by dividing
    (a) the quotient of (i) $82,501,292 plus the aggregate exercise price of all Company Options outstanding immediately prior to the effective time of the merger divided by (ii) the aggregate number of shares of Tejas Common Stock and Company Options outstanding immediately prior to the effective time of the merger by (b) the Wells Fargo Measurement Price. "Company Options" shall have the meaning given in paragraph 1(f) of the Reorganization Agreement . The "Wells Fargo Measurement Price" is defined as the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only for each of the twenty
    (20) consecutive trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of the Reorganization Agreement..

       2. As soon as practicable after the merger becomes effective, each holder of a certificate which, prior to the effective time of the merger, represented shares of Tejas Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate representing a share of Tejas Common Stock for cancellation to the surviving corporation or to Wells Fargo Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate representing the number of whole shares of Wells Fargo Common Stock to which such holder shall be entitled on the basis set forth in paragraph 1 above. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Tejas Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed to evidence only the right to receive (except for the payment of dividends as provided below) the number of whole shares of Wells Fargo Common Stock issuable on the basis above set forth; provided, however, until the holder of such certificate for Tejas
    Common Stock shall have surrendered the same as above set forth, no dividend payable to holders of record of Wells Fargo Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the shares of Wells Fargo Common Stock issuable in connection with the merger, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate representing Wells Fargo Common Stock issued in exchange therefor an amount with respect to such shares of Wells Fargo Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Wells Fargo Common Stock between the effective date of merger and the date of such exchange.

       3. If between the date of the Reorganization Agreement and the time of merger, shares of Wells Fargo Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Wells Fargo Common Stock, if any, into which a share of Tejas Common Stock shall be exchangeable on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Wells Fargo Common Stock into which a share of Tejas Common Stock shall be exchanged will equal the number of shares of Wells Fargo Common Stock which the holders of shares of Tejas Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

       4. No fractional shares of Wells Fargo Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only for each of the twenty
    (20) consecutive trading days ending on the day immediately preceding the meeting of shareholders held to approve the merger.

       5. Each share of Wells Fargo TJBI Merger Co. Common Stock issued and outstanding at the time of merger shall be converted into and exchanged for one (1) share of the surviving corporation after the time of merger.

     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

       1. The effective date of merger shall be the date on which the Articles of Merger (as described in subparagraph 1(b) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of Texas; provided, however, that all of the following actions shall have been taken in the following order:

         a. This Agreement shall be approved and adopted on behalf of Wells Fargo TJBI Merger Co. and Tejas in accordance with the Texas Business Corporation Act; and

         b. Articles of Merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the Texas Business Corporation Act, shall be executed by the President or a Vice President of Wells Fargo TJBI Merger Co. and by the Secretary or an Assistant Secretary of Wells Fargo TJBI Merger Co., and by the President or a Vice President of Tejas and by the Secretary or an Assistant Secretary of Tejas, and shall be filed in the office of the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act; and

       2. The merger shall become effective as of 12:01 a.m. (the "time of merger") on the effective date of merger.

     EIGHTH: At the time of merger:

       1. The separate existence of Wells Fargo TJBI Merger Co. shall cease, and the corporate existence and identity of Tejas shall continue as the surviving corporation.

       2. The merger shall have the other effects prescribed by Section
    5.06 of the Texas Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

       1. If at any time Tejas shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in Tejas the title to any property or rights of Wells Fargo TJBI Merger Co. acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of Tejas and Wells Fargo TJBI Merger Co. may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in Tejas and otherwise carry out the purposes of this Agreement.

       2. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

       3. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

       4. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

       5. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of Texas, this Agreement may be terminated in accordance with the terms of the Reorganization Agreement upon approval by the Board of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

       6. Tejas will be responsible for the payment of all fees and franchise taxes that may be owed by Wells Fargo TJBI Merger Co. and Tejas will be obligated to pay such fees and franchise taxes if the same are not timely paid.

           [The rest of this page has intentionally been left blank.]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.

                                          WELLS FARGO TJBI MERGER CO.

                                          By:
                                             ----------------------------------
                                             Its
                                                -------------------------------

Attest:


-------------------------------------
         , [Assistant] Secretary



            [Signature page to Agreement and Plan of Merger between Tejas Bancshares, Inc. and Wells Fargo TJBI Merger Co.]

                                          TEJAS BANCSHARES, INC.

                                          By:
                                             ----------------------------------
                                             Its
                                                -------------------------------

Attest:


-------------------------------------
         , [Assistant] Secretary




            [Signature page to Agreement and Plan of Merger between Tejas Bancshares, Inc. and Wells Fargo TJBI Merger Co.]

                                                                       EXHIBIT B

Wells Fargo & Company
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479
Attn: Secretary

Gentlemen:

   I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of Tejas Bancshares, Inc., a Texas corporation ("Tejas").

   Pursuant to an Agreement and Plan of Reorganization, dated as of December 13, 2001 (the "Reorganization Agreement") between Tejas and Wells Fargo & Company, a Delaware corporation ("Wells Fargo"), it is contemplated that a wholly-owned subsidiary of Wells Fargo will merge with and into Tejas (the "Merger") and as a result, I will receive in exchange for each share of Common Stock, $.01 par value, of Tejas ("Tejas Common Stock") owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of Common Stock, par value $1-2/3 per share, of Wells Fargo ("Wells Fargo Common Stock"), as more specifically set forth in the Reorganization Agreement.

   I hereby agree as follows:

   I will not offer to sell, transfer or otherwise dispose of any of the shares of Wells Fargo Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

   I consent to the endorsement of the certificates representing the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Wells Fargo & Company of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

   Wells Fargo's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

   It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time of such disposition an affiliate of Wells Fargo and have been the beneficial owner of the Stock for at least one year (or such other period as may be prescribed by the Securities Act) and Wells Fargo has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Wells Fargo and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Wells Fargo shall have received an opinion of counsel acceptable to Wells Fargo to the effect that the stock transfer restrictions and the legend are not required.

   I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Tejas.

                                          Sincerely,


                                          -------------------------------------

                                   APPENDIX B

                        OPINION OF SAMCO CAPITAL MARKETS

                             SAMCO CAPITAL MARKETS
                 A Division of Service Asset Management Company
             1700 Pacific Avenue, Suite 2000 . Dallas, Texas 75201
                Telephone 214-765-1400 . Facsimile 214-765-1414

                                                               November 29, 2001

The Board of Directors
Tejas Bancshares, Inc.
905 South Fillmore, Suite 701
Amarillo, Texas 79101
Attention: Mr. John Stradley, President

Members of the Board:

   We understand that Tejas Bancshares, Inc. a Texas corporation ("TBI"), Wells Fargo & Company, a Delaware corporation ("WFC"), and Wells Fargo TBI Merger Company, a Texas corporation and wholly owned subsidiary of WFC ("Acquisition Company") propose to enter into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of the Acquisition Company with and into TBI. Pursuant to the terms of the Reorganization Agreement, all of the issued and outstanding shares of TBI common stock, par value $1.00 per share, as of the date the Merger becomes effective (the "Effective Date"), will be converted into the right to receive shares of WFC common stock having an aggregate value of $82,501,292. The terms and conditions of the Merger are more fully set forth in the Reorganization Agreement.

   You have asked for our Opinion, as investment bankers, as to whether the Exchange Ratio, as defined in Section 1(a) of the Reorganization Agreement, is fair, from a financial point of view, to holders of TBI common stock.

   Our opinion is based on information furnished to us by TBI, accountants, or obtained by us from published and verbal sources we consider relevant. We have relied upon and assumed the accuracy and completeness of all information submitted to us or that was publicly available and have made no independent verification of this information. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying upon financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of TBI as to the expected future results of operations and financial condition of TBI to which such analyses or forecasts relate. We have relied as to all legal matters relevant to rendering our opinion upon the advice of our counsel. TBI's management has informed us that they know of no additional information that would have a material effect upon our Opinion.

   In arriving at our Opinion, we have followed generally accepted industry practices for the valuation of commercial banks and their holding companies and have used such valuation methodologies as we have deemed necessary or appropriate for the purposes of this Opinion. In giving our Opinion, we have given consideration to all available financial data and other relevant factors affecting the value of TBI including, but not limited to the following, (i) reviewed certain publicly available financial statements and other information of TBI and WFC, (ii) reviewed certain internal financial statements and other financial and operating data concerning TBI prepared by the management of TBI,
(iii) analyzed certain summary financial projections concerning TBI prepared by the management of TBI; (iv) reviewed and discussed with senior executives of TBI the past and current operations and prospects of TBI, (v) discussed with senior executives of TBI the estimated pro forma impact of the Merger, (vi) reviewed and discussed with senior executives of TBI the strategic objectives of the Merger, (vii) reviewed reported prices and trading activity for transactions in TBI stock and WFC stock, (viii) compared the financial performance of TBI and WFC and the prices and trading activity of TBI and WFC with that of certain other comparable publicly traded companies and their securities,

(ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions, (x) reviewed the Reorganization Agreement and certain related documents, and (xi) considered other such factors as we have deemed appropriate.

   Neither SAMCO Capital Markets nor the individuals involved in this valuation have any present or contemplated future financial interest in TBI or WFC which might prevent them from rendering a fair and unbiased Opinion. Our Opinion is necessarily based upon the business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter, and does not address TBI's underlying business decision to enter into the Reorganization Agreement or constitute any recommendation to any holder of common stock of TBI as to how such holder should vote with respect to the Reorganization Agreement. We were requested to, and did, solicit third party offers to acquire all or any part of TBI.

   In reaching our Opinion, we have assumed that the Merger will be consummated in accordance with the terms described in the Reorganization Agreement. Based on the foregoing and in consideration of all relevant factors, it is our Opinion, as of the date of this letter, that the Exchange Ratio is fair to all holders of Tejas Bancshares, Inc. common stock, from a financial point of view.

   We consent to the reference to our firm and the inclusion of our Opinion in its entirety in any filing with the Securities and Exchange Commission related to the Merger.

   SAMCO Capital Markets appreciates the opportunity to be of service to you in this matter.

                                          Very truly yours,

                                          SAMCO Capital Markets

                                                     /s/ Dory A. Wiley
                                          By___________________________________
                                               Dory A. Wiley, CPA, CVA, CFA

                                   APPENDIX C

                   TEXAS DISSENTERS' APPRAISAL RIGHTS STATUTE

                          ARTICLES 5.11, 5.12 and 5.13

                                     OF THE

                         TEXAS BUSINESS CORPORATION ACT

Art. 5.11 Rights of Dissenting Shareholders in the Event of Certain Corporate Actions

   A. Any shareholder of any domestic corporation shall have the right to dissent from any of the following corporate actions:

    (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

    (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

      (a) listed on a national securities exchange;

       (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

       (c)  held of record by not less than 2,000 holders;

     (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

       (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are: (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange; (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or (iii) held of record by not less than 2,000 holders;

       (b) cash in lieu of fractional shares otherwise entitled to be received; or

       (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12 Procedure for Dissent by Shareholders as to Said Corporate Actions

   A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

    (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten
(10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

      (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty
  (20) days after the mailing of the notice, make written demand on the existing, surviving or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

    (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

    (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days
after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

   B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

   C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

   D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

   E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

   F. The provisions of this article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

   G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13 Provisions Affecting Remedies of Dissenting Shareholders

   A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

   B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

   C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to
Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                   APPENDIX D

                           TEJAS' PROXY STATEMENT FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                             TEJAS BANCSHARES, INC.

                                 NOTICE OF 2001
                               ANNUAL MEETING OF
                                  SHAREHOLDERS
                          to be held on March 31, 2001
                                      and
                                PROXY STATEMENT


                         905 SOUTH FILLMORE, SUITE 701
                             AMARILLO, TEXAS 79101

                             TEJAS BANCSHARES, INC.
                         905 South Fillmore, Suite 701
                             Amarillo, Texas 79101

                               ----------------

                 Notice of 2001 Annual Meeting of Shareholders,
                                Proxy Statement

                               TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders

Proxy Statement

  INTRODUCTION..............................................................   1
  ELECTION OF DIRECTORS.....................................................   1
  INFORMATION CONCERNING NOMINEES FOR ELECTION
  AT THE MEETING............................................................   2
  COMMON STOCK OWNERSHIP OF DIRECTORS AND
  EXECUTIVE OFFICERS........................................................   3
  COMPENSATION OF EXECUTIVE OFFICER.........................................   4
  COMPENSATION OF DIRECTORS.................................................   4
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   5
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................   6
  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS.................................   6
  OTHER MATTERS.............................................................   6
  EXPENSE OF SOLICITATION...................................................   7
  SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING.........................   7

                            TEJAS BANCSHARES, INC.

                   Notice of Annual Meeting of Shareholders

To the Common Shareholders:

   Notice is hereby given that a meeting of the holders of Common Stock of Tejas Bancshares, Inc. (the "Company"), will be held at the Texas Tech University School of Pharmacy, 1300 Coulter, Amarillo, Texas, on Saturday, March 31, 2001, at 10:00 a.m. local time for the following purposes:

     (1) To elect directors of the Company to hold office until the next Annual Meeting and until their successors are duly elected and qualified.

     (2) To transact any other business which may properly come before the meeting or any adjournment thereof.

   Holders of record of the Company's Common Stock at the close of business on February 15, 2001, are entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          DONALD E. POWELL
                                          President and Chief Executive
                                           Officer

Dated: March 5, 2001

   SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED.

                                Proxy Statement

                             TEJAS BANCSHARES, INC.
                         905 South Fillmore, Suite 701
                             Amarillo, Texas 79101

                Annual Meeting of Shareholders -- March 31, 2001

                                  INTRODUCTION

   This proxy statement is furnished in connection with a solicitation by the Board of Directors of Tejas Bancshares, Inc. (the "Company"), of proxies to be voted at the 2001 Annual Meeting of Shareholders of the Company (the "Meeting") on Saturday, March 31, 2001, at 10:00 a.m. local time at the Texas Tech University School of Pharmacy, 1300 Coulter, Amarillo, Texas, and at any adjournment or adjournments thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. A shareholder may revoke a proxy at any time before it is voted by submitting a new proxy of a later date or by attending the meeting and voting in person.

   This proxy statement and the enclosed form of proxy and the Company's Annual Report on Form 10-K for the year ended December 31, 2000, are being mailed on or about March 5, 2001, to holders of record of common shares, $1 par value, of the Company (the "Common Stock") at the close of business on February 15, 2001 (the "Record Date"). Only holders of record on the Record Date will be entitled to vote at the meeting. The outstanding voting shares of the Company on the Record Date consisted of 13,415,267 shares of the Common Stock, each of which is entitled to one vote.

                             ELECTION OF DIRECTORS

   At the Meeting, the holders of the Common Stock will elect five persons as directors with terms continuing until the Annual Meeting of Shareholders in 2002 and until their respective successors are duly elected and qualified. The Board of Directors has nominated William H. Attebury, Danny H. Conklin, Wales
H. Madden, Jr., Jay O'Brien, and Donald E. Powell, who are presently the directors of the Company, for election as directors.

   The Restated Articles of Incorporation of the Company (the "Articles") state that the number of directors shall not be less than 1 or more than 25. The Bylaws of the Company state that the number of directors shall be established by resolution of the Board of Directors of the Company within the limitations stated in the Articles.

   All of the Common Stock represented by valid proxies received from shareholders will be voted FOR the nominees for directors named above, unless authority to do so is withheld. Each nominee for director has agreed to his nomination and to serve if elected. If any of the nominees is unable to serve, the proxies will be voted to elect any other person for the office of director as the Board of Directors recommends in the place of that nominee.

   A majority of the shares of the Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum entitled to transact business at the Meeting. Directors will be elected by a majority of the votes of the shareholders comprising a quorum at the Meeting. Abstentions are counted to determine the presence or absence of a quorum; however, in the election of directors, abstentions are treated as shares not voted. Since the election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if those clients have not furnished voting instructions within ten days of the Meeting, there are no "broker non-votes" to be considered at the Meeting.

           The Board of Directors recommends a vote FOR the nominees.

          INFORMATION CONCERNING NOMINEES FOR ELECTION AT THE MEETING

General

   The following table lists the nominees for the directors of the Company and the positions they hold with the Company and with The First National Bank of Amarillo, a wholly owned subsidiary of the Company (the "Bank"). Directors of the Company and the Bank hold office for a term of one year or until their successors are duly elected and have qualified.

   Name                            Age Position with Company Position with Bank
   ----                            --- --------------------- ------------------
   Donald E. Powell...............  59  President and Chief  President and Chief
                                        Executive Officer    Executive Officer
   William H. Attebury............  72  Director             Director
   Danny H. Conklin...............  66  Director             Director
   Wales H. Madden, Jr............  73  Director             Director
   Jay O'Brien....................  56  Director             Director

   None of the directors of the Company holds other directorships in a company or has been nominated to become a director in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Experience

   The following are brief descriptions of the nominees for director of the Company, the positions they hold, and their principal occupations and business experience during the past five years. Unless otherwise indicated, the principal occupation listed for a person has been his occupation for at least the past five years.

   Donald E. Powell. Before acquiring the initial controlling interest in the Company in May 1997, Mr. Powell served as Chairman of the Board, President, and Chief Executive Officer of Boatmen's First National Bank of Amarillo since March 1987 and in other capacities since July 1971. In February 1997, he voluntarily resigned from his position with Boatmen's First National Bank of Amarillo to pursue, among other things, the acquisition of the Company. Mr. Powell has also served as Chairman of the Board of Regents for the Texas A & M University System.

   William H. Attebury. Mr. Attebury was formerly a director with Boatmen's First National Bank of Amarillo and served in that capacity from 1975 until February 1997 when he resigned. He has served as a director of the Company and the Bank since June 25, 1997. Mr. Attebury is a private investor.

   Danny H. Conklin. Mr. Conklin was formerly a director with Boatmen's First National Bank of Amarillo and served in that capacity from 1983 until February 1997 when he resigned. He has served as a director of the Company and the Bank since June 25, 1997. Mr. Conklin is a petroleum geologist.

   Wales H. Madden, Jr. Mr. Madden was formerly a director with Boatmen's First National Bank of Amarillo and served in that capacity from 1961 until February 1997 when he resigned. He has served as a director of the Company and the Bank since June 25, 1997. Mr. Madden is an attorney and a private investor.

   Jay O'Brien. Mr. O'Brien was formerly a director with Boatmen's First National Bank of Amarillo from 1993 until February 1997 when he resigned. He has served as a director of the Company and the Bank since June 25, 1997. Mr. O'Brien is a cattleman.

   There are no family relationships among any of the executive officers or directors of the Company or the Bank. Executive officers are elected annually by the Board of Directors and serve at its discretion.

Meetings and Committees of the Board of Directors

   Combined meetings of the Boards of Directors of the Company and the Bank are held monthly during the year. The Board of Directors held 12 meetings in 2000. During 2000, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors. The Board of Directors of the Company currently does not have any committees. However, the Company may establish one or more committees during 2001. These committees, if formed, may include an executive committee, a nominating committee, an audit committee, a loan committee, and a compensation committee.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table states information as of January 15, 2001, regarding the number of shares of Common Stock beneficially owned by all directors and executive officers of the Company. Beneficial ownership includes any shares held in the name of the spouse, minor children, or other relatives of the holder living in that person's home, as well as any shares held in the name of another person under an arrangement whereby the holder can vest title in himself at once or in the future. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power for all shares of the Common Stock they beneficially own. Percentage of ownership is based on 13,420,217 shares of Common Stock issued and outstanding as of January 15, 2001 (including 4,950 shares subject to an exercisable option).

                                                  Common Stock     Percent of
   Name                                        Beneficially Owned Common Stock
   ----                                        ------------------ ------------
   William H. Attebury........................      306,715(1)        2.29%
   Danny H. Conklin...........................       67,434           0.50%
   Wales H. Madden, Jr........................       73,901(2)        0.55%
   Jay O'Brien................................      155,410(3)        1.16%
   Donald E. Powell...........................      373,997           2.79%
   All Executive officers and directors as a
    group (six persons).......................      982,407           7.32%

--------
(1) Includes 151,508 shares owned by the Attebury Family Partnership of which Mr. Attebury is the president of the managing partner and for which he exercises voting and investment authority, and an aggregate of 46,056 shares held by Mr. Attebury as custodian for eight of his grandchildren and for which Mr. Attebury exercises voting and investment authority.
(2) Includes 3,334 shares held in the Wales H. Madden IV Trust of which Mr. Madden serves as trustee, 3,334 shares held in the S. Hamilton Madden Trust of which Mr. Madden serves as trustee, and 63,633 shares owned by Gore Creek Capital, Ltd., of which Mr. Madden is a limited partner and exercises shared voting and investment authority for those shares.
(3) Includes 7,267 shares held in the Jay O'Brien Pension Trust; does not include 15,153 shares owned by Mr. O'Brien's spouse as separate property for which he disclaims beneficial ownership.

Principal Holders of Common Stock

   To the best of the Company's knowledge, no shareholder beneficially owns 5 percent or more of the outstanding shares of the Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICER

   The following table states the compensation paid by the Company and the Bank for the last three fiscal years to the Chief Executive Officer of the Company and the Bank. Except for Mr. Donald E. Powell, no executive officers of the Company or the Bank received compensation above $100,000 during the last three fiscal years.

                           Summary Compensation Table

                                Annual Compensation      Long Term Compensation
                              ----------------------- ----------------------------
                                                             Awards         Payout
                                               Other  --------------------- ------
                                              Annual             Securities
                                              Compen- Restricted Underlying  LTIP   All other
Name and Principal            Salary  Bonus   sation    Stock     Options/  Payout Compensation
Position                 Year  ($)     ($)      ($)    Award(s)   SARs (#)   ($)       ($)
------------------       ---- ------ -------- -------    ($)     ---------- ------ ------------
Donald E. Powell........ 2000    0   $100,000     0      N/A        N/A      N/A       $887(2)
 Chairman of the Board,  1999    0          0     0      N/A        N/A      N/A        682(2)
 President, and Chief    1998    0    150,000     0      N/A        N/A      N/A        603(2)
 Executive Officer (1)

--------
(1) Mr. Powell became Chairman of the Board, President, and Chief Executive Officer of the Company and the Bank on May 23, 1997. For 2001, the Company's Board of Directors has authorized a bonus for Mr. Powell in the amount of one percent of the Company's consolidated net earnings for 2000 (in the amount of $47,763) payable in 2001.
(2) Membership dues for the Amarillo Club paid by the Company during 1998, 1999, and 2000.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationships exist between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any company, nor has any such interlocking relationship existed in the past.

                           COMPENSATION OF DIRECTORS

Directors' Stock Compensation Plan

   Directors of the Company and the Bank did not receive compensation to serve in those capacities before November 1, 1998, and directors of the Company, who are also directors of the Bank, will receive no fees for serving as directors of the Company. In lieu of cash compensation for meeting fees for the non-employee members of the Board of Directors (the "Directors") of the Bank, the Board of Directors for the Company and the Bank adopted The First National Bank of Amarillo Directors' Stock Compensation Plan (the "Plan"). Effective November 1, 1998, and for the period ending December 31, 2001, the Company delivered to the Directors three certificates representing a total of 3,800 shares of Common Stock (the "Shares") of the Company. Each Director endorsed the certificates in blank and returned them to the Company to be held for future delivery in accordance with the Plan.

   On January 2, 2000, the Company delivered a certificate representing 1,400 Shares to each Director, and after each January 2, 2001, and 2002, the Company will deliver one certificate representing 1,200 Shares to each Director. The absence of a Director from any regularly scheduled meeting during the 14 months preceding December 31, 1999, or the 12 months preceding December 31, 2000, or 2001, reduces the number of Shares to be delivered to him or her by a number calculated by multiplying the number of absences by 100 Shares and subtracting that number from the Shares otherwise deliverable to the Director for the applicable period.

   If a Director is terminated as a Director at any time before December 31, 2001, for any reason, including retirement, permanent disability, or death, or if a "corporate transaction" occurs in which the Bank and/or the

Company is not the surviving entity, the Director or his or her designated beneficiary of his or her estate shall be entitled only to that number of Shares not already delivered to him or her under the Plan calculated by multiplying the number of meetings the Director attended by 100 during the then-current period, i.e., the 12-month period ending December 31, 2000, or 2001. On termination or on consummation of a "corporate transaction," a certificate representing the number of Shares calculated pursuant to this paragraph will be delivered to the Director or his or her designated beneficiary or his or her estate, free and clear of any restrictions under the Plan except as provided for under federal securities laws, as soon as practicable thereafter. Except as provided in this paragraph, termination as a Director or consummation of a "corporate transaction" immediately terminates any right to receive any other Shares not already delivered or deliverable to him or her under the Plan and any rights to vote those Shares or to receive dividends thereon, and the undelivered Shares will be assigned to the Company or its designee. "Corporate transaction" means a transaction in which the Bank and/or the Company is wholly or partially liquidated, or participates in a merger, consolidation, or reorganization.

   The Directors' rights to the Shares cannot be assigned, sold, pledged, or transferred, but they may be transferred by will or by the laws of descent and distribution. Except as provided in the Plan, any dividends will be payable on the Shares, and the Directors will be entitled to exercise voting rights for the shares, regardless of whether the certificates have been delivered to the Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

   Certain officers, directors, and principal shareholders of the Company and the Bank, and their affiliates, have deposit accounts and other transactions with the Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by the Bank to officers, directors, and principal shareholders of the Company and the Bank and to affiliates of those persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk taken by the lender or present other unfavorable features. The extensions of credit by the Bank to those persons did not, and do not currently, involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, the outstanding principal amount of indebtedness to the Bank owed by directors and executive officers of the Company and their affiliates, who were indebted to the Bank on that date, totaled $7,498,368 (excluding participations), which represented approximately
14.9 percent of the Bank's equity capital accounts. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with officers, directors, and principal shareholders of the Company, the Bank, and their affiliates.

   In addition to those lending relationships, some executive officers and directors of the Company, and some of their associates, have had transactions with the Bank in the ordinary course of business, including the following:

     1. William H. Attebury has a re-advancing operating note with the Bank in the amount of $500,000. The highest outstanding balance on this note during 2000 was $200,000. There was no outstanding balance on the note as of January 1, 2001.

     2. 7-A Cattle Company, a subsidiary of Bison Development Company, which is wholly-owned by William H. Attebury, has a re-advancing agricultural note with the Bank in the amount of $500,000. The highest outstanding balance on this note during 2000 was $500,000. The outstanding balance on this note as of January 1, 2001, was $500,000.

     3. Alpha Three Cattle Company, owned by William H. Attebury (25 percent) and his sons Edward A. Attebury (25 percent) and W. A. Attebury (50 percent), has a re-advancing agricultural note with the Bank in the amount of $6,000,000. The highest outstanding balance on this note during 2000 was $6,000,000. The outstanding balance of the note as of January 1, 2001, was $6,000,000.

     4. William H. Attebury participates, from time to time, with the Bank in making loans to customers of the Bank when a customer desires funds above the Bank's lending limit. Mr. Attebury does so on the same terms and conditions as the Bank, and the Bank does not secure any of the indebtedness owing to him under these arrangements. Mr. Attebury pays the Bank 0.5 percent of the amount of the loans for its servicing of the loans in which he participates.

     5. Danny H. Conklin and his affiliated interests have several notes with the Bank for working capital, purchase of interests in oil and gas, and his residence. The highest outstanding balance on these notes during 2000 was $1,112,279. The outstanding balance of the notes as of January 1, 2001, was $352,365.

     6. An affiliated interest of Jay O'Brien has a note with the Bank for working capital. The highest outstanding balance on this note during 2000 was $957,160. The outstanding balance of the note as of January 1, 2001, was $371,001.

     7. An affiliated interest of Wales H. Madden, Jr., has a note with the Bank for working capital. The highest outstanding balance on this note during 2000 was $415,000. The outstanding balance of this note as of January 1, 2001, was $1.00.

   All of the foregoing transactions were on substantially the same terms, including interest rates and collateral to the extent applicable, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Additional transactions may take place with the Bank in the ordinary course of business.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10 percent of a registered class of the Company's equity securities and certain other affiliated persons to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent shareholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file.

   Based solely on review of the copies of those forms, or written representations that no other forms were required, the Company believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were satisfied.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   The firm of Clifton Gunderson LLP has been appointed by the Board of Directors to audit the Company's accounts for the 2001 fiscal year. Clifton Gunderson LLP has been the Company's independent public accountants since 1997. Representatives of the firm are expected to attend the Meeting to answer appropriate questions which any shareholder may ask, and those representatives may make a statement to the Meeting if they desire to do so.

                                 OTHER MATTERS

   The Board of Directors knows of no business to be presented for consideration at the Meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other business comes before the Meeting, the persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on the business.

                            EXPENSE OF SOLICITATION

   The cost of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, telegraph, and facsimile by officers, directors, and regular employees of the Company. The Company will reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy materials to beneficial owners.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

   For a shareholder's proposal to be included in the proxy and proxy statement of the Company relating to a meeting of shareholders, it must comply with Rule 14A-8 under the Securities Exchange Act of 1934. A proposal intended to be presented by a shareholder at the 2002 Annual Meeting must be received by the Secretary of the Company at its principal executive offices by November 30, 2001. If not received by that date, pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, the proposal shall not be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held on March 30, 2002.

                                          By order of the Board of Directors,

                                          DONALD E. POWELL
                                          President and Chief Executive
                                           Officer

Dated: March 5, 2001

                               ----------------

   The Annual Report of the Company on Form 10-K as filed with the Securities and Exchange Commission on March 5, 2001, for the fiscal year ended December 31, 2000, is being mailed to you herewith.

                                   APPENDIX E

                     TEJAS' 2000 ANNUAL REPORT ON FORM 10-K

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                               ----------------
                                   FORM 10-K
                               ----------------

(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the fiscal year ended December 31, 2000.

                                       OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 for the transition period from          to         .

                         Commission File number 0-24023

                             TEJAS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                Texas                                  75-1950688
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

   905 South Fillmore, Suite 701,                         79101
           Amarillo, Texas                              (Zip Code)
   (Address of principal executive
              offices)

 Registrant's telephone number, including area code: (806) 373-7900

 Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
                                      None             registered

          Securities registered pursuant to Section 12(g) of the Act:
                                (Title of Class)
                    Common Stock, $1.00 par value per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Registration S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

Aggregate market value of registrant's voting stock held by nonaffiliates (which excludes the registrant's Board of Directors) as of January 29, 2001, was $46,641,788. This amount is based on the book value per share of the registrant's voting stock. There is no established public trading market for the registrant's voting stock and there exists no accurate method to determine its current market price.

On January 29, 2001, the Company had 13,415,267 shares of common stock outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE:

                          Documents                      Part of Form 10-K
                          ---------                      -----------------
      Definitive Proxy Statement related to 2001 annual
       meeting of shareholders                               Part III

                                     PART I

ITEM 1. BUSINESS.

General

 Tejas Bancshares, Inc.

   Tejas Bancshares, Inc. (the "Company"), was incorporated as a Texas corporation on June 22, 1983, as a bank holding company, as defined in the Bank Holding Company Act of 1956, as amended (the "BHC Act"). On December 31, 1983, the Company became a bank holding company by acquiring all issued and outstanding capital stock of Fritch State Bank, a Texas banking association. As described herein, during 1997, Fritch State Bank relocated its main office to Amarillo, Texas, and converted its charter from a Texas banking association to a national banking association under the title "The First National Bank of Amarillo" (the "Bank"). Effective April 1999, the Company established a new middle tier holding company named Tejas Force, Inc. ("Force"). The new company has no significant operations.

   The Company owns all issued and outstanding capital stock of Force which owns all issued and outstanding capital stock of the Bank.

   As of December 31, 2000, the Company had, on a consolidated basis, total assets of approximately $369,000,000; total deposits of approximately $284,000,000; total loans of approximately $325,000,000 (net of unearned discount and allowance for loan losses); and total stockholders' equity of approximately $50,000,000.

   The Company does not, as an entity, engage in separate business activities of a material nature apart from its activities for the Bank. The Company's primary activities are to assist in the management and coordination of the Bank's financial resources and to provide capital, business development, long-range planning, and public relations services for the Bank. The Bank operates under the day-to-day management of its own officers, and the Bank's Board of Directors formulates its own policies for banking and business matters.

   The Company's primary source of revenue is dividends from the Bank. Any future dividend payments by the Bank will be determined by the Bank based on its financial condition, and any dividends may be declared and paid only in compliance with applicable law and regulatory guidelines.

   As a bank holding company, the Company is subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve") in accordance with the requirements in the BHC Act and by the rules and regulations promulgated thereunder by the Federal Reserve.

 The First National Bank of Amarillo

   The Bank is a national banking association with its main office in Amarillo, Texas. The Bank opened for business on April 10, 1965, as a Texas banking association and converted to a national banking association effective June 30, 1997. As a national banking association, the Bank is subject to regulation by the Comptroller of the Currency (the "Comptroller") in accordance with the requirements in the National Bank Act and the rules and regulations promulgated thereunder by the Comptroller. As of December 31, 2000, the Bank had total assets of approximately $369,000,000; total deposits of approximately $285,000,000; total loans of approximately $325,000,000 (net of unearned discount and allowance for loan losses); and total stockholders' equity of approximately $49,000,000.

   The Bank provides a full range of banking services to business, industry, public and governmental organizations, and individuals in Amarillo, Dalhart, and Fritch, Texas. The Bank serves its customers with a variety of commercial banking services. For businesses, the Bank offers checking facilities, certificates of deposit, short-term loans for working capital purposes, term loans for fixed assets and expansion needs, and other commercial loans for its business customers. When the borrowing needs of a customer exceed the Bank's lending limit, the Bank participates with other banks and, in certain cases, with William H. Attebury, a director of the Company, in making the loan. Similarly, the Bank provides other services for its customers through its correspondent and other relationships with other financial institutions. In addition, since mid-1999, the Bank has offered trust services.

   The individual services provided by the Bank include checking accounts, savings accounts, certificates of deposit, Money Market Deposit accounts, NOW accounts, IRA and qualified retirement plans, safe deposit facilities, and personal loan programs, including home improvement loans, mortgage loans, and installment loans for the purchase of automobiles and other consumer goods. The Bank also provides cashier's checks, travelers' checks, money orders, wire transfers, and bank-by-mail services.

 Change in Control of the Company and the Bank

   Effective May 23, 1997, Donald E. Powell, the Company's President and Chief Executive Officer and the Bank's Chairman of the Board, President, and Chief Executive Officer, acquired control of all outstanding stock of the Company (the "Acquisition"). Mr. Powell's acquisition of control of the Company was accomplished pursuant to a stock purchase agreement by and among Mr. Powell, the Company, and all shareholders of the Company (the "Stock Purchase Agreement").

   The Stock Purchase Agreement stated that the Company would repurchase approximately 73 percent of its outstanding common stock from existing shareholders and that Mr. Powell would acquire the remaining shares from one or more shareholders. The aggregate purchase price for the shares to be received by all shareholders of the Company was $2,163,697.45, and was determined through arms'-length negotiations among the shareholders of the Company, the Company, and Mr. Powell. The Stock Purchase Agreement contemplated that certain non-performing loan assets on the books of the Bank would be transferred out of the Bank for the benefit of the Company's then-current shareholders. Immediately before the closing of the Acquisition, some non-performing loan assets had not been transferred to the shareholders and remained on the Bank's books. Accordingly, the aggregate purchase price for the Company's stock was adjusted downward, and Mr. Powell and the Company on behalf of its shareholders entered into an agreement pursuant to which any net recoveries on the non-performing assets received after the effective date of the Acquisition would be subsequently transferred to the Company's shareholders on a pro rata basis according to each shareholder's respective ownership interest in the Company on the closing date of the Acquisition. The aggregate value of the non-performing loan assets was approximately $79,000 as of May 23, 1997, the effective date of the Acquisition.

   Immediately before consummating the transaction, the Company had 9,195 shares of common stock, par value $10.00 per share, issued and outstanding and owned by 21 shareholders. Pursuant to the Stock Purchase Agreement, the Company repurchased 6,695 shares of the common stock for $1,575,416.47, which shares were subsequently canceled, thereby reducing the number of outstanding shares of the Company to 2,500. Simultaneously, Mr. Powell acquired the remaining 2,500 shares of the Company's outstanding shares of common stock for $588,280.98 from a single shareholder. As a result of these simultaneous transactions, Mr. Powell owned 2,500 shares, which were all the issued and outstanding shares of the Company.

   The purchase price for the 6,695 shares repurchased by the Company, $1,575,416.47 in the aggregate, was funded from (i) the proceeds of a $1,000,000 loan to the Company by Mr. Powell, and (ii) a dividend paid to the Company by the Bank. Mr. Powell's loan to the Company was to be repaid over a ten-year period and was secured by a pledge of all capital stock of the Bank owned by the Company. The loan was prepaid in full on September 2, 1997.

   Before acquiring a controlling interest in the Company and an indirect controlling interest in the Bank, Mr. Powell applied for and received regulatory approval of the Acquisition from the Federal Reserve Bank of Dallas and the Texas Department of Banking.

   After Mr. Powell's acquisition of all outstanding stock of the Company, and in anticipation of an intrastate public offering of the Company's common stock, its Articles of Incorporation were amended to (i) increase the authorized shares of common stock of the Company from 10,000 to 20,000,000 shares; (ii) reduce the par value of the common stock of the Company from $10.00 to $1.00 per share; (iii) eliminate the preemptive rights of the shareholders of the Company; and (iv) generally update the indemnification provisions in the Company's organizational documents. Since Mr. Powell was the Company's sole shareholder following the Acquisition, these amendments were approved by unanimous written consent following their adoption by the Company's Board of Directors.

   In addition, on July 2, 1997, the Company effected a 77.4372-for-1 stock dividend to all shareholders of record on June 30, 1997 (the "Stock Dividend"). As a result of the Stock Dividend, Mr. Powell's 2,500 shares were converted into 196,093 shares of the Company's common stock, representing all current outstanding shares. The purpose and effect of the Stock Dividend was to preserve Mr. Powell's investment in the Company ($588,280.98) in relation to the price of the shares offered to the public at $3.00 per share. Mr. Powell's original $588,280.98 investment in the Company is the economic equivalent of having purchased 196,093 shares (excluding a fractional share interest) at $3.00 per share (196,093 shares x $3.00 = $588,279). The conversion of Mr. Powell's 2,500 shares into 196,093 shares was accomplished by declaring a dividend of 77.4372 shares for each share of Common Stock outstanding (2,500 shares outstanding + (77.4372 x 2,500 shares) = 196,093). Following the Stock Dividend, Mr. Powell's cost basis in the stock equaled $3.00 per share, which is equivalent to the price of the Common Stock offered in the public offering.

 Change in Management and Competitive Focus.

   Before the Acquisition, Mr. Powell served as the Chairman of the Board, President, and Chief Executive Officer of Boatmen's First National Bank of Amarillo, Amarillo, Texas. Boatmen's First National Bank of Amarillo, formerly known as The First National Bank of Amarillo before it was acquired by Boatmen's Bancshares, Inc., St. Louis, Missouri, in 1994, had an established correspondent banking relationship with the Bank. Accordingly, because of this relationship, Mr. Powell had developed contacts with former management of the Bank and the Company. In late August 1996, NationsBank Corporation, Charlotte, North Carolina ("NationsBank"), and Boatmen's Bancshares, Inc.("Boatmen's"), announced that they had entered into a definitive agreement pursuant to which NationsBank would acquire Boatmen's. As a result thereof, NationsBank indirectly acquired Boatmen's First National Bank of Amarillo. NationsBank's acquisition of Boatmen's was completed in late January 1997.

   Although Mr. Powell retained his position as an executive officer and Chairman of the Board of Boatmen's First National Bank of Amarillo after the NationsBank transaction in January 1997, he voluntarily resigned from Boatmen's effective February 5, 1997, to pursue other lifelong pursuits, including the operation of a truly "community-owned" financial institution. An initial step in fulfilling this pursuit resulted in the Acquisition and indirect acquisition of control of the Bank.

   Immediately after the Acquisition, Mr. Powell became the President and Chief Executive Officer of the Company. The Company's former President and Chief Executive Officer continued to be employed by the Bank following the Acquisition and currently serves as the manager of one of the Bank's branches. In addition, immediately following the Acquisition, Mr. Powell, as the sole shareholder of the Company, reconstituted the Company's Board of Directors with five persons, each of whom, including Mr. Powell, previously served as a member of the Board of Directors of Boatmen's First National Bank of Amarillo, Mr. Powell's former employer. Information regarding the current executive officer and directors of the Company is given in Part III to this Annual Report on Form 10-K. In addition, following the Acquisition, the executive officers and members of the Board of Directors of the Bank were reconstituted in similar fashion.

   In addition to the management changes noted above, following the Acquisition, management of the Bank took steps to (1) relocate the main office of the Bank from Fritch, Texas, to Amarillo, Texas, retaining the

Fritch location as a full-service branch of the Bank; (2) convert the Bank from a Texas banking association to a national banking association chartered by the Comptroller, and (3) change the name of the Bank from "Fritch State Bank" to "The First National Bank of Amarillo." These transactions, the net result of which was to reintroduce "The First National Bank of Amarillo" to Amarillo, were completed on or about June 30, 1997. In addition, the Bank sought approval to establish three de novo full-service branches in Amarillo and an additional full-service branch in Dalhart, Texas. The Dalhart branch, previously operated by the Bank as a loan production office, opened on October 15, 1997. The three Amarillo branch locations opened on February 2, 1998, February 17, 1998, and January 28, 2000.

   To support this physical expansion and growth in market presence, the Bank hired approximately 107 additional employees between June 30, 1997, and December 31, 2000, bringing the current number of full-time equivalent employees to 116. Additional information regarding the increase in non-interest expense of the Company associated with the larger employee base is provided at "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION--Other Operating Income and Expense." Many of these persons previously worked for Mr. Powell at The First National Bank of Amarillo or Boatmen's First National Bank of Amarillo following the acquisition by Boatmen's in 1994 and have significant banking experience in the Amarillo banking market.

   In addition to increasing its physical presence in the Texas Panhandle, the Bank sought to increase its loan portfolio by enhancing existing customer relations, aggressively advertising the "return" of The First National Bank of Amarillo, and offering an expanded array of loan products, including agricultural loans. See "BUSINESS--Lending Activities" for additional information regarding the Bank's loan products.

   After the Acquisition and in anticipation of this significant growth and physical expansion of the Company and the Bank, the Company took steps to raise approximately $40 million in additional capital in a community offering principally to Panhandle residents. The intrastate offering to bona fide residents of Texas was concluded on August 31, 1997, when the offering was completely subscribed. Approximately $37.4 million of this newly raised capital was contributed by the Company to the Bank to support loan and deposit growth and a larger lending limit, and to maintain a capital base at a level that the Bank's management deemed sufficient for satisfactory capital ratios.

   A number of key factors which have been primarily attributable to the significant growth of the Company and the Bank following the Acquisition include (1) appointing an experienced and knowledgeable Board of Directors of the Company and the Bank; (2) hiring an experienced management team and seasoned Bank employees; (3) formulating and implementing an aggressive business plan to be an active lending institution and to penetrate key markets in the Texas Panhandle using, at least initially, existing customer contacts and contacts known to the new management team; and (4) a stable local economy. In addition, since the banking business is highly personalized, particularly in the markets served by the Bank, it attributes much of its success to the efforts of its enhanced staff who provide personalized banking services to the Bank's customers and the aggressive advertising of its highly personalized service to its target market. One of the Bank's goals is to be the premier financial institution in the Panhandle, recognized for customer service, and the delivery of personalized service has become one of the Bank's most recognizable features since the Acquisition. In addition, the Bank enjoys a unique position as one of the few locally owned and operated national banks in Amarillo. Accordingly, management attributes a portion of its success to the Bank's ability to capitalize on customers' disruption, dissatisfaction, and turnover from the acquisition by out-of-state holding companies of many community banks in and around the Panhandle, including Amarillo.

   To some degree, banks and other financial institutions compete on the basis of rates and services. Although the Bank seeks to remain competitive with its interest rates on loans and offers on deposits, it believes that its success has been and will continue to be dependent on its emphasis on community banking, customer service, and personal relationships.

Competition

   The banking business in the Bank's trade area, which includes Amarillo, Dalhart, and Fritch, and surrounding areas of the Panhandle, has become increasingly competitive over the past several years, and the level of competition facing the Company and the Bank may increase further. The Company and the Bank experience competition in both lending and attracting funds from other banks and non-bank financial institutions in their market area. Non-bank competitors for deposits and deposit-type accounts include savings and loan associations, credit unions, securities firms, money market funds, life insurance companies, and the mutual funds industry. The Bank encounters competition for loans from other banks, savings and loan associations, finance companies, insurance companies, small loan and credit card companies, credit unions, pension trusts, and securities firms.

   Recent legislation, court decisions, and administrative actions have expanded the business activities in which banks and non-bank financial institutions may engage. When others engage in these activities, the level of competition for the Company and the Bank is expected to increase. Some competitors are not subject to the same degree of regulation and supervision as the Company and the Bank.

   Many banks and other financial institutions with which the Company and the Bank compete have capital resources and legal loan limits substantially above those maintained by the Company and the Bank. These institutions can perform certain functions for their customers, including securities brokerage and international banking services, which the Company and the Bank presently do not offer directly. Although the Company may offer these services through correspondent banks, its inability to provide these services directly may be a competitive disadvantage.

   The Company considers its principal competition in the commercial banking business to be the other full-service banks in its primary market areas. The Company's products and services in its target market are most similar to those of area banks and, to some extent, savings associations.

   The Bank seeks to provide a high level of personalized banking service to professionals and owner-operated businesses, emphasizing quick and flexible responses to customer demands. The Bank relies heavily on its officers, directors, and existing shareholders to solicit and refer potential customers, and expects this to continue for the foreseeable future.

Trust Department

   In connection with its personalized banking services to professionals and owner-operated businesses, the Bank formed a full-service Trust Department in mid-1999. The Trust Department provides the following services:

   Trust Administration. The Trust Department consults with its customers regarding various trust options that fit their needs. As Trustee, the Bank will, among other things, administer trusts per their terms, invest trust assets, keep records, make tax and fiduciary decisions, distribute income and/or principal to beneficiaries.

   Investment Management. The Bank designs and implements an investment portfolio using multiple assets, styles and managers to meet its customers' personal risk tolerance, return needs, and time horizon.

   Custodial Services. As custodian, the Bank holds customers' assets in safekeeping and executes trade settlements.

   Financial and Tax Planning. The Bank uses its expertise and extensive experience in addressing financial and tax planning issues.

   Estate Administration. The Bank supervises the settlement of estates per the terms of its customers' wills as well as help in resolving in any unexpected issues. The Bank may also act as agent for any designated executor and assist him or her with the estate settlement.

   Farm and Ranch Asset Management. The Bank handles all matters to properly manage farm and ranch assets, including, among others, property leasing, property insurance, crop insurance, income collection and bill paying.

   Oil and Gas Asset Management. The Bank handles all matters to manage oil and gas assets including, among others, leasing, production and income collection, operating expenses and tax reporting.

   Employee Benefits. The Bank manages investments for 401(k) plans, pension and profit sharing plans, IRAs, and individual securities.

Lending Activities

   One of the Bank's main objectives is to seek attractive lending opportunities in its service area. Accordingly, in addition to offering a broad range of deposit services and products typically available from most banks and savings associations, the Bank offers a full range of retail and commercial credit services designed to meet the borrowing needs of small and medium-sized businesses and customers in the Bank's service area. These products include commercial loans (such as lines of credit, term loans, refinancing, etc.), personal lines of credit, direct-installment customer loans, residential mortgage loans, construction loans, and letters of credit. Substantially all of the Bank's loans are made to borrowers in the Bank's service area, which includes the Texas Panhandle. The Bank has, however, made a small number of loans outside its service area and in surrounding states. This practice is generally limited to borrowers (both individuals and businesses) who have either specific ties to the Bank's service area or businesses in the Bank's service area.

   The Bank conducts its lending activities pursuant to the loan policy adopted by its Board of Directors. See "BUSINESS--Loan Policies and Underwriting Practices" for a discussion of the Bank's loan policy. Substantially all loans in the Bank's portfolio have been originated by the Bank. A few loans in the Bank's portfolio, however, were purchased from a competing bank. These purchased loans had been originated by members of the Bank's lending staff during their prior tenure at the competing bank and were seasoned loans of known customers. These purchased loans conform with the Bank's underwriting standards. This practice was unique to the Bank's startup during the latter half of 1997. The Bank may, from time to time, purchase loans from other banks and participations from correspondent banks, which loans will conform to the Bank's underwriting standards. The Bank has no foreign loans or highly leveraged transaction loans in its portfolio.

Loan Portfolio

   For purposes of this discussion, the Bank's loans are divided into four categories: commercial loans, agricultural loans, real estate loans, and loans to individuals, each discussed below.

   Commercial Loans. The Bank's commercial loans are diversified to meet most business needs. The commercial loans offered by the Bank include (i) commercial real estate loans (as discussed herein), (ii) short-term working capital and other commercial loans, and (iii) construction loans (discussed herein). Credit analysis of a commercial loan application involves a review of many related factors including collateral, type of loan, loan maturity, terms and conditions, and various loan-to-value ratios related to the Bank's loan policy. The Bank requires commercial borrowers to submit financial statements at least annually. Any exceptions to this requirement are extremely rare. In addition, the Bank requires appraisals or evaluations for loans secured by real estate. These appraisals or evaluations are obtained before the funds are advanced. The Bank also requires personal guarantees on all non-individual/consumer loans, except when cash collateral or financial strength of the borrower mitigates this requirement. The total number of loans in the Bank's portfolio without personal guarantees at December 31, 2000, is insignificant compared to the overall value of its loan portfolio. Terms are granted commensurate with the useful life of the collateral offered.

   Agricultural Loans. Agricultural loans include loans to cattle feeding operations, cattle producers, farmers and ranchers, and other agriculture-related borrowers. These loans are subject to the credit analysis, financial statement, and collateral requirements mentioned above under commercial loans.

   Real Estate Loans. Real estate loans are divided into three categories: residential mortgage lending, construction loans, and commercial real estate loans, each discussed in greater detail below.

   Residential Mortgage Loans. The Bank's continued commitment to provide residential mortgage loans led to the decision to start a full scale Mortgage Department during the first quarter of 2000. This decision was made based on the following factors: (i) the commitment to be more competitive in this line of business, (ii) a strong real estate market, and (iii) low interest rates. Residential loan originations are now generated by the Bank's Mortgage Department with referrals coming from the Bank's lending staff, marketing efforts, present customers, walk-in customers, and referrals from real estate agents, mortgage brokers, and builders. The Bank focuses its lending efforts primarily on the origination of loans secured by first mortgages on owner-occupied, one-to-four family residences. Substantially all of the Bank's one-to-four family residential mortgage originations are secured by properties in and around Amarillo. The outstanding principal amount of loans secured by properties outside the Bank's service area is not significant compared to the value of the Bank's entire loan portfolio. The Bank does not purchase residential mortgage loans but may sell loans it originates on the secondary market.

   Residential mortgage products include Conventional and Jumbo loan products. The terms vary from fixed-rate to variable-rate loans with amortization up to 30 years. The Bank requires loans secured by first mortgages on real estate to have loan-to-value ratios within limits as specified by the secondary market. The Bank's Mortgage Department also originates home equity loans. The terms of these loans are very specific as mandated by federal and state law.

   Construction Loans. Construction loans consist of one-to-four family and commercial. The Bank's emphasis in construction loans is directed toward properties that will either be sold or have a specific repayment source at completion. The Bank may finance construction loans for projects built on speculation, but these typically have substantial secondary sources of repayment. The Bank's construction loans are secured by property located primarily in its service area and typically have variable interest rates during the construction period. Construction loans to individuals are generally made in connection with permanent financing on the property. In determining whether to originate real estate construction loans, the Bank considers such factors as the borrower's financial condition and debt service coverage.

   Commercial Real Estate Loans. Commercial real estate loans provide permanent financing for commercial and retail structures, office buildings, warehouses, churches, and multiple-family buildings. Commercial real estate lending entails a thorough analysis of the borrower's financial condition and/or the tenant's financial condition, debt service coverage, and current and projected economic conditions. Commercial real estate loans are made at both fixed and adjustable interest rates, generally for terms up to 15 years.

   Loans to Individuals. Loans to individuals include personal and consumer loans, which may be secured or unsecured depending on the credit quality and purpose of the loan. The Bank requires loan applications and/or personal financial statements from its borrowers on loans that it originates. Loan officers complete a debt-to-income analysis that must meet established standards of the Bank's lending policy. Consumer loan terms vary according to the type and value of collateral, length of contract, and creditworthiness of the borrower. The Bank's underwriting standards for consumer loans include an application, a determination of the applicant's payment history on other debts, with greatest weight being given to payment history with the Bank, and an assessment of the borrower's ability to meet existing obligations and payments on the proposed plan. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed amount of the loan. See "BUSINESS-- Loan Policies and Underwriting Practices."

   Additional information regarding the various components of the Bank's loan portfolio is provided under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Loan Portfolio."

Risk Elements

   The risk elements in the Company's loan portfolio are similar to those in other comparable commercial banks. Risk elements related to specific loan categories are as follows:

   Commercial Loans. Commercial loans include a variety of loans to commercial entities, including loans to finance accounts receivable, inventories, and other business activities. Risk of nonperformance on these loans includes the risk that the borrower's cash flow will be insufficient to service the debt and the risk that collateral will not be sufficient to offset any loss. Certain loans to qualified borrowers may be unsecured.

   Agricultural Loans. Agricultural loans, in addition to risks similar to other commercial loans as described above, may be susceptible to commodity market risk and weather.

   Real Estate Loans. Real estate loans represent the Bank's greatest concentration of loans, approximately 42 percent of the portfolio at December 31, 2000. However, the amount of risk associated with these loans is mitigated in part because of the type of loans involved. Most of the Bank's real estate loans are collateralized by properties in and around Amarillo. However, the Bank does have some real estate loans that would be considered to be outside of the trade territory, most of which are commercial real estate properties that are occupied by tenants with substantial financial capacity. Real estate properties are particularly sensitive to general economic conditions and experience devaluation when economic factors decline. Accordingly, an increase in interest rates or a softening of the real estate market may reduce demand for this product. Management also pursues an aggressive policy of reappraisal on any real estate loan that becomes troubled, and potential exposures are recognized and reserved for as soon as they are identified.

   Installment Loans. Risk of nonperformance on these loans includes the risk that the borrower's cash flow will be insufficient to service the debt and the risk that the collateral will be insufficient to offset any loss. Currently, the economy in the Bank's service area appears stable. Management is, however, cognizant of the nationwide increase in the personal bankruptcy rate and believes this trend may have an adverse effect on the Bank's net charge-offs. Most of the Bank's loans to individuals are collateralized, which management believes will limit its exposure in this area if current bankruptcy trends continue.

Loan Policies and Underwriting Practices

   General. The Bank's credit officers strive to accommodate all credit needs of creditworthy borrowers. Attempts are made, within the parameters of the Bank's loan policy, as discussed below, to make and structure loans designed to generate future business for the Bank. The Bank operates within the parameters of its loan policy and underwriting standards. These policies and standards, however, may not apply to all potential borrowers or circumstances, and, accordingly, deviations from the loan policy or underwriting standards, related to either collateralization requirements and/or loan-to-value ratio guidelines, are made only in extreme situations. These deviations, which are infrequent and involve loans representing an insignificant amount relative to the value of the Bank's overall loan portfolio, are addressed individually during the underwriting process. Although the Bank does not formally track these deviations from policy as a whole (except for real estate loans), known deviations are addressed herein.

   The following summarizes the Bank's loan policy and underwriting practices.

   Loan Policy. The Bank maintains a comprehensive loan policy that establishes guidelines for all categories of lending. It represents a reference guide and training tool outlining the Bank Management's position relative to lending activities. It is written to provide guidelines to be consistently applied by the Bank's loan officers without destroying the innovative and creative approaches necessary to cope with changing markets.

   The Bank's Loan Committee administers its loan policy in accordance with directives from the Bank's Board of Directors. The Loan Committee is comprised of seven Senior Credit Officers. The Committee reviews policy and procedures at least annually, or more frequently as needed, and submits recommendations to the Bank's Chief Executive Officer for review and approval. Ultimate approval of the loan policy rests with the Bank's Board of Directors.

   The Bank's primary lending area includes customers residing in the Panhandle of Texas and, to a lesser extent, in portions of the neighboring states of Oklahoma, Kansas, Colorado, and New Mexico.

   Other principles of the Bank's loan policy are described below:

  . The Bank will not engage in non-recourse lending unless the loan is specifically approved in advance by the Loan Committee or the Chief Executive Officer. Non-recourse lending is defined as a loan with no personal liability of the principal of a borrowing entity when the collateral is the only source of repayment. Although the Bank prefers to obtain guarantees of payment from each principal of a closely held corporation, this is not considered non-recourse lending if there is an additional source of repayment other than the collateral.

  . If an applicant or a loan application reflects a potential credit weakness, adequate additional support, such as co-signers or enforceable guarantees, is sought. However, these are seldom considered the primary source of repayment and are, therefore, not heavily relied on by the Bank.

  . Credit officers are responsible for ascertaining the real market value of any collateral taken on a loan. Appraisal reports or comparable sales reports are used as guidelines only, not as an absolute measure of market value.

  . The Bank satisfies itself as to the repayment source of the borrower, whether it is cash flow or liquidation of collateral associated with a normal business cycle (e.g., sale of crops or cattle, or inventory turnover).

Supervision and Regulation

   Banking is a complex, highly regulated industry. The primary goals of the bank regulatory scheme are to maintain a safe and sound banking system and to facilitate the conduct of monetary policy. In furtherance of those goals, Congress has created several largely autonomous regulatory agencies and enacted much legislation that governs banks, bank holding companies, and the banking industry. Descriptions of and references to the statutes and regulations below are brief summaries and do not purport to be complete. The descriptions are qualified in their entirety by reference to the specific statutes and regulations discussed.

 The Company

   As a bank holding company under the BHC Act, the Company is registered with and is subject to regulation by the Federal Reserve. Among other things, applicable statutes and regulations require the Company to file annual and other reports with and furnish information to the Federal Reserve, which may make inspections of the Company.

   The BHC Act provides that a bank holding company must obtain the prior approval of the Federal Reserve to acquire more than 5 percent of the voting stock or substantially all the assets of any bank or bank holding company. The Company currently has no formal agreement or commitments about any such transaction. However, the Company evaluates opportunities to invest in or acquire other banks or bank holding companies as they arise and may engage in these transactions in the future. In addition, the BHC Act restricts the Bank's extension of credit to the Company. The BHC Act also provides that, with certain exceptions, a bank holding company may not (i) engage in any activities other than those of banking or managing or controlling banks and other authorized subsidiaries or (ii) own or control more than 5 percent of the voting shares of any company that is not a bank, including any foreign company. A bank holding company is permitted, however, to acquire shares of any company, the activities of which the Federal Reserve, after due notice and opportunity for hearing, has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The Federal Reserve's regulations state specific activities that are permissible under that exception. The Company does not currently have any agreements or commitments to engage in any nonbanking activities.

   In approving acquisitions by bank holding companies of banks and companies engaged in banking-related activities, the Federal Reserve considers whether any such activity by an affiliate of the holding company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh any possible adverse effects such as undue consideration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. The Federal Reserve has cease-and-desist powers over parent holding companies and nonbanking subsidiaries if their actions constitute a serious threat to the safety, soundness, or stability of a subsidiary bank. Federal regulatory agencies also have authority to regulate debt obligations (other than commercial paper) issued by bank holding companies. That authority includes the power to impose interest ceilings and reserve requirements on the debt obligations. A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services.

   A bank holding company may also acquire shares of a company which furnishes or performs services for a bank holding company and acquire shares of the kinds and in the amounts eligible for investment by national banking associations. The Board of Directors of the Company at this time has no plans for these investments.

   Federal banking law allows a bank holding company to acquire or establish banks in any state of the United States. In addition, Texas banking laws permit a bank holding company which owns stock of a bank outside Texas (an "Out-of-State Bank Holding Company") to acquire a bank or a bank holding company in Texas. Such acquisition may occur only if the Texas bank to be directly or indirectly controlled by the Out-of-State Bank Holding Company has existed and continuously operated as a bank for at least five years. In any event, however, a bank holding company may not own or control banks in Texas whose deposits would exceed 20 percent of the total deposits of all federally insured deposits in Texas. The Board of Directors of the Company at this time has no plans to acquire or establish banks outside Texas.

 The Bank

   The Bank is subject to various requirements and restrictions under federal and state laws, and to regulation, supervision, and regular examination by the Comptroller. The Bank is subject to the Comptroller's power to enforce compliance with applicable banking statutes and regulations. These requirements and restrictions include requirements to maintain reserves against deposits, restrictions on the nature and amount of loans and the interest charged thereon, and restrictions relating to investments and other activities of the Bank.

   Impact of the Gramm-Leach-Bliley Act. On November 12, 1999, President Clinton signed the Gramm-Leach-Bliley Act (the "GLB Act"), which among other things, establishes a comprehensive framework to permit affiliations among commercial banks, insurance companies, and securities firms. Also, a bank holding company which meets certain criteria may certify that it satisfies such criteria and become a financial holding company, and thereby engage in a broader range of activity than permitted a bank holding company.

   The GLB Act imposes new requirements on financial institutions with respect to customer privacy by generally prohibiting disclosure of customer information to non-affiliated third parties unless the customer has been given the opportunity to object and has not objected to such disclosure. Financial institutions are further required to disclose their privacy policies to customers annually. The GLB Act directs the federal regulators to promulgate implementing regulations within six months of enactment. The privacy provisions will become effective six months thereafter.

   The Bank does not believe that the GLB Act will have a material adverse effect upon its operations in the near term. However, to the extent the GLB Act permits banks, securities firms, and insurance companies to affiliate, the financial services industry may experience further consolidation. This consolidation could result in a growing number of larger financial institutions that offer a wider variety of financial services than what the Bank currently offers and that can aggressively compete in the markets it currently serves.

   Dividends. The Bank may generally pay dividends on its stock as long as their payment complies with applicable law and regulations. A national bank may not pay dividends from its stated capital. Additionally, if losses have been sustained at any time by a national bank equal to or exceeding its undivided profits then on hand, it can pay no dividend, and all dividends must be paid out of net profits then on hand, after deducting expenses, including losses and provisions for loan losses. The payment of dividends out of net profits of a national bank is further limited by a provision of the National Bank Act that prohibits it from declaring a dividend on its shares of its stock until 10 percent of its net profits are transferred to the surplus each time dividends are declared, unless the transfer would increase the bank's surplus to an amount greater than its capital. In addition, the prior approval of the Comptroller is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its net profits for the two preceding years, less any required transfers to surplus or to funds to retire any preferred stock. Additionally, under 12 U.S. C. (S) 1818, the Comptroller has the right to prohibit the payment of dividends by a national bank if the payment is deemed to be an unsafe and unsound banking practice.

   Transactions with Affiliates. The Federal Reserve Act prohibits the Bank from engaging in specified transactions (including, for example, loans) with certain affiliates unless the terms and conditions of the transactions are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with or involving other non-affiliated entities. In the absence of comparable transactions, any transaction between a bank and its affiliates must be on terms and under circumstances, including credit standards, that in good faith would be offered or would apply to non-affiliated companies. In addition, certain transactions, referred to as "covered transactions," between the Bank and its affiliates may not exceed 10 percent of the Bank's capital and surplus per affiliate and an aggregate of 20 percent of its capital and surplus for covered transactions with all affiliates. Certain transactions with affiliates, such as loans, also must be secured by collateral of specific types and amounts. Finally, the Bank may not purchase low-quality assets from an affiliate. The Company is an affiliate of the Bank.

   Loans to Insiders. Federal law also constrains the types and amounts of loans that any bank may make to its executive officers, directors, and principal shareholders. Among other things, the loans must be approved by the Bank's Board of Directors in advance and must be on terms and conditions as favorable to the Bank as those available to unrelated persons.

   Regulation of Lending Activities. Loans made by the Bank are also subject to numerous federal and state laws and regulations, including truth-in-lending statutes, the Federal Consumer Credit Protection Act, the Texas Consumer Credit Code, the Texas Consumer Protection Code, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and adjustable rate mortgage disclosure requirements. Remedies to the borrower and penalties to the Bank are provided for the Bank's failure to comply with these laws and regulations, whose scope and requirements have expanded significantly in recent years.

   Branch Banking. Pursuant to the Texas Finance Code, all Texas banks may branch statewide. Accordingly, a bank located anywhere in Texas may, subject to regulatory approval, establish branch facilities near any of the Bank's facilities and within its market areas. If other banks establish branch facilities near the Bank or any of its facilities, it is uncertain whether these facilities would have a materially adverse effect on the Bank's business.

   In addition, as a result of the successful NationsBank litigation involving branch banking across the borders of Texas and subsequent action by the Texas Legislature in 1999, out-of-state banks may branch into Texas, and Texas banks may branch into other states.

   Since the Bank's primary service area is in Texas, these developments are not expected to have any material effect on the Bank's business or its competitive position in its primary markets.

   Governmental Monetary Policies. The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowings, control of borrowings, control of borrowings at the "discount window," open market operations, the imposition of and changes in reserve requirements against member banks, deposits and assets of foreign branches, the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates, and the limits on interest rates which member banks may pay on time and savings deposits are some of the instruments of monetary policy available to the Federal Reserve. Those policies influence significantly the overall growth of bank loans, investments, deposits, and interest rates charged on loans or paid on time and savings deposits. Any future monetary policies and their effect on the Bank's business and earnings, therefore, cannot be predicted accurately.

   Capital Adequacy. In 1983, Congress enacted the International Lending Supervision Act, which, among other things, directed the Comptroller to establish minimum levels of capital for national banks and to require national banks to achieve and maintain adequate capital. Pursuant to this authority, the Comptroller has promulgated capital-adequacy regulations to which all national banks, such as the Bank, are subject.

   The Comptroller's capital-adequacy regulations are based upon a risk-based capital determination, whereby a bank's capital adequacy is determined in light of the risk, both on- and off-balance sheet, in the bank's assets. Different categories of assets are assigned risk weightings and, based thereon, are counted at a percentage (from 0 to 100 percent) of their book value. The regulations divide capital between Tier 1 capital, or core capital, and Tier 2 capital, or supplemental capital. Tier I capital consists primarily of common stock, noncumulative perpetual preferred stock, related surplus, and minority interests in consolidated subsidiaries. Goodwill and certain other intangibles are excluded from Tier 1 capital. Tier 2 capital consists of varying percentages of the allowance for loan and lease losses, all other types of preferred stock not included in Tier 1 capital, hybrid capital instruments, and term-subordinated debt. Investments in and loans to unconsolidated banking and finance subsidiaries that constitute capital of those subsidiaries are excluded from capital. The sum of Tier 1 and Tier 2 capital constitutes qualifying total capital. The Tier 1 component must comprise at least 50 percent of qualifying total capital.

   Every national bank must maintain a certain ratio of Tier 1 capital to risk-weighted assets (a "Core Capital Ratio") and a ratio of Tier 1 plus Tier 2 capital to risk-weighted assets (a "Risk-Based Capital Ratio"). All banks must achieve and maintain a minimum Core Capital Ratio of at least 4 percent and a minimum Risk-Based Capital Ratio of 8 percent.

   As of December 31, 2000, the Bank's Core Capital Ratio was 14.97 percent, and its Risk-Based Capital Ratio was 16.22 percent. In addition, national banks generally must achieve and maintain a Leverage Ratio of at least 4 percent. As of December 31, 2000, the Bank's Leverage Ratio was 14.97 percent.

   FIRREA. The Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), enacted in 1989, includes various provisions that affect or may affect the Bank. Among other things, FIRREA generally permits bank holding companies to acquire healthy thrifts and failed or failing thrifts. FIRREA also removed certain cross-marketing prohibitions previously applicable to thrift and bank subsidiaries of a common holding company. Furthermore, a multi-bank holding company may now be required to indemnify the federal deposit insurance fund against losses it incurs for the company's affiliated banks, which in effect makes a bank holding company's equity investments in healthy bank subsidiaries available to the Federal Deposit Insurance Company (the "FDIC") to assist the company's failing or failed bank subsidiaries.

   In addition, pursuant to FIRREA, any depository institution that has been chartered less than two years, has undergone a change in control within the last two years, is not in compliance with the minimum capital requirements of its primary federal banking regulator, or is otherwise in a troubled condition must notify its primary federal banking regulator of the proposed addition of any person to the board of directors or the employment of any person as a senior executive officer of the institution at least 30 days before the addition or employment becomes effective. During this 30-day period, the applicable federal banking regulatory agency may disapprove of the addition or employment of the director or officer. The Bank is not presently subject to those requirements.

   FIRREA also expands and increases civil and criminal penalties available to the appropriate regulatory agency against certain "institution-affiliated parties" primarily including (i) management, employees, and agents of a financial institution, as well as (ii) independent contractors such as attorneys and accountants and others who participate in the financial institution's affairs and who caused or are likely to cause more than minimum financial loss to or a significant adverse effect on the institution, by knowingly or recklessly violating a law or regulation, breaching a fiduciary duty, or engaging in unsafe or unsound practices. These practices can include an institution's failure to timely file required reports or to submit accurate reports. Furthermore, FIRREA authorizes the appropriate banking agency to issue cease-and-desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications, or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, or take other action the ordering agency determines to be appropriate. As a result, the Comptroller now has greater enforcement power than it has had since deregulation of the banking industry in 1978.

   The FDIC Improvement Act. The FDIC Improvement Act of 1991 ("FDICIA") makes many reforms addressing the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions, and improvement of accounting standards. This statute also limits deposit insurance coverage, implements changes in consumer protection laws, and calls for least-cost resolution and prompt regulatory action for troubled institutions.

   FDICIA requires every national bank with total assets over $500,000,000 to have an annual independent audit of its financial statements by a certified public accountant to verify that the financial statements are presented in accordance with generally accepted accounting principles and comply with other disclosure requirements prescribed by the Comptroller.

   FDICIA also places certain restrictions on activities of banks depending on their level of capital. FDICIA divides banks into five different categories, depending on their level of capital.

   Under regulations adopted by the Comptroller, a bank is "well capitalized" if it has a total Risk-Based Capital Ratio of 10 percent or more, a Core Capital Ratio of 6 percent or more, and a Leverage Ratio of 5 percent or more, and the bank is not subject to an order or capital directive to meet and maintain a certain capital level. A bank is "adequately capitalized" if it has a total Risk-Based Capital Ratio of 8 percent or more, a Core Capital Ratio of 4 percent or more, and a Leverage Ratio of 4 percent or more (unless it receives the highest composite rating at its most recent examination and is not experiencing or anticipating significant growth, in which instance it must maintain a Leverage Ratio of 3 percent or more). A bank is "undercapitalized" if it has a total Risk-Based Capital Ratio of less than 8 percent, a Core Capital Ratio of less than 4 percent, or a Leverage Ratio of less than 4 percent. A bank is "significantly undercapitalized" if it has a Risk-Based Capital Ratio of less than 6 percent, a Core Capital Ratio of less than 3 percent, and a Leverage Ratio of less than 3 percent. A bank is "critically undercapitalized" if it has a Leverage Ratio of 2 percent or less. In addition, the Comptroller may downgrade a bank's classification (but not to "critically undercapitalized") based on other considerations even if the Bank meets the capital guidelines. According to these guidelines, the Bank was classified as "well capitalized" as of December 31, 2000.

   In addition, if a national bank is undercapitalized, it must submit a capital restoration plan to the Comptroller. Pursuant to FDICIA, an undercapitalized national bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the Comptroller's acceptance of a capital restoration plan for the bank.

   Furthermore, if a national bank is undercapitalized, the Comptroller may take certain actions to correct its capital position; if a bank is significantly undercapitalized or critically undercapitalized, the Comptroller would be required to take one or more prompt corrective actions. These actions would require among other things: (i) sales of new securities to bolster capital, (ii) improvements in management, (iii) limits on interest rates paid,
(iv) prohibitions on transactions with affiliates, (v) termination of certain risky activities, and (vi) restrictions on compensation paid to executive officers. If a national bank is critically undercapitalized, FDICIA requires it to be placed into conservatorship or receivership within 90 days, unless the Comptroller and the FDIC concur that other action would better achieve the FDICIA's purposes for prompt corrective action.

   A bank's capital classification affects the frequency of its examinations, impacts its ability to engage in certain activities, and affects the deposit insurance premiums it pays. Under FDICIA, the Comptroller must conduct a full-scope, on-site examination of every national bank at least once every 12 months. An exception to this rule is made, however, for national banks (i) with assets of less than $100,000,000, (ii) categorized as "well capitalized," (iii) found to be well managed with an outstanding composite rating, and (iv) not subject to a change in control during the last 12 months; these banks will be examined by the Comptroller once every 18 months.

   Under FDICIA, banks may be restricted in their ability to accept brokered deposits, depending on their capital classification. "Well-capitalized" banks are permitted to accept brokered deposits, but all banks that are not well capitalized cannot accept those deposits. The FDIC may, on a case-by-case basis, permit banks that are adequately capitalized to accept brokered deposits if it determines that the deposits would not constitute an unsafe or unsound practice for the bank.

   In addition, under FDICIA, the FDIC can assess insurance premiums on a bank's deposits at a variable rate depending on the probability that the deposit insurance fund will incur a loss for the bank. (Under prior law, the deposit insurance assessment was a flat rate, regardless of the likelihood of loss.) In this regard, the FDIC has issued regulations for a transitional risk-based deposit assessment that determines the deposit insurance assessment rates on the basis of the bank's capital classification and supervisory evaluations. Each of these categories has three subcategories, resulting in nine assessment risk classifications. The three subcategories about capital are "well capitalized," "adequately capitalized," and "less than adequately capitalized" (includes "undercapitalized," "significantly undercapitalized," and "critically undercapitalized" banks). The three subcategories for supervisory concerns are "healthy," "supervisory concern," and "substantial supervisory concern." A bank is deemed "healthy" if it is financially sound with only a few minor weaknesses. A bank is deemed subject to "supervisory concern" if it has weaknesses that, if not corrected, could result in significant deterioration of the bank and increased risk to the Bank Insurance Fund. A bank is deemed subject to "substantial supervisory concern" if it poses a substantial probability of loss to the Bank Insurance Fund of the FDIC (the "BIF").

   The federal banking agencies have established guidelines which prescribe standards for depository institutions relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and management compensation. The agencies may require an institution which fails to meet these standards to submit a compliance plan. The agencies are also currently proposing standards for asset quality and earnings. The Company cannot predict what effect these guidelines will have on the Bank.

   Deposit Insurance. The Bank's deposits are insured up to $100,000 per insured account by the BIF. As an institution whose deposits are insured by BIF, the Bank paid deposit insurance premiums to the BIF of approximately $49,600 for the year ended December 31, 2000. The Bank's deposit insurance assessments may increase depending upon the risk category and subcategory, if any, to which the Bank is assigned by the FDIC. Any increase in insurance assessments could have an adverse effect on the Bank's earnings.

   Interstate Banking Legislation. During its 1999 session, the Texas legislature enacted legislation codifying the NationsBank litigation to allow interstate branch banking. See "SUPERVISION AND REGULATION--Branch Banking."

   Interstate banking (e.g., out-of-state holding companies acquiring Texas financial institutions), however, cannot be prohibited by states, but it is subject to certain state law limitations on the ages of the banks to be acquired and on the total amount of deposits within a state that a bank holding company may control.

   Management of the Company and the Bank cannot predict any other legislation or regulations and their effects.

   THE FOREGOING SUMMARIZES SOME OF THE RELEVANT LAWS, RULES, AND REGULATIONS GOVERNING NATIONAL BANKS AND BANK HOLDING COMPANIES, BUT DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF ALL APPLICABLE LAWS, RULES, AND REGULATIONS GOVERNING BANKS AND BANK HOLDING COMPANIES.

Environmental Factors

   To date, the Company has not been required to perform any investigations or clean-up activities, nor has it been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future. In the ordinary course of its business, the Company from time to time forecloses on properties securing loans. There is a risk that the Company could be required to investigate and clean up hazardous or toxic substances or chemical releases at those properties after their acquisition and could be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs in connection with the contamination. The costs of investigation, remediation, or removal of those substances may be substantial, and the presence of the substances, or the failure to properly remediate the property, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility, whether or not the person owns or operates the facility. In addition, the owner or former owners of a contaminated site may be subject to common-law claims by third parties based on damages and costs resulting from environmental contamination of the property.

   In its business, the Company may acquire properties through foreclosure, and hazardous or toxic waste could be found on them. The Company could then be held responsible for cleaning up or removing the waste, and the cost could exceed the value of the properties.

Employees

   The Company is a bank holding company and primarily conducts its operations through its subsidiary, the Bank. The Company has no paid employees. Certain Bank employees and directors conduct the Company's business but are not specifically compensated as Company employees. As of December 31, 2000, the Bank had 109 full-time and 14 part-time employees. Employees receive benefits, such as life and health insurance plans. The Bank's employees are not represented by any collective bargaining group. The Bank considers its relations with its employees to be good.

Dependence on Key Personnel

   The Company's and the Bank's growth and development since the Acquisition on May 23, 1997, have largely depended upon the services of Donald E. Powell, Chairman of the Board, President, and Chief Executive Officer. The loss of Mr. Powell's services for any reason could have a material adverse effect on the Company and the Bank.

ITEM 2. PROPERTIES.

   The Company's executive and administrative offices are located at 905 South Fillmore, Amarillo, Texas. The Company has executed two leases with an unaffiliated third party for this location, one for approximately 5,600 square feet on the seventh floor, which is used for the Company's and the Bank's executive and administrative offices, and one for approximately 2,100 square feet on the ground floor, which is used for retail banking transactions. These leases expire in June 2004 and provide for rent escalations tied to either increases in the lessor's operating expenses or fluctuations in the consumer price index in the relevant geographic market. The term of these leases may be renewed through June 2012. In addition to the main office, the Bank maintains five full-service branch offices in Amarillo (three branches), Dalhart, and Fritch, Texas.

Amarillo, Texas

   As described above, the Bank's main retail office is located on the first floor of a seven-story office complex at 905 South Fillmore in downtown Amarillo. The Bank leases approximately 7,700 square feet of office space from an unaffiliated third party. This location offers a walk-in lobby but has no drive-through lanes.

   On February 2, 1998, and February 17, 1998, the Bank opened two de novo, full-service branches in commercial areas of Amarillo. One branch is near the intersection of U.S. Interstate 40 and Washington Street and is highly visible to passing traffic. The other branch is near the intersection of 34th Avenue and Bell Street, also a highly visible location. The Bank constructed and owns each branch building and leases the ground space from unaffiliated third parties. The leases expire in February 2010 and August 2027. Each stand-alone branch facility is approximately 2,500 square feet and has five drive-through lanes and one walk-up automated teller machine.

   On December 4, 1999, the Bank opened another de novo, full-service branch on 45th Street near Coulter in a temporary facility. The branch moved into its completed facility located at 45th and Coulter on January 28, 2000. The Bank owns this facility.

Dalhart, Texas

   On October 15, 1997, the Bank opened a de novo, full-service branch at 1723 Tennessee in Dalhart. This branch, which offers four drive-through lanes and one drive-up automated teller machine, is located in a strip shopping center in the business district and is surrounded by other commercial businesses. This facility, which occupies approximately 5,500 square feet, is leased from an unaffiliated third party. The initial term of the lease will expire in October 2002 but may be renewed through October 2012.

Fritch, Texas

   The Fritch branch of the Bank is located downtown at 102 West Broadway (Highway 136). It consists of a one-story brick building (approximately 3,230 square feet) with three drive-through lanes and one drive-up automated teller machine; it is owned by the Bank.

ITEM 3. LEGAL PROCEEDINGS.

   The Company and the Bank are sometimes involved in various legal proceedings in the normal course of their business. None of these matters, either singularly or in the aggregate, would have, in the management's opinion, a material adverse effect upon the financial statements of the Company or the Bank.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

   None.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

   There is no established public trading market for the Company's Common Stock, and, as the Transfer Agent for the Company's Common Stock, the Bank believes the Common Stock is seldom traded and is not necessarily aware of the price for which it is bought or sold. There can be no assurance that an active public trading market for the Company's Common Stock will be created.

   None of the Company's shares of Common Stock (i) is subject to outstanding options or warrants to purchase nor are any securities convertible into the Company's Common Stock, except for options to purchase 602,667 shares of Common Stock which were outstanding at December 31, 2000, to key employees of the Bank under the Company's 1998 Incentive Stock Plan, or (ii) is being or proposed to be publicly offered by the Company.

   The Company paid no cash dividends on its Common Stock in 1998, 1999, or 2000. The Company intends to retain all earnings to finance its operations and does not expect to pay cash dividends in the foreseeable future. Any decision by the Board of Directors to declare dividends in the future will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors.

   The Company's ability to pay dividends is also restricted by Texas law. Generally, Texas law prohibits corporations from paying dividends if, after giving effect to the distribution, the corporation would be insolvent, or the distribution exceeds the surplus of the corporation.

   The Company is also subject to the dividend restrictions applicable to national banks because its principal source of income is the dividends the Bank pays to the Company. Under the National Bank Act, dividends may be paid only out of retained earnings as defined in the statute. The Comptroller's approval is required if the dividends for any year exceed the net profits, as defined, for that year plus the retained net profits for the preceding two years. In addition, unless a national bank's capital surplus equals or exceeds the stated capital for its common stock, no dividends may be declared unless the bank makes transfers from retained earnings to capital surplus. See "Supervision and Regulation" under Item 1 of this Annual Report on Form 10-K.

ITEM 6. SELECTED FINANCIAL DATA.

   The following table gives consolidated selected financial data about the results of operations and financial condition of the Company for the periods and at the dates indicated. Amounts are in thousands, except for weighted average shares outstanding and per-share data. These data are qualified by, and should be read in conjunction with, the separate financial statements, reports, and other financial information elsewhere in this document. Certain consolidated financial data as of and for 2000, 1999, and 1998 are based on and derived from audited financial statements elsewhere in this document. Share data have been adjusted to reflect the 77.4372-for-1 stock dividend on July 2, 1997.

                                            December 31,
                         -------------------------------------------------------
                            2000        1999        1998       1997       1996
                         ----------  ----------  ----------  ---------   -------
Summary of Operations
  Interest income.......   $ 26,839    $ 19,357    $ 14,922    $ 4,020   $ 1,146
  Interest expense......      9,680       6,002       4,706      1,260       515
  Net interest income...     17,159      13,355      10,216      2,760       631
  Provision for loan
   losses...............      3,150       1,320         975      2,700        97
  Noninterest income....      2,657       1,846       1,149        162       118
  Noninterest expense...      9,385       7,681       6,344      2,242       606
  Earnings (loss) before
   income taxes.........      7,281       6,199       4,046     (2,021)       46
  Income taxes
   (benefit)............      2,505       2,107         742        (39)        7
  Net earnings (loss)...      4,776       4,093       3,304     (1,981)       39
Per Share Data
  Net earnings (loss)...       0.36        0.31        0.25      (0.41)     0.20
  Book value at end of
   period...............       3.75        3.38        3.07       2.84      2.91
  Average common shares
   outstanding.......... 13,415,184  13,406,764  13,344,130  4,824,792   712,035
Balance Sheet Data (End
 of Period)
  Total assets..........    369,334     299,041     247,288    144,741    18,212
  Investment
   securities...........      5,071       6,723       7,303      5,085    10,303
  Loans outstanding.....    329,795     262,247     183,551    117,102     1,464
  Allowance for loan
   losses...............     (4,990)     (4,525)     (3,625)    (2,748)      (45)
  Total deposits........    283,848     251,968     205,139    106,255    16,067
  Stockholders' equity..     50,259      45,361      41,164     37,853     2,068
Selected Performance
 Ratios
  Return on average
   assets...............       1.45%       1.53%       1.65%     (3.57)%    0.21%
  Return on average
   equity...............       9.90%       9.45%       8.37%    (15.13)%    1.90%
  Net interest margin...       5.67%       5.47%       5.59%      5.43%     3.70%
Asset Quality Ratios
  Nonperforming loans to
   gross loans..........       0.06%       0.00%       0.00%      0.00%     4.78%
  Nonperforming assets
   to stockholders'
   equity...............       0.38%       0.00%       0.00%      0.00%     3.38%
  Net charge-offs to
   average loans........       0.91%       0.20%       0.06%      0.00%     4.30%
  Allowance to end-of-
   period loans.........       1.51%       1.73%       1.94%      2.29%     3.07%
  Allowance to end-of-
   period Nonperforming
   loans................    2626.10%        N/A         N/A        N/A     64.53%
Liquidity and Capital
 Ratios (End of Period)
  Loans (net) to
   deposits.............     114.43%     102.28%      89.48%    110.21%     9.11%
  Equity to assets......      13.61%      15.17%      16.65%     26.15%    11.36%

   The Bank's growth in loans and deposits during 2000, 1999, 1998, and 1997, is primarily attributable the relocation of its main office from Fritch to Amarillo, a more economically vibrant market. Deposit and loan growth can be attributable to the new management team, which has emphasized growth from the Bank's existing client base, capitalized on opportunities in its target market (e.g., customers of competing financial institutions), and delivered personalized banking services to its customers. In addition, the Bank's loan growth is attributable to its aggressive commercial lending program and its entry into agricultural and real estate lending and strong emphasis on the commercial loan market. See "Item 1. BUSINESS--Change in Management and Competitive Focus" for additional information regarding the various factors contributing to the Bank's recent growth.

   Growth in total assets during 2000, 1999, 1998, and 1997 is primarily attributable to the increase in the Bank's loan portfolio, which was supported by a significant capital infusion after the Company's stock offering in 1997.

   The increase in 2000 and 1999 interest income as compared to 1998 was attributable primarily to the larger loan portfolio, and the increase in non-interest income was accompanied by increases in interest and non-interest expenses. Larger provisions for loan losses were necessary to maintain an adequate allowance for loan losses. See "Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Provision and Allowance for Loan Losses" for additional information about the provision for loan losses.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

   Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company analyzes the major elements of the Company's consolidated balance sheets, and statements of earnings. This section should be read in conjunction with the Company's consolidated financial statements and accompanying notes and other detailed financial information included herein.

General

   The Company is a one-bank holding company that commenced operations on December 31, 1983. The Bank originally began operations as Fritch State Bank on April 10, 1965.

   Ownership of the Bank is the Company's major activity. Activities of the Company are limited and are stated in Note 15 to the Consolidated Financial Statements included with this Annual Report on Form 10-K. Accordingly, unless specifically noted herein, the Company's activities as described in this Management's Discussion and Analysis of Financial Condition and Results of Operations are virtually indistinguishable from those of the Bank.

   As more fully discussed in Item 1 "BUSINESS--General" to this Annual Report on Form 10-K, composition of the management team of the Company and the Bank changed significantly in 1997, and the new management team significantly changed the geographic, product, and service focus of the Bank. Prior management generally limited loans to selected commercial and consumer installment loans, which comprised less than 10 percent of average assets. Limited real estate lending was performed, and agricultural loans were made only on a exception basis. During 1997, however, the new management team changed the lending philosophy of the Bank to a more traditional commercial banking activity. Accordingly, average loans during 2000, 1999, and 1998 represented approximately 89 percent, 79 percent, and 77 percent, respectively, of average total assets.

   The new management team's philosophy in growing the loan portfolio was to hire experienced loan officers primarily from one large competing financial institution in the Amarillo market, and for those loan officers to aggressively grow the Bank's lending customers' base. Although management aggressively sought new customers, it was, and continues to be, selective in deciding which customers to pursue to operate in a safe and sound manner in accordance with the Bank's loan policy. Thus management believes that the Bank's loan portfolio growth has been achieved without relaxing credit underwriting policies. The Bank's loan policy, including underwriting standards, is discussed at length in
Item 1 "BUSINESS--Loan Policies and Underwriting Practices" to this Annual Report on Form 10-K.

   Deposit growth was significant during 2000, 1999, and 1998 and was primarily fueled by the additional customers gained through the process mentioned above and by the Bank's ability to attract deposits because of the reputation of its management team and the name recognition of "The First National Bank of Amarillo" in its market. The Bank does not offer above-market rates on its deposits and has no "brokered" deposits.

             For the Years Ended December 31, 2000, 1999, and 1998

Results of Operations

   The Company experienced net earnings of $4,776,278, $4,092,725, and $3,304,303 for the years ended December 31, 2000, 1999, and 1998, respectively. Earnings for 2000, 1999, and 1998, were significantly influenced by activity in the allowance for loan losses, as discussed below. The return on average assets for 2000, 1999, and 1998 was 1.45 percent, 1.53 percent, and 1.65 percent, respectively, and return on average equity was 9.90 percent, 9.45 percent, and
8.37 percent, respectively.

   The improvement in return on average equity in 2000, 1999, and 1998 is primarily attributable to higher net interest income and non-interest income, offset with a higher provision for loan losses and higher non-interest expense. The provision for loan losses in 2000 was approximately $3,150,000 in comparison to the 1999 and 1998 provisions of $1,320,000 and $975,000, respectively. During 2000, additional provisions were made to the allowance for loan losses. These provisions included an amount related to a potential problem loan that resulted in a charge off of $2,500,000 in late 2000. In addition, management believed that the allowance for loan losses should grow as loans grow. Accordingly, management made a subjective determination of the allowance based on banking experience and knowledge, and comparison to peers. Management expects that appropriate, additional provisions will be made as the loan portfolio grows.

Net Interest Income

   The largest component of operating income is net interest income, which is the difference between the income earned on assets and interest paid on deposits. Net interest income is determined by the rates earned on the Company's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

   During the years ended December 31, 2000, 1999, and 1998, net interest income was $17,159,438, $13,354,688, and $10,215,928, respectively. The increase in net interest income during 2000 and 1999 of $3,804,750 (28.5 percent) and $3,138,760 (30.7 percent), respectively, is primarily due to an increase in average interest-earning assets of approximately $58,770,000 and $61,242,000, respectively, net of an increase in average interest-bearing liabilities of approximately $44,725,000 and $45,225,000, respectively.

   The following table gives the average consolidated balance sheets of the Company and its subsidiaries for the past three years along with an analysis of net interest earnings for each major category of interest-earning assets and interest-bearing liabilities, the average yield or rate paid on each category, and net yield on interest-earning assets:

                                    2000                              1999                              1998
                      --------------------------------- --------------------------------- ---------------------------------
                        Average                 Average   Average                 Average   Average                 Average
                      Balance (1)    Interest    Rate   Balance (1)    Interest    Rate   Balance (1)    Interest    Rate
                      ------------  ----------- ------- ------------  ----------- ------- ------------  ----------- -------
ASSETS
INTEREST-EARNING
 ASSETS
Interest bearing due
 from banks.........  $     17,714  $     1,015  5.73%  $        --   $       --     --   $        --   $       --     --
Loans(1)
 Commercial and
  agricultural......   154,264,576   13,791,527  8.94%   109,270,174    9,074,421  8.30%    87,548,987    7,587,292  8.67%
 Real estate--
  mortgage..........   110,431,755    9,803,785  8.88%    84,128,116    7,036,885  8.36%    51,373,294   4,38 5,126  8.54%
 Installment loans
  to individuals....    29,283,882    2,713,897  9.27%    16,859,324    1,521,743  9.03%    14,517,960    1,338,075  9.22%
                      ------------  -----------  -----  ------------  -----------  -----  ------------  -----------  -----
   Total loans......   293,980,213   26,309,209  8.95%   210,257,614   17,633,049  8.39%   153,440,241  13, 310,493  8.67%
Securities taxable..     6,360,979      386,403  6.07%     6,965,267      386,961  5.56%     5,822,355      351,933  6.04%
Federal funds sold
 and other interest-
 earning assets.....     2,403,239      143,264  5.96%    26,769,378    1,336,396  4.99%    23,487,671    1,259,919  5.36%
                      ------------  -----------  -----  ------------  -----------  -----  ------------  -----------  -----
   Total interest-
    earning assets..   302,762,145   26,839,891  8.87%   243,992,259   19,356,406  7.93%   182,750,267  14 ,922,345  8.17%
NONINTEREST- EARNING
 ASSETS
Cash and due from
 banks..............    21,247,049                        18,887,166                        15,562,646
Other assets........    11,610,526                         7,738,859                         5,154,451
Less: allowance for
 loan losses........    (5,425,352)                       (3,976,627)                       (3,161,808)
                      ------------                      ------------                      ------------
   Total............  $330,194,368                      $266,641,657                      $200,305,556
                      ============                      ============                      ============
INTEREST-BEARING
 LIABILITIES
Interest-bearing
 demand.............  $ 37,146,257  $   753,450  2.03%  $ 33,806,890  $   588,101  1.74%  $ 26,914,760  $   607,289  2.26%
Money market
 deposits...........    53,616,124    2,027,058  3.78%    49,920,045    1,623,188  3.25%    29,615,881     957,1 49  3.23%
Other savings
 deposits...........     6,033,928      137,843  2.28%     5,131,727      107,743  2.10%     3,590,907       91,491  2.55%
Time deposits.......    98,132,763    5,860,408  5.97%    74,547,967    3,676,515  4.93%    58,168,553    3,050,488  5.24%
Federal funds
 purchased..........     8,627,596      587,935  6.81%       108,219        6,171  5.70%           --           --     --
Other borrowings....     4,683,060      313,759  6.70%           --           --     --            --           --     --
                      ------------  -----------  -----  ------------  -----------  -----  ------------  -----------  -----
   Total interest-
    bearing
    liabilities.....   208,239,728    9,680,453  4.65%   163,514,848    6,001,718  3.67%   118,290,101    4,706,417  3.98%
NONINTEREST-BEARING
 LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
Demand deposits.....    71,397,857                        58,400,657                        41,673,022
Other...............     2,331,977                         1,394,128                           860,854
Stockholders'
 equity.............    48,224,806                        43,332,024                        39,481,579
                      ------------                      ------------                      ------------
   Total............  $330,194,368                      $266,641,657                      $200,305,556
                      ============                      ============                      ============
Net interest
 income.............                $17,159,438                       $13,354,688                       $10,215,928
                                    ===========                       ===========                       ===========
Net yield on earning
 assets.............                             5.67%                             5.47%                             5.59%
                                                 =====                             =====                             =====

-------
(1) For purposes of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

   The following table summarizes interest earned and paid resulting from changes in volume and in rates:

                                 2000 Compared to 1999                1999 Compared to 1998
                          -------------------------------------  ---------------------------------
                             Volume        Rate        Net         Volume      Rate        Net
                          ------------  ---------- ------------  ---------- ----------  ----------
INTEREST EARNED ON
Interest bearing due
 from banks.............  $      1,015  $      --  $      1,015  $      --  $      --   $      --
Loans
Commercial and
 agriculture............     3,977,754     739,352    4,717,106   1,815,169   (328,040)  1,487,129
Real Estate--mortgage...     2,313,010     453,890    2,766,900   2,741,485    (89,726)  2,651,759
  Installment loans to
   individuals..........     1,150,401      41,753    1,192,154     211,841    (28,173)    183,668
                          ------------  ---------- ------------  ---------- ----------  ----------
    Total...............     7,441,166   1,234,994    8,676,160   4,768,495   (445,939)  4,322,556
Securities
  Taxable...............       (35,081)     34,523         (558)     65,126    (30,098)     35,028
  Nontaxable............           --          --           --          --         --          --
  Federal funds sold and
   other interest-
   earning assets.......   (1,411,034)     217,902  (1,193,132)     167,879   (91,402)      76,477
                          ------------  ---------- ------------  ---------- ----------  ----------
    Total interest-
     earning assets.....     5,996,066   1,487,419    7,483,485   5,001,500   (567,439)  4,434,061
INTEREST PAID ON
Deposits
Interest-bearing
 demand.................        61,689     103,660      165,349     136,709   (155,897)    (19,188)
Money market deposits...       126,296     277,574      403,870     660,170      5,869     666,039
Other savings deposits..        20,054      10,046       30,100      34,359    (18,107)     16,252
Time deposits...........     1,310,335     873,558    2,183,893     816,730   (190,703)    626,027
  Federal funds
   purchased............       580,326       1,438      581,764       6,171        --        6,171
  Other borrowings......       313,759         --       313,759         --         --          --
                          ------------  ---------- ------------  ---------- ----------  ----------
    Total interest-
     bearing
     liabilities........     2,412,459   1,266,276    3,678,735   1,654,139  (358,838)   1,295,301
                          ------------  ---------- ------------  ---------- ----------  ----------
  Net interest income...  $  3,583,607  $  221,143 $  3,804,750  $3,347,361 $ (208,601) $3,138,760
                          ============  ========== ============  ========== ==========  ==========

   The change in interest due to volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

Other Operating Income and Expense

   Other Operating Income. Other operating income for 2000 and 1999 increased by $811,454 (44.0 percent) and $696,700 (60.6 percent), respectively, because of increased activity on deposit accounts.

   Other Operating Expenses. During 2000 and 1999, other operating expenses increased by $1,703,991 (22.2 percent) and $1,337,408 (21.1 percent), respectively. The increase in operating expenses was primarily attributable to the Company's overall growth, including increases of 14 and 8 full-time equivalent employees in 2000 and 1999, respectively, as compared to 1998
(which accounted for approximately $752,000 and $882,000, respectively, of the increase in operating expenses), and increases in other costs to conduct banking operations (which accounted for approximately $952,000 and $455,000, respectively, of the increase in operating expenses).

Securities Portfolio

   The Company's objective in its management of the investment portfolio is to maintain high quality, relatively liquid investments with competitive returns. During 2000, the weighted average yield on taxable securities was 6.07 percent as compared to 5.56 percent during 1999 and 6.04 percent during 1998. The Company primarily invests in U.S. Treasury securities, other U.S. government agency obligations, and mortgage-backed securities.

   The carrying values of the major classifications of securities were as follows:

                               Available for Sale

                                                2000       1999       1998
                                             ---------- ---------- ----------
   U.S. Treasury and other U.S. government
    agencies and corporations............... $1,837,861 $4,017,304 $4,090,764
   Mortgage-backed securities...............  1,213,153  1,490,168  1,993,793
   States and political subdivisions........        --         --       2,810
   Other securities.........................  2,019,775  1,215,675  1,215,675
                                             ---------- ---------- ----------
   Total.................................... $5,070,789 $6,723,147 $7,303,042
                                             ========== ========== ==========

   Other securities for 2000 consist primarily of Federal Home Loan Bank and Federal Reserve Bank stock. For 1999 and 1998 other securities consist primarily of Federal Reserve Bank stock.

   The following table shows the stated maturities of securities at December 31, 2000, and the weighted average yields of such securities (calculated on the basis of the cost and effective yield weighted for the scheduled maturity of each security). Mortgage-backed securities are reported at their estimated average life.

                                            Maturing After  Maturing After
                                             One Year But      Five But
                              Maturing       Within Five        Within       Maturing Over
                          Within One Year       Years         Ten Years        Ten Years
                          ----------------  --------------  --------------  ----------------
                            Amount   Yield   Amount  Yield   Amount  Yield    Amount   Yield
                          ---------- -----  -------- -----  -------- -----  ---------- -----
AVAILABLE-FOR-SALE
U. S. Treasury and other
 U. S. government
 agencies and
 corporations...........  $1,524,189 6.23%  $202,125 6.77%  $149,238 7.39%  $1,175,462 6.30%
State and political
 subdivisions...........         --  0.00%       --  0.00%       --  0.00%         --  0.00%
Other securities (1)....         --  0.00%       --  0.00%       --  0.00%   2,019,775 6.10%
                          ---------- ----   -------- ----   -------- ----   ---------- ----
Total...................  $1,524,189 6.23%  $202,125 6.77%  $149,238 7.39%  $3,195,237 6.17%
                          ==========        ========        ========        ==========

--------
(1) These securities do not have maturity dates and are included in over ten years column.

Loan Portfolio

   During 2000, total loans increased by $67,547,523 from $262,247,493 at December 31, 1999, to $329,795,016 at December 31, 2000. From 1993 through
1996, total loans were about $1.5 to $1.9 million. At December 31, 2000, 1999, and 1998, net loans accounted for 87.9 percent, 86.2 percent, and 74.2 percent, respectively, of total assets. The growth in the loan portfolio during 1997 through 2000 was primarily attributable to the previously discussed change of ownership of the Company and the Bank, the change in management after the Acquisition, and, as a result of the management change, the Bank's renewed emphasis on lending and its recognition of the importance of loans in its overall asset mix.

   Prior management of the Bank generally limited loans to selected commercial and consumer installment loans, which portfolio of loans comprised less than 10 percent of total average assets. The Bank conducted limited real estate lending, due primarily to the stagnant economy in the Bank's primary market, and agricultural loans were made only on an exceptional basis. During 1997, however, the Bank relocated to the larger and more economically viable Amarillo market, and new management changed the Bank's lending philosophy to more closely resemble a traditional commercial banking business. To accomplish its goal of growing the Bank's loan portfolio, management hired nine experienced loan officers in 1997, primarily from one competing financial institution in Amarillo. These loan officers were successful in generating new business from existing customers of the Bank as well as new customer relationships for the Bank. As a result, at December 31, 2000, 1999, and 1998, loans represented approximately 89 percent, 79 percent, and 77 percent, respectively, of total average assets. Although taking an aggressive posture in growing the loan portfolio, management was careful to build a portfolio consistent with the underwriting parameters in the Bank's loan policy. Accordingly, management believes that the significant growth in the Bank's loan portfolio during 2000, 1999, and 1998 has been achieved without relaxing credit underwriting policies.

   Growth in the loan portfolio, as discussed above, also resulted in a significant change in the portfolio mix. The loan portfolio in 1996 consisted primarily of commercial loans (representing approximately 36 percent of total loans) and installment loans (representing approximately 53 percent of total loans). With the change in philosophy as described above, agribusiness and real estate lending activity increased from 0 percent and 11 percent of the loan portfolio, respectively, at December 31, 1996, to approximately 13 percent and 29 percent of total loans, respectively, at December 31, 1997, approximately 27 percent and 35 percent of total loans, respectively, at December 31, 1998, approximately 15 percent and 40 percent of total loans, respectively, at December 31, 1999, and approximately 17 percent and 42 percent of total loans, respectively, at December 31, 2000.

   The amounts of loans outstanding at the indicated dates are shown in the following table according to type of loans:

                                                  December 31
                         --------------------------------------------------------------
                             2000         1999         1998         1997        1996
                         ------------ ------------ ------------ ------------ ----------
Commercial.............. $106,098,467 $ 94,893,661 $ 65,560,035 $ 45,901,834 $  553,641
Agricultural............   57,310,086   39,454,848   50,051,845   15,381,803        --
Real Estate
  Commercial............  102,823,605   80,150,036   39,643,202   16,282,655     54,321
  1-4 Single family.....   36,380,261   25,750,839   20,542,212   18,069,332    114,156
Loans to individual.....   23,692,144   20,432,316   11,407,138   24,359,581    822,872
Student loans...........    3,502,551    1,606,681      104,302          --         --
                         ------------ ------------ ------------ ------------ ----------
    Total............... $329,807,114 $262,288,381 $187,308,734 $119,995,205 $1,544,990
                         ============ ============ ============ ============ ==========

   The following table shows the maturity analysis of loans outstanding as of December 31, 2000, net of unearned discount. Also provided are the amounts due after one year classified according to the sensitivity to changes in interest rates:

                                       Maturing   Maturing After One  Maturing
                                        Within     Year But Within      After
                                       One Year       Five Years     Five Years
                                     ------------ ------------------ -----------
Total loans
  Individuals....................... $ 12,230,699    $14,088,387     $   863,512
  Commercial........................   61,540,697     33,627,479      11,431,393
  Real Estate.......................   33,889,761     33,409,275      71,904,829
  Agricultural......................   53,617,080      2,323,864         868,040
                                     ------------    -----------     -----------
    Total........................... $161,278,237    $83,449,005     $85,067,774
                                     ============    ===========     ===========
Loans maturing with:
  Predetermined interest rates...... $ 26,108,474    $40,394,614     $51,902,430
  Floating or adjustable rates......  135,169,763     43,054,391      33,165,344
                                     ------------    -----------     -----------
    Total........................... $161,278,237    $83,449,005     $85,067,774
                                     ============    ===========     ===========

   The Bank has no specific policies regarding "rollover" of short-term loans in its portfolio. Although some loans are expected to be renewed at maturity, the Bank evaluates each maturing loan on a case-by-case basis to determine whether it should be renewed or whether the borrower should be requested to pay off the loan at maturity. The Bank cannot reasonably estimate the dollar amount of loans maturing during 2001 which may ultimately be renewed.

Provision and Allowance for Loan Losses

   The following table summarizes the Bank's loan loss experience for the last five years ended December 31:

                             2000         1999        1998        1997       1996
                          -----------  ----------  ----------  ----------  --------
BALANCE OF ALLOWANCE FOR
 LOAN LOSSES AT THE
 BEGINNING OF YEAR......  $ 4,524,678  $3,625,435  $2,748,418  $   45,200  $ 22,574
CHARGE-OFFS
  Commercial............      180,242     565,704     101,981         --      3,826
  Real estate
   construction.........          --          --          --          --        --
  Real estate mortgage..          --       56,303         --          --        --
  Individual............    2,523,717      39,504      12,238       5,144       --
  Agricultural..........          --          --          --          --        --
  All Other.............          --          --          --          --     79,001
                          -----------  ----------  ----------  ----------  --------
    Total Loan Charge-
     offs...............    2,703,959     661,511     114,219       5,144    82,827
                          ===========  ==========  ==========  ==========  ========
RECOVERIES
  Commercial............        4,338     223,906      13,500       7,906       396
  Real estate
   construction.........          --          --          --          --        --
  Real estate mortgage..        8,690       6,759         --          --        --
  Individual............        5,838      10,089       2,736         456     8,054
  Agricultural..........          --          --          --          --        --
  All Other.............          --          --          --          --        --
                          -----------  ----------  ----------  ----------  --------
    Total Loan
     Recoveries.........       18,866     240,754      16,236       8,362     8,450
                          ===========  ==========  ==========  ==========  ========
NET RECOVERIES (CHARGE-
 OFFS)..................   (2,685,093)   (420,757)    (97,983)      3,218   (74,377)
ADDITIONS CHARGED TO
 OPERATIONS.............    3,150,000   1,320,000     975,000   2,700,000    97,003
                          -----------  ----------  ----------  ----------  --------
BALANCE AT END OF
 YEARS..................  $ 4,989,585  $4,524,678  $3,625,435  $2,748,418  $ 45,200
                          ===========  ==========  ==========  ==========  ========
RATIO OF NET CHARGE-OFFS
 DURING THE PERIOD TO
 AVERAGE LOANS-
 OUTSTANDING DURING THE
 PERIOD.................         0.91%       0.20%       0.06%       0.00%     4.30%
                          ===========  ==========  ==========  ==========  ========

   Risk elements include accruing loans past due 90 days or more, nonaccrual loans, and loans which have been restructured to provide a reduction or deferral of interest or principal for reasons related to the debtor's financial difficulties, potential problem loans, and loan concentrations.

   The bank had no nonaccrual loans at the years ended December 31, 1996 to 2000. The following table summarizes the Bank's past due, loans for the years ended December 31:

                                              2000   1999  1998   1997  1996
                                            -------- ---- ------- ---- -------
ACCRUING LOANS WHICH ARE PAST DUE 90 DAYS
 OR MORE
  Commercial............................... $    --  $--  $   --  $--  $   --
  Real Estate Construction.................      --   --      --   --      --
  Real Estate Mortgage.....................      --   --   14,952  --   63,864
  Individual...............................      --   --      --   --    6,178
  Agricultural.............................  190,000  --      --   --      --
                                            -------- ---- ------- ---- -------
    Total.................................. $190,000 $--  $14,952 $--  $70,042
                                            ======== ==== ======= ==== =======

   At December 31, 2000, the Bank had no foreign loans outstanding and no loan concentrations, except for those indicated in the first table under "Loan Portfolio," exceeding 10 percent of total loans.

   Management believes all material restructured loans have been identified based upon the Bank's loan data system and management's awareness of the loan files and customer contacts.

   The Company has developed policies and procedures for evaluating the overall quality of its loan portfolio and the timely identification of potential problem loans. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes are reasonable, but which may not be valid. Thus, there can be no assurance that future charge offs will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. Activity in the allowance for loan losses for 2000, 1999, and 1998, had a significant impact on earnings.

   Additions to the allowance for loan losses, recorded as the provision for loan losses on the Company's consolidated statements of earnings, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged off or recovered during a given period, and current and anticipated economic conditions. The Company believes that it is conservative in the identification and charge off of problems, and, in certain instances, the Company has received recoveries on loans that were previously charged off.

   At December 31, 2000, 1999, and 1998, allowances for loan losses were $4,989,585, $4,524,678, and $3,625,435, respectively, which represented 1.51 percent, 1.73 percent, and 1.94 percent of outstanding loans at those respective dates. This compares to peer group percentages of the allowance for loan losses to outstanding loans of 1.35 percent, 1.27 percent, and 1.32 percent, for 2000, 1999, and 1998, respectively.

   During 2000, 1999 and 1998, the Company recorded provisions for loan losses of $3,150,000, $1,320,000, and $975,000, respectively. The provisions were made in connection with the respective increases of $67,547,523 and $75,071,134 in the loan portfolio to $329,795,016 (2000), from $262,247,493 (1999) and
$187,176,359 (1998). The increase in loans is primarily attributable to the change in ownership and management's aggressive posture to grow the Company. In addition, during 2000 additional provisions were made to the allowance for loan losses. These provisions included an amount related to a potential problem loan that resulted in a charge off of $2,500,000 in late 2000.

   Determination of the Company's amount of the provision for loan losses for 2000, 1999, and 1998 was unique. Prior management of the Company generally limited its lending activity to commercial and consumer installment loans, and the loan portfolio constituted less than 10 percent of average total assets of the Bank. Because of significant growth in the loan portfolio during 1997, new management believed that the allowance for loan losses should grow also. Determining an appropriate level of allowance for loan loss and provision for loan loss was unique because, with management's decision to offer a broader range of loan products and to deploy more of the Bank's assets in loans, the Company had no historical loss history to benchmark against. Accordingly, management made a subjective determination of the proper level of allowance based on collective banking experiences, knowledge of the market and conditions, comparison to peers, and an intentional effort to be conservative during this growth phase. Management believes that appropriate underwriting practices were adhered to in the origination of new loans and, although the Company had no significant impaired, potential problem, or nonperforming loans at December 31, 2000, management recognized that losses are often inherent in the lending process. Accordingly, management believes that loan losses should be provided for as the loan portfolio grows, even if specific problem loans are not yet identified. Determination of an appropriate allowance is subjective and may be adjusted in the near term because of changes in economic conditions or review by regulatory examiners. Management expects that appropriate, additional future provisions will be made as the loan portfolio grows.

   The risk elements in the Company's loan portfolio are similar to those in the loan portfolios of other comparable commercial banks in the Bank's lending area and are discussed in detail under the caption "GENERAL--Lending Activities--Risk Elements." Management made a subjective determination of the proper level of the allowance for loan losses by considering each risk element and drawing from collective banking experiences and knowledge of the Company's market, by evaluating overall economic conditions, by comparing its loan portfolio to those of peer banks, and by intentionally trying to be conservative during the Bank's significant growth phase. Management thus determined that allowances at December 31, 2000, of $4,989,585 (representing
1.51 percent of outstanding loans) and at December 31, 1999, of $4,524,678 (representing 1.73 percent of outstanding loans) were appropriate.

   The allowance for loan losses is not specifically allocated among the various categories of loans in the portfolio, and management cannot predict the amount of charge-offs by loan category in 2000.

   At December 31, 2000, 1999, or 1998, there were no significant impaired loans or loans delinquent over 90 days.

   Accrual of interest is discontinued on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. When a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

   Management's policy is to charge off loans when it determines that the outstanding principal on the loan is uncollectible. Loans charged off do not necessarily mean that a loan has absolutely no recovery or salvage value; rather, when management decides to charge off a loan, management has determined that it is no longer practical or desirable to defer charging off the loan even though partial recovery may eventually be effected.

   Potential Problem Loans. A potential problem loan is one in which management has serious doubts about the borrower's future performance under the loan contract. These loans are current as to principal and interest, and, accordingly, they are not included in nonperforming assets categories. At December 31, 2000, the Company had no material loans considered by management to be potential problem loans. The level of potential problem loans is one factor to be used in determining the adequacy of the allowance for loan losses.

Deposits and Other Interest-Bearing Liabilities

   Deposits. Average total deposits were $266,326,929, $221,807,286, and $159,963,123 during 2000, 1999, and 1998, respectively. Average interest-bearing deposits were $194,929,072 in 2000, as compared to $163,406,629 in 1999, and $118,290,101 in 1998.

   The average daily amount of deposits and rates paid are summarized for the periods indicated in the following table.

                            Year Ended         Year Ended         Year Ended
                         December 31, 2000  December 31, 1999  December 31, 1998
                         -----------------  -----------------  -----------------
                            Amount    Rate     Amount    Rate     Amount    Rate
                         ------------ ----  ------------ ----  ------------ ----
DEPOSITS
  Noninterest-bearing
   demand............... $ 71,397,857 0.00% $ 58,400,657 0.00% $ 41,673,022 0.00%
  Interest-bearing
   demand...............   37,146,257 2.03%   33,806,890 1.74%   26,914,760 2.26%
  Money market
   deposits.............   53,616,124 3.78%   49,920,045 3.25%   29,615,881 3.23%
  Other savings
   deposits.............    6,033,928 2.28%    5,131,727 2.10%    3,590,907 2.55%
  Time deposits.........   98,132,763 5.97%   74,547,967 4.93%   58,168,553 5.24%
                         ------------       ------------       ------------
    Total............... $266,326,929       $221,807,286       $159,963,123
                         ============       ============       ============

   Maturities of time certificates of deposits of $100,000 or more outstanding as of December 31, 2000, are summarized as follows:

   3 months or less................................................ $25,296,299
   Over 3 months through 6 months..................................  13,353,335
   Over 6 months through 12 months.................................  19,025,173
   Over 12 months..................................................   3,684,213
                                                                    -----------
                                                                    $61,359,020
                                                                    ===========

   There were no deposits by foreign depositors at December 31, 2000, 1999, or 1998.

Significant Financial Ratios

   The following table shows consolidated operating and capital ratios for 2000, 1999, and 1998.

                                                            2000   1999   1998
                                                            -----  -----  -----
   Return on average assets................................  1.45%  1.53%  1.65%
   Return on average equity................................  9.90%  9.45%  8.37%
   Average equity to average asset ratio................... 14.60% 16.25% 19.71%
   Dividend payout ratio to net earnings...................  0.00%  0.00%  0.00%

   Return on assets declined slightly during 2000 and 1999, however, return on equity increased, indicating improved leverage.

Borrowed Funds

   At December 31, 2000, the Company had federal funds purchased and borrowings from the Federal Home Loan Bank of $17,000,000 and $16,000,000, respectively with weighted average interest rates of 6.78% and 6.47%, respectively. The maximum amount of federal funds purchased and borrowings from the Federal Home Loan Bank outstanding at any month-end was $22,700,000 and $16,000,000, respectively. During 2000, the average amounts outstanding and related weighted average interest rates were approximately $8,628,000 and $4,683,000, and 6.81% and 6.70%, respectively. The Company had no borrowed funds at December 31, 1999 and 1998.

Capital

   The cornerstone of the Company's capital structure is its common stock, which represents 100 percent of total capitalization at December 31, 2000. The Company's equity base was strengthened significantly during

1997 through the issuance of common stock in an intrastate offering to bona fide Texas residents on August 31, 1997. The Company raised approximately $40 million in new capital in this offering. The cash raised from the stock offering was used primarily to increase the Bank's capital base to support its physical expansion and significant growth in its loan portfolio. Additional information regarding the Bank's physical expansion is given under the caption "BUSINESS--General--Change in Management and Competitive Focus," and additional information regarding growth of the Bank's loan portfolio is provided under the caption "Loan Portfolio" to this MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

   Dependence on this additional capital to support the significant loan growth was partially offset by the significant increase in the deposit base at the Bank during 2000, 1999, 1998, and late 1997, which provided an additional source of funding loan growth. From December 31, 1999, to December 31, 2000, average total deposits at the Bank increased by $44,519,643, from $221,807,286 to $266,326,929, an increase of approximately 20 percent. From December 31, 1998, through December 31, 1999, average total deposits at the Bank increased by $61,844,163 from $159,963,123 to $221,807,286, or an increase of approximately 39 percent. Additional information regarding the growth in the deposit base is provided under the caption "Deposits and Other Interest-Bearing Liabilities" to this MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. The combination of the Bank's increased deposit base coupled with the additional capital from the stock offering has been used to support the significant loan growth at the Bank following the Acquisition.

   The Company and the Bank are subject to various regulatory capital requirements of banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

   Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (shown in the table below) of Total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital to average assets (as defined). Management believes, as of December 31, 2000, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

   As of December 31, 2000, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier 2 leveraged ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

   The Company and the Bank exceeded their regulatory capital ratios, as shown in the following table.

                              ANALYSIS OF CAPITAL

                                                                   To Be Well
                                                               Capitalized Under
                                               For Capital     Prompt Corrective
                              Actual        Adequacy Purposes  Action Provisions
                         -----------------  -----------------  ------------------
                           Amount    Ratio    Amount    Ratio    Amount    Ratio
                         ----------- -----  ----------- -----  ----------- ------
As of December 31, 2000
Total Capital (to Risk-Weighted
 Assets):
  Tejas Bancshares,
   Inc.................. $54,409,560 16.47% $26,431,081 8.00%      N/A
  The Bank..............  53,580,277 16.22%  26,423,496 8.00%  $33,029,370 10.00%
Tier 1 Capital (to Risk-Weighted
 Assets):
  Tejas Bancshares,
   Inc.................. $50,259,474 15.21% $13,215,540 4.00%      N/A
  The Bank..............  49,431,347 14.97%  13,211,748 4.00%   19,817,622  6.00%
Tier 1 Capital (to
 Average Assets):
  Tejas Bancshares,
   Inc.................. $50,259,474 15.22% $13,207,775 4.00%      N/A
  The Bank..............  49,431,347 14.97% $13,206,774 4.00%   16,508,467  5.00%

   The Company currently has no material commitments for capital expenditures and no present intention to pay dividends on its common stock. Given the Company's strong capital ratios shown in the preceding table, management believes the Company's capital structure is adequate to support continued growth of the Company and the Bank in the near future.

Liquidity Management

   Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a Company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control.

   The Company has maintained a level of liquidity that is adequate to provide the necessary cash requirements. The Company's uses federal funds and borrowings from the Federal Home Loan Bank as its primary source of liquidity. Average federal funds sold were $2,403,239 and $26,769,378 during 2000 and 1999, respectively. Average federal funds purchased were $8,627,596 and $108,219 during 2000 and 1999, respectively. The Company has $45,000,000 in federal funds purchased lines available from correspondent banks of which $17,000,000 was used as of December 31, 2000. Borrowings from the Federal Home Loan Bank were $16,000,000 as of December 31, 2000, and averaged $4,683,060 for 2000. Management has also lined out potential purchasers of loans as a tool to maintain liquidity. The Company has numerous loan participations with other parties, primarily financial institutions. Loan participations are a common commercial banking arrangements whereby the Company sells, on a nonrecourse basis, a portion of a loan to another party or parties. These arrangements spread the risk between or among the parties and provide liquidity to the Company while reducing risk. Although no formal agreements or commitments exist, management believes that additional loan participations could readily be sold for liquidity purposes, if necessary. Management regularly reviews the liquidity position of the Company and has implemented internal policies which establish guidelines for sources of asset-based liquidity. Management believes that the continued growth in the deposit base will enable the Company to meet its long-term liquidity needs.

Interest-Rate Risk Sensitivity

   The largest component of the Company's net earnings is derived from the spread between yields on interest-earning assets and the cost of interest-bearing liabilities. In a changing interest-rate environment, this spread can widen or narrow depending on the relative repricing and maturities of interest-earning assets and interest-bearing liabilities. The Company's general policy is to reasonably match the rate sensitivity of its assets and liabilities to prudently manage interest-rate risk. To accomplish this, the Company monitors its interest-rate sensitivity, or risk, and matches more closely the cash flows and effective maturities or repricings of its interest-sensitive assets and liabilities.

   Interest-rate sensitivity is a function of the repricing characteristics of the Company's portfolio of assets and liabilities. These repricing characteristics are the time frames at which interest-earning assets and interest-bearing liabilities are subject to changes in interest rates either at repricing, replacement, or maturity. Sensitivity is measured as the difference between the volume of assets and liabilities in the Company's current portfolio that are subject to repricing in future time periods. The difference at any given time is called the interest sensitivity "gap" and is usually calculated separately for various segments of time and on a cumulative basis. Any excess of assets or liabilities results in an interest sensitivity gap. A positive gap denotes net asset sensitivity, and a negative gap represents net liability sensitivity. An institution has a negative gap if the amount of interest-bearing liabilities maturing or repricing in a specified time period exceeds the amount of interest-earning assets maturing or repricing in the same period. If more interest-earning assets than interest-bearing liabilities mature or reprice in a specified period, then the institution has a positive gap. Accordingly, in a rising interest-rate environment in an institution with a negative gap, the cost of its rate-sensitive liabilities would theoretically rise faster than the yield on its rate-sensitive assets, thereby diminishing future net interest income. In a falling interest-rate environment, a negative gap would indicate that the cost of rate-sensitive liabilities would decline faster than the yield on rate-sensitive assets and improve net interest income. For an institution with a positive gap, the reverse would be expected.

   The Company has sought to increase the sensitivity of its assets to changing interest rates by emphasizing shorter term and/or adjustable rate loans. The Company also originates fixed-rate mortgage loans, which are generally sold in the secondary market. The Company manages the maturity and repricing characteristics of its liabilities and has sought to keep the interest sensitivity of its liabilities short by emphasizing shorter term deposits.

   The following table presents rate-sensitive assets and rate-sensitive liabilities as of December 31, 2000, which mature or reprice in the time periods shown. Except for the effects of prepayments, the table presents principal cash flows from payments, maturity, or repricing. This table does not necessarily indicate the impact of general interest rate movements on the Company's net interest income because the repricing of certain categories of assets and liabilities is subject to competitive and other pressures beyond the Company's control. As a result, certain assets and liabilities indicated as maturing or otherwise repricing within a stated period may, in fact, mature or reprice at different times and at different volumes.

Assets Subject to
Interest Rate               3 Months    3 Months to    1 Year to     3 Years to    5 Years to       Over
Adjustment                  or Less        1 Year       3 Years       5 Years       15 Years      15 Years       Total
-----------------         ------------  ------------  ------------  ------------  ------------  ------------  ------------
Interest Bearing Due
 From
 FHLB...................  $     27,331  $        --   $        --   $        --   $        --   $        --   $     27,331
Loans
 Combined -  fixed rate
 projected payments,
 floating rate by
 repricing interval.....   207,083,469    27,111,577    18,638,385    24,826,079    39,271,053    12,864,453   329,795,016
Investments
 Combined - fixed rate
 by maturity, floating
 rate by repricing
 interval, and projected
 payments...............       447,305     2,318,718       202,125           --         37,691     2,064,950     5,070,789
Federal Funds Sold......     1,730,000           --            --            --            --            --      1,730,000
                          ------------
 Total..................  $209,288,105  $ 29,430,295  $ 18,840,510  $ 24,826,079  $ 39,308,744  $ 14,929,403  $336,623,136
                          ============  ============  ============  ============  ============  ============  ============
 Cumulative.............   209,288,105   238,718,400   257,558,910   282,384,989   321,693,733   336,623,136
Liabilities Subject to
Interest Rate Adjustment
------------------------
NOW Accounts............    39,700,927           --            --            --            --            --     39,700,927
Money Market Accounts...    47,799,487           --            --            --            --            --     47,799,487
Savings Accounts........     6,149,438           --            --            --            --            --      6,149,438
Fed Funds and Other
 Borrowing..............    33,000,000           --            --            --            --            --     33,000,000
CDs Greater than
 $100,000...............    25,256,043    32,383,508     3,784,213           --            --            --     61,423,764
CDs Less than $100,000..    14,732,978    22,621,998     5,070,893           --            --            --     42,425,829
                          ------------  ------------  ------------  ------------  ------------  ------------  ------------
 Total..................  $166,638,873  $ 55,005,506   $ 8,855,066  $        --   $        --   $        --   $230,499,445
                          ============  ============  ============  ============  ============  ============  ============
 Cumulative.............   166,638,873   221,644,379   230,499,445   230,499,445   230,499,445   230,499,445
Net Position of Assets
 (Liabilities)..........    42,649,232   (25,575,211)    9,985,444    24,826,079    39,308,744    14,929,403
                          ------------  ------------  ------------  ------------  ------------  ------------
Cumulative Gap..........  $ 42,649,232  $ 17,074,021  $ 27,059,465  $ 51,885,544  $ 91,194,288  $106,123,691
Rate Sensitive Assets as
 % of Rate Sensitive
 Liabilities
 (Cumulative)...........        125.59%       107.70%       111.74%       122.51%       139.56%       146.04%


   As shown by the table, at December 31, 2000, the maturities of the Company's interest-bearing assets extend over 15 years, while its interest-bearing liabilities generally mature in less than one year. Also, the Company's interest-bearing assets significantly exceed its interest-bearing liabilities (a positive gap). Accordingly, a rising interest-rate environment would positively affect the Company's net interest margin, and a falling interest-rate environment would negatively affect the Company's net interest margin.

   A static gap report consists of an inventory of the dollar amounts of assets and liabilities that could mature or reprice in a particular period. It does not consider the probability that potential maturities or repricings of interest-sensitive accounts will occur, or to what extent. Accordingly, although the table indicates the Company's gap position at a particular time, those measurements are not intended to and do not forecast the effect of changes in market interest rates on the Company's gap position and may differ from actual results after December 31, 2000.

Impact of Inflation

   Unlike most industrial companies, the assets and liabilities of financial institutions such as the Company and the Bank are primarily monetary. Therefore, interest rates have a more significant effect on the Company's performance than do the changes in the general rate of inflation and changes in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which addresses the accounting for derivative transactions and hedging activities. Subsequently, FASB issued Statement No. 137 which effectively delayed adoption of No. 133 by one year. The Company will adopt the new standard beginning with its 2001 fiscal year, when adoption is first required. Management has evaluated the reporting requirements under this new standard and believes it will not have a material impact on the Company's financial results.

Forward-Looking Statements

   The Company makes certain forward-looking statements in this Annual Report on Form 10-K that are based upon its current expectations and projections about current events. The Company contends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. You can identify these statements from the Company's use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," and similar expressions. These forward-looking statements include:

  .  statements of the Bank's goals, intentions, and expectations;

  .  statements regarding the Bank's business plans and growth strategies;

  . statements regarding the asset quality of the Bank's loan and investment portfolios; and

  .  estimates of the Bank's risks and future costs and benefits.

   These forward-looking statements are subject to significant risks, assumptions, and uncertainties, including, among other things, the following important factors which could affect the actual outcome of future events:

  . fluctuations in market rates of interest and loan and deposit pricing, which could negatively affect our net interest margin, asset valuations, and expense expectations;

  . adverse changes in the economy of the Texas Panhandle, which might affect the Company's business prospects and could cause credit-related losses and expenses;

  . the extent of continuing client demand for the high level of personalized service that is the key element of the Bank's banking approach;

  .  adverse developments in the Bank's loan and investment portfolios;

  . difficulties in identifying attractive acquisition opportunities and strategic partners that will complement the Bank's banking approach;

  . competitive factors in the banking industry, such as the trend towards consolidation in the Bank's market; and

  . changes in banking legislation or the regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Company.

   Because of these and other uncertainties, the Company's actual future results may be materially different from the results indicated by these forward-looking statements. In addition, the Company's past results of operations do not necessarily indicate the Company's future results. These uncertainties and others are discussed in the sections of this Annual Report on Form 10-K named "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

   Please refer to "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Interest-Rate Risk Sensitivity" which is incorporated herein by reference.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

   Please refer to the financial statements, the report thereon and the notes thereto commencing at page F-1 of this Form 10-K, which financial statements, report, notes, and data are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   None.

                                   PART III.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

(A) DIRECTORS OF THE REGISTRANT

  Information concerning the directors of the Company is shown in the 2001 definitive Proxy Statement incorporated herein by this reference.

(B) EXECUTIVE OFFICERS OF THE REGISTRANT

  Information concerning the executive officers of the Company is shown in the 2001 definitive Proxy Statement incorporated herein by this reference.

(C) COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Information on compliance with Section 16(a) of the Exchange Act is included in the Company's 2001 definitive Proxy Statement incorporated herein by this reference.

ITEM 11. EXECUTIVE COMPENSATION.

  Information on executive compensation is shown in the Company's 2001 definitive Proxy statement incorporated herein by this reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

  Information on security ownership of certain beneficial owners and directors and officers is shown in the Company's 2001 definitive Proxy Statement incorporated herein by this reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

  Information concerning relationships and related transactions of the directors and officers of the Company is shown in the Company's 2001 definitive Proxy Statement incorporated herein by reference.

                                    PART IV.

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(A) DOCUMENTS FILED AS A PART OF THIS REPORT

  (1)

     Exhibit
     Number                           Description
     -------                          -----------
      3.1    Restated Articles of Incorporation of Tejas Bancshares, Inc.*
      3.2    Amended and Restated Bylaws of Tejas Bancshares, Inc.*
     10.1    Tejas Bancshares, Inc., 1998 Incentive Stock Plan **
     21.1    Subsidiaries of Tejas Bancshares, Inc.***

--------
* Incorporated by reference from the Company's Registration Statement on Form 10 dated April 10, 1998.
** Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.
*** Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

  (2) Financial Statements

                                                        Page
                                                        ----
     Independent Auditor's Report                        F-3
     Audited Financial Statements
       Consolidated Balance Sheets                       F-4
       Consolidated Statements of Earnings               F-6
       Consolidated Statements of Stockholders' Equity   F-7
       Consolidated Statements of Cash Flows             F-8
       Summary of Significant Accounting Policies        F-9
       Notes to Consolidated Financial Statements       F-13

(B)REPORTS ON FORM 8-K

   None.

                             TEJAS BANCSHARES, INC.
                                   SIGNATURES

   Pursuant to Section 13 or 15(d) of the Securities Act of 1934, Tejas Bancshares, Inc., has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on February 22, 2001.

                                          TEJAS BANCSHARES, INC.

                                             /s/ Donald E. Powell
                                          By:
                                            -----------------------------------
                                             Donald E. Powell
                                             Chairman of the Board, President
                                             and Chief Executive Officer

   Pursuant to the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Tejas Bancshares, Inc., and in the capacities and on the date indicated.

             Signature                            Title                     Date
             ---------                            -----                     ----
/s/ Donald E. Powell                                                 February 22, 2001
------------------------------------
Donald E. Powell                     Principal Executive Officer and
                                     Director
/s/ Jack Hall                                                        February 22, 2001
------------------------------------
Jack Hall                            Principal Financial Officer and
                                     Principal Accounting Officer
/s/ William H. Attebury                                              February 22, 2001
------------------------------------
William H. Attebury                  Director
/s/ Danny H. Conklin                                                 February 22, 2001
------------------------------------
Danny H. Conklin                     Director
/s/ Wales H. Madden, Jr.                                             February 22, 2001
------------------------------------
Wales H. Madden, Jr.                 Director
/s/ Jay O'Brien                                                      February 22, 2001
------------------------------------
Jay O'Brien                          Director

                             TEJAS BANCSHARES, INC.
                                AND SUBSIDIARIES
                                Amarillo, Texas

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS
                        December 31, 2000, 1999 and 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
INDEPENDENT AUDITOR'S REPORT...............................................  F-3
FINANCIAL STATEMENTS
  Consolidated Balance Sheets..............................................  F-4
  Consolidated Statements of Earnings......................................  F-6
  Consolidated Statements of Stockholders' Equity..........................  F-7
  Consolidated Statements of Cash Flows....................................  F-8
  Summary of Significant Accounting Policies...............................  F-9
  Notes to Consolidated Financial Statements............................... F-13

                          Independent Auditor's Report

The Board of Directors
Tejas Bancshares, Inc.
Amarillo, Texas

   We have audited the accompanying consolidated balance sheets of Tejas Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tejas Bancshares, Inc. and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with generally accepted accounting principles.

                                          Clifton Gunderson LLP

Amarillo, Texas
January 29, 2001

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2000 and 1999

                                     ASSETS

                                                         2000          1999
                                                     ------------  ------------
Cash and due from banks............................. $ 25,527,124  $ 20,711,268
Federal funds sold..................................    1,730,000     4,350,000
                                                     ------------  ------------
    Cash and cash equivalents.......................   27,257,124    25,061,268
                                                     ------------  ------------
Securities available-for-sale.......................    5,070,789     6,723,147
Loans ..............................................  329,795,016   262,247,493
Less allowance for loan losses .....................   (4,989,585)   (4,524,678)
                                                     ------------  ------------
    Loans, net......................................  324,805,431   257,722,815
                                                     ------------  ------------
Bank premises and equipment
  Land..............................................      560,189       560,189
  Buildings.........................................    3,724,847     1,863,462
  Furniture, fixtures and equipment.................    2,414,206     1,598,630
  Construction in process...........................       21,500     1,357,288
                                                     ------------  ------------
    Total, at cost..................................    6,720,742     5,379,569
  Less accumulated depreciation and amortization....    1,667,708     1,026,243
                                                     ------------  ------------
    Bank premises and equipment, net................    5,053,034     4,353,326
                                                     ------------  ------------
Accrued interest receivable.........................    4,287,606     3,234,949
Federal income tax receivable.......................    1,083,476           --
Deferred tax asset, net.............................    1,447,121     1,719,300
Other assets........................................      329,184       226,591
                                                     ------------  ------------
TOTAL ASSETS........................................ $369,333,765  $299,041,396
                                                     ============  ============


         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                           December 31, 2000 and 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        2000          1999
                                                    ------------  ------------
LIABILITIES
  Deposits
    Demand--noninterest bearing.................... $ 86,348,482  $ 70,029,027
    Demand--interest bearing.......................   87,500,414    89,490,720
    Time and savings...............................  109,999,031    92,447,906
                                                    ------------  ------------
      Total deposits...............................  283,847,927   251,967,653
  Federal funds purchased..........................   17,000,000           --
  Other borrowings.................................   16,000,000           --
  Accrued interest payable.........................    1,510,927       879,291
  Federal income taxes payable.....................          --        206,181
  Other liabilities................................      715,437       627,507
                                                    ------------  ------------
      Total liabilities............................  319,074,291   253,680,632
                                                    ------------  ------------
STOCKHOLDERS' EQUITY
  Common stock, $1 par value 20,000,000 shares
   authorized, 13,415,267 and 13,418,017 issued in
   2000 and 1999, respectively.....................   13,415,267    13,418,017
  Paid-in capital..................................   26,515,193    26,532,993
  Retained earnings................................   10,519,458     5,743,180
  Accumulated other comprehensive income (loss)....        6,356        (6,426)
  Deferred directors' compensation.................     (196,800)     (327,000)
                                                    ------------  ------------
      Total stockholders' equity...................   50,259,474    45,360,764
                                                    ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......... $369,333,765  $299,041,396
                                                    ============  ============


         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  Years ended December 31, 2000, 1999 and 1998

                                               2000        1999        1998
                                            ----------- ----------- -----------
INTEREST INCOME
  Interest and fees on loans............... $26,309,209 $17,633,049 $13,310,493
  Interest and dividends on investment
   securities..............................     387,418     386,961     351,933
  Interest on federal funds sold...........     143,264   1,336,396   1,259,919
                                            ----------- ----------- -----------
    Total interest income..................  26,839,891  19,356,406  14,922,345
                                            ----------- ----------- -----------
INTEREST EXPENSE
  Interest on deposits.....................   8,778,759   6,001,718   4,706,417
  Interest on other borrowings.............     901,694         --          --
                                            ----------- ----------- -----------
    Total interest expense.................   9,680,453   6,001,718   4,706,417
                                            ----------- ----------- -----------
    Net interest income....................  17,159,438  13,354,688  10,215,928
PROVISION FOR LOAN LOSSES..................   3,150,000   1,320,000     975,000
                                            ----------- ----------- -----------
    Net interest income after provision for
     loan losses...........................  14,009,438  12,034,688   9,240,928
                                            ----------- ----------- -----------
OTHER OPERATING INCOME
  Service charges..........................   1,779,183   1,281,951     714,912
  Other....................................     878,348     564,126     434,465
                                            ----------- ----------- -----------
    Total other operating income...........   2,657,531   1,846,077   1,149,377
                                            ----------- ----------- -----------
OTHER OPERATING EXPENSES
  Salaries and employee benefits...........   4,594,091   3,842,432   2,960,405
  Depreciation and amortization............     663,031     433,962     310,416
  Advertising..............................     398,429     347,215     381,132
  Occupancy expense........................     460,016     429,827     361,323
  Federal Deposit Insurance Corporation
   premiums, net...........................      49,636      22,762      25,883
  Professional fees........................     189,969     159,450     188,722
  Supplies, stationery and office
   expenses................................     511,157     356,693     628,913
  Taxes other than on income and salaries..     348,188     171,002     187,488
  Data processing..........................     910,865     859,077     431,025
  Postage..................................     189,550     176,357     122,732
  Other....................................   1,070,470     882,634     745,964
                                            ----------- ----------- -----------
    Total other operating expenses.........   9,385,402   7,681,411   6,344,003
                                            ----------- ----------- -----------
    Earnings before income taxes...........   7,281,567   6,199,354   4,046,302
INCOME TAXES...............................   2,505,289   2,106,629     741,999
                                            ----------- ----------- -----------
NET EARNINGS............................... $ 4,776,278 $ 4,092,725 $ 3,304,303
                                            =========== =========== ===========
NET EARNINGS PER SHARE--Basic.............. $      0.36 $      0.31 $      0.25
                                            =========== =========== ===========
NET EARNINGS PER SHARE--Diluted............ $      0.35 $      0.30 $      0.24
                                            =========== =========== ===========

         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years ended December 31, 2000, 1999 and 1998

                                                                 Accumulated
                                                                    other       Deferred
                           Common       Paid-in     Retained    comprehensive  directors'
                            stock       capital     earnings    income (loss) compensation    Total
                         -----------  -----------  -----------  ------------- ------------ -----------
Balance at December 31,
 1997................... $13,333,334  $26,137,427  $(1,653,848)    $36,329     $     --    $37,853,242
COMPREHENSIVE INCOME
 Net earnings...........         --           --     3,304,303         --            --      3,304,303
 Other comprehensive
  income, net of tax:
   Change in unrealized
    gain (loss) on
    available-for-sale
    securities, net of
    deferred tax of
    $(6,017)............         --           --           --      (11,681)          --        (11,681)
                                                                                           -----------
     TOTAL COMPREHENSIVE
      INCOME............                                                                     3,292,622
                                                                                           -----------
Directors' stock
 compensation plan
 (64,600 shares)........      64,600      323,000          --          --       (387,600)          --
Amortization of
 directors' stock
 compensation plan......         --           --           --          --         18,600        18,600
                         -----------  -----------  -----------     -------     ---------   -----------
Balance at December 31,
 1998...................  13,397,934   26,460,427    1,650,455      24,648      (369,000)   41,164,464
COMPREHENSIVE INCOME
 Net earnings...........         --           --     4,092,725         --            --      4,092,725
 Other comprehensive
  income, net of tax:
   Change in unrealized
    gain (loss) on
    available-for-sale
    securities, net of
    deferred tax of
    $(16,007)...........         --           --           --      (31,074)          --        (31,074)
                                                                                           -----------
     TOTAL COMPREHENSIVE
      INCOME............                                                                     4,061,651
                                                                                           -----------
Exercise of stock
 options................       9,283       18,566          --          --            --         27,849
Directors' stock
 compensation plan
 (10,800 shares)........      10,800       54,000          --          --        (64,800)          --
Amortization of
 directors' stock
 compensation plan......         --           --           --          --        106,800       106,800
                         -----------  -----------  -----------     -------     ---------   -----------
Balance at December 31,
 1999...................  13,418,017   26,532,993    5,743,180      (6,426)     (327,000)   45,360,764
COMPREHENSIVE INCOME
 Net earnings...........         --           --     4,776,278         --            --      4,776,278
 Other comprehensive
  income, net of tax:
   Change in unrealized
    gain (loss) on
    available-for-sale
    securities, net of
    reclassification
    adjustment and
    deferred tax of
    $6,584..............         --           --           --       12,782           --         12,782
                         -----------  -----------  -----------     -------     ---------   -----------
     TOTAL COMPREHENSIVE
      INCOME............                                                                     4,789,060
                                                                                           -----------
Exercise of stock
 options................       1,350        2,700          --          --            --          4,050
Cancellation of
 directors' shares
 (4,100 shares).........      (4,100)     (20,500)         --          --         24,600           --
Amortization of
 directors' stock
 compensation plan......         --           --           --          --        105,600       105,600
                         -----------  -----------  -----------     -------     ---------   -----------
Balance at December 31,
 2000................... $13,415,267  $26,515,193  $10,519,458     $ 6,356     $(196,800)  $50,259,474
                         ===========  ===========  ===========     =======     =========   ===========

         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 2000, 1999 and 1998

                                          2000          1999          1998
                                      ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings....................... $  4,776,278  $  4,092,725  $  3,304,303
  Adjustments to reconcile net
   earnings to net cash provided by
   operating activities:
    Depreciation and amortization....      663,031       433,962       310,416
    Deferred income taxes............      265,595      (403,280)     (969,287)
    Amortization of deferred
     directors' compensation.........      105,600       106,800        18,600
    Provision for loan losses........    3,150,000     1,320,000       975,000
    Change in:
      Accrued interest receivable....   (1,052,657)     (885,866)   (1,188,135)
      Federal income tax receivable..   (1,083,476)          --            --
      Other assets...................     (102,593)      (67,202)      (80,681)
      Accrued interest payable.......      631,636       194,829       461,786
      Federal income taxes payable...     (206,181)      139,187      (257,715)
      Other liabilities..............       87,930       394,682       148,023
    Other............................      (12,216)       19,835         6,870
                                      ------------  ------------  ------------
        Net cash provided by
         operating activities........    7,222,947     5,345,672     2,729,180
                                      ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and pay-
   downs on securities available-for-
   sale..............................    5,631,219     2,723,119     2,816,304
  Purchases of securities available-
   for-sale..........................   (3,947,279)   (2,210,140)   (5,059,010)
  Change in loans to customers.......  (70,232,616)  (75,491,891)  (67,423,660)
  Expenditures for bank premises and
   equipment.........................   (1,362,739)   (2,275,055)   (1,960,393)
                                      ------------  ------------  ------------
        Net cash used by investing
         activities..................  (69,911,415)  (77,253,967)  (71,626,759)
                                      ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits...........   31,880,274    46,828,539    98,884,456
  Net increase in federal funds
   purchased.........................   17,000,000           --            --
  Net increase in other borrowings...   16,000,000           --            --
  Proceeds from exercise of stock
   options...........................        4,050        27,849           --
                                      ------------  ------------  ------------
        Net cash provided by
         financing activities........   64,884,324    46,856,388    98,884,456
                                      ------------  ------------  ------------
        Net increase (decrease) in
         cash and cash equivalents...    2,195,856   (25,051,907)   29,986,877
CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR...................   25,061,268    50,113,175    20,126,298
                                      ------------  ------------  ------------
CASH AND CASH EQUIVALENTS,
 END OF YEAR......................... $ 27,257,124  $ 25,061,268  $ 50,113,175
                                      ============  ============  ============

         These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                        December 31, 2000, 1999 and 1998

Nature of Operations

   Tejas Bancshares, Inc. (the Company) provides a variety of financial services to individuals and corporate customers in the community of Amarillo, Texas and the surrounding geographical area. The Company's primary deposit products are demand deposits and time and savings accounts. Its primary lending products are consumer, commercial, agriculture and real estate loans. The Company also provides trust services.

Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include The First National Bank of Amarillo (the Bank). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

   The Company follows the provisions of Financial Accounting Standard No. 130, Reporting Comprehensive Income. Under this standard, comprehensive income is reported for all periods. Comprehensive income includes both net income and other comprehensive income. Other comprehensive income includes the change in unrealized gains and losses on securities available-for-sale, net of tax.

Investment Securities

   The Company classifies its investment securities in one of three categories; trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. The Company had no investment securities classified as trading at December 31, 2000 or 1999. Held-to-maturity securities are those in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

   Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses on trading securities are included in earnings. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other operating income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized gains and losses are recognized in earnings for transfers into trading securities.

   A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of new cost basis for the security.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998

   Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Loans Held for Sale

   Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans and Allowance for Loan Losses

   Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses and unearned income. Unearned income on certain installment loans is taken into income over the term of the loan by the sum-of-the-months digits method. The effect of not using the interest method is not material to the financial position or results of operations of the Company. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

   A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the market price or the fair value of the collateral if the loan is collateral dependent. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest payments received on nonaccrual loans are generally applied to principal.

   The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of individual credits, prior loan loss experience and general economic conditions. The allowance is subjective in nature and may be adjusted in the near term because of changes in economic conditions or review by regulatory examiners.

Bank Premises and Equipment

   Bank premises and equipment are stated at cost less accumulated depreciation and amortization, which is computed using the straight-line method over the estimated useful lives of the assets.

Advertising Costs

   The Company expenses advertising costs as incurred.

Income Taxes

   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998
tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Off-Balance-Sheet Financial Instruments

   In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting primarily of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they become payable.

Cash Equivalents

   For purposes of the consolidated statements of cash flows, the Company considers due from banks and federal funds sold to be cash equivalents. Federal funds sold are generally purchased and sold for one-day periods.

Net Earnings Per Share

   Earnings per share has been computed in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if the Company's stock options were exercised. Such dilutive potential common shares are calculated using the treasury stock method.

Transfers of Financial Assets

   Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Stock Compensation Plans

   Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compen-sation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net earnings and earnings per share and other disclosures, as if the fair value based method of accounting had been applied.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998
New Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which addresses the accounting for derivative transactions and hedging activities. The Company will adopt the new standard beginning with its 2001 fiscal year, the year in which adoption is first required. Management has evaluated the impact of adopting this new standard and believes it will not have a material impact.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2000, 1999 and 1998

NOTE 1--INVESTMENT SECURITIES

   The amortized cost, gross unrealized gains, gross unrealized losses and fair value for available-for-sale securities by major security type at December 31, 2000, were as follows:

                                                Gross      Gross
                                   Amortized  unrealized unrealized
                                      cost      gains      losses   Fair value
                                   ---------- ---------- ---------- ----------
   Available-for-sale:
     Government agency
      securities.................. $1,833,508  $ 5,603    $(1,250)  $1,837,861
     Mortgage-backed securities...  1,207,876    8,147     (2,870)   1,213,153
     Other securities.............  2,019,775      --         --     2,019,775
                                   ----------  -------    -------   ----------
   Total available-for-sale....... $5,061,159  $13,750    $(4,120)  $5,070,789
                                   ==========  =======    =======   ==========

   Other securities consist of Federal Home Loan Bank and Federal Reserve Bank stock at December 31, 2000.

   The amortized cost, gross unrealized gains, gross unrealized losses and fair value for available-for-sale securities by major security type at December 31, 1999, were as follows:

                                                Gross      Gross
                                   Amortized  unrealized unrealized
                                      cost      gains      losses   Fair value
                                   ---------- ---------- ---------- ----------
   Available-for-sale:
     U.S. Treasury securities..... $2,203,191  $   --     $ (3,880) $2,199,311
     Government agency
      securities..................  1,826,368    1,910     (10,285)  1,817,993
     Mortgage-backed securities...  1,487,649    8,503      (5,984)  1,490,168
     Other securities.............  1,215,675      --          --    1,215,675
                                   ----------  -------    --------  ----------
   Total available-for-sale....... $6,732,883  $10,413    $(20,149) $6,723,147
                                   ==========  =======    ========  ==========

   Other securities consist of Federal Reserve Bank stock at December 31, 1999.

   Maturities of investment securities classified as available-for-sale were as follows at December 31, 2000 (maturities of mortgage-backed securities have been presented based upon estimated cash flows, assuming no change in the current interest rate environment). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          Amortized
                                                             cost    Fair value
                                                          ---------- ----------
   Available-for-sale:
     Due one year or less................................ $2,761,963 $2,765,865
     Due from one to five years..........................    199,945    202,282
     Due from five to ten years..........................     36,055     37,691
     Due after ten years.................................     43,421     45,176
     Other...............................................  2,019,775  2,019,775
                                                          ---------- ----------
   Total available-for-sale.............................. $5,061,159 $5,070,789
                                                          ========== ==========

   Investment securities with a carrying value of approximately $2,000,000 and $4,700,000 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits as required or permitted by law.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                       December 31, 2000, 1999 and 1998

NOTE 2--LOANS

   The major classification of loans are as follows:

                                                         2000          1999
                                                     ------------  ------------
   Real estate--primarily commercial mortgage....... $139,203,866  $105,900,875
   Agriculture......................................   57,310,086    39,454,848
   Commercial.......................................  106,098,467    94,893,661
   Installment loans to individuals.................   23,692,144    20,432,316
   Student loans....................................    3,502,551     1,606,681
   Unearned income..................................      (12,098)      (40,888)
                                                     ------------  ------------
   Total loans...................................... $329,795,016  $262,247,493
                                                     ============  ============

   The Bank grants consumer, commercial, agriculture and real estate loans to customers in primarily the community of Amarillo, Texas and the surrounding geographical area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their commitments is dependent upon the real estate and agricultural sectors.

   The changes in the allowance for loan losses were as follows:

                                              2000         1999        1998
                                           -----------  ----------  ----------
   Balance at beginning of year..........  $ 4,524,678  $3,625,435  $2,748,418
   Provision charged to expense..........    3,150,000   1,320,000     975,000
   Loans charged off.....................   (2,703,959)   (661,511)   (114,219)
   Recoveries on loans previously charged
    off..................................       18,866     240,754      16,236
                                           -----------  ----------  ----------
   Balance at end of year................  $ 4,989,585  $4,524,678  $3,625,435
                                           ===========  ==========  ==========

   At December 31, 2000 and 1999 there were no material amounts of impaired loans.

NOTE 3--DEPOSITS

   The aggregate amount of time deposits in denominations of $100,000 or more was approximately $61,359,000 and $52,534,000 at December 31, 2000 and 1999,
respectively. The related interest expense on these deposits was approximately $3,580,000 and $2,253,000 for 2000 and 1999, respectively. Other interest-bearing deposits of $100,000 or more totaled approximately $81,032,000 and $74,487,000 at December 31, 2000 and 1999, respectively.

   At December 31, 2000, the scheduled maturities of all time deposits were substantially all within one year.

NOTE 4--OTHER BORROWINGS

   Other borrowings consist of advances from the Federal Home Loan Bank (FHLB) which are secured by stock in FHLB, deposits with FHLB and certain first mortgage loans. The borrow-ings bear interest at rates ranging from 6.39% to 6.48% and are due within seven days.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998

NOTE 5--INCOME TAXES

   The following is a summary of the components of income tax expense:

                                                 2000       1999        1998
                                              ---------- ----------  ----------
   Current--federal.......................... $2,239,694 $2,509,909  $1,711,286
   Deferred..................................    265,595   (403,280)   (969,287)
                                              ---------- ----------  ----------
   Total income tax expense.................. $2,505,289 $2,106,629  $  741,999
                                              ========== ==========  ==========

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                            2000        1999
                                                         ----------  ----------
   Deferred tax assets:
     Allowance for loan losses.........................  $1,302,205  $1,499,283
     Bank premises and equipment basis and depreciation
      differences......................................     151,027     116,638
     Allowance for investment security losses..........      24,685      27,461
     Available-for-sale securities.....................         --        3,311
     Other.............................................      36,550      72,607
                                                         ----------  ----------
                                                          1,514,467   1,719,300
                                                         ----------  ----------
   Deferred tax liabilities:
     Available-for-sale securities.....................      (3,274)        --
     Other.............................................     (64,072)        --
                                                         ----------  ----------
   Net deferred tax asset..............................  $1,447,121  $1,719,300
                                                         ==========  ==========

   Management believes that it is more likely than not that the Company will realize the recorded deferred tax assets and, accordingly, no valuation allowance has been established.

   Total income taxes for the years ended December 31, 2000, 1999 and 1998 are allocated $2,505,289, $2,106,629, and $741,999, respectively, to income tax from operations and $6,584, $(16,007) and $(6,017), respectively, as a component of other comprehensive income for the tax effect of unrealized gains (losses) on available-for-sale securities recognized for financial report-ing purposes.

   Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% in 2000, 1999 and 1998 to earnings before income taxes as a result of the following:

                                                 2000       1999        1998
                                              ---------- ----------  ----------
   Computed "expected" tax expense........... $2,475,733 $2,107,780  $1,375,743
   Effect of valuation allowance.............        --         --     (644,015)
   Other, net................................     29,556     (1,151)     10,271
                                              ---------- ----------  ----------
   Total income tax expense.................. $2,505,289 $2,106,629  $  741,999
                                              ========== ==========  ==========

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


NOTE 6--STOCK OPTIONS AND STOCK COMPENSATION PLAN

Stock Options

   On May 19, 1998, the Company's stockholders approved the Tejas Bancshares, Inc. 1998 Incentive Stock Plan (the Plan). The Plan's objectives are to attract, retain and provide incentive to employees, officers and directors and to increase overall stockholders' value. The number of shares reserved for issuance under the Plan is 1,333,333. The Plan provides for the grant of both incentive stock options and non-qualified stock options as well as the grant of restricted stock, stock appreciation rights, dividend equivalent rights, stock awards and other stock-based awards.

   The exercise price of the options granted approximated or exceeded the market value of the common stock at the date of grant. The options generally vest ratably over eight years from the date of grant and terminate 10 years from the date of grant.

   The following table summarizes the activity for the Plan:

                                                                Weighted-average
                                                       Shares    exercise price
                                                       -------  ----------------
   Outstanding at December 31, 1997...................     --        $ --
     Granted.......................................... 514,600        3.03
     Exercised........................................     --          --
     Expired or canceled..............................  (6,600)       3.00
                                                       -------       -----
   Outstanding at December 31, 1998................... 508,000        3.03
     Granted.......................................... 186,500        5.90
     Exercised........................................  (9,283)       3.00
     Expired or canceled.............................. (76,900)       3.20
                                                       -------       -----
   Outstanding at December 31, 1999................... 608,317        3.89
     Granted..........................................   7,500        6.00
     Exercised........................................  (1,350)       3.00
     Expired or canceled.............................. (11,800)       3.76
                                                       -------       -----
   Outstanding at December 31, 2000................... 602,667       $3.92
                                                       =======       =====
   Exercisable at end of year
     December 31, 2000................................ 104,867       $3.51
     December 31, 1999................................  45,225        3.00
     December 31, 1998................................     --          --
   Available for grant at end of year
     December 31, 2000................................ 720,033
     December 31, 1999................................ 715,733
     December 31, 1998................................ 825,333

   The following table summarizes information about options outstanding under the Plan at December 31, 2000:

                   Options Outstanding                    Options Exercisable
      ----------------------------------------------------------------------------
                    Weighted-average
        Number         remaining     Weighted-average   Number    Weighted-average
      outstanding   contractual life  exercise price  exercisable  exercise price
      -----------   ---------------- ---------------- ----------- ----------------
      418,167             7.14            $3.00         87,167         $3.00
      184,500             8.37             6.00         17,700          6.00

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998

   The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for the Plan and recognizes no compensation costs in net earnings from the grant of options as options are granted at exercise prices equal to the current stock price. Had compensation cost been determined under the terms of SFAS 123, Accounting for Stock-Based Compensation, the Company's pro forma 2000, 1999 and 1998 net earnings and earnings per share would have been as follows:

                                                   2000       1999       1998
                                                ---------- ---------- ----------
   Net earnings
     As reported............................... $4,776,278 $4,092,725 $3,304,303
     Pro forma.................................  4,660,478  3,928,725  3,181,303
   Earnings per share
     Basic
       As reported............................. $     0.36 $     0.31 $     0.25
       Pro forma...............................       0.35       0.29       0.24
     Diluted
       As reported............................. $     0.35 $     0.30 $     0.24
       Pro forma...............................       0.35       0.29       0.23

   In accordance with SFAS 123, the fair value of options at date of grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                            2000   1999   1998
                                                            -----  -----  -----
   Risk-free interest rate.................................  6.03%  5.65%  5.14%
   Expected life (years)...................................  7.51   8.49   9.14
   Expected volatility..................................... 32.00% 32.00% 32.00%
   Expected dividend yield.................................   --     --     --

   In accordance with SFAS 123, the weighted average fair value of options granted during 2000, 1999 and 1998 was $3.34, $3.28 and $4.28, respectively.

Directors' Stock Compensation Plan

   During October 1998, the Company's board of directors approved a nonemployee directors' compensation plan for the directors of the Bank. The Plan provides that directors will receive shares of common stock as compensation for serving. Restricted shares are issued to the directors and are released after the end of each year of service. Shares related to missed meetings or for termination are forfeited back to the Company. A committee of the board determined the fair value at the date of issue. During 1999 and 1998, a total of 10,800 and 64,000 shares, respectively, were issued under the Plan. No shares were issued under the Plan during 2000. During 2000, 4,100 shares were forfeited back to the Company for missed meetings. Amortization of compensation cost in 2000, 1999 and 1998 amounted to $105,600, $106,800 and $18,600, respectively.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


NOTE 7--TRANSACTIONS WITH RELATED PARTIES

   The Company's directors and their associates, including companies and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of the Company. The following is a summary of loan activity with these parties for the year ended December 31, 2000, 1999 and 1998:

                                          2000          1999          1998
                                      ------------  ------------  ------------
   Balances at beginning of period..  $ 13,180,375  $ 12,139,003  $ 10,550,806
   Balances related to directors
    elected during 1999.............           --      3,100,453           --
   Advances.........................    33,771,298    11,069,541    11,679,984
   Repayment........................   (26,146,375)  (13,128,622)  (10,091,787)
                                      ------------  ------------  ------------
   Balances at end of year..........  $ 20,805,298  $ 13,180,375  $ 12,139,003
                                      ============  ============  ============

   The Company also has deposit activities with related parties in the normal course of business which amounted to $14,046,967, $12,441,002 and $4,249,597 at December 31, 2000, 1999, and 1998, respectively.

   During 1998, the Company entered into a lease agreement with a partnership for certain land to be used for a branch site. Two partners are members of the Company's Board of Directors. Lease expense recognized during 1998 for the agreement was approximately $6,600. During 1999, the land was purchased for $521,000. The two directors sold the land at their cost (unaudited).

NOTE 8--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   Cash disbursed for interest for the years ended December 31, 2000, 1999 and 1998 was $9,048,817, $5,806,889, and $4,244,631, respectively. Cash disbursed for income taxes was $3,426,000, $2,286,000 and $1,969,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

   During the year ended December 31, 2000, noncash investing activities included the recognition as a component of comprehensive income the net unrealized gain on available-for-sale securities of $12,782, net of deferred taxes of $6,584.

   During the year ended December 31, 1999, noncash investing activities included the recognition as a component of comprehensive income the net unrealized loss on available-for-sale securities of $(31,074), net of deferred taxes of $(16,007).

   During the year ended December 31, 1998, noncash investing activities included the recognition as a component of comprehensive income the net unrealized loss on available-for-sale securities of $(11,681), net of deferred taxes of $(6,017).

   Other noncash transactions during 1999 and 1998 included the issuance of 10,800 and 64,600 shares, respectively, of common stock under a directors' stock compensation plan. There were no shares of common stock issued under a directors' stock compensation plan during 2000, but 4,100 shares were canceled.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


NOTE 9--LEASE COMMITMENTS

   The Company leases certain land and office space under noncancelable operating leases expiring in various years through 2027. Certain leases contain renewal options from five to ten years based on existing or escalated terms. Future minimum lease payments under these leases are as follows:

      2001........................................................... $  228,466
      2002...........................................................    207,564
      2003...........................................................    186,539
      2004...........................................................    128,219
      2005...........................................................     67,500
      Later years....................................................    438,000
                                                                      ----------
      Total.......................................................... $1,256,288
                                                                      ==========

   Total rental expense for the years ended December 31, 2000, 1999 and 1998 was approximately $260,000, $242,000 and $161,000, respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

   The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties. The exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual amount. Unfunded loan commitments and letters of credit at December 31, 2000 were approximately $144,000,000 and $6,140,000, respectively. Management does not anticipate any losses as a result of these transactions.

NOTE 11--EARNINGS PER SHARE

   The following is a reconciliation of the numerators and the denominators of the basic and diluted earnings per share computations for net income:

                                   2000                             1999                             1998
                     -------------------------------- -------------------------------- --------------------------------
                       Income     Shares    Per share   Income     Shares    Per share   Income     Shares    Per share
                     numerator  denominator  amount   numerator  denominator  amount   numerator  denominator  amount
                     ---------- ----------- --------- ---------- ----------- --------- ---------- ----------- ---------
Basic EPS........... $4,776,278 13,415,184    $0.36   $4,092,725 13,406,764    $0.31   $3,304,303 13,344,130    $0.25
Effect of dilutive
 stock options......        --     209,083                   --     214,159                   --     166,000
                     ---------- ----------            ---------- ----------            ---------- ----------
Diluted EPS......... $4,776,278 13,624,267    $0.35   $4,092,725 13,620,923    $0.30   $3,304,303 13,510,130    $0.24
                     ========== ==========            ========== ==========            ========== ==========

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


NOTE 12--DISCLOSURE ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments, the results of applying such methods and assumptions to the financial instruments and limitations inherent in fair value estimates:

Commitments to Extend Credit

   Generally, the Bank enters into commitments to extend credit at adjustable interest terms. Accordingly, the commitment amount is a reasonable estimate of fair value.

Investment Securities

   For investment securities, excluding restricted equity securities, fair value is equal to the quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities or bid quotations received from securities dealers. The carrying value of restricted equity securities approximate fair values. Securities available-for-sale had a carrying value and fair value of approximately $5,071,000 and $6,723,000 at December 31, 2000 and 1999,
respectively.

Loans

   Fair values of loans are estimated by discounting the future cash flows through the estimated maturity using the current rates at which similar loans would be made to borrowers with similar credit ratings. Fair value of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices. The carrying value of loans, net of the allowance for loan losses, was $324,805,431 and $257,722,815 at December 31, 2000 and 1999,
respectively. The fair value of loans at those dates was approximately the same as carrying value.

Deposits

   The fair value of demand deposits, both interest and noninterest bearing, and savings accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using the rates currently offered for deposits of similar remaining maturities. At December 31, 2000 and 1999, the carrying value of deposits was $283,847,927 and $251,967,653. The fair value of deposits at those dates was approximately the same as carrying value.

Federal Funds Purchased and Other Borrowings

   The fair values of federal funds purchased and advances from the Federal Home Loan Bank are equal to the carrying values as such liabilities are deemed to be short-term borrowings.

Other

   The carrying amounts of cash and short-term instruments and accrued interest approximate fair value.

Limitations

   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998

result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 13--RETIREMENT PLAN

   Effective January 1, 1999, the Company adopted a 401(k) Plan whereby substantially all employees participate in the Plan. Employees may contribute up to 15 percent of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions equal to 50 percent of the first 6 percent of an employee's compensation contributed to the Plan. Matching contributions vest to the employee equally over a five-year period. For the years ended December 31, 2000 and 1999, expense attributable to the Plan amounted to $116,000 and $63,000, respectively.

NOTE 14--REGULATORY MATTERS

   The Company and Bank are subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

   Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital to average assets (as defined). Management believes, as of December 31, 2000 that the Company and Bank meet all capital adequacy requirements to which they are subject.

   As of December 31, 2000, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


   The Company's and Bank's actual capital amounts and ratios are presented in the following table:

                                                                 To be well
                                                              capitalized under
                                               For capital    prompt corrective
                              Actual        adequacy purposes action provisions
                         -----------------  ----------------- -----------------
                           Amount    Ratio    Amount    Ratio   Amount    Ratio
                         ----------- -----  ----------- ----- ----------- -----
As of December 31, 2000
  Total Capital (to Risk Weighted
   Assets):
    Tejas Bancshares,
     Inc................ $54,409,560 16.47% $26,431,081  8.0%     N/A
    The Bank............  53,580,277 16.22%  26,423,496  8.0% $33,029,370 10.0%
  Tier I Capital (to Risk Weighted
   Assets):
    Tejas Bancshares,
     Inc................ $50,259,474 15.21% $13,215,540  4.0%     N/A
    The Bank............  49,431,347 14.97%  13,211,748  4.0% $19,817,622  6.0%
  Tier I Capital (to Average
   Assets):
    Tejas Bancshares,
     Inc................ $50,259,474 15.22% $13,207,775  4.0%     N/A
    The Bank............  49,431,347 14.97%  13,206,774  4.0% $16,508,467  5.0%
As of December 31, 1999
  Total Capital (to Risk Weighted
   Assets):
    Tejas Bancshares,
     Inc................ $48,625,652 18.79% $20,706,927  8.0%     N/A
    The Bank............  47,809,951 18.47%  20,703,376  8.0% $25,879,220 10.0%
  Tier I Capital (to Risk Weighted
   Assets):
    Tejas Bancshares,
     Inc................ $45,360,764 17.52% $10,353,463  4.0%     N/A
    The Bank............  44,545,610 17.21%  10,351,688  4.0% $15,527,532  6.0%
  Tier I Capital (to
   Average Assets):
    Tejas Bancshares,
     Inc................ $45,360,764 17.01% $10,665,923  4.0%     N/A
    The Bank............  44,545,610 16.71%  10,665,103  4.0% $13,332,629  5.0%

   There are certain regulatory guidelines on the amount of dividends that can be paid by the Bank to the Company. These guidelines do not currently have a significant effect on the amount of dividends paid by the Bank. The Bank is also required to maintain certain daily reserve balances on hand in accordance with requirements of the Board of Governors of the Federal Reserve System. For the years ended December 31, 2000 and 1999, the Bank maintained average cash and due from bank balances of approximately $3,448,000 and $5,582,000, respectively, in order to satisfy such requirements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


NOTE 15--PARENT COMPANY FINANCIAL INFORMATION

   The condensed balance sheets, statements of earnings and cash flows for Tejas Bancshares, Inc. (parent only) follow:

Condensed Balance Sheets

                                                           2000        1999
                                                        ----------- -----------
ASSETS
  Cash on deposit with Bank............................ $   729,688 $   680,227
  Investment in Bank...................................  49,437,347  44,551,610
  Current tax receivable...............................      56,535      86,291
  Deferred tax benefit.................................      35,904      42,636
                                                        ----------- -----------
TOTAL ASSETS........................................... $50,259,474 $45,360,764
                                                        =========== ===========
STOCKHOLDERS' EQUITY................................... $50,259,474 $45,360,764
                                                        =========== ===========

Condensed Statements of Earnings

                                                  2000       1999       1998
                                               ---------- ---------- ----------
EXPENSES
  Other....................................... $   96,677 $  106,948 $  143,332
EQUITY IN UNDISTRIBUTED INCOME OF BANK........  4,872,955  4,199,673  3,447,625
                                               ---------- ---------- ----------
NET EARNINGS.................................. $4,776,278 $4,092,725 $3,304,303
                                               ========== ========== ==========


This information is an integral part of the accompanying consolidated financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                        December 31, 2000, 1999 and 1998


Condensed Statements of Cash Flows

                                            2000         1999         1998
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings.......................... $ 4,776,278  $ 4,092,725  $ 3,304,303
  Adjustments to reconcile net earnings
   to net cash
   provided (used) by operating
   activities:
    Equity in undistributed (income) of
     Bank...............................  (4,872,955)  (4,199,673)  (3,447,625)
    Amortization of deferred directors'
     compensation.......................     105,600      106,800       18,600
    Change in current tax receivable....      29,756      (12,459)     (73,832)
    Other...............................       6,732      (42,636)      28,021
                                         -----------  -----------  -----------
      Net cash provided (used) by
       operating activities.............      45,411      (55,243)    (170,533)
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in subsidiary..............         --        (6,000)         --
                                         -----------  -----------  -----------
      Net cash used by investing
       activities.......................         --        (6,000)         --
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from exercise of stock
   options..............................       4,050       27,849          --
                                         -----------  -----------  -----------
      Net cash provided by financing
       activities.......................       4,050       27,849          --
                                         -----------  -----------  -----------
      Increase (decrease) in cash.......      49,461      (33,394)    (170,533)
CASH, BEGINNING OF YEAR.................     680,227      713,621      884,154
                                         -----------  -----------  -----------
CASH, END OF YEAR....................... $   729,688  $   680,227  $   713,621
                                         ===========  ===========  ===========


This information is an integral part of the accompanying consolidated financial statements.

                                   APPENDIX F

            TEJAS' SEPTEMBER 30, 2001 QUARTERLY REPORT ON FORM 10-Q

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                               ----------------

                                    FORM 10Q

                     [X]  QUARTERLY REPORT UNDER SECTION 13
                      OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

               For the quarterly period ended September 30, 2001

                                       OR

                    [_]  TRANSITION REPORT UNDER SECTION 13
                      OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                               ----------------

                          Commission File No. 0-24023

                             TEJAS BANCSHARES, INC.


   State of Organization                        IRS Employer Identification
           Texas                                       No. 75-1950688

                           905 S. Fillmore, Suite 701
                             Amarillo, Texas 79101

                  Registrant's telephone number: 806-373-7900

                               ----------------

   Check whether the issuer (1) has filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes X
No     (2) Yes  X  No

   As of September 30, 2001, 13,047,637 shares of the Registrant's common stock were outstanding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             TEJAS BANCSHARES, INC.

                                     INDEX

                                                                             Page
                                                                             ----
Part I. Financial Information
Item 1: Financial Statements:
  Condensed Consolidated Balance Sheets
   at September 30, 2001 and December 31, 2000..............................   1
  Condensed Consolidated Statements of Operations for the three-month
   and nine-month periods ended September 30, 2001 and 2000.................   2
  Condensed Consolidated Statements of Cash Flows for the
   nine-month periods ended September 30, 2001 and 2000.....................   3
  Notes to Condensed Consolidated Financial Statements......................   4
Item 2: Management's Discussion and Analysis of Financial Condition
 And Results of Operations..................................................   6
Part II. Other Information..................................................  12
Signatures..................................................................  13

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                         PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES
               Condensed Consolidated Balance Sheets (Unaudited)
                    September 30, 2001 and December 31, 2000

                                     ASSETS

                                                      September    December 31,
                                                       30, 2001       2000*
                                                     ------------  ------------
Cash and due from banks............................. $ 19,284,181  $ 25,527,124
Federal funds sold..................................      440,000     1,730,000
Securities available-for-sale.......................    7,194,958     5,070,789
Loans...............................................  331,513,674   329,795,016
Less allowance for loan losses......................   (6,187,429)   (4,989,585)
                                                     ------------  ------------
  Loans, net........................................  325,326,245   324,805,431
                                                     ------------  ------------
Bank premises and equipment, net....................    4,715,488     5,053,034
Accrued interest receivable.........................    3,160,402     4,287,606
Federal income taxes receivable.....................      212,598     1,083,476
Net deferred tax asset..............................    1,965,015     1,447,121
Other assets........................................      300,550       329,184
                                                     ------------  ------------
TOTAL ASSETS........................................ $362,599,437  $369,333,765
                                                     ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits
   Demand--noninterest bearing...................... $ 70,736,064  $ 86,348,482
   Demand--interest bearing.........................   87,829,114    87,500,414
   Time and savings.................................  107,094,828   109,999,031
                                                     ------------  ------------
    Total deposits..................................  265,660,006   283,847,927
                                                     ------------  ------------
  Federal funds purchased...........................   11,000,000    17,000,000
  Other borrowings..................................   30,000,000    16,000,000
  Accrued interest payable..........................      963,839     1,510,927
  Other liabilities.................................    1,213,330       715,437
                                                     ------------  ------------
    Total liabilities...............................  308,837,175   319,074,291
                                                     ------------  ------------
STOCKHOLDERS' EQUITY
  Common stock......................................   13,047,637    13,415,267
  Paid-in capital...................................   25,768,353    26,515,193
  Retained earnings.................................   14,977,712    10,519,458
  Accumulated other comprehensive income............       50,160         6,356
  Deferred directors' compensation..................      (81,600)     (196,800)
                                                     ------------  ------------
    Total stockholders' equity......................   53,762,262    50,259,474
                                                     ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......... $362,599,437  $369,333,765
                                                     ============  ============

* Condensed from audited financial statements.

These condensed financial statements should be read only in connection with the accompanying notes to the condensed financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES
          Condensed Consolidated Statements of Operations (Unaudited)
      Three-month and nine-month periods ended September 30, 2001 and 2000

                                  Three-month periods    Nine-month periods
                                  ended September 30,    ended September 30,
                                 --------------------- ------------------------
                                    2001       2000       2001         2000
                                 ---------- ---------- -----------  -----------
INTEREST INCOME AND FEES
  Interest and fees on loans.... $5,816,459 $7,085,420 $19,282,306  $19,127,264
  Interest and dividends on
   investment securities........     93,921    104,563     284,994      298,505
  Interest on due from banks....        229        376       1,182          376
  Interest on federal funds
   sold.........................     24,673     16,156      94,006      104,098
                                 ---------- ---------- -----------  -----------
    Total interest income and
     fees.......................  5,935,282  7,206,515  19,662,488   19,530,243
                                 ---------- ---------- -----------  -----------
INTEREST EXPENSE
  Interest on deposits..........  1,541,651  2,361,248   5,669,152    6,385,575
  Interest on federal funds
   purchased....................     35,988    245,580     215,865      502,289
  Interest on other borrowings..     88,407     82,332     597,193       82,332
                                 ---------- ---------- -----------  -----------
    Total interest expense......  1,666,046  2,689,160   6,482,210    6,970,196
                                 ---------- ---------- -----------  -----------
    Net interest income.........  4,269,236  4,517,355  13,180,278   12,560,047
PROVISION FOR LOAN LOSSES.......        --     600,000    (850,000)   1,500,000
                                 ---------- ---------- -----------  -----------
    Net interest income after
     provision for loan losses..  4,269,236  3,917,355  14,030,278   11,060,047
OTHER OPERATING INCOME
  Service charges...............    505,916    462,064   1,549,255    1,290,222
  Other.........................    344,023    249,138     950,321      627,020
                                 ---------- ---------- -----------  -----------
    Total other operating
     income.....................    849,939    711,202   2,499,576    1,917,242
OTHER OPERATING EXPENSES
  Salaries and employee
   benefits.....................  1,546,824  1,127,564   4,267,190    3,453,065
  Depreciation..................    152,939    179,726     452,389      482,039
  Advertising...................    105,883     73,561     276,947      262,775
  Occupancy expense.............    144,744    123,464     430,276      330,803
  Federal Deposit Insurance
   Corporation premiums.........     12,349     12,513      38,005       36,858
  Professional fees.............     91,649     66,467     190,420      157,787
  Supplies, stationery and
   office expenses..............     65,405     91,944     275,312      435,043
  Taxes other than on income and
   salaries.....................    105,000     76,737     314,914      227,205
  Data processing...............    259,796    210,692     751,410      691,168
  Postage.......................     53,345     41,131     165,971      139,705
  Other.........................    301,805    267,322     890,488      787,303
                                 ---------- ---------- -----------  -----------
    Total other operating
     expenses...................  2,839,739  2,271,121   8,053,322    7,003,751
                                 ---------- ---------- -----------  -----------
    Earnings before income
     taxes......................  2,279,436  2,357,436   8,476,532    5,973,538
INCOME TAXES....................    775,054    812,700   2,885,067    2,042,173
                                 ---------- ---------- -----------  -----------
NET EARNINGS.................... $1,504,382 $1,544,736 $ 5,591,465  $ 3,931,365
                                 ========== ========== ===========  ===========
NET EARNINGS PER SHARE--Basic... $     0.11 $     0.12 $      0.42  $      0.29
                                 ========== ========== ===========  ===========
NET EARNINGS PER SHARE--
 Diluted........................ $     0.11 $     0.11 $      0.41  $      0.29
                                 ========== ========== ===========  ===========

These condensed financial statements should be read only in connection with the accompanying notes to the financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES
                Condensed Consolidated Statements of Cash Flows
              Nine-month periods ended September 30, 2001 and 2000

                                                        2001          2000
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings..................................... $  5,591,465  $  3,931,365
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation...................................      452,389       482,039
    Deferred income taxes..........................     (540,460)     (493,266)
    Amortization of deferred directors'
     compensation..................................       69,600        80,400
    Provision for loan losses......................     (850,000)    1,500,000
    Amortization of premium or (accretion) of
     discount relating to investment securities,
     net...........................................        1,377       (12,096)
    Changes in:
      Accrued interest receivable..................    1,127,204    (1,047,979)
      Federal income taxes receivable..............      870,878           --
      Other assets.................................       28,634      (240,011)
      Accrued interest payable.....................     (547,088)      149,708
      Federal income taxes payable.................          --         15,439
      Other liabilities............................      497,893       259,070
                                                    ------------  ------------
        Net cash provided by operating activities..    6,701,892     4,624,669
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and pay-downs on
   securities available-for-sale...................    1,536,788     3,150,950
  Purchases of securities available-for-sale.......   (3,595,964)   (3,662,546)
  Change in loans to customers.....................      329,186   (50,437,452)
  Expenditures for bank premises and equipment.....     (114,843)   (1,280,832)
                                                    ------------  ------------
        Net cash (used) by investing activities....   (1,844,833)  (52,229,880)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits..............  (18,187,921)   27,284,457
  Net increase (decrease) in federal funds
   purchased.......................................   (6,000,000)    5,000,000
  Net increase in other borrowings.................   14,000,000    16,000,000
  Repurchase of common stock (373,997 shares @
   $6.00)..........................................   (2,243,982)          --
  Proceeds from the exercise of stock options......       41,901         4,050
                                                    ------------  ------------
        Net cash provided (used) by financing
         activities................................  (12,390,002)   48,288,507
                                                    ------------  ------------
        Net increase (decrease) in cash and cash
         equivalents...............................   (7,532,943)      683,296
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...   27,257,124    25,061,268
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD......... $ 19,724,181  $ 25,744,564
                                                    ============  ============

SUPPLEMENTAL DISCLOSURE OF CASH-FLOW INFORMATION
During the nine-months ended September 30, 2001 and 2000, pursuant to the Company's Directors' Stock Compensation Plan, 7,600 (total value of $45,600) and 4,100 (total value of $24,600) shares of common stock, respectively, were forfeited by directors for missed meetings.

These condensed financial statements should be read only in connection with the accompanying notes to the financial statements.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

        Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) General

  See the Summary of Significant Accounting Policies included in the consolidated financial statements in the Company's report on Form 10K.

  The unaudited condensed consolidated financial statements included herein were prepared from the books of the Company in accordance with generally accepted accounting principles and reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results of operations and financial position for the interim periods. Such financial statements generally conform to the presentation reflected in the Company's Annual Report to Stockholders. The current interim period reported herein is included in the fiscal year subject to independent audit at the end of that year and is not necessarily an indication of the expected results for the fiscal year.

(2) Net Earnings Per Share

  The following is a reconciliation of the numerators and the denominators of the basic and diluted earnings per share computations for net income for the three-month and nine-month periods ended September 30.

                                         2001                          2000
                             ----------------------------- -----------------------------
                                                     Per                           Per
                               Income     Shares    share    Income     Shares    share
                             numerator  denominator amount numerator  denominator amount
                             ---------- ----------- ------ ---------- ----------- ------
   Nine-months ended
    September 30:
   Basic EPS...............  $5,591,465 13,360,769  $0.42  $3,931,365 13,415,157  $0.29
   Effect of dilutive stock
    options................         --     198,375                --     209,858
                             ---------- ----------         ---------- ----------
   Diluted EPS.............  $5,591,465 13,559,144  $0.41  $3,931,365 13,625,015  $0.29
                             ========== ==========         ========== ==========
   Three-months ended September 30:
   Basic EPS...............  $1,504,382 13,262,817  $0.11  $1,544,736 13,415,268  $0.12
   Effect of dilutive stock
    options................         --     198,375                --     209,858
                             ---------- ----------         ---------- ----------
   Diluted EPS.............  $1,504,382 13,461,192  $0.11  $1,544,736 13,625,126  $0.11
                             ========== ==========         ========== ==========

(3) Incentive Stock Plan

  On May 19, 1998, the Company's stockholders approved the Tejas Bancshares, Inc. 1998 Incentive Stock Plan (the Plan). The Plan's objectives are to attract, retain and provide incentive to employees, officers and directors and to increase overall shareholder value. The number of shares reserved for issuance under the plan is 1,333,333. The Plan provides for the grant of both incentive stock options and non-qualified stock options as well as the grant of restricted stock, stock appreciation rights, dividend equivalent rights, stock awards and other stock-based awards. During the nine months ended September 30, 2001 the Company granted 15,800 in shares under incentive stock options to certain employees and officers at the option price of $6.00, which is the fair market value of the common stock of the Company as determined by a majority of the disinterested directors of the Company.

(4) Stockholders' Equity

  During the third quarter ended September 30, 2001, the Company acquired 373,997 shares of its common stock from Donald E. Powell, the Company's former President and Chief Executive Office, at a price of $6.00 per share. The acquired shares were then retired. The per share price was established by the Board of Directors after consideration of a fairness opinion received from an independent financial advisor.

This information is an integral part of the accompanying Condensed consolidated financial statements

(5) New Accounting Standards

  On January 1, 2001, the Company adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of the new standard did not have a material impact on the Company's financial statements.

  In June 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations and Statement No. 142, Goodwill and Other Intangible Assets. The Company will adopt the new standards beginning with its 2002 fiscal year, the year in which adoption is first required. Management has evaluated the impact of adopting these new standards and believes they will not have a material impact.



This information is an integral part of the accompanying Condensed consolidated financial statements

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

   Results of Operations--Three-Month and Nine-Month Periods Ended September 30, 2001 as Compared to the Three-Month and Nine-Month Periods Ended September 30, 2000:

                                    Earnings

   Tejas Bancshares, Inc. and subsidiaries (the Company) reported net earnings for the three-month period ended September 30, 2001 of $1,504,382 as compared to earnings of $1,544,736 for the three-month period ended September 30, 2000. The Company's net earnings were $5,591,465 for the nine-month period ended September 30, 2001 as compared earnings of $3,931,365 for the nine-month period ended September 30, 2000. The increase in earnings for the nine month period ended September 30, 2001 was primarily the result of a negative provision for loan losses and improved net interest income as a result of growth in earning assets. The return on average assets for the nine-month period ended September 30, 2001 and 2000 was 2.11% and 1.62%, respectively, and return on average equity was 14.16% and 11.05%, respectively.

                              Net Interest Income

   The largest component of operating income is net interest income, which is the difference between the income earned on assets and interest paid on deposits. Net interest income is determined by the rates earned on the Company's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

   During the nine-month periods ended September 30, 2001 and 2000 net interest income was $13,180,278, and $12,560,047, respectively. The increase in net interest income from 2000 to 2001 of $620,231 (4.94%) is primarily due to an increase in average interest-earning assets of approximately $34,562,000, net of an increase in average interest-bearing liabilities of approximately $20,448,000.

   The following table sets forth the average consolidated balance sheets of the Company for the nine-month periods ended September 30, 2001 and 2000 along with an analysis of net interest earnings for each major category of interest-earning assets and interest-bearing liabilities, the average yield or rate paid on each category and net yield on interest-earning assets:

                                        2001                              2000
                          --------------------------------- ---------------------------------
                            Average        Total    Average    Average       Total    Average
                           Balance(1)    Interest    Rate    Balance(1)    Interest    Rate
                          ------------  ----------- ------- ------------  ----------- ------- ---
INTEREST-EARNING ASSETS
 Interest bearing due
  from banks............  $     35,659  $     1,182  4.43%  $     11,432  $       376  4.39%
 Loans
 Commercial and
  agricultural..........   147,527,301    8,447,608  7.66%   152,828,208   10,165,028  8.88%
 Real estate--mortgage..   141,739,447    8,704,522  8.21%   105,635,597    6,912,541  8.74%
 Installment loans to
  individuals...........    31,818,731    2,130,176  8.95%    28,573,977    2,049,695  9.58%
                          ------------  -----------  ----   ------------  -----------  ----
  Total loans...........   321,085,479   19,282,306  8.03%   287,037,782   19,127,264  8.90%
 Securities taxable.....     6,724,696      284,994  5.67%     6,679,159      298,505  5.97%
 Federal funds sold and
  other interest-earning
  assets................     2,855,604       94,006  4.40%     2,411,316      104,098  5.77%
                          ------------  -----------  ----   ------------  -----------  ----
  Total interest-earning
   assets...............   330,701,438   19,662,488  7.95%   296,139,689   19,530,243  8.81%
NONINTEREST-EARNING
 ASSETS
 Cash and due from
  banks.................    18,464,424                        21,424,885
 Other assets...........    11,693,508                        11,466,218
 Less: allowance for
  loan losses...........    (5,982,476)                       (5,158,923)
                          ------------                      ------------
  Total.................  $354,876,894                      $323,871,869
                          ============                      ============
INTEREST-BEARING
 LIABILITIES
 Interest-bearing
  demand................  $ 39,823,914  $   298,942  1.00%  $ 36,774,784  $   555,534  2.02%
 Money market deposits..    57,721,891    1,112,313  2.58%    54,688,737    1,567,529  3.83%
 Other savings
  deposits..............     6,600,866       59,155  1.20%     5,971,574      101,968  2.28%
 Time deposits..........    98,641,536    4,198,742  5.69%    95,311,282    4,160,544  5.83%
 Federal funds p
  urchased..............     5,379,597      215,865  5.36%     9,850,182      502,289  6.81%
 Other borrowings.......    16,519,414      597,193  4.83%     1,642,336       82,332  6.70%
                          ------------  -----------  ----   ------------  -----------  ----
  Total interest-bearing
   liabilities..........   224,687,218    6,482,210  3.86%   204,238,895    6,970,196  4.56%
NONINTEREST-BEARING
 LIABILITIES
 AND STOCKHOLDERS'
 EQUITY
 Demand deposits........    74,521,517                        69,935,009
 Other..................     2,858,255                         2,187,793
 Stockholders' equity...    52,809,904                        47,510,172
                          ------------                      ------------
  Total.................  $354,876,894                      $323,871,869
                          ============                      ============
Net interest income.....                $13,180,278                       $12,560,047
                                        ===========                       ===========
Net yield on earning
 assets.................                             5.33%                             5.67%
                                                     ====                              ====

--------
(1) For purposes of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

                      Other Operating Income and Expenses

   Other operating income for the three and nine-month periods for 2001 and 2000 increased by $138,737 (19.51%) and $582,334 (30.37%), respectively, because of increased activity on deposit accounts, mortgage fees and other loan fees. Other operating expenses increased during the three and nine-month periods for 2001 and 2000 by $568,618 (25.04%) and $1,049,571 (14.99%),
respectively. The increase was attributable to the overall growth of the Company, including an increase in employees from 2000 to 2001, increased contributions to the Company's 401(k) plan, and increases in costs to conduct banking operations, primarily, occupancy expense, franchise tax, and data processing expense.

                              Securities Portfolio

   The objective of the Company in its management of the investment portfolio is to maintain a portfolio of high quality, relatively liquid investments with competitive returns. During the first nine-month period of 2001, the weighted average yield on taxable securities was 5.67% as compared to 5.97% during 2000. The Company primarily invests in other U.S. government agency obligations and mortgage-backed securities.

   The amortized cost and estimated fair values of the major classifications of available-for-sale securities at September 30, 2001 and December 31, 2000 were as follows:

                                     September 30, 2001     December 31, 2000
                                    --------------------- ---------------------
                                    Amortized             Amortized
                                       Cost      Market      Cost      Market
                                    ---------- ---------- ---------- ----------
   Government agencies............. $3,402,099 $3,457,118 $1,833,508 $1,837,861
   Mortgage backed securities......    953,384    974,365  1,207,876  1,213,153
   Other securities................  2,763,475  2,763,475  2,019,775  2,019,775
                                    ---------- ---------- ---------- ----------
   Total securities................ $7,118,958 $7,194,958 $5,061,159 $5,070,789
                                    ========== ========== ========== ==========

                                 Loan Portfolio

   At September 30, 2001, December 31, 2000, and September 30, 2000 net loans accounted for 89.7%, 87.9%, and 87.2%, respectively, of total assets.

   The amount of loans outstanding at September 30, 2001 and December 31, 2000 are shown in the following table according to type of loans:

                                                       September   December 31,
                                                        30, 2001       2000
                                                      ------------ ------------
   Commercial........................................ $ 66,808,254 $106,098,467
   Agriculture.......................................   64,753,561   57,310,086
   Real estate
     Commercial......................................  123,783,105   96,924,435
     1-4 single family...............................   29,933,069   42,279,431
   Installment loans to individuals..................   40,916,036   23,680,046
   Student Loans.....................................    5,319,649    3,502,551
                                                      ------------ ------------
   Total............................................. $331,513,674 $329,795,016
                                                      ============ ============

                    Provision and Allowance for Loan Losses

   The following table summarizes the loan loss experience for the nine-month periods ended September 30, 2001 and 2000:

                                                         2001        2000
                                                      ----------  ----------
   Balance of allowance for loan losses at the
    beginning of period.............................. $4,989,585  $4,524,678
   Provision charged to operations...................   (850,000)  1,500,000
   Charge-offs.......................................   (553,909)    (18,911)
   Recoveries........................................  2,601,754      11,270
                                                      ----------  ----------
   Balance at end of period.......................... $6,187,429  $6,017,037
                                                      ==========  ==========

   The Bank had nonaccrual loans of approximately $790,000 at September 30, 2001. There were no nonaccrual loans at September 30, 2000. The Bank had no significant past due or restructured loans at September 30, 2001. During the second quarter of 2001, the Bank received a significant recovery, primarily the result of collecting a loan previously identified as uncollectible and charged-off in accordance with the bank's current policy during the fourth quarter of 2000, of approximately $2,500,000. During the second quarter this year, the borrower obtained funds from outside sources and was able to make repayment to the bank. Management is not aware of any other loans in which it has serious doubts as to the ability of such borrower to comply with present loan repayment terms.

   Additions to the allowance for loan losses, which are recorded as the provision for loan losses on the Company's statements of operations, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan-loss experience, the amount of loan losses actually charged off or recovered during a given period, and current and anticipated economic conditions. The Company believes that it is conservative in the identification and charge off of problems and in certain instances, the Company has received recoveries on loans that were previously charged off.

   At September 30, 2001 and December 31, 2000, the allowance for loan losses was $6,187,429 and $4,989,585, respectively, which represented 1.87% and 1.51% of outstanding loans at those respective dates.

   During the nine-month period ended September 30, 2001, the Company recorded a negative provision for loan losses of -$850,000, primarily as a result of the recovery discussed above. The provisions were made in connection with the analysis discussed above. Because the Company has a very limited loan loss history, the rapid growth in the loan portfolio during the last four years, and the inherent uncertainties in lending, management believes that a conservative approach to providing for loan losses is prudent. The allowance is subjective in nature and may be adjusted in the near term because of changes in economic conditions or review by regulatory examiners. Management expects that appropriate, additional future provisions will be made as the loan portfolio grows.

                                    Capital

   The Company and The First National Bank of Amarillo (the Bank) are subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes, as of September 30, 2001, that the Company and Bank meet all capital adequacy requirements to which they are subject.

   The Company and the Bank exceeded their regulatory capital ratio at September 30, 2001, as set forth in the following table.

                                                                                  To Be Well Capitalized Under Prompt
                               Actual           For Capital Adequacy Purposes        Corrective Action Provisions
                          -----------------  -----------------------------------  -----------------------------------
                            Amount    Ratio    Amount             Ratio             Amount            Ratio
                          ----------- -----  ----------- -----------------------  ---------- ------------------------
To Risk Weighted Assets:
  Total Capital:
    Tejas Bancshares,
     Inc................  $57,872,000 17.50% $26,462,000 (greater than or =) 8.0%    N/A
    The Bank............   57,023,000 17.24%  26,455,000 (greater than or =) 8.0% 33,069,000 (greater than or =) 10.0%
  Tier I Capital:
    Tejas Bancshares,
     Inc................  $53,712,000 16.24% $13,231,000 (greater than or =) 4.0%        N/A
    The Bank............   52,864,000 15.99%  13,228,000 (greater than or =) 4.0% 19,841,000  (greater than or =) 6.0%
To Quarterly Average
 Assets:
  Tier I Capital:
    Tejas Bancshares,
     Inc................  $53,712,000 15.29% $14,050,000 (greater than or =) 4.0%    N/A
    The Bank............   52,864,000 15.05%  14,047,000 (greater than or =) 4.0% 17,558,000  (greater than or =) 5.0%

   During the third quarter ended September 30, 2001, the Company acquired 373,997 shares of its common stock from Donald E. Powell, the Company's former President and Chief Executive Office, at a price of $6.00 per share. The acquired shares were then retired. The per share price was established by the Board of Directors after consideration of a fairness opinion received from an independent financial advisor.

                              Liquidity Management

   Liquidity management involves monitoring the Company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a Company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control.

   The Company has maintained a level of liquidity that is adequate to provide the necessary cash requirements. The Company's uses federal funds and borrowings from the Federal Home Loan Bank as its primary source of liquidity. Average federal funds sold were $2,855,604 and $2,411,316 during the nine-month periods ended September 30, 2001 and 2000, respectively. Average federal funds purchased were $5,379,597 and $9,850,182 during the nine-month periods ended September 30, 2001 and 2000 respectively. The Company has $45,000,000 in funds purchased lines available from correspondent banks of which $11,000,000 was used as of September 30, 2001. Average borrowings from the Federal Home Loan Bank were $16,519,414 and $1,642,336 during the nine-months periods ended September 30, 2001 and 2000, respectively. Borrowings from the Federal Home Loan Bank were $30,000,000 as of September 30, 2001. Management also has lined out potential purchasers of loans as a tool to maintain liquidity. The Company has numerous loan participations with other parties, primarily financial institutions. Loan participations are a common commercial banking arrangements whereby the Company sells, on a nonrecourse basis, a portion of a loan to another party or parties. These arrangements spread the risk between or among the parties and provide liquidity to the Company while reducing risk. Although no formal agreements or commitments exist, management believes that additional loan participations could readily be sold for liquidity purposes, if necessary. Management regularly reviews the liquidity position of the Company and has implemented internal policies which establish guidelines for sources of asset-based liquidity. Management believes that the continued growth in the deposit base will enable the Company to meet its long-term liquidity needs.

                Deposits and Other Interest-Bearing Liabilities

   Average total deposits were $277,309,724 and $262,681,386 during the nine-month periods for 2001 and 2000, respectively. Average interest-bearing deposits were $202,788,207 in 2001 as compared to $192,746,377 in 2000.

   The average daily amount of deposits and rates paid on deposits are summarized for the nine-months ended September 30, 2001 and 2000 as indicated in the following table:

                                                2001               2000
                                          -----------------  -----------------
                                             Amount    Rate     Amount    Rate
                                          ------------ ----  ------------ ----
   Deposits
     Noninterest-bearing demand.......... $ 74,521,517 0.00% $ 69,935,009 0.00%
     Interest-bearing demand.............   39,823,914 1.00%   36,774,784 2.02%
     Money market deposits...............   57,721,891 2.58%   54,688,737 3.83%
     Other savings deposits..............    6,600,866 1.20%    5,971,574 2.28%
     Time deposits.......................   98,641,536 5.69%   95,311,282 5.83%
                                          ------------       ------------
       Total Deposits....................  277,309,724        262,681,386
   Other Interest bearing Liabilities
     Federal funds purchased.............    5,379,597 5.36%    9,850,182 6.81%
     Other borrowings....................   16,519,414 4.83%    1,642,336 6.70%
                                          ------------       ------------
       Total............................. $299,208,735       $274,173,904
                                          ============       ============

                            New Accounting Standards

   On January 1, 2001, the Company adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption of the new standard did not have a material impact on the Company's financial statements.

   In June 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations and Statement No. 142, Goodwill and Other Intangible Assets. The Company will adopt the new standards beginning with its 2002 fiscal year, the year in which adoption is first required. Management has evaluated the impact of adopting these new standards and believes they will not have a material impact.

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                           PART II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K

  (a) Exhibits

     None

  (b) Reports on Form 8-K

     None

                    TEJAS BANCSHARES, INC. AND SUBSIDIARIES

                                   SIGNATURES

   In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TEJAS BANCSHARES, INC.

DATE: November 13, 2001                   BY:      /s/ John F. Stradley
   --------------
                                             ----------------------------------
                                             John F. Stradley, Chief Executive
                                                          Officer

DATE: November 13, 2001                   BY:          /s/ Jack Hall
   --------------
                                             ----------------------------------
                                            Jack Hall, Chief Financial Officer